Exhibit T3E.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF VIRGINIA
RICHMOND DIVISION

)
In re:	)	Chapter 11
)
NORDIC AVIATION CAPITAL DESIGNATED ACTIVITY	)	Case No. 21-33693 (KRH)
COMPANY, et al.,[1]	)
)
Debtors.	)	(Jointly Administered)
)

THIRD AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF NORDIC AVIATION CAPITAL DESIGNATED ACTIVITY COMPANY AND ITS DEBTOR AFFILIATES (TECHNICAL MODIFICATIONS)

Edward O. Sassower, P.C.	Michael A. Condyles (VA 27807)
Emily Geier (admitted pro hac vice)	Peter J. Barrett (VA 46179)
KIRKLAND & ELLIS LLP	Jeremy S. Williams (VA 77469)
KIRKLAND & ELLIS INTERNATIONAL LLP	KUTAK ROCK LLP
601 Lexington Avenue	901 East Byrd Street, Suite 1000
New York, New York 10022	Richmond, Virginia 23219-4071
Telephone: (212) 446-4800	Telephone: (804) 644-1700
Facsimile: (212) 446-4900	Facsimile: (804) 783-6192

-and-

Chad J. Husnick, P.C. (admitted pro hac vice)
David R. Seligman, P.C. (admitted pro hac vice)
Jaimie Fedell (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle Street
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

Co-Counsel to the Debtors and Debtors in Possession

Dated: April 18, 2022

[1]
Due to the large number of Debtors in these chapter 11 cases, for which joint administration has been granted, a complete list of the Debtor entities and the last four digits of their federal tax identification numbers is not provided herein.  A complete list may be obtained on the website of the Debtors’ claims and noticing agent at http://dm.epiq11.com/nac.  The location of the Debtors’ service address for the purposes of these chapter 11 cases is:  550 Andrews Avenue, Suite 300, Fort Lauderdale, Florida 33301.

TABLE OF CONTENTS

INTRODUCTION		1

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES		1
A.	Defined Terms	1
B.	Rules of Interpretation	49
C.	Computation of Time	49
D.	Governing Law	49
E.	Reference to Monetary Figures	50
F.	Reference to the Debtors or the Reorganized Debtors	50
G.	Controlling Document	50
H.	Consent Rights	50

ARTICLE II. ADMINISTRATIVE CLAIMS, DIP CLAIMS, AND PRIORITY CLAIMS		50
A.	Administrative Claims	50
B.	Priority Tax Claims	51
C.	NAC DAC DIP Claims	51
D.	NYL DIP Claims	52
E.	Professional Fee Claims	52
F.	Payment of Agent and Trustee Fees	54

ARTICLE III. CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS		55
A.	Classification of Claims and Interests	55
B.	Treatment of Certain Classes of Claims Against and Interests in All Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors)	59
C.	Treatment of Claims Against and Interests in the Moelis/Weil/NRF Exiting Debtors	68
D.	Treatment of Classes of Claims Against and Interests in the NAC 33/34 Debtors	75
E.	Special Provision Governing Unimpaired Claims	78
F.	Elimination of Vacant Classes	78
G.	Voting Classes; Presumed Acceptance by Non-Voting Classes	78
H.	Subordinated Claims and Interests	79
I.	Intercompany Interests	79
J.	Controversy Concerning Impairment	79
K.	Confirmation Pursuant to Section 1129(a)(10) and 1129(b) of the Bankruptcy Code; Withdrawal of Plan	79

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN		79
A.	General Settlement of Claims and Interests	79
B.	Restructuring Transactions	80
C.	Consensual Exit	80
D.	Sources of Consideration for Plan Distributions	82
E.	NK Leasing Share Transfer	95
F.	New Shareholders Agreement	95
G.	New NAC 33/34 Shareholders Agreement	95
H.	Exemption from Registration Requirements	96
I.	Corporate Action	97
J.	Corporate Existence	97
K.	Corporate Governance	98
L.	Vesting of Assets in the Reorganized Debtors	98
M.	Cancellation of Notes, Instruments, Certificates, and Other Documents	98
N.	Effectuating Documents; Further Transactions	99
O.	Exemption from Certain Taxes and Fees	100
P.	New Organizational Documents, New Moelis/Weil/NRF Organizational Documents, and New NAC 33/34 Organizational Documents	100

Q.	Directors and Officers	101
R.	New Board	101
S.	New NAC 33/34 Board	102
T.	New Moelis/Weil/NRF Exiting Debtors Boards	102
U.	Management Incentive Plan	102
V.	Preservation of Causes of Action	102
W.	Lock-Box Payment and Moelis/Weil/NRF Buyer Completion Payment	103
X.	NAC 33/34 Lock-Box Payment and the NAC 33/34 Buyer Completion Payment	103
Y.	Settlement Amount	104

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		104
A.	Assumption of Executory Contracts and Unexpired Leases	104
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	107
C.	Cure of Defaults and Objections to Cure and Assumption	107
D.	Insurance Policies	108
E.	Indemnification Obligations	108
F.	Employee and Retiree Benefits	109
G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	109
H.	Reservation of Rights	109
I.	Nonoccurrence of Applicable Effective Date	109
J.	Contracts and Leases Entered Into After the Petition Date	109

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		110
A.	Distributions on Account of Claims and Interests Allowed as of the Effective Date	110
B.	Distributions on Account of Obligations of Multiple Debtors	110
C.	Distribution Agent	110
D.	Rights and Powers of Distribution Agent	111
E.	Delivery of Distributions	111
F.	Manner of Payment	112
G.	Compliance Matters	112
H.	Foreign Currency Exchange Rate	113
I.	No Postpetition or Default Interest on Claims	113
J.	Allocation Between Principal and Accrued Interest	113
K.	Setoffs and Recoupment	113
L.	Claims Paid or Payable by Third Parties	113

ARTICLE VII. PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS		114
A.	Allowance of Claims	114
B.	Disputed Claims Process	114
C.	Claims Administration Responsibilities	115
D.	Estimation of Claims and Interests	115
E.	Adjustment to Claims Without Objection	115
F.	No Distributions Pending Allowance	115
G.	Distributions After Allowance	115
H.	No Interest	116
I.	Allowance of Claims Against Moelis/Weil/NRF Debtors	116
J.	Allowance of Claims Against NAC 33/34 Debtors	116

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		116
A.	Compromise and Settlement of Claims, Interests, and Controversies	116
B.	Discharge of Claims and Termination of Interests	116
C.	Release of Liens	117
D.	Releases by the Debtors	117
E.	Releases by Holders of Claims and Interests	118
F.	Exculpation	119
G.	Injunction	120

iii

H.	Protection Against Discriminatory Treatment	120
I.	Governmental Units	120
J.	Recoupment	121
K.	Reimbursement or Contribution	121
L.	Term of Injunctions or Stays	121
M.	Document Retention	121

ARTICLE IX. CONDITIONS PRECEDENT TO AN APPLICABLE EFFECTIVE DATE		121
A.	Conditions Precedent to the Plan Effective Date.	121
B.	Conditions Precedent to the NAC 33/34 Plan Effective Date	124
C.	Conditions Precedent to a Moelis/Weil/NRF Exiting Debtor Plan Effective Date	125
D.	Waiver of Conditions Precedent to the Plan Effective Date	126
E.	Waiver of Conditions Precedent to NAC 33/34 Plan Effective Date	127
F.	Waiver of Conditions Precedent to a Moelis/Weil/NRF Exiting Debtor Plan Effective Date	127
G.	Substantial Consummation	127
H.	Effect of Non-Occurrence of Conditions to Consummation	127

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		127
A.	Modification of Plan	127
B.	Effect of Confirmation on Modifications	128
C.	Revocation or Withdrawal of Plan	128

ARTICLE XI. RETENTION OF JURISDICTION		128

ARTICLE XII. MISCELLANEOUS PROVISIONS		130
A.	Immediate Binding Effect	130
B.	Additional Documents	130
C.	Statutory Fees	130
D.	Reservation of Rights	130
E.	Successors and Assigns	131
F.	Service of Documents	131
G.	Entire Agreement	134
H.	Plan Supplement Exhibits	134
I.	Non-Severability	135
J.	Votes Solicited in Good Faith	135
K.	Waiver or Estoppel	135
L.	Closing of Chapter 11 Cases	135

ANNEX A		1

ANNEX B		1

iv

INTRODUCTION

Nordic Aviation Capital Designated Activity Company and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases (each, a “Debtor,” and collectively, the “Debtors”) propose this joint plan of reorganization (the “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code.  Capitalized terms used in the Plan and not otherwise defined shall have the meanings set forth in Article I.A of the Plan.  Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.  The classifications of Claims and Interests set forth in Article III of the Plan shall be deemed to apply separately with respect to each Debtor, as applicable, for the purpose of receiving distributions pursuant to the Plan.  While the Plan constitutes a single plan of reorganization for all Debtors, the Plan does not contemplate substantive consolidation of any of the Debtors.  Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of the Plan, and certain related matters.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY, PARTICULARLY HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.	Defined Terms

1.           “A Termination Claims” means any and all Claims that (a) arise from or are based on a JOLCO Debtor’s rejection of an applicable JOLCO Leveraged Aircraft Lease; and (b) have been assigned to the applicable JOLCO Security Trustee, in each case, excluding any Claims against NAC DAC.

2.           “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including:  (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Applicable Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; (c) the Disinterested Directors Compensation Claims; (d) in the event that (i) the Plan Effective Date occurs prior to the NAC 33/34 Plan Effective Date, any Claim held by Reorganized NAC DAC for the NAC 33/34 Buyer Completion Payment, or (ii) the NAC 33/34 Plan Effective Date occurs prior to the Plan Effective Date, any Claim held by NAC 33/34 HoldCo for the NAC 33/34 Lock-Box Payment; (e) in the event that (i) the Plan Effective Date occurs prior to the Moelis/Weil/NRF Exiting Creditors Completion Date, any Claim held by Reorganized NAC DAC for the Moelis/Weil/NRF Buyer Completion Payment, or (ii) the Moelis/Weil/NRF Exiting Creditors Completion Date occurs prior to the Plan Effective Date, any Claim held by the Borrower Group (as defined in the Moelis/Weil/NRF Exiting Creditors Term Sheet) or by the relevant Moelis/Weil/NRF Exiting Financing Arrangements Security Agent (on behalf of the relevant Moelis/Weil/NRF Exiting Creditors) for the Lock-Box Payment; and (f) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

3.            “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which, with respect to Administrative Claims other than Professional Fee Claims and Claims arising under section 503(b)(9) of the Bankruptcy Code against the Bar Date Debtors, shall be 30 days after the Applicable Effective Date; provided that (a) with respect to Professional Fee Claims, such Claims shall be filed in accordance with Article II.E of the Plan, and (b) with respect to Claims arising under section 503(b)(9) of the Bankruptcy Code against the Bar Date Debtors, such Claims shall be filed no later than the date set forth in the Bar Date Order.

4.            “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.  With respect to any Entity that is not a Debtor, the term “Affiliate” shall apply as if such Entity were a Debtor.

5.            “Agreement Effective Period” has the meaning set forth in the Restructuring Support Agreement.

6.             “Agreement Effective Time” has the meaning set forth in the Restructuring Support Agreement.

7.            “Aircraft Costs” has the meaning set forth in the Moelis/Weil/NRF Exiting Creditors Term Sheet or the Moelis/Weil/NRF Amending Creditors Term Sheet, as applicable.

8.            “Aircraft Lease Rejection Claim” means any and all Claims, including A Termination Claims and B Termination Claims, arising from or based upon a Debtor’s rejection of a Leveraged Aircraft Lease, excluding any Claims against NAC DAC.

9.           “Allocable Restricted Cash” means, for any Holder of NAC 29 Funded Debt Claims, the amount of Restricted Cash multiplied by the number obtained by dividing (a) the amount of such Holder’s NAC 29 Funded Debt Claim by (b) all NAC 29 Funded Debt Claims, which amount shall be equal to such Holder’s Pro Rata share of the subscription rights to the NAC 29 Rights Offering Allocation.

10.         “Allowed” means, with respect to any Claim or Interest, except as otherwise provided herein:  (a) a Claim in a liquidated amount as to which no objection has been Filed prior to the applicable claims objection deadline and that is evidenced by a Proof of Claim or Interest, as applicable, timely Filed by the Claims Bar Date or a request for payment of an Administrative Claim Filed by the Administrative Claims Bar Date (or for which Claim or Interest under the Plan, the Bankruptcy Code, the Bar Date Order, the NAC DAC Financing Orders, or other Final Order, a Proof of Claim or request for payment of Administrative Claim is not or shall not be required to be Filed); (b) a Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and for which no Proof of Claim has been timely Filed in an unliquidated or a different amount; or (c) a Claim that is upheld or otherwise Allowed (i) pursuant to the Plan; (ii) in any stipulation that is approved by the Bankruptcy Court; (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; or (iv) by Final Order (including any such Claim to which the Debtors had objected or which the Bankruptcy Court had disallowed prior to such Final Order); provided, that with respect to a Claim or Interest described in clauses (a) through (c) above, such Claim shall be considered Allowed only if and to the extent that with respect to such Claim no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim or Interest shall have been Allowed by a Final Order; provided, further, that no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable.  Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be deemed expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court.  For the avoidance of doubt, a Proof of Claim Filed (including in respect of any Administrative Claim arising under section 503(b)(9) of the Bankruptcy Code against the Bar Date Debtors) against the Bar Date Debtors after the Claims Bar Date, or, in respect of an Administrative Claim (other than any Administrative Claim arising under section 503(b)(9) of the Bankruptcy Code against the Bar Date Debtors), the Administrative Claims Bar Date, shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim.  “Allow,” “Allowing,” and “Allowance” shall have correlative meanings.

11.          “Alpha Term Sheet” means that certain term sheet governing the New Money Investment Transaction attached as Appendix B to the NAC 33/34 Restructuring Term Sheet.

12.          “Alternative Exit Facility” means an alternative revolving credit facility that may be made available to Reorganized NAC DAC in form and substance satisfactory to NAC DAC and the Majority Consenting Equitizing Creditors.

13.          “Alternative Exit Facility Agreement” means that certain super senior secured credit agreement, if any, that will govern the Alternative Exit Facility (as may be amended, supplemented, or otherwise modified from time to time).

14.          “Amended & Restated ECA Financing Arrangements” means the ECA Remaining Financing Arrangements as modified pursuant to and under the Restructuring Transactions in accordance with the ECA Facilities Term Sheet.

15.          “Amended & Restated ECA Financing Documents” means, collectively, any documents or agreements (including Definitive Documents) as may be reasonably required to implement or give effect to the Amended & Restated ECA Financing Arrangements, including the ECA Leveraged Aircraft Leases (Non-Garuda) and any guarantee by NAC DAC of the obligations of any ECA Debtor under any ECA Leveraged Aircraft Lease (Non-Garuda), in each case, as modified pursuant to and under the Restructuring Transactions in accordance with the ECA Facilities Term Sheet.

16.          “Amended & Restated EDC Debt” means the EDC Remaining Facilities as amended in accordance with the EDC Facilities Term Sheet.

17.          “Amended & Restated EDC Debt Documents” means the documents or portions of documents (including Definitive Documents) as may be reasonably required to implement or give effect to the Amended & Restated EDC Debt, including any related guarantee agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, escrow agreements, share charges, security assignments, account charges, other security documents, and any related ancillary documents.

18.          “Amended & Restated NYL Financing Arrangements” means the NYL Financing Arrangements as modified pursuant to the Restructuring Transactions in accordance with the NYL Term Sheet.

19.          “Amended & Restated NYL Financing Documents” means, collectively, the Amended & Restated NYL Note Purchase Agreement, the Amended & Restated NYL Head Leases, and any agreements or documents executed or delivered in connection therewith.

20.          “Amended & Restated NYL Head Leases” means the NYL Head Leases as modified pursuant to the Restructuring Transactions in accordance with the NYL Term Sheet.

21.          “Amended & Restated NYL Note Purchase Agreement” means the NYL Note Purchase Agreement as modified pursuant to the Restructuring Transactions in accordance with the NYL Term Sheet.

22.          “Applicable Effective Date” means the Plan Effective Date, a Moelis/Weil/NRF Exiting Debtor Plan Effective Date, or the NAC 33/34 Plan Effective Date, as the context requires.

23.          “Applicable Share Collateral” means, with respect to a Financing Arrangement, each Interest that is subject to a valid, perfected, and enforceable Lien securing such Financing Arrangement; provided that Applicable Share Collateral shall not include Interests subject to any such Lien solely as a result of cross-collateralization to another Financing Arrangement.

24.          “Ascend” means Ascend Flightglobal Consultancy.

25.          “Ascend MAMV” means Ascend’s Maintenance-Adjusted Market Values as of June 30, 2021.

26.        “Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, causes of action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, 547 through and including 553, and 724(a) of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

27.         “Azorra Support Agreement” means the separation support agreement, dated December 23, 2021, by and among the New Money Investors and the NAC 33/34 Consenting Creditors (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms therein).

28.          “Azorra Support Letter” means a letter agreement among NAC DAC, NAC 33/34, and the New Money Investors, dated February 17, 2022 (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof).

29.         “B Termination Claims” means any and all Claims that (a) arise from or are based on a JOLCO Debtor’s rejection or termination of an applicable JOLCO Leveraged Aircraft Lease; (b) are held by the lessor under such JOLCO Leveraged Aircraft Lease; and (c) have not been assigned to the security trustee or security agent under the corresponding JOLCO Facility, in each case, excluding any Claims against NAC DAC.

30.         “Backstop Commitment Amount” means the Rights Offering Shares backstopped by each Backstop Commitment Party pursuant to the Rights Offering Commitment Agreement, which such Backstop Commitment Party is required to subscribe for as shall be notified to the Backstop Commitment Parties in accordance with the Rights Offering Commitment Agreement.

31.         “Backstop Commitment Parties” means the Rights Offering Commitment Parties that are parties to the Rights Offering Commitment Agreement as of the relevant determination date who have also agreed to fund their Backstop Subscription Amount in accordance with the terms of the Rights Offering Commitment Agreement.

32.          “Backstop Shares” has the meaning set forth in the Rights Offering Commitment Agreement.

33.          “Backstop Subscription Amount” has the meaning set forth in the Rights Offering Commitment Agreement.

34.          “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as now in effect or hereafter amended.

35.          “Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia or such other court having jurisdiction over the Chapter 11 Cases.

36.          “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases, as now in effect or hereafter amended.

37.          “Bar Date Debtors” means the NAC 33/34 Debtors, the NYL Debtors, the Investec NAC 8 Debtors, and the JOLCO Debtors.

38.          “Bar Date Order” means the Order (I) Setting Bar Dates for Filing Proofs of Claim, Including Requests for Payment Under Section 503(B)(9), (II) Establishing Amended Schedules Bar Date and Rejection Damages Bar Date, (III) Approving the Form of and Manner for Filing Proofs of Claim, Including Section 503(B)(9) Requests, (IV) Approving Notice of Bar Dates, Each of the Foregoing Solely as It Relates to the Relevant Debtors, and (V) Granting Related Relief [Docket No. 290].

39.          “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in:  New York, New York, United States of America; Dublin, Ireland; Copenhagen, Denmark; London, United Kingdom; Singapore, Republic of Singapore; or George Town, Cayman Islands.

40.          “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

41.         “Cash and Cash Equivalent Investments” means, at any time (a) cash at a bank credited to an account of any Debtor and to which any Debtor(s) is/or are alone beneficially entitled and for so long as:  (i) that cash is repayable on demand; (ii) repayment of that cash is not contingent on the prior discharge of any other indebtedness of the Debtors or of any other person whatsoever or on the satisfaction of any other condition; (iii) there is no Lien (as defined in the Scheme Waiver and Deferral Letter) over that cash (other than any Lien (as defined in the Scheme Waiver and Deferral Letter) arising as a result of the general terms and conditions of the relevant financial institutions applicable to bank accounts); and (iv) such cash is freely and immediately available to be applied in accordance with the instructions of any one or more of the Debtors; (b) debt securities issued by, or unconditionally guaranteed by the United States of America, the United Kingdom, France, Denmark, Germany or Japan in each case rated P1 (Moody’s) or A1 (S&P) which are not convertible into any other form of security and having not more than three months to final maturity; (c) debt securities which are not convertible into any other form of security, and having not more than three months to final maturity, rated P1 (Moody’s) or A1 (S&P) and which are not issued or guaranteed by any Debtor; (d) certificates of deposit having not more than three months to maturity issued by, and acceptances by, banking institutions authorized under applicable legislation of the United States of America, the United Kingdom, France, Denmark, Germany or Japan rated P1 (Moody’s) or A1 (S&P); and (e) any other similar short-term cash equivalent investment, in each case to which any Debtor(s) is/are alone beneficially entitled.

42.          “Cash Paydown” means the Cash proceeds of the New Money Investment (as defined in the Alpha Term Sheet) paid to the NAC 33/34 Funding Lenders in accordance with the Alpha Term Sheet.

43.          “Cash Pool” means, collectively, the NAC DAC bank accounts that form a cash pooling arrangement among NAC DAC and certain of its direct and indirect subsidiaries.

44.        “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise.  Causes of Action also include:  (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Interests; and (c) any claim or defense pursuant to sections 362, 510, 542, 543, 544 through 550, 553, or 558 of the Bankruptcy Code, or under similar local, state, federal, or foreign statutes and common law, including any Avoidance Actions.

45.        “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor in the Bankruptcy Court under chapter 11 of the Bankruptcy Code and (b) when used with reference to all Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court under Case No. 21‑33693 (KRH) pursuant to the Order (I) Directing Joint Administration of the Chapter 11 Cases and (II) Granting Related Relief [Docket No. 64].

46.          “Chapter 11 Term Sheet” means the term sheet attached as Exhibit B to the Restructuring Support Agreement (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms of the Restructuring Support Agreement).

47.          “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

48.          “Claims Bar Date” means the applicable bar date by which Proofs of Claim must be Filed against the Bar Date Debtors, as established by:  (a) the Bar Date Order; (b) a Final Order; or (c) the Plan.

49.          “Claims Register” means the official register of Claims against the Debtors maintained by the Solicitation Agent.

50.          “Class” means a category of Holders of Claims or Interests as set forth in Article III pursuant to section 1122(a) of the Bankruptcy Code.

51.          “Committee of Restructuring Creditors” means the consultative committee of certain Consenting Creditors appointed prior to the Agreement Effective Time.

52.         “Compensation and Benefit Programs” means any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity from and after the Petition Date.

53.          “Competitor” has the meaning set forth in the Restructuring Support Agreement.

54.          “Confirmation” means entry of the Confirmation Order on the docket of the Chapter 11 Cases.

55.          “Confirmation Date” means, with respect to any Debtor(s), the date on which the Bankruptcy Court enters a Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021 with respect to such Debtor(s).

56.          “Confirmation Hearing” means the hearing(s) held by the Bankruptcy Court to consider Confirmation of the Plan.

57.          “Confirmation Objection Deadline” means the deadline by which objections to Confirmation of the Plan must be received by the Debtors.

58.          “Confirmation Order” means, with respect to any Debtor(s), an order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code as to such Debtor(s).

59.          “Consenting Agent/Trustee” means any administrative agent, collateral agent, facility agent, indenture trustee, collateral trustee, or similar Entity under any of the Consenting Financing Arrangements, including any predecessors or successors thereto.

60.          “Consenting Creditor Group” means each ad hoc group of Consenting Creditors represented by the corresponding Consenting Creditor Principal Advisors.

61.          “Consenting Creditor Principal Advisors” means the Consenting Creditor Principal Legal Advisors and the Consenting Creditor Principal Financial Advisors.

62.         “Consenting Creditor Principal Financial Advisors” means, collectively, (a) Houlihan Lokey EMEA, LLP, Airborne Capital Limited, and FTI Consulting LLP (in their capacities as advisors to the NAC 29 Noteholder Group), (b) Lazard & Co., Limited (in its capacity as advisor to the Silver Point Creditors and separately in its capacity as advisor to the NAC 33/34 Consenting Creditors), (c) Perella Weinberg UK Limited (in its capacity as advisor to the NAC 29 Facilities Group), (d) Moelis & Company UK LLP (in its capacity as advisor to the Moelis/Weil/NRF Creditor Group), (e) Evercore Partners International LLP (in its capacity as advisor to the PFA Consenting Creditors), (f) Alton Aviation Consultancy LLC (in its capacity as advisor to the Moelis/Weil/NRF Creditor Group and the NAC 33/34 Consenting Creditors), (g) Blueberry Aviation SAM (in its capacity as advisor to the ECA Consenting Creditors), and (h) any financial advisor to any Additional Consenting Creditors (as defined in the Restructuring Support Agreement) if and to the extent agreed in accordance with Section 2.04 of the Restructuring Support Agreement, in each case, only to the extent that their respective clients are Consenting Creditors.

63.         “Consenting Creditor Principal Legal Advisors” means, collectively, (a) Akin Gump LLP, Akin Gump Strauss Hauer & Feld LLP, Arthur Cox LLP, and Woods Rogers plc (in their capacities as advisors to the NAC 29 Noteholder Group), (b) Milbank LLP (in its capacity as advisor to the Silver Point Creditors and separately in its capacity as advisor to the NAC 33/34 Consenting Creditors), (c) Linklaters LLP, Matheson, and Whiteford, Taylor & Preston LLP (in their capacity as advisor to the NAC 29 Facilities Group), (d) Weil Gotshal & Manges (London) LLP, Weil Gotshal & Manges, LLP, Norton Rose, Fulbright LLP, McGuireWoods LLP, Dillon Eustace LLP, and Horten Advokatpartnerselskab (each in its capacity as advisor to the Moelis/Weil/NRF Creditor Group), (e) A&L Goodbody LLP and Hunton Andrews Kurth LLP (in their capacities as advisors to the NAC 33/34 Consenting Creditors), (f) Allen & Overy LLP (in its capacity as advisor to the PFA Consenting Creditors), (g) Cleary Gottlieb Steen & Hamilton LLP (in its capacity as advisor to the NAC 33/34 Consenting Creditors), (h) Brown Rudnick LLP and Vedder Price P.C. (in their capacities as advisors to the NYL Consenting Creditors), (i) Allen & Overy LLP and Williams Mullen (in their capacities as advisor to the ECA Consenting Creditors), and (j) any legal advisor to other Additional Consenting Creditors (as defined in the Restructuring Support Agreement) if and to the extent agreed in accordance with Section 2.04 of the Restructuring Support Agreement, in each case, only to the extent that their respective clients are Consenting Creditors; provided, however, that the payment of the fees and expenses of any professional representing Participating Prepetition Secured Parties, as defined in Annex A to the Final NAC DAC Financing Order, in (a) any Moelis/Weil/NRF Silo, as defined in Annex A to the Final NAC DAC Financing Order, or (b) the NAC 33/34 Silo, as defined in Annex A to the Final NAC DAC Financing Order (irrespective of whether or not any such professional is specifically identified in clauses (4) or (5) of the definition of “Participating Prepetition Secured Party Professionals” in the Final NAC DAC Financing Order, but, for the avoidance of doubt, in no case including the professionals representing the NAC 29 Ad Hoc Noteholder Group, the NAC 29 Facilities Group, or the Silver Point Creditors, each as defined in the Final NAC DAC Financing Order) shall be subject to the terms and conditions of the NAC 33/34 Restructuring Term Sheet, the Moelis/Weil/NRF Exiting Creditors Term Sheet or the Moelis/Weil/NRF Amending Creditors Term Sheet, as applicable.

64.         “Consenting Creditors” means, collectively, (a) the Holders (or the investment advisors, sub-advisors, or managers of discretionary accounts acting on behalf of such Holder) that have executed, delivered, and released counterpart signature pages to the Restructuring Support Agreement, and (b) any Holders (or investment advisors, sub advisors, or managers of discretionary accounts acting on behalf of such Holder) who have delivered a duly completed and executed accession agreement to the Restructuring Support Agreement in the form attached thereto as Exhibit N.

65.          “Consenting Debt” has the meaning set forth in the Restructuring Support Agreement.

66.          “Consenting Equitizing Creditor” has the meaning set forth in the Restructuring Support Agreement.

67.          “Consenting Financing Arrangement” has the meaning set forth in the Restructuring Support Agreement.

68.          “Consenting Principal Debt” means the principal amount outstanding of Consenting Debt, excluding, for the avoidance of doubt, any accrued and unpaid interest.

69.          “Consenting Shareholders” has the meaning set forth in the Restructuring Support Agreement.

70.          “Consenting Stakeholder” means each of the Consenting Creditors and Consenting Shareholders.

71.          “Consummation” means the occurrence of the Applicable Effective Date.

72.          “Cost Reference Date” has the meaning set forth in the Moelis/Weil/NRF Exiting Creditors Term Sheet or the Moelis/Weil/NRF Amending Creditors Term Sheet, as applicable.

73.          “Cure” or “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

74.          “DB JOLCO Buyer” means a “Buyer” as set forth in the DB JOLCO Lender Exit Term Sheet.

75.          “DB JOLCO Cooperation Agreements” means those certain cooperation agreements in respect of the relevant JOLCO Aircraft between, among others, the applicable JOLCO Facility Agent, the applicable JOLCO Security Trustee, the DB JOLCO Lessors, NAC DAC, and the DB JOLCO Debtors.

76.          “DB JOLCO Debtors” means, collectively, Nordic Aviation Leasing Twenty Seven Pte. Ltd., Nordic Aviation Leasing Twenty Eight Pte. Ltd., NAC Aviation 31 Limited, and NAC Aviation 32 Limited.

77.          “DB JOLCO Lender Exit Term Sheet” means that certain term sheet annexed to the Moelis/Weil/NRF Exiting Creditors Term Sheet setting forth the terms of the Restructuring Transactions with respect to the DB JOLCO Debtors.

78.          “DB JOLCO Lenders” means, collectively, the “Lenders” as defined in each JOLCO Financing Arrangement set out at items 24 to 34 of Part 1, Exhibit C attached to the Restructuring Support Agreement.

79.          “DB JOLCO Lessors” means, collectively, FLIP No. 202 Ltd, FLIP No. 203 Ltd., FLIP No. 204 Ltd. and FLIP No. 205 Co. Ltd, and each a “ DB JOLCO Lessor.”

80.          “DB JOLCO Loan” means the financing advanced by the DB JOLCO Lenders with respect to the purchase of the applicable JOLCO Aircraft by the DB JOLCO Lessors.

81.          “DB JOLCO Orphan Buyer” means “Orphan Buyer” as defined in the DB JOLCO Lender Exit Term Sheet; provided that the DB JOLCO Orphan Buyer either is or will be directly or indirectly beneficially owned by the DB JOLCO Lenders on a Pro Rata basis based on their holdings of the DB JOLCO Loan

82.          “DB Nightjar Debtors” means, collectively, NAC Aviation 25 Limited, NAC Aviation Colorado 1 LLC, and NAC Aviation Colorado 2 LLC.

83.          “DB Nightjar Funded Debt Claims” means any and all Claims, including any Deficiency Claims, arising under, derived from, or based upon the NAC 25 Facility.

84.          “Debtor Release” means the release given on behalf of the Debtors and their Estates to the Released Parties as set forth in Article VIII.D of the Plan.

85.          “Debtors” means NAC DAC and its affiliated debtors and debtors in possession in the Chapter 11 Cases; provided, that, following the NAC 33/34 Plan Effective Date or a Moelis/Weil/NRF Exiting Debtor Plan Effective Date, respectively, to the extent such dates occur prior to the Plan Effective Date, “Debtors” shall not include the NAC 33/34 Debtors or the relevant Moelis/Weil/NRF Exiting Debtors, as applicable and respectively; provided, further, that following the Plan Effective Date, to the extent that such date occurs prior to the NAC 33/34 Plan Effective Date or a Moelis/Weil/NRF Exiting Debtor Plan Effective Date, respectively, “Debtors” shall only include the NAC 33/34 Debtors or the relevant Moelis/Weil/NRF Exiting Debtors, respectively.

86.          “Deficiency Claim” means the portion of a Funded Debt Claim that is not a Secured Claim.

87.          “Definitive Documents” means (a) the Plan (and any and all exhibits, annexes and schedules thereto); (b) the Confirmation Order; (c) the Disclosure Statement and the other Solicitation Materials; (d) the order of the Bankruptcy Court approving the Disclosure Statement; (e) the NAC DAC Financing Orders; (f) any key employee incentive plan, key employee retention plan, or similar plan; (g) any new material employment, consulting, or similar agreements; (h) the First Day Pleadings and all orders sought pursuant thereto; (i) the Plan Supplement; (j) the New Organizational Documents; (k) the New Equity Documents and any disclosure documents relating to the issuance of New Ordinary Shares; (l) the New Financing Documents; (m) the DIP Facility Documents; (n) the NYL DIP Facility Documents; (o) the Exit Facility Documents; (p) the Restructuring Transactions Memorandum; (q) the Moelis/Weil/NRF Exit Documents; (r) the Moelis/Weil/NRF Amended Documents; (s) the NAC 33/34 Exit Documents; and (t) any and all other material documents, deeds, agreements, filings, notifications, letters, or instruments necessary or required to consummate the Restructuring Transactions (including any exhibits, amendments, modifications, or supplements made from time to time thereto), which shall exclude, for the avoidance of doubt, any affidavits, statements of financial affairs and schedules of assets and liabilities, retention or fee applications, and other similar ministerial documents filed with the Bankruptcy Court.  The Definitive Documents not executed or in a form attached to the Restructuring Support Agreement shall be agreed in accordance with the Restructuring Support Agreement.

88.          “Disclosure Statement” means the Disclosure Statement Relating to the Third Amended Joint Chapter 11 Plan of Reorganization of Nordic Aviation Capital Designated Activity Company and Its Debtor Affiliates, dated as of March 9, 2022, as may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.

89.          “Disinterested Directors” means the disinterested directors of NAC DAC, NAC 29, NAC A/S, NAC 33/34, Nordic Aviation Leasing Pte. Ltd., and the JOLCO Debtors.

90.          “Disinterested Directors Compensation Claims” means all unpaid compensation as of the Applicable Effective Date due to the Disinterested Directors pursuant to their respective engagement agreements.

91.          “Disputed” means, as to a Claim or an Interest, a Claim or an Interest:  (a) that is not Allowed; (b) that is not disallowed under the Plan, the Bankruptcy Code, or a Final Order, as applicable; and (c) with respect to which a party in interest has Filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court.

92.          “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with the Plan.

93.         “Distribution Date” means except as otherwise set forth herein, the date or dates determined by the Debtor(s) or the Reorganized Debtor(s) against which Allowed Claims are asserted, on or after the Applicable Effective Date, upon which the Distribution Agent shall make distributions to Holders of such Allowed Claims entitled to receive distributions under the Plan.

94.          “Distribution Record Date” means the date for determining which Holders of Allowed Claims and Interests are eligible to receive distributions pursuant to the Plan, which date shall be a date on or prior to the Applicable Effective Date.

95.          “DTC” means The Depository Trust Company.

96.          “ECA Consenting Creditors” means the Consenting Creditors party to the ECA Financing Arrangements.

97.         “ECA Debtors” means, collectively, NAC Aviation Cyprus 1 Limited, Nordic Aviation Leasing Six Pte. Ltd., NAC Aviation 3 Limited, Nordic Aviation Leasing Two Pte. Ltd., NAC Aviation 10 Limited, Nordic Aviation Leasing Eleven Pte. Ltd., NAC Aviation 11 Limited, NAC Aviation 18 Limited, and Nordic Aviation Leasing Sixteen Pte. Ltd.

98.          “ECA Exiting Financing Arrangements” means, collectively, the financing arrangements marked as “ECA Exiting Financing Arrangement” in the column “Designation” in Annex B attached to the Plan.

99.          “ECA Facilities Term Sheet” has the meaning set forth in the Restructuring Support Agreement.

100.        “ECA Financing Arrangements” means, collectively, the financing arrangements listed in Annex B attached to the Plan.

101.        “ECA Financing Claims (Garuda)” means any and all Claims, including any Deficiency Claims, arising under, derived from, or based upon an ECA Exiting Financing Arrangements.

102.        “ECA Leveraged Aircraft Leases (Garuda)” means any and all Leveraged Aircraft Leases related to the ECA Exiting Financing Arrangements, including any guarantee by NAC DAC of the obligations of any ECA Debtor under any ECA Leveraged Aircraft Lease (Garuda).

103.       “ECA Leveraged Aircraft Leases (Non-Garuda)” means any and all Leveraged Aircraft Leases related to the ECA Remaining Financing Arrangements, including any guarantee by NAC DAC of the obligations of any ECA Debtor under any ECA Leveraged Aircraft Lease (Non‑Garuda).

104.        “ECA Operating Aircraft Leases” means, collectively, each Operating Aircraft Lease (a) relating to an aircraft financed under the ECA Financing Arrangements; and (b) to which a Debtor is party.

105.        “ECA Remaining Financing Arrangements” means, collectively, the financing arrangements marked as “ECA Remaining Financing Arrangements” in the column “Designation” in Annex B attached to the Plan.

106.       “ECA Silo Cash True-Up Amount” means an amount equal to the ECA Debtors’ Applicable Silo Cash Floor (as defined in the Final NAC DAC Financing Order) as of the Plan Effective Date, to the extent that such amount comprises “basic rent” payments (but not any maintenance reserve and/or supplemental rent payments, security deposits, or end of lease compensation amounts) received by the ECA Debtors after the Petition Date pursuant to the ECA Operating Aircraft Leases.

107.        “EDC” means Export Development Canada.

108.        “EDC Debtors” means, collectively, NAC Aviation 4 Limited, NAC Aviation 21 Limited, NAC Aviation 23 Limited, Nordic Aviation Financing One Pte. Ltd., Nordic Aviation Leasing Twenty Five Pte. Ltd., NAL 7, and Nordic Aviation Leasing Nine Pte. Ltd.

109.        “EDC Facilities Term Sheet” means that certain term sheet annexed to the Restructuring Support Agreement as Exhibit M setting forth the Restructuring Transactions with respect to the EDC Debtors.

110.        “EDC Funded Debt Claims (CRJ)” means any and all Claims, including any Deficiency Claims, arising under, derived from, or based upon the NAC CRJ Facility.

111.        “EDC Regional Aircraft Trust” means a U.S. owner trust with U.S. Bank as owner trustee and of which EDC is the beneficial owner, in accordance with the EDC Facilities Term Sheet.

112.        “EDC Remaining Facilities” means the facilities set forth on Schedule 1 to the EDC Facilities Term Sheet except for the NAC CRJ Facility.  For the avoidance of doubt, the G6000 Facility is not included as an EDC Remaining Facility.

113.        “EDC Remaining Facilities Claims” means any and all Claims, including any Deficiency Claims, arising under, derived from, or based upon an EDC Remaining Facility.

114.        “Eligible Investec NAC 8 Exit Facility Lenders” means, collectively, Holders of the Investec NAC 8 Senior Funded Debt Claims and Holders of Investec NAC 8 Junior Funded Debt Claims.

115.       “Eligible Exit Facility Lenders” means, collectively, Holders of NAC 29 Funded Debt Claims and Holders of RoG Funded Debt Claims whose Applicable Share Collateral shall be contributed to NAC 29 on the Plan Effective Date (which shall include, for the avoidance of doubt, the Holders of KfW Funded Debt Claims, SMBC Funded Debt Claims, and DB Nightjar Funded Debt Claims).

116.       “Eligible Rights Offering Participants” means, collectively, Holders of NAC 29 Funded Debt Claims and Holders of RoG Funded Debt Claims that elect to receive the RoG Equitization Recovery (which shall include, for the avoidance of doubt, the Holders of KfW Funded Debt Claims and DB Nightjar Funded Debt Claims); provided, that each Holder certifies their status as a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, not a U.S. Person (as defined in Regulation S of the Securities Act) or an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (5), (6) or (7) under the Securities Act.

117.        “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

118.        “Equitizing Financing Arrangements” has the meaning set forth in the Restructuring Support Agreement.

119.        “Equity Issuance Shortfall” means (i) the Rights Offering Shares that are not elected to be subscribed for by Eligible Rights Offering Participants at the Rights Offering Election Deadline, and (ii) the Rights Offering Shares that are elected to be subscribed for but are not funded by either the Escrow Deposit Deadline (in the case of Rights Offering Commitment Parties that are not Excepted Commitment Parties) or the Funding Deadline (in respect of Rights Offering Participants that are not Rights Offering Commitment Parties); in each case which may first be purchased by the Backstop Commitment Parties in accordance with the Rights Offering Commitment Agreement.

120.        “Escrow Deposit Deadline” has the meaning set forth in the Rights Offering Commitment Agreement.

121.        “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

122.       “Excepted Commitment Party” means an “Excepted Commitment Party,” as that term is defined in the Rights Offering Commitment Agreement, which has notified the Debtors of its status as such by the relevant deadline set forth in the Rights Offering Commitment Agreement.

123.        “Exculpated Party” means, collectively, and in each case in its capacity as such:  (a) the Debtors; (b) any statutory committee appointed in the Chapter 11 Cases and each of their respective members; (c) each current and former Affiliate of each Entity in the foregoing clause (a) through the following clause (d); and (d) the directors, officers, and restructuring professionals of each Entity in clause (a) through clause (c); provided that, in each case, an Entity shall be an “Exculpated Party” only to the extent it has performed necessary and valuable duties in connection with the Chapter 11 Cases.

124.       “Executory Contract” means a contract, including any amendment, side letter, modifications, ancillary documents, or supplements thereto (and any related warranty documents), to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

125.       “Exit Facility” means that certain $200 million super senior revolving exit financing facility which may be made available to Reorganized NAC DAC in accordance with the terms and conditions as summarized in the Exit Facility Term Sheet and to be set forth in the Exit Facility Credit Agreement.

126.        “Exit Facility Agent” means Wilmington Trust, National Association, as administrative and collateral agent under the Exit Facility Credit Agreement.

127.        “Exit Facility Commitment Parties” means the Eligible Exit Facility Lenders, Nominated Entities, and any transferees thereof that are party to the Exit Facility Underwriting Agreement as of the relevant determination date and have agreed to underwrite the Exit Facility.

128.       “Exit Facility Commitment Premium” means a commitment premium equal to 2.0 percent of the Exit Facility Commitments that the Exit Facility Commitment Parties have agreed to underwrite, payable in cash to the Exit Facility Commitment Parties in accordance with the Exit Facility Underwriting Agreement.

129.        “Exit Facility Commitments” means the commitments provided by the Exit Facility Lenders.

130.       “Exit Facility Credit Agreement” means that certain super senior secured credit agreement that will govern the Exit Facility (as may be amended, supplemented, or otherwise modified from time to time), between Reorganized NAC DAC, as borrower, the guarantors that are party thereto, the Exit Facility Lenders, and the Exit Facility Agent.

131.       “Exit Facility Documents” means, collectively, the Exit Facility Credit Agreement, the Exit Facility Term Sheet, the Exit Facility Underwriting Agreement, and all other agreements, documents, and instruments executed or delivered in connection with the Exit Facility, including any guarantee agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, other security documents, and any other documentation necessary to effectuate the Exit Facility.

132.        “Exit Facility Lenders” means the lenders party to the Exit Facility Credit Agreement with respect to the Exit Facility.

133.        “Exit Facility Participation Deadline” means the Voting Deadline.

134.       “Exit Facility Participation Premium” means a participation premium equal to 2.0 percent of the aggregate Exit Facility Commitments on the Plan Effective Date, payable in cash by Reorganized NAC DAC to all Exit Facility Lenders on a Pro Rata basis (with respect to each Exit Facility Lender’s Exit Facility Commitment) upon Reorganized NAC DAC’s entry into the Exit Facility on the Plan Effective Date.

135.        “Exit Facility Term Sheet” means that certain term sheet annexed to the Restructuring Support Agreement as Exhibit E setting forth the terms and conditions of the Exit Facility.

136.        “Exit Facility Underwriting Agreement” means that certain underwriting commitment agreement, dated as of January 3, 2022, by and between NAC DAC, the Debtors party thereto, and the Exit Facility Commitment Parties, as may be amended, restated, or supplemented from time to time.

137.        “Exiting Debtor Executory Contracts and Unexpired Leases” means, collectively, (a) the NAC 33/34 Executory Contracts and Unexpired Leases and (b) the Moelis/Weil/NRF Executory Contracts and Unexpired Leases.

138.        “Exiting Debtors” means, collectively, (a) the NAC 33/34 Debtors, (b) the Moelis/Weil/NRF Exiting Debtors, and (c) any other Debtor party to an Exiting Financing Arrangement.

139.        “Exiting Financing Arrangement” has the meaning set forth in the Restructuring Support Agreement.

140.       “Exiting Reorganized Debtors” means, the Exiting Debtors as reorganized pursuant to and under the Restructuring Transactions and any successor thereto, including, for the avoidance of doubt, the Reorganized NAC 33/34 Debtors and the Reorganized Moelis/Weil/NRF Exiting Debtors.

141.        “Exiting Silo” has the meaning set forth in the NAC DAC Financing Orders.

142.        “Exiting Silo DIP Interest Obligations” means an Exiting Silo’s DIP Interest Obligations (as defined in the NAC DAC Financing Orders).

143.        “Exiting Term Sheets” means, collectively, the Moelis/Weil/NRF Exiting Creditors Term Sheet, the MUFG JOLCO Lender Exit Term Sheet, the DB JOLCO Lender Exit Term Sheet, the NAC 8 Lender Exit Term Sheet, and the NAC 33/34 Exit Term Sheet.

144.        “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

145.        “Final Decree” means the decree or decrees contemplated under Bankruptcy Rule 3022.

146.        “Final NAC DAC Financing Order” means the Amended Final Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing, (B) Grant Senior Secured Priming Liens and Superpriority Administrative Expense Claims, and (C) Utilize Cash Collateral; (II) Granting Adequate Protection to the Participating Prepetition Secured Parties; (III) Modifying the Automatic Stay; and (IV) Granting Related Relief [Docket No. 579], as amended or otherwise modified from time to time in accordance with the terms thereof.

147.        “Final Order” means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

148.        “Financing Arrangements” means, collectively, (a) the financing arrangements identified in section I, part IV of the Scheme Circular; and (b) the Swap Agreements.

149.        “First Day Pleadings” means the “first-day” pleadings that the Debtors Filed upon or shortly following commencement of the Chapter 11 Cases.

150.       “Forbearance Agreements” means, collectively, (a) that certain forbearance agreement, dated 16 May 2021, as amended, including all exhibits and schedules thereto, entered into between, among others, NAC DAC and those financial institutions listed therein as original forbearing creditors; and (b) that certain forbearance agreement, dated 30 September 2021, as amended, including all exhibits and schedules thereto, entered into among NAC DAC, Nordic Aviation Capital A/S, Export Development Canada, and Titan.

151.        “Freshfields” means Freshfields Bruckhaus Deringer LLP.

152.        “Funded Debt Claims” means, collectively, the NAC 29 Funded Debt Claims and the RoG Funded Debt Claims.

153.        “Funding Deadline” has the meaning set forth in the Rights Offering Procedures.

154.        “G6000 Cooperation Agreement” means, that certain cooperation agreement in respect of one Bombardier Global 6000 with MSN 9684 between NAC DAC, NAC A/S, Titan, Justyna Wocjik, and EDC.

155.        “G6000 Facility” means that certain facility agreement dated September 29, 2015, between Titan, as borrower, NAC DAC, as guarantor, and EDC, as lender (as restated and amended from time to time).

156.        “G6000 Lease” has the meaning set forth in the G6000 Lease Rejection Order.

157.        “G6000 Lease Rejection Order” means the Order (I) Authorizing the Rejection of That Certain G6000 Aircraft Lease, (II) Modifying the Automatic Stay in Connection Therewith, and (III) Granting Related Relief [Docket No. 437].

158.        “General Relevant Debtors Claims Bar Date” means the “General Relevant Debtors Claims Bar Date” as defined in the Bar Date Order.

159.       “General Unsecured Claim” means any unsecured Claim against any Debtor that is not (a) an Administrative Claim, (b) an Other Secured Claim, (c) a Priority Tax Claim, (d) an Other Priority Claim, (e) a Funded Debt Claim, (f) a Leveraged Aircraft Lease Claim, (g) an Intercompany Claim, (h) a NAC DAC Unsecured Funded Debt Claim, (i) a NAC DAC DIP Claim, (j) NYL DIP Claim, or (k) a Section 510(b) Claim.

160.       “Governance and New Equity Term Sheet” means the term sheet setting forth, among others things, the terms of governance of, and the New Ordinary Shares with respect to the Reorganized TopCo and Reorganized NAC DAC, attached as Exhibit F to the Restructuring Support Agreement.

161.        “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

162.        “Holder” means, (i) in respect of a Consenting Creditor, the legal entity listed in the signature pages to the Restructuring Support Agreement as the entity beneficially or economically (as applicable) entitled to the relevant Claim or Interest and (ii) in respect of any Entity that is not a Consenting Creditor, (x) with respect to Funded Debt Claims, the lender of record in respect of such Claim or Interest and (y) with respect to (1) Claims other than Funded Debt Claims and (2) Interests, the Entity holding such Claims or Interests; provided, that for purposes of treatment of Claims against and Interests in the Investec NAC 8 Debtors, “Holders” shall include the “Noteholders” under and as defined in the NAC 8 Notes Deeds.

163.        “Impaired” means, with respect to any Class of Claims or Interests, a Claim or an Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

164.      “Indemnification Provisions” means all indemnification provisions, consistent with applicable law and in place immediately prior to the Plan Effective Date (whether in the by‑laws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors, as applicable.

165.        “Initial Backstop Allocation” has the meaning set forth in the Rights Offering Commitment Agreement.

166.        “Initial Debtors” means, collectively, NAC A/S, NAC Aviation 20 Limited, NAC Aviation 17 Limited, and Nordic Aviation Capital Pte. Ltd.

167.        “Initial New NAC 29 Debt” means that certain debt in the form of New NAC 29 Notes and the New NAC 29 Term Loan Facility, in an aggregate amount of $1.6 billion and consistent with the terms and conditions set forth in the Restructuring Support Agreement (including, for the avoidance of doubt, the Option A/D Term Sheet).

168.       “Initial New Ordinary Shares Pool” means New Ordinary Shares comprising 95.00 percent (prior to consummation of the Rights Offering (including issuance of the Backstop Shares), payment of the Rights Offering Premiums, and implementation of the Management Incentive Plan) of the New Ordinary Shares to be issued to Holders of Allowed Claims pursuant to the Plan.

169.        “Initial NYL Prepayment” means the prepayment in an amount equal to $30,000,000.00 payable by the Reorganized NYL Debtors under and pursuant to the Amended & Restated NYL Head Leases.

170.        “Initial NYL Special Rent Payment” means the payment of special rent in an amount equal to one percent (1.00%) of the Opening New Debt Amount payable by the Reorganized NYL Debtors under and pursuant to the Amended & Restated NYL Head Leases.

171.        “Intercompany Claim” means any Claim held by a Debtor, a Debtor’s Affiliate, or any Delaware trust beneficially owned by any Debtor against a Debtor or a Debtor’s Affiliate; provided, that, for the avoidance of doubt, Intercompany Claims shall not include (a) any Claims against a Debtor held by KN Operating Limited, (b) the NAC 33/34 Lock-Box Payment, (c) the NAC 33/34 Buyer Completion Payment, (d) any Lock-Box Payment, (e) any Moelis/Weil/NRF Buyer Completion Payment, or (f) the Settlement Amount.

172.        “Intercompany Interest” means any Interest in a Debtor held by another Debtor or a Debtor’s Affiliate.  For the avoidance of doubt, Intercompany Interests do not include any Interests in NAC DAC.

173.        “Intercompany Servicing Agreement” has the meaning set forth in Article V.A.2 of the Plan.

174.       “Interest” means collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (in each case whether or not arising under or in connection with any employment agreement).

175.        “Interim Bailment Agreements” means those certain interim bailment agreements in respect of a JOLCO Aircraft, dated as of February 23, 2022, by and between NAC DAC, the JOLCO Debtors, the JOLCO Lessors, the JOLCO Facility Agents, the JOLCO Security Trustees, and Financial Products Group Co., Ltd.

176.       “Interim NAC DAC Financing Order” means the Interim Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing, (B) Grant Senior Secured Priming Liens and Superpriority Administrative Expense Claims, and (C) Utilize Cash Collateral; (II) Granting Adequate Protection to the Participating Prepetition Secured Parties; (III) Modifying the Automatic Stay; (IV) Scheduling a Final Hearing; and (V) Granting Related Relief [Docket No. 171].

177.         “Investec NAC 8 Amended & Restated Credit Agreements” means, collectively, the Investec NAC 8 Amended & Restated Senior Credit Agreement and Investec NAC 8 Amended & Restated Junior Credit Agreement.

178.       “Investec NAC 8 Amended & Restated Debt Documents” means the Investec NAC 8 Amended & Restated Credit Agreements and all other agreements, documents, and instruments executed or delivered in connection with the Investec NAC 8 Amended & Restated Credit Agreements, if any, including any related guarantee agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, escrow agreements, share charges, security assignments, account charges, other security documents, and any related ancillary documents.

179.        “Investec NAC 8 Amended & Restated Junior Credit Agreement” means that certain credit agreement, a substantially final form of which shall be Filed in the Plan Supplement, entered into on the Plan Effective Date (or the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date) (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), between, among others, the Reorganized Investec NAC 8 Debtors and the Holders of Investec NAC 8 Junior Funded Debt Claims on the terms set forth in the Moelis/Weil/NRF Exiting Creditors Term Sheet and the NAC 8 Lender Exit Term Sheet.

180.        “Investec NAC 8 Amended & Restated Junior Loans” means those loans issued to Holders of Allowed Investec NAC 8 Junior Funded Debt Claims under the Investec NAC 8 Amended & Restated Junior Credit Agreement.

181.        “Investec NAC 8 Amended & Restated Loans” means, collectively, Investec NAC 8 Amended & Restated Senior Loans and Investec NAC 8 Amended & Restated Junior Loans.

182.       “Investec NAC 8 Amended & Restated Senior Credit Agreement” means that certain credit agreement, a substantially final form of which shall be Filed in the Plan Supplement, entered into on the Plan Effective Date (or the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date, as applicable) (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), between, among others, the Reorganized Investec NAC 8 Debtors and the Holders of Investec NAC 8 Senior Funded Debt Claims on the terms set forth in the Moelis/Weil/NRF Exiting Creditors Term Sheet and the NAC 8 Lender Exit Term Sheet.

183.        “Investec NAC 8 Amended & Restated Senior Loans” means those loans issued to Holders of Allowed Investec NAC 8 Senior Funded Debt Claims under the Investec NAC 8 Amended & Restated Senior Credit Agreement.

184.        “Investec NAC 8 Buyer” has the meaning set forth in the NAC 8 Lender Exit Term Sheet.

185.        “Investec NAC 8 Debtors” means, collectively, the Investec NAC 8 U.S. Debtors and NAC Aviation 8 Limited.

186.        “Investec NAC 8 Exit Documents” means, collectively, the Investec NAC 8 New Profit Participating Notes Documents, the Investec NAC 8 Exit Facility Documents, and the Investec NAC 8 Amended & Restated Debt Documents.

187.        “Investec NAC 8 Exit Facility” means that certain new revolving exit financing facility under the Investec NAC 8 Exit Facility Credit Agreement to be made available to the Reorganized Investec NAC 8 Debtors on the terms and conditions to be set forth in the Investec NAC 8 Exit Facility Credit Agreement and as summarized in the NAC 8 Lender Exit Term Sheet.

188.        “Investec NAC 8 Exit Facility Backstop Letter” means that certain backstop letter, dated as of January 6, 2022, from the Investec NAC 8 Exit Facility Commitment Parties, as may be amended, restated, or supplemented from time to time.

189.        “Investec NAC 8 Exit Facility Commitment Parties” means the Holders of Investec NAC 8 Junior Funded Debt Claims that are identified as “Backstop Lenders” under and as defined in the Investec NAC 8 Exit Facility Backstop Letter.

190.       “Investec NAC 8 Exit Facility Commitment Premium” means a commitment premium equal to 1.0 percent of the Investec NAC 8 Exit Facility Commitments that the Investec NAC 8 Exit Facility Commitment Parties have agreed to backstop, payable in cash to the Investec NAC 8 Exit Facility Commitment Parties in accordance with the Investec NAC 8 Exit Facility Backstop Letter and NAC 8 Lender Exit Term Sheet.

191.        “Investec NAC 8 Exit Facility Commitments” means the commitments provided by the Investec NAC 8 Exit Facility Lenders.

192.        “Investec NAC 8 Exit Facility Election Procedures” means the procedures governing the exercise of the Investec NAC 8 Exit Facility Participation Right, as set forth in the Solicitation Materials.

193.        “Investec NAC 8 Exit Facility Credit Agreement” means that certain credit agreement, a substantially final form of which shall be Filed in the Plan Supplement, entered into on the Plan Effective Date (or the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date) (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), between, among others, the Reorganized Investec NAC 8 Debtors and the Investec NAC 8 Exit Facility Lenders party thereto on the terms set forth in the NAC 8 Lender Exit Term Sheet, and which may, for the avoidance of doubt, form part of the same agreement as the Investec NAC 8 Amended & Restated Senior Credit Agreement.

194.       “Investec NAC 8 Exit Facility Documents” means the Investec NAC 8 Exit Facility Credit Agreement, the Investec NAC 8 Exit Facility Backstop Letter, and all other agreements, documents, and instruments executed or delivered in connection with the Investec NAC 8 Exit Facility Credit Agreement, if any, including any related guarantee agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, escrow agreements, share charges, security assignments, account charges, other security documents, and any related ancillary documents.

195.        “Investec NAC 8 Exit Facility Lender” means the lenders party to the Investec NAC 8 Exit Facility Credit Agreement with respect to the Investec NAC 8 Exit Facility.

196.        “Investec NAC 8 Exit Facility Participation Deadline” means the Voting Deadline.

197.        “Investec NAC 8 Exit Facility Participation Right” means the right of a Holder of an Investec NAC 8 Funded Debt Claim to participate in the Investec NAC 8 Exit Facility in an amount equal to such Holder’s Pro Rata share of Investec NAC 8 Funded Debt Claims.

198.        “Investec NAC 8 Funded Debt Claims” means the Investec NAC 8 Senior Funded Debt Claims and the Investec NAC 8 Junior Funded Debt Claims.

199.        “Investec NAC 8 Junior Funded Debt Claims” means any and all Claims, including any Deficiency Claims, arising under, derived from, or based upon the NAC 8 Junior Facility.

200.       “Investec NAC 8 New Junior Profit Participating Notes” means those certain new profit participating notes issued to the Holders of Investec NAC 8 Funded Debt Claims by the Reorganized Investec NAC 8 Debtors under the Investec NAC 8 New Profit Participating Notes Instrument.

201.       “Investec NAC 8 New Profit Participating Notes Documents” means the Investec NAC 8 New Profit Participating Notes Instrument and all other agreements, documents, and instruments executed or delivered in connection with the Investec NAC 8 New Profit Participating Notes Instrument, if any, including any related guarantee agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, escrow agreements, share charges, security assignments, account charges, other security documents, and any related ancillary documents.

202.       “Investec NAC 8 New Profit Participating Notes Instrument” means that certain notes instrument, a substantially final form of which shall be Filed in the Plan Supplement, entered into on the Plan Effective Date (or the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date) (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), between the Reorganized Investec NAC 8 Debtors and the Holders of Allowed Investec NAC 8 Funded Debt Claims (as purchasers) on the terms set forth in the NAC 8 Lender Exit Term Sheet.

203.        “Investec NAC 8 New Senior Profit Participating Notes” means those new profit participating notes issued to the Holders of Investec NAC 8 Senior Funded Debt Claims by the Reorganized Investec NAC 8 Debtors under the Investec NAC 8 New Profit Participating Notes Instrument.

204.       “Investec NAC 8 Senior Funded Debt Claims” means any and all Claims, including any Deficiency Claims, arising under, derived from, or based upon the NAC 8 Senior Facility, including any beneficial Claims held by the “Noteholders” under and as defined in the NAC 8 Notes Deeds.

205.        “Investec NAC 8 U.S. Debtors” means (a) ALC ATR 426 1012, LLC, (b) ALC ATR 426 1018, LLC, (c) ALC ATR 726 1086, LLC, (d) ALC ATR 726 1103, LLC, (e) and ALC ATR 726 1112, LLC.

206.      “Investec NAC 27 Amended & Restated Credit Agreement” means the credit agreement, a substantially final form of which shall be Filed in the Plan Supplement, entered into on the Plan Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), between the Reorganized Investec NAC 27 Debtor and the Holders of the Investec NAC 27 Funded Debt Claims, on the terms set forth in the Moelis/Weil/NRF Amending Creditors Term Sheet.

207.        “Investec NAC 27 Amended & Restated Debt Documents” means that certain Investec NAC 27 Amended & Restated Credit Agreement and all other agreements, documents, and instruments executed or delivered in connection the Investec NAC 27 Amended & Restated Credit Agreement, if any, including any related guarantee agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, escrow agreements, share charges, security assignments, account charges, other security documents, and any related ancillary documents.

208.        “Investec NAC 27 Amended & Restated Loans” means that certain term loan facility provided pursuant to the Investec NAC 27 Amended & Restated Credit Agreement on the terms set forth in the Moelis/Weil/NRF Amending Creditors Term Sheet.

209.        “Investec NAC 27 Debtor” means NAC Aviation 27 Limited.

210.        “Investec NAC 27 Facility” means the credit facility provided for under the Investec NAC 27 Facility Agreement.

211.        “Investec NAC 27 Facility Agreement” means that certain loan agreement dated January 24, 2017, and entered into between NAC Aviation 27 Limited as borrower, Nordic Aviation Capital A/S as guarantor, Investec Bank PLC as security trustee, Investec Bank PLC as agent and the financial institutions listed therein as lenders and as most recently amended and/or restated on June 25, 2019, and entered into between NAC Aviation 27 Limited as borrower, NAC DAC as guarantor, Investec Bank PLC as agent and Investec Bank PLC as security trustee (as amended from time to time), and any other Finance Document and/or Transaction Document (as defined therein).

212.        “Investec NAC 27 Funded Debt Claims” means any and all Claims, including any Deficiency Claims, arising under, derived from, or based upon the Investec NAC 27 Facility.

213.        “Investec NAC 27 Lock-Box Period” means “Lock-Box Period” as defined in the Moelis/Weil/NRF Amending Creditors Term Sheet.

214.        “Investec NAC 27 Lock-Box Recovery Estimate” means “Lock-Box Recovery Estimate” as defined in the Moelis/Weil/NRF Amending Creditors Term Sheet.

215.        “Investec NAC 27 Lock-Box Recovery Report” means “Lock-Box Recovery Report” as defined in the Moelis/Weil/NRF Amending Creditors Term Sheet.

216.        “JOLCO Aircraft” means each “Aircraft” as defined in each JOLCO Facility.

217.        “JOLCO Buyer” means, collectively, the DB JOLCO Buyer and the MUFG JOLCO Buyer.

218.        “JOLCO Debtors” means, collectively, the DB JOLCO Debtors and the MUFG JOLCO Debtors.

219.        “JOLCO Facility” means, in respect of each JOLCO Financing Arrangement, the relevant loan agreement, credit agreement, note purchase agreement, or equivalent instrument entered into between the creditors for that JOLCO Financing Arrangement and the JOLCO Lessor(s) for that JOLCO Financing Arrangement.

220.        “JOLCO Facility Agent” means the facility agent (however described) under the corresponding JOLCO Facility.

221.       “JOLCO Fee Cap” means, in relation to any Moelis/Weil/NRF Creditor Advisor Costs relating to the remarketing of the JOLCO Aircraft under the JOLCO Financing Arrangements in accordance with schedule 4 of the Moelis/Weil/NRF Exiting Creditors Term Sheet, an amount equal to $1,000,000 (exclusive of any VAT) in aggregate for all such JOLCO Financing Arrangements.

222.        “JOLCO Finance Parties” means, collectively, the “Finance Parties” as defined in each JOLCO Financing Arrangement.

223.        “JOLCO Financing Arrangement” means each of the Financing Arrangements described at items 24-40 of Part 1 (Claret Scheme Financing Arrangements - English Financing Arrangements) of Exhibit C (Financing Arrangements) to the Restructuring Support Agreement.

224.       “JOLCO Lease Rejection Order” means the Order (I) Authorizing the Rejection of Certain Unexpired Aircraft Leases, (II) Modifying the Automatic Stay in Connection Therewith, (III) Authorizing Entry into Interim Bailment Agreements, and (IV) Granting Related Relief [Docket No. 432].

225.        “JOLCO Lenders” means, collectively, the DB JOLCO Lenders and the MUFG JOLCO Lenders.

226.        “JOLCO Lessee” means each “Lessee” as defined in each JOLCO Facility.

227.        “JOLCO Lessors” means, collectively, the DB JOLCO Lessors and the MUFG JOLCO Lessors.

228.        “JOLCO Leveraged Aircraft Leases” means, collectively, the Leveraged Aircraft Leases identified as “JOLCO Aircraft Leases” in Annex A attached to the Plan.

229.        “JOLCO Security Trustee” means, the security trustee or security agent (however described) under the corresponding JOLCO Facility.

230.        “JOLCO Singaporean Debtors” means the JOLCO Debtors incorporated in Singapore.

231.        “Kirk Settlement Agreement” means that certain settlement agreement to be entered into by and among, NK Leasing, NACI, NAC DAC, and NAC A/S, on the one hand, Kirk Kapital A/S, KA1 P/S, and Kirk Aviation A/S, on the other hand, and KN Operating Limited.

232.        “KfW Debtors” means, collectively, (a) NAC Aviation 2 A/S, (b) NAC Aviation 26 Limited, (c) Nordic Aviation Leasing Eight Pte. Ltd., (d) Nordic Aviation Leasing Seventeen Pte. Ltd., and (e) Nordic Aviation Leasing Nineteen Pte. Ltd.

233.        “KfW Funded Debt Claims” means any and all Claims, including any Deficiency Claims, arising under, derived from, or based upon the (a) NAC 2 A/S 2013 Facilities and (b) NAC 2 A/S 2014 Facilities.

234.       “Law” means federal, state, local, or foreign law (in each case including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

235.        “Lease Reimbursement Costs” has the meaning set forth in the Moelis/Weil/NRF Exiting Creditors Term Sheet or the Moelis/Weil/NRF Amending Creditors Term Sheet, as applicable.

236.        “Leveraged Aircraft Lease Claims” means any and all Claims against a Debtor, other than NAC DAC, arising from or based upon a Leveraged Aircraft Lease.

237.        “Leveraged Aircraft Leases” means, collectively, the leveraged aircraft leases set forth in Annex A attached to the Plan.

238.        “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

239.       “Liquidation Recovery” means property, in a form reasonably acceptable to the Majority Consenting Equitizing Creditors, of a value, as of the Plan Effective Date, that is not less than the amount that a Holder of the applicable Claim would receive or retain if the applicable Debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

240.        “Local Bankruptcy Rules” means, collectively, the Local Rules of the United States Bankruptcy Court for the Eastern District of Virginia and any general and chambers rules applicable to the Bankruptcy Court.

241.       “Lock-Box Payment” means an amount equal to the aggregate of (a) the total amounts that the Relevant Entities have received (including by way of payment in kind, deemed receipt or set-off against amounts payable by another Debtor to the relevant lessee under and in accordance with the terms of the lease for any relevant Moelis/Weil/NRF Exiting Aircraft, it being acknowledged that if any un-matured amount is deemed to have been received during the Lock-Box Period, including by way of set-off, such that the applicable Relevant Entity will no longer be entitled to any further payment for the same, then such amount will be deemed to fall within the Lock-Box Period even if the actual due date for payment would fall after the end of the Lock-Box Period) during the Lock-Box Period, that were attributable to the relevant Moelis/Weil/NRF Exiting Aircraft and that have been transferred to the Cash Pool during the Lock-Box Period (and, in respect of any amount received by way of set-off, such amounts will be deemed to have been transferred to the Cash Pool during the Lock-Box Period), and (b) the total amounts that any other Debtor has received during the Lock-Box Period, that are attributable to the relevant Moelis/Weil/NRF Exiting Aircraft and that are not subsequently transferred to the Relevant Entities, minus:  (w) any Lease Reimbursement Costs, Security Deposit Reimbursement Costs, and/or Aircraft Costs paid by (or on behalf of) any Relevant Entity during the Lock‑Box Period to the extent reasonably determined by NAC DAC (acting in accordance with the Standard) to be required under the relevant lease that have been funded from the Cash Pool (whether such payment has been made by means of a payment direct from the Cash Pool on behalf of the Relevant Entity or by means of the Relevant Entity receiving funds from the Cash Pool and making the relevant payment on its own behalf) or by way of set-off (it being acknowledged that if any un-matured amount is deemed to have been paid, including by way of set-off, such that the applicable Relevant Entity will no longer be required to make any further payment for the same, then such amount will be deemed to fall within the Lock-Box Period even if the actual due date for payment would fall after the end of the Lock-Box Period) under and in accordance with the terms of the lease for any relevant Moelis/Weil/NRF Exiting Aircraft, but excluding any Lease Reimbursement Costs and/or Aircraft Costs for which (as at December 1, 2021) more than fourteen days has passed since the Cost Reference Date; provided that for any Lease Reimbursement Costs that are attributable to the maintenance work referred to in the chart in the definition of “Lock-Box Payment” in the Moelis/Weil/NRF Exiting Creditors Term Sheet (i) the amount of those Lease Reimbursement Costs paid (or deemed to have been paid) by way of set-off of receivables of the Relevant Entity payable by the relevant lessee, during the Lock-Box Period will not be excluded in full, but will instead be reduced by the percentage amount set forth in the column titled “Relevant Portion” opposite the relevant maintenance event in the chart in the definition of “Lock-Box Payment” in the Moelis/Weil/NRF Exiting Creditors Term Sheet, and to the extent the maintenance claims are reimbursed in cash, the amount will be excluded in full, and (ii) if the Lease Reimbursement Costs for any such maintenance work are not paid (or deemed to have been paid) by or on behalf of a Relevant Entity at all during the Lock-Box Period, then provided always that the lease under which such Lease Reimbursement Costs are payable and the related obligation of the Relevant Entity to make such payments remains in full force and effect on the relevant Moelis/Weil/NRF Exiting Creditors Completion Date, the Lock-Box Payment will nevertheless be increased by an amount that is equal to product of the percentage amount set forth in the column titled “Relevant Portion” opposite the relevant maintenance event and NAC DAC’s estimate (determined in good faith in accordance with the Standard and in consultation with the relevant Moelis/Weil/NRF Exiting Creditors) of the Lease Reimbursement Costs that will be payable by the Relevant Entity for that maintenance work set forth in the chart in the definition of “Lock-Box Payment” in the Moelis/Weil/NRF Exiting Creditors Term Sheet; (x) any payments to the Moelis/Weil/NRF Exiting Creditors (including any payments of principal, premium and/or interest under the applicable Moelis/Weil/NRF Exiting Financing Arrangement and any payments under hedging associated with the applicable Moelis/Weil/NRF Exiting Financing Arrangement, but excluding the Moelis/Weil/NRF Consenting Exiting Creditors’ recovery on account of their Allowed NAC DAC Unsecured Funded Debt Claims and any Moelis/Weil/NRF Creditor Advisor Costs) during the Lock-Box Period that have been funded from the Cash Pool, whether such payment has been made by means of payment directly from the Cash Pool on behalf of the Relevant Entity or by means of the Relevant Entity receiving funds from the Cash Pool and making the relevant payment on its own behalf; (y) any Overhead Costs allocated to the Relevant Entities for the Lock-Box Period (calculated by dividing the total Overhead Costs equally across all aircraft within the Debtors’ fleet), provided that the deduction to the Lock-Box Payment in respect of such costs will be capped at $12,000 per Moelis/Weil/NRF Exiting Aircraft per calendar month in respect of the Moelis/Weil/NRF Exiting Aircraft under the Moelis/Weil/NRF Exiting Creditors Term Sheet; and (z) the amount by which the aggregate Moelis/Weil/NRF Creditor Advisor Costs relating to legal and technical advisors (excluding, for the avoidance of doubt, any fees payable to Moelis and the NRF Ordinary Course Fees) and, if applicable, the costs of remarketing the JOLCO Aircraft in accordance with Schedule 4 of the Moelis/Weil/NRF Exiting Creditors Term Sheet in each case in respect of the relevant Moelis/Weil/NRF Exiting Financing Arrangement and exclusive of disbursements (other than any disbursements that constitute the Moelis/ Weil/NRF Creditor Advisor Costs of other legal and technical advisors) and VAT, and that have been incurred since December 1, 2021, exceeds the aggregate of that Moelis/Weil/NRF Exiting Financing Arrangement’s allocated share of (respectively) the Moelis Legal Cap, the Moelis Technical Cap, and the JOLCO Fee Cap, it being acknowledged that the Moelis Legal Cap, the Moelis Technical Cap, and the JOLCO Fee Cap will be split among the Moelis/Weil/NRF Financing Arrangements and the Moelis/Weil/NRF Consenting Creditors that have acceded to the Restructuring Support Agreement on the basis agreed among the Majority SLG Consenting Creditors and advised to NAC DAC prior to the earlier of (i) the Plan Effective Date, and (ii) the first Moelis/Weil/NRF Exiting Creditors Completion Date for any Moelis/Weil/NRF Exiting Financing Arrangement.

242.        “Lock-Box Period” means the period running from December 1, 2021, until and including the date of the Moelis/Weil/NRF Exiting Creditors Completion Date.

243.        “Majority Consenting Equitizing Creditors” means, collectively and at any time of determination, (a) the Silver Point Creditors, (b) the Majority NAC 29 Noteholder Consenting Creditors, and (c) as at any date of determination, collectively, the Consenting Equitizing Creditors that beneficially own in aggregate at least 50.01 percent of the Consenting Principal Debt of the Consenting Equitizing Creditors under the Equitizing Financing Arrangements at that time.

244.        “Majority DB JOLCO Lenders” means Holders of 50.01 percent of the Allowed A Termination Claims against the DB JOLCO Debtors.

245.        “Majority Investec NAC 8 Lenders” means Holders of 50.01 percent of the Allowed Investec NAC 8 Senior Funded Debt Claims against the Investec NAC 8 Debtors

246.       “Majority Moelis/Weil/NRF Consenting Amending Creditors” means, as at any date of determination, the Consenting Creditors that beneficially own in the aggregate at least 50.01 percent of the Consenting Principal Debt under each of the Moelis/Weil/NRF Amended Financing Arrangements held by the Moelis/Weil/NRF Consenting Amending Creditors at that time.

247.        “Majority Moelis/Weil/NRF Consenting Exiting Creditors” means, as at any date of determination, the Consenting Creditors that beneficially own in the aggregate at least 50.01 percent of the Consenting Principal Debt under each of the Moelis/Weil/NRF Exiting Financing Arrangements held by the Moelis/Weil/NRF Consenting Exiting Creditors at that time.

248.        “Majority MUFG JOLCO Lenders” means Holders of 50.01 percent of the Allowed A Termination Claims against the MUFG JOLCO Debtors.

249.        “Majority NAC 29 Facilities Group Consenting Creditors” means, as at any date of determination, the Consenting Creditors that are members of the NAC 29 Facilities Group that beneficially own in aggregate at least 50.01 percent of the Consenting Principal Debt under the NAC 29 Facilities Agreements held by the NAC 29 Facilities Group at that time.

250.        “Majority NAC 29 Noteholder Consenting Creditors” means, as at any date of determination, the NAC 29 Noteholder Consenting Creditors that beneficially own in aggregate at least 50.01 percent of the Consenting Principal Debt under the NAC 29 USPP Agreements held by the NAC 29 Noteholder Consenting Creditors at that time.

251.        “Majority NAC 33/34 Consenting Creditors” means, at any date of determination, the Consenting Creditors that beneficially own in aggregate at least 66.67 percent of the Consenting Principal Debt under the NAC 33/34 Consenting Financing Arrangements held by the NAC 33/34 Consenting Creditors at that time.

252.        “Majority PFA Consenting Creditors” means, as at any date of determination, the Consenting Creditors that beneficially own in aggregate at least 50.01 percent of the Consenting Principal Debt under the PFA Facility held by the PFA Consenting Creditors at that time.

253.        “Majority SLG Consenting Creditors” means, as at any date of determination, the SLG Finance Parties that have acceded to the Restructuring Support Agreement that beneficially own in the aggregate at least 50.01 percent of the Consenting Principal Debt under each of the relevant Moelis/Weil/NRF Financing Arrangements held by the SLG Finance Parties that have acceded to the Restructuring Support Agreement at that time.

254.        “Management Incentive Plan” means a new long-term management incentive plan to be determined, implemented, and allocated (subject to the consents set out in the Governance and New Equity Term Sheet) by the New Board following the Plan Effective Date.

255.        “Maroomba Lease” means that certain aircraft lease agreement, dated as of June 23, 2021, by and between NK Leasing Limited, as lessor, and Nantay Pty Ltd (CAN 059 183 738), as lessee, in respect of MSN 592 (as amended, supplemented, or otherwise modified from time to time.

256.        “Moelis” means, collectively, Moelis & Company UK LLP and Moelis & Company LLC.

257.       “Moelis Legal Cap” means in relation to the Moelis/Weil/NRF Creditor Advisor Costs of legal advisors, an amount (exclusive of VAT) that is equal to $6,500,000 in aggregate for all SLG Finance Parties that have acceded to the Restructuring Support Agreement, it being acknowledged that the additional $300,000 legal fee coverage made available for the benefit of Export Development Canada pursuant to the EDC Facilities Term Sheet will not form a part of the Moelis Legal Cap.

258.        “Moelis Technical Cap” means in relation to the Moelis/Weil/NRF Creditor Advisor Costs of technical advisors, an amount (exclusive of VAT) not exceeding $1,200,000 in aggregate for all SLG Finance Parties that have acceded to the Restructuring Support Agreement.

259.        “Moelis/Weil/NRF Amended Debt Documents” means any and all agreements, documents, and instruments to be delivered or entered into solely in connection with the new financing arrangements as contemplated by the Moelis/Weil/NRF Amending Creditors Term Sheet, the EDC Facilities Term Sheet, or the NYL Term Sheet, as applicable, including any related guarantee agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, escrow agreements, share charges, security, assignemnts, account charges, other security documents, and any related ancillary documents.

260.        “Moelis/Weil/NRF Amended Documents” means the documents or portions of documents (including Definitive Documents) as may be reasonably required to implement or give effect to the transactions contemplated by the Moelis/Weil/NRF Amending Transactions, including, but not limited to, (a) the Moelis/Weil/NRF Amending Creditor Term Sheet, (b) the EDC Facilities Term Sheet, (c) the NYL Term Sheet, (d) the NYL DIP Facility Documents, (e) the Moelis/Weil/NRF Amended Debt Documents, (f) the First Day Pleadings and all orders sought pursuant thereto (excluding the NAC DAC Financing Orders) solely to the extent they relate to the Moelis/Weil/NRF Amending Debtors or would otherwise affect the Moelis/Weil/NRF Consenting Amending Creditors or the implementation of the Moelis/Weil/NRF Amending Transactions, (g) the Restructuring Transactions Memorandum related to the Moelis/Weil/NRF Amending Transactions, (h) any key employee incentive plan, key employee retention plan, management incentive plan, or similar plan related to the Moelis/Weil/NRF Amending Debtors or otherwise affecting the Moelis/Weil/NRF Consenting Amending Creditors, (i) any new or amended employment, consulting, or similar agreements related to any of the Moelis/Weil/NRF Amending Debtors or otherwise affecting the Moelis/Weil/NRF Consenting Amending Creditors, (j) any document required to be filed with the Plan Supplement to implement the Moelis/Weil/NRF Amending Transactions, (k) any related orders, agreements, instruments, schedules, exhibits, and term sheets, and (l) any amendments, modifications, or supplements made from time to time thereto; provided, however, that nothing in the foregoing list of documents shall be interpreted to encompass any document or a portion of any document (including Definitive Documents) that does not relate to the implementation of the Moelis/Weil/NRF Amending Transactions.

261.        “Moelis/Weil/NRF Amended Financing Arrangements” means the Financing Arrangements that are marked with ‘Moelis/Weil/NRF Reinstating’ in the column ‘Adviser’ in Exhibit C (Financing Arrangements) to the Restructuring Support Agreement.

262.        “Moelis/Weil/NRF Amending Creditors Term Sheet” means that certain term sheet annexed to the Restructuring Support Agreement as Exhibit L.

263.        “Moelis/Weil/NRF Amending Debtors” means, collectively, (a) NAC Aviation 4 Limited, (b) NAC Aviation 21 Limited, (c) NAC Aviation 23 Limited, (d) Nordic Aviation Leasing Nine Pte. Ltd., (e) Nordic Aviation Leasing Twenty Five Pte. Ltd., (f) Nordic Aviation Financing One Pte. Ltd., (g) NAC Aviation 27 Limited, (h) NAC Aviation 17 Limited, and (i) NAC Aviation 20 Limited.

264.      “Moelis/Weil/NRF Amending Transactions” means the transaction(s) contemplated by the Moelis/Weil/NRF Amending Creditors Term Sheet, the EDC Facilities Term Sheet, the NYL Term Sheet, and the Chapter 11 Term Sheet (solely to the extent applicable to the Moelis/Weil/NRF Amending Debtors).

265.        “Moelis/Weil/NRF Buyer Completion Payment” has the meaning set forth in Article IV.W of the Plan.

266.        “Moelis/Weil/NRF Conditions Precedent” has the meaning set forth in Article IX.C of the Plan.

267.        “Moelis/Weil/NRF Confirmation Order” means one or more orders of the Bankruptcy Court, if any, confirming any Moelis/Weil/NRF Exiting Debtor Plan, which, subject to the terms of the Restructuring Support Agreement, may be the Confirmation Order, solely with respect to one or more of the Moelis/Weil/NRF Exiting Debtors.

268.        “Moelis/Weil/NRF Consenting Creditors” means, collectively, Moelis/Weil/NRF Consenting Amending Creditors and the Moelis/Weil/NRF Consenting Exiting Creditors; provided that, for purposes of calculating the Moelis Legal Cap, the NYL Consenting Creditors shall not be considered Moelis/Weil/NRF Consenting Creditors.

269.        “Moelis/Weil/NRF Consenting Amending Creditors” means any Consenting Creditor party to one or more of the Moelis/Weil/NRF Amended Financing Arrangements.

270.        “Moelis/Weil/NRF Consenting Exiting Creditors” means any Consenting Creditor party to one or more of the Moelis/Weil/NRF Exiting Financing Arrangements.

271.        “Moelis/Weil/NRF Creditor Advisor Costs” means the “Creditor Advisor Costs” as defined in the Moelis/Weil/NRF Exiting Creditors Term Sheet or the Moelis/Weil/NRF Amending Creditors Term Sheet, as applicable.

272.      “Moelis/Weil/NRF Creditor Group” means the ad hoc group of creditors under the Moelis/Weil/NRF Financing Arrangements, in each case who are represented by Moelis & Company UK LLP, Weil, Gotshal & Manges (London) LLP, Weil, Gotshal & Manges LLP, McGuireWoods LLP, and Norton Rose Fulbright LLP.

273.        “Moelis/Weil/NRF Debtors” means any EDC Debtor, Investec NAC 8 Debtor, Investec NAC 27 Debtor, JOLCO Debtor, or NYL Debtor.

274.        “Moelis/Weil/NRF Executory Contracts and Unexpired Leases” means Executory Contracts and Unexpired Leases to which any of the Moelis/Weil/NRF Debtors, and no other Debtor, is party.

275.        “Moelis/Weil/NRF Exit Debt Documents” means any and all agreements, documents, and instruments to be delivered or entered into solely in connection with the new financing arrangements as contemplated by the Moelis/Weil/NRF Exiting Creditors Term Sheet, including any related guarantee agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, escrow agreements, share charges, security assignments, account charges, other security documents, and any related ancillary documents.

276.       “Moelis/Weil/NRF Exit Documents” means the documents or portions of documents (including Definitive Documents) as may be reasonably required to implement or give effect to the Moelis/Weil/NRF Exiting Transactions, including, (a) the Moelis/Weil/NRF Exiting Creditors Term Sheet, (b) the Moelis/Weil/NRF Lender Exit Term Sheets, (c) the Settlement and Transfer Agreement, (d) a Moelis/Weil/NRF Exiting Debtor Plan, (e) the Moelis/Weil/NRF Exiting Debtor Disclosure Statement and the associated solicitation procedures, (f) a Moelis/Weil/NRF Confirmation Order, (g) the Moelis/Weil/NRF Exit Debt Documents, (h) the First Day Pleadings and all orders sought pursuant thereto (excluding the NAC DAC Financing Orders) solely to the extent such pleadings or orders relate to a Moelis/Weil/NRF Exiting Debtor or would otherwise affect the Moelis/Weil/NRF Consenting Exiting Creditors or the implementation of the Moelis/Weil/NRF Exiting Transactions, (i) the Restructuring Transactions Memorandum with respect to the Moelis/Weil/NRF Exiting Transactions, (j) any key employee incentive plan, key employee retention plan, management incentive plan, or similar plan related to a Moelis/Weil/NRF Exiting Debtor or otherwise affecting the Moelis/Weil/NRF Consenting Creditors, (k) any new or amended employment, consulting, or similar agreements related to a Moelis/Weil/NRF Exiting Debtor, (l) any documents related to the cancellation and issuance of the New Moelis/Weil/NRF Equity and the New Profit Participating Notes and/or the transfer of Reorganized JOLCO Equity in connection with the Moelis/Weil/NRF Exiting Transactions, (m) any document (or provisions thereof) required to be filed with the Plan Supplement to implement the Moelis/Weil/NRF Exiting Transactions, (n) any related orders, agreements, instruments, schedules, exhibits, and term sheets, and (o) any amendments, modifications, or supplements made from time to time thereto; provided, however, that nothing in the foregoing list of documents shall be interpreted to encompass any document or a portion of any document (including Definitive Documents) that does not relate to the implementation of the Moelis/Weil/NRF Exiting Transactions.

277.        “Moelis/Weil/NRF Exiting Aircraft” has the meaning given to the term Aircraft in the Moelis/Weil/NRF Exiting Creditors Term Sheet.

278.        “Moelis/Weil/NRF Exiting Creditors” means the beneficial owners of the debt under a Moelis/Weil/NRF Exiting Financing Arrangement.

279.        “Moelis/Weil/NRF Exiting Creditors Completion Date” means the earlier of (i) the relevant Moelis/Weil/NRF Exiting Debtor Plan Effective Date, and (ii) the Moelis/Weil/NRF Exiting Creditors Economic Separation Date.

280.        “Moelis/Weil/NRF Exiting Creditors Economic Separation Date” means the date specified in the Moelis/Weil/NRF Exiting Creditors Economic Separation Date Notice.

281.        “Moelis/Weil/NRF Exiting Creditors Economic Separation Date Notice” means the notice from the relevant Moelis/Weil/NRF Exiting Shareholder notifying the facility agent under the relevant Moelis/Weil/NRF Exiting Financing Arrangement of the Moelis/Weil/NRF Exiting Creditors Economic Separation Date.

282.        “Moelis/Weil/NRF Exiting Creditors Term Sheet” means that certain term sheet annexed to the Restructuring Support Agreement as Exhibit K setting forth, among other things, the terms of the consensual and orderly transfer of the collateral securing the existing debt under the Moelis/Weil/NRF Exiting Financing Arrangements.

283.       “Moelis/Weil/NRF Exiting Debtor Aviation Insurance Contract” means any aviation insurance or aircraft insurance contract or policy entered into by a Moelis/Weil/NRF Exiting Debtor prior to the Petition Date under which such Moelis/Weil/NRF Exiting Debtor is the sole policyholder.

284.        “Moelis/Weil/NRF Exiting Debtor Disclosure Statement” means the disclosure statement with respect to any Moelis/Weil/NRF Exiting Debtor Plan, as may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, which subject to the Restructuring Support Agreement, may be the Disclosure Statement.

285.        “Moelis/Weil/NRF Exiting Debtor Plan” means a plan of reorganization with respect to one or more of the Moelis/Weil/NRF Exiting Debtors under chapter 11 of the Bankruptcy Code that implements the applicable Moelis/Weil/NRF Exiting Transactions and is consistent with the Restructuring Support Agreement and the applicable Moelis/Weil/NRF Exit Documents, and any exhibits and schedules thereto, as may be amended, supplemented, or modified from time to time, which, subject to the Restructuring Support Agreement, may be the Plan.

286.        “Moelis/Weil/NRF Exiting Debtor Plan Effective Date” means the occurrence of the effective date of any Moelis/Weil/NRF Exiting Debtor Plan in accordance with the Moelis/Weil/NRF Exit Documents, which, subject to the Restructuring Support Agreement, may be the Plan Effective Date.

287.        “Moelis/Weil/NRF Exiting Debtors” means, collectively, (a) the DB JOLCO Debtors; (b) the MUFG JOLCO Debtors; and (c) the Investec NAC 8 Debtors.

288.        “Moelis/Weil/NRF Exiting Financing Arrangement” means each Financing Arrangement that is marked with “Moelis/Weil/NRF Exiting” in the column “Adviser” in Exhibit C (Financing Arrangements) to the Restructuring Support Agreement.

289.        “Moelis/Weil/NRF Exiting Financing Arrangements Security Agent” means the security trustee or collateral agent (however described) for a Moelis/Weil/NRF Exiting Financing Arrangement.

290.        “Moelis/Weil/NRF Exiting Shareholder” means, in respect of a Moelis/Weil/NRF Exiting Financing Arrangement, any Debtor that owns the shares in the “Borrower” under and as defined in such Moelis/Weil/NRF Exiting Financing Arrangement.

291.        “Moelis/Weil/NRF Exiting Transactions” means the transaction(s) contemplated by the Moelis/Weil/NRF Exiting Creditors Term Sheet.

292.        “Moelis/Weil/NRF Financing Arrangements” has the meaning set forth in the Restructuring Support Agreement.

293.        “Moelis/Weil/NRF Lender Exit Term Sheets” means, collectively, the DB JOLCO Lender Exit Term Sheet, the MUFG JOLCO Lender Exit Term Sheet, and the NAC 8 Lender Exit Term Sheet.

294.        “Moelis/Weil/NRF Replacement Servicing Agreement” has the meaning given to the term “Replacement Servicing Agreement” in the Moelis/Weil/NRF Exiting Creditors Term Sheet.

295.        “MUFG JOLCO Buyer” means a “Buyer” as set forth in the in the MUFG JOLCO Lender Exit Term Sheet.

296.       “MUFG JOLCO Cooperation Agreements” means those certain cooperation agreements in respect of the relevant JOLCO Aircraft between, among others, the applicable JOLCO Facility Agent, the applicable JOLCO Security Trustee, the MUFG JOLCO Lessors, NAC DAC and the MUFG JOLCO Debtors.

297.        “MUFG JOLCO Debtors” means, collectively, Nordic Aviation Leasing Eighteen Pte. Ltd., Nordic Aviation Leasing Twenty Pte. Ltd., Nordic Aviation Leasing Twenty One Pte. Ltd., Nordic Aviation Leasing Twenty Two Pte. Ltd., Nordic Aviation Leasing Twenty Three Pte. Ltd., and Nordic Aviation Leasing Twenty Four Pte. Ltd.

298.        “MUFG JOLCO Lender Exit Term Sheet” means that certain term sheet annexed to the Moelis/Weil/NRF Exiting Creditors Term Sheet setting forth the terms of the Restructuring Transactions with respect to the MUFG JOLCO Debtors.

299.        “MUFG JOLCO Lenders” means, collectively, the “Lenders” as defined in each JOLCO Financing Arrangement set out at items 35 to 40 of Part 1, Exhibit C attached to the Restructuring Support Agreement.

300.        “MUFG JOLCO Lessors” means collectively, FLIP No. 106 Ltd, FLIP No. 150 Ltd., Flip No. 108 Ltd., Flip No. 107 Ltd., Flip No. 121 Ltd. and Flip No. 120 Co. Ltd, and each a “MUFG JOLCO Lessor.”

301.        “MUFG JOLCO Loan” means the financing advanced by the MUFG JOLCO Lenders with respect to the purchase of the applicable JOLCO Aircraft by the MUFG JOLCO Lessors.

302.        “MUFG JOLCO New Profit Participating Notes” means those new profit participating notes issued by each Reorganized MUFG JOLCO Debtor under an MUFG JOLCO New Profit Participating Notes Instrument.

303.       “MUFG JOLCO New Profit Participating Notes Documents” means the MUFG JOLCO New Profit Participating Notes Instrument and all other agreements, documents, and instruments executed or delivered in connection with the MUFG JOLCO New Profit Participating Notes, if any, including any related guarantee agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, escrow agreements, share charges, security assignments, account charges, other security documents, and any related ancillary documents.

304.       “MUFG JOLCO New Profit Participating Notes Instrument” means each instrument, a substantially final form of which shall be filed in the Plan Supplement, entered into on the Plan Effective Date (or the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date) (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), between each Reorganized MUFG JOLCO Debtors and the MUFG JOLCO Lenders (as purchasers) on the terms set forth in the MUFG JOLCO Lender Exit Term Sheet.

305.       “MUFG JOLCO Orphan Buyer” means either (i) an Orphan Buyer (as defined in the Moelis/Weil/NRF Exiting Creditors Term Sheet), or (ii) at the Majority Creditors’ (as defined in the Moelis/Weil/NRF Exiting Creditors Term Sheet) option, (x) an entity owned and/or controlled by the Creditors (as defined in the Moelis/Weil/NRF Exiting Creditors Term Sheet), or (y) an orphan SPV or trust designated by the Creditors (as defined in the Moelis/Weil/NRF Exiting Creditors Term Sheet); provided that in each case the MUFG JOLCO Orphan Buyer is or will be directly or indirectly beneficially owned by the MUFG JOLCO Lenders on a Pro Rata basis based on their holdings of the MUFG JOLCO Loan.

306.        “NAC 2 A/S 2013 Facilities” means, collectively, the credit facilities provided for under those certain loan agreements, each dated as of December 17, 2013, by and among NAC Aviation 2 A/S, as borrower, KfW IPEX‑Bank GmbH, as facility agent and security trustee, and the lenders party thereto from time to time, as amended, supplemented, or otherwise modified from time to time.

307.       “NAC 2 A/S 2014 Facilities” means, collectively, the credit facilities provided for under those certain loan agreements, each dated as of June 27, 2014, by and among NAC Aviation 2 A/S, as borrower, KfW IPEX‑Bank GmbH, as facility agent and security trustee, and the lenders party thereto from time to time, as amended, supplemented, or otherwise modified from time to time.

308.       “NAC 3 A/S Facility” means that credit facility provided for under that certain facility agreement, dated as of March 7, 2014, by and among NAC Aviation 3 A/S, as borrower, NAC DAC, as guarantor, the lenders party thereto from time to time, and the agent and security trustee thereunder, as amended, supplemented, or otherwise modified from time to time.

309.        “NAC 8 General Unsecured Claims Recovery Pool” means Cash in the amount of $50,000 to be funded by NAC DAC or Reorganized NAC DAC, as applicable, without affecting the calculation of the Lock‑Box Payment.

310.       “NAC 8 Junior Facility” means the credit facility provided for under that certain junior loan agreement, dated as of December 21, 2016, by and among NAC Aviation 8 Limited, as borrower, Nordic Aviation Capital A/S, as guarantor, Investec Bank plc, as agent and security trustee, and the lenders party thereto from time to time, as amended, supplemented, or otherwise modified from time to time.

311.        “NAC 8 Lender Exit Term Sheet” means that certain term sheet to be annexed to the Moelis/Weil/NRF Exiting Creditors Term Sheet setting forth the terms of the Restructuring Transactions with respect to the Investec NAC 8 Debtors.

312.       “NAC 8 Notes Deeds” means, collectively:  (a) that certain notes deed by and between Cygnus Issuance S.A. Acting in Respect of its Compartment Cygnus Issuance One as Issuer, Investec Bank plc as Security Trustee, and New York Life Insurance Company, New York Life Insurance and Annuity Corporation, Massachusetts Mutual Life Insurance Company and Allstate Insurance Company as Noteholders, dated May 13, 2016; (b) that certain notes deed by and between Cygnus Issuance S.A. Acting in Respect of its Compartment Cygnus Issuance Two as Issuer, Investec Bank plc as Security Trustee, and New York Life Insurance Company, and Allstate Insurance Company and The Bank of New York Mellon as Noteholders, dated October 26, 2016; (c) that certain notes deed by and between Cygnus Issuance S.A. Acting in Respect of its Compartment Cygnus Issuance Three, Investec Bank plc as Security Trustee, and Invesco Dynamic Credit Opportunities Fund, Invesco Senior Income Trust, Invesco Zodiac Funds – Invesco US Senior Loan Fund, BOC Pension Investment Fund, and Kaiser Foundation Hospitals, dated April 28, 2017; and (d) that certain notes deed by and between Cygnus Issuance S.A. Acting in Respect of its Compartment Cygnus Issuance Four, Investec Bank plc as Security Trustee, and Invesco Dynamic Credit Opportunities Fund, Invesco Senior Income Trust, Invesco Zodiac Funds – Invesco US Senior Loan Fund, Invesco Zodiac Funds – Invesco US Senior Loan ESG Fund, and Kaiser Foundation Hospitals, dated September 13, 2019.

313.       “NAC 8 Senior Facility” means the credit facility provided for under that certain loan agreement, dated as of May 24, 2013, by and among NAC Aviation 8 Limited, as Irish borrower, Nordic Aviation Capital 1 A/S, as Danish borrower, Nordic Aviation Capital A/S, as guarantor, Investec Bank plc, as agent and security trustee, and the lenders party thereto from time to time, as amended, supplemented, or otherwise modified from time to time.

314.       “NAC 17 Head Lease” means that certain head lease agreement (SAFE 2015 Brazil), dated as of March 5, 2015, by and between SAFE Capital 2015-1 LLC, as lessor, and NAC Aviation 17 Limited, as lessee, as amended, supplemented, or otherwise modified prior to the Petition Date.

315.       “NAC 20 Head Lease” means that certain head lease agreement (SAFE 2015 France), dated as of March 30, 2015, by and between SAFE Capital 2015-1 LLC, as lessor, and NAC Aviation 20 Limited, as lessee, as amended, supplemented, or otherwise modified prior to the Petition Date.

316.       “NAC 25 Facility” means the credit facility provided for under that certain facility agreement, dated as of September 16, 2016, by and among NAC Aviation 25 Limited, as borrower, Wilmington Trust (London) Limited, as agent and security trustee, the lenders party thereto from time to time, and the other parties thereto, as amended, supplemented, or otherwise modified from time to time.

317.        “NAC 29” means NAC Aviation 29 Designated Activity Company.

318.        “NAC 29 2017 Schuldschein Loan Facilities” means the loan facilities provided for under the NAC 29 2017 Schuldschein Loan Facilities Agreements.

319.       “NAC 29 2017 Schuldschein Loan Facilities Agreements” means those certain Schuldschein loan agreements, each dated as of December 22, 2017, by and among NAC 29, as borrower, NAC DAC, as guarantor, and Investec Bank plc, as original lender and administrative agent, as amended, supplemented, or otherwise modified from time to time.

320.        “NAC 29 2017 USPP Notes” means, collectively, the senior notes issued by NAC 29 under that certain note purchase and guarantee agreement, dated June 29, 2017, by and among NAC 29, as issuer, NAC DAC, as guarantor, and the purchasers listed therein, as such notes and such agreement may be amended or modified from time to time.

321.        “NAC 29 2018 DBJ Facility” means the credit facility provided for under the NAC 29 2018 DBJ Facility Agreement.

322.        “NAC 29 2018 DBJ Facility Agreement” means that certain credit agreement, dated as of June 1, 2018, by and among NAC 29, as borrower, NAC DAC, as parent, the lenders party thereto from time to time, the agent thereunder, and Development Bank of Japan Inc., as sole mandated lead arranger and sole bookrunner, as amended, supplemented, or otherwise modified from time to time.

323.        “NAC 29 2018 Schuldschein Loan Facility” means the loan facility provided for under the NAC 29 2018 Schuldschein Loan Facility Agreement.

324.       “NAC 29 2018 Schuldschein Loan Facility Agreement” means that certain Schuldschein loan agreement, dated as of October 1, 2018, by and among NAC 29, as borrower, NAC DAC, as guarantor, and Investec Bank plc, as original lender and administrative agent, as amended, supplemented, or otherwise modified from time to time.

325.         “NAC 29 2018 USPP Notes” means, collectively, the senior notes issued by NAC 29 under that certain note purchase and guarantee agreement, dated February 22, 2018, by and among NAC 29, as issuer, NAC DAC, as guarantor, and the purchasers listed therein, as such notes and such agreement may be amended or modified from time to time.

326.        “NAC 29 2019 DBJ Facility” means the credit facility provided for under the NAC 29 2019 DBJ Facility Agreement.

327.        “NAC 29 2019 DBJ Facility Agreement” means that certain credit agreement, dated as of June 11, 2019, by and among NAC 29, as borrower, NAC DAC, as parent, the lenders party thereto from time to time; the agent thereunder, and Development Bank of Japan Inc., as sole mandated lead arranger and sole bookrunner, as amended, supplemented, or otherwise modified from time to time.

328.        “NAC 29 2019 USPP Notes” means, collectively, the senior notes issued by NAC 29 under that certain note purchase and guarantee agreement, dated March 14, 2019, by and among NAC 29, as issuer, NAC DAC, as guarantor, and the purchasers listed therein, as such notes and such agreement may be amended or modified from time to time.

329.        “NAC 29 2020 USPP Notes” means, collectively, the senior notes issued by NAC 29 under that certain note purchase and guarantee agreement, dated February 27, 2020, by and among NAC 29, as issuer, NAC DAC, as guarantor, and the purchasers listed therein, as such notes and such agreement may be amended or modified from time to time.

330.        “NAC 29 Debtors” means, collectively, (a) NAC 29, (b) Freyja Aviation One Malta Limited, (c) NAC Aviation 36 Limited, (d) Aldus Portfolio Leasing Limited, (e) NAC Aviation Cyprus 2 Limited, (f) NAC Aviation 2 Limited, (g) NAC Aviation 12 Limited, (h) NAC Aviation 14 Limited, (i) NAC Aviation 15 Limited, (j) NAC Aviation 19 Limited, (k) NAC Aviation 24 Limited, (l) NAC Aviation 35 Limited, (m) NAC Aviation 30 Limited, (n) NAC Aviation 7 Limited, (o) NK Aviation Limited, and (p) NAC Aviation UK 1 Limited.

331.        “NAC 29 Equitization Amount” means the product of (a) 105 percent and (b) the lesser of (i) the Ascend MAMV of the collateral securing the NAC 29 Funded Debt Claims, and (ii) the aggregate amount of Allowed NAC 29 Funded Debt Claims, in each case, less the Initial New NAC 29 Debt.

332.        “NAC 29 Exit Facility Participation Right” means the right of a Holder of NAC 29 Funded Debt Claims to participate in the Exit Facility in an amount equal to such Holder’s NAC 29 Funded Debt Claims as a proportion of the sum of all Funded Debt Claims held by Eligible Exit Facility Lenders.

333.        “NAC 29 Facilities Agreements” means, collectively, the (a) NAC 29 2018 DBJ Facility Agreement, (b) NAC 29 2019 DBJ Facility Agreement, (c) NAC 29 KDB Facility Agreement, (d) NAC 29 2017 Schuldschein Loan Facilities Agreements, (e) NAC 29 2018 Schuldschein Loan Facility Agreement, and (f) NAC 29 RCF Agreement.

334.        “NAC 29 Facilities Group” means the group of Holders party to the NAC 29 Facilities Agreements represented by Linklaters LLP, Perella Weinberg UK Limited, Matheson, and Whiteford, Taylor & Preston LLP.

335.        “NAC 29 Facilities Group Consenting Creditor Reserved Matters” has the meaning set forth in the Restructuring Support Agreement.

336.        “NAC 29 Funded Debt Claims” means any and all Claims, including Deficiency Claims, arising under, derived from, or based upon the (a) NAC 29 2018 DBJ Facility, (b) NAC 29 2019 DBJ Facility, (c) NAC 29 KDB Facility, (d) NAC 29 2017 Schuldschein Loan Facilities, (e) NAC 29 2018 Schuldschein Loan Facility, (f) USPP Notes or the note purchase agreements governing the USPP Notes, or (g) NAC 29 Revolving Facility, which shall include any and all obligations owing under, and in accordance with the terms of, the NAC 29 Facilities Agreements and the NAC 29 USPP Agreements (including the USPP Notes) and including fees, costs, expenses, and other obligations and, for the avoidance of doubt, any Claims derived from or based upon any make-whole, applicable premium, redemption premium, or other similar payment provisions provided for under the note purchase agreements governing the USPP Notes.

337.        “NAC 29 KDB Facility” means the credit facility provided for under the NAC 29 KDB Facility Agreement.

338.        “NAC 29 KDB Facility Agreement” means that certain credit agreement, dated as of December 10, 2019, by and among NAC 29, as borrower, NAC DAC, as parent, the Korea Development Bank, London Branch, as lender, the other lenders party thereto from time to time, and the agent thereunder, as amended, supplemented, or otherwise modified from time to time.

339.        “NAC 29 New Ordinary Shares Allocation” means a percentage ownership of New Ordinary Shares (prior to consummation of the Rights Offering (including issuance of the Backstop Shares), payment of the Rights Offering Premiums, and implementation of the Management Incentive Plan) calculated as the NAC 29 Equitization Amount divided by the sum of (a) the NAC 29 Equitization Amount, (b) the aggregate sum of the RoG Equitization Amount provided or to be provided to Holders of RoG Funded Debt Claims who elect to receive the RoG Equitization Recovery, and (c) the aggregate sum of the NAC DAC Unsecured Funded Debt Claims Equitization Amount provided to or to be provided to Holders of NAC DAC Unsecured Funded Debt Claims that elect, or are deemed to elect, to receive the NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation.

340.        “NAC 29 Noteholder Consenting Creditors” means any Consenting Creditor that is party to the NAC 29 USPP Agreements and that enters into, or accedes to, the Restructuring Support Agreement.

341.       “NAC 29 Noteholder Group” means the group of Holders of NAC 29 Funded Debt Claims represented by Akin Gump LLP, Akin Gump Strauss Hauer & Feld LLP, Woods Rogers Plc, Arthur Cox LLP, FTI Consulting, LLP, Houlihan Lokey EMA LLP, and Airborne Capital Limited.

342.        “NAC 29 Notes Claims” means any and all Claims arising under, derived from, or based upon the USPP Notes or the note purchase agreements governing the USPP Notes, which shall include any and all obligations owing under, and in accordance with the terms of, the NAC 29 USPP Agreements and, for the avoidance of doubt, any Claims derived from or based upon any make-whole, applicable premium, redemption premium, or other similar payment provisions provided for under the note purchase agreements governing the USPP Notes.

343.        “NAC 29 Opening LTV” has the meaning set forth in the Option A/D Term Sheet.

344.       “NAC 29 RCF Agreement” means that certain amended and restated credit agreement, dated as of June 28, 2018, by and among NAC 29, as borrower, Freyja Aviation One Malta Limited, as co-borrower, Citibank, N.A. as administrative and collateral agent, NAC DAC, as parent, and the financial institutions listed therein, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

345.        “NAC 29 Revolving Facility” means the revolving credit facility provided for under the NAC 29 RCF Agreement.

346.       “NAC 29 Rights Offering Allocation” means the Rights Offering Amount (prior to any scale-back) multiplied by the ratio of the NAC 29 Equitization Amount divided by the sum of (a) the NAC 29 Equitization Amount, and (b) the aggregate sum of the RoG Equitization Amount provided or to be provided to Holders of RoG Funded Debt Claims who elect to receive the RoG Equitization Recovery.

347.        “NAC 29 USPP Agreements” means the Financing Arrangements that are marked with “Akin/Houlihan” in the column “Adviser” in Exhibit C (Financing Arrangements) attached to the Restructuring Support Agreement.

348.        “NAC 33/34” means, collectively, (a) NAC Aviation 33 Limited and (b) NAC Aviation 34 Limited.

349.        “NAC 33/34 Backstop Lender” means BNP Paribas, solely to the extent that it is required to fund amounts as a lender under the NAC 33/34 Liquidity Credit Facility pursuant to its obligation to backstop the NAC 33/34 Liquidity Credit Facility in accordance with the terms of the Alpha Term Sheet.

350.        “NAC 33/34 Buyer Completion Payment” means the “Buyer Completion Payment” as defined in the NAC 33/34 Exit Term Sheet.

351.        “NAC 33/34 Conditions Precedent” has the meaning set forth in Article IX.B of the Plan.

352.        “NAC 33/34 Confirmation Order” means one or more orders of the Bankruptcy Court, if any, confirming the NAC 33/34 Plan, which, subject to the terms of the Restructuring Support Agreement, may be the Confirmation Order.

353.       “NAC 33/34 Consenting Creditors” means, collectively, the Consenting Creditors party to the NAC 33 Financing Arrangement and/or the NAC 34 Financing Arrangement; provided, however, that the NAC 33/34 Consenting Creditors shall not include any Silver Point Creditor.

354.        “NAC 33/34 Consenting Financing Arrangements” means, collectively, the NAC 33 Financing Arrangement and the NAC 34 Financing Arrangement.

355.        “NAC 33/34 Debtors” means, collectively, (a) NAC Aviation 33 Limited, (b) NAC Aviation 34 Limited, (c) Tiradentes Portfolio A Limited, (d) Tiradentes Portfolio B Limited, (e) Tiradentes Portfolio C Limited, (f) Tiradentes Portfolio D Limited, (g) Enclave Aviation Sweden AB, (h) Fortuna Aviation Holding Limited, (i) Fortuna Aviation Designated Activity Company, (j) Tyche Aviation Holding Limited, and (k) Tyche Aviation Designated Activity Company.

356.       “NAC 33/34 Disclosure Statement” means the disclosure statement with respect to the NAC 33/34 Plan, as may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, which, subject to the terms of the Restructuring Support Agreement, may be embodied in the Disclosure Statement.

357.        “NAC 33/34 Economic Separation Date” means the “Economic Separation Date” under and as defined in the NAC 33/34 Restructuring Term Sheet.

358.        “NAC 33/34 Executory Contracts and Unexpired Leases” means Executory Contracts and Unexpired Leases to which any of the NAC 33/34 Debtors is party.

359.        “NAC 33/34 Exit Documents” means the documents or portions of documents (including Definitive Documents) as may be reasonably required to implement or give effect to the NAC 33/34 Transactions, including (a) the NAC 33/34 Restructuring Term Sheet (including the NAC 33/34 Exit Term Sheet), (b) the NAC 33/34 Plan, (c) the NAC 33/34 Disclosure Statement and the associated solicitation procedures, (d) the NAC 33/34 Confirmation Order, (e) the New NAC 33/34 Debt Documents, (f) the New NAC 33/34 Organizational Documents, (g) the Separation Agreement, (h) the Azorra Support Letter, (i) the First Day Pleadings and all orders sought pursuant thereto (excluding the NAC DAC Financing Orders) solely to the extent such pleadings or orders relate to NAC 33/34 or would otherwise affect the NAC 33/34 Consenting Creditors or the implementation of the NAC 33/34 Transactions, (j) the Restructuring Transactions Memorandum with respect to the NAC 33/34 Transactions, (k) any key employee incentive plan, key employee retention plan, management incentive plan, or similar plan related to NAC 33/34 or otherwise affecting the NAC 33/34 Consenting Creditors, (l) any new or amended employment, consulting, or similar agreements related to NAC 33/34, (m) any documents related to the cancellation, transfer, or issuance of equity interests in the Reorganized NAC 33/34 Debtors or any other entity established in connection with the NAC 33/34 Transactions, (n) any document (or provisions thereof) required to be filed with the Plan Supplement to implement the NAC 33/34 Transactions, (o) any related orders, agreements, instruments, schedules, exhibits, and term sheets, and (p) any amendments, modifications, or supplements made from time to time thereto; provided, however, that nothing in the foregoing list of documents shall be interpreted to encompass any document or a portion of any document (including Definitive Documents) that does not relate to the implementation of the NAC 33/34 Transactions.

360.        “NAC 33/34 Exit Term Sheet” means the term sheet setting forth, among other things, the terms of the consensual and orderly transfer of the collateral securing the existing debt under the NAC 33/34 Consenting Financing Arrangements, attached as Appendix A to the NAC 33/34 Restructuring Term Sheet.

361.        “NAC 33/34 Funding Lenders” means, collectively, the NAC 33/34 Participating Lenders and the NAC 33/34 Backstop Lender.

362.        “NAC 33/34 General Unsecured Recovery Cash Pool Amount” means Cash in the amount of $50,000 to be funded by NAC DAC or Reorganized NAC DAC, as applicable, without affecting the calculation of the NAC 33/34 Lock-Box Payment.

363.        “NAC 33/34 HoldCo” means a standalone newly incorporated special purpose corporate entity incorporated in Ireland to which the New NAC 33/34 Equity will be issued in connection with the NAC 33/34 Transactions.

364.        “NAC 33/34 Intercompany Interests” means Intercompany Interests in the NAC 33/34 Debtors other than NAC 33/34.

365.        “NAC 33/34 LCF Election Procedures” means the procedures governing the exercise of the New Money Investment Transaction LCF Rights, as set forth in the Solicitation Materials.

366.        “NAC 33/34 Lenders” means each of the lenders from time to time party to the NAC 33 Financing Arrangement or the NAC 34 Financing Arrangement.

367.        “NAC 33/34 Liquidity Credit Facility” means a $50 million new super senior liquidity credit facility on the terms set forth in the Alpha Term Sheet, to be provided by the NAC 33/34 Funding Lenders.

368.         “NAC 33/34 Liquidity Credit Facility Agreement” means that certain super senior liquidity credit facility agreement that will govern the NAC 33/34 Liquidity Credit Facility (as may be amended, supplemented, or otherwise modified from time to time), between certain of the Reorganized NAC 33/34 Debtors, as borrowers, the guarantors that are party thereto, and the NAC 33/34 Funding Lenders, on the terms set forth in the Alpha Term Sheet.

369.        “NAC 33/34 Loan Claims” means any and all Claims, including Deficiency Claims (if any), arising under, derived from, or based upon (a) the NAC 33 Financing Arrangement or (b) the NAC 34 Financing Arrangement.

370.        “NAC 33/34 Lock-Box Payment” means “Lock-Box Payment,” as defined in the NAC 33/34 Exit Term Sheet.

371.        “NAC 33/34 Participating Lenders” means Holders of NAC 33/34 Loan Claims that participate in funding the NAC 33/34 Liquidity Credit Facility pursuant to the New Money Investment Transaction LCF Rights.

372.        “NAC 33/34 Plan” means a plan of reorganization with respect to the NAC 33/34 Debtors under chapter 11 of the Bankruptcy Code that implements the NAC 33/34 Transactions and is consistent with the Restructuring Support Agreement, the NAC 33/34 Restructuring Term Sheet, and any exhibits and schedules thereto, as may be amended, supplemented, or modified from time to time, which is the Plan.

373.        “NAC 33/34 Plan Effective Date” means the occurrence of the effective date of the NAC 33/34 Plan in accordance with the NAC 33/34 Exit Documents, which, subject to the terms of the Restructuring Support Agreement, may be the Plan Effective Date.

374.       “NAC 33/34 Restructuring Term Sheet” means that certain term sheet (including the NAC 33/34 Exit Term Sheet, the Alpha Term Sheet, and the transaction steps plan attached thereto and incorporated therein by reference) annexed as Exhibit D to the Restructuring Support Agreement setting forth, among other things, (a) the terms of the consensual and orderly transfer of the collateral securing the existing debt under the NAC 33/34 Consenting Financing Arrangements, (b) the restructuring of such debt, and (c) the New Money Investment Transaction.

375.        “NAC 33/34 Security Agreement” means the security agreement to be entered into in respect of, among other things, the NAC 33/34 Liquidity Credit Facility Agreement and the NAC 33/34 Take-Back Debt Facility Agreement.

376.        “NAC 33/34 Servicing Agreement” means the servicing agreement to be entered into between, among others, the Reorganized NAC 33/34 Debtors and Azorra Limited.

377.        “NAC 33/34 Subordinated Debt” means the “Subordinated Debt” as defined in the Alpha Term Sheet that is provided for under the New NAC 33/34 Subordinated Debt Documents.

378.        “NAC 33/34 Subordinated Debt Documents” means any and all agreements, including any amendments, modifications, or supplements thereto, required to effectuate the issuance of the NAC 33/34 Subordinated Debt, subject to the terms set forth in the Alpha Term Sheet.

379.        “NAC 33/34 Take-Back Debt” means the new or amended financial instruments provided for under the NAC 33/34 Take-Back Debt Facility Agreement.

380.        “NAC 33/34 Take-Back Debt Facility Agreement” means any and all agreements, including any amendments, modifications, or supplements thereto, required to effectuate the issuance of the NAC 33/34 Take-Back Debt, subject to the terms set forth in the Alpha Term Sheet.

381.        “NAC 33/34 Transactions” means the transactions contemplated by the NAC 33/34 Restructuring Term Sheet.

382.        “NAC 33 Financing Arrangement” means that certain credit agreement, dated as of May 15, 2019 (as amended and restated on February 14, 2020, and March 18, 2020, and as otherwise amended, modified, or supplemented from time to time), by and among NAC Aviation 33 Limited, as borrower, NAC DAC, as parent, BNP Paribas, as mandated lead arranger and bookrunner, Wilmington Trust (London) Limited, as agent, Wilmington Trust, National Association, as collateral agent, and the lenders and hedge counterparties party thereto from time to time.

383.       “NAC 34 Financing Arrangement” means that certain credit agreement, dated as of February 14, 2020 (as amended and restated on March 18, 2020, and as otherwise amended, modified, or supplemented from time to time), by and among NAC Aviation 34 Limited, as borrower, NAC DAC, as parent, BNP Paribas, as mandated lead arranger and bookrunner, Wilmington Trust (London) Limited, as agent, Wilmington Trust, National Association, as collateral agent, and the lenders and the hedge counterparties party thereto from time to time.

384.        “NAC 36” means NAC Aviation 36 Limited.

385.        “NAC A/S” means Nordic Aviation Capital A/S.

386.        “NAC CRJ Aircraft” means the aircraft securing the NAC CRJ Facility.

387.        “NAC CRJ Backstop Transfer” has the meaning set forth in Article IV.D.15 herein.

388.        “NAC CRJ Facility” means that certain financing facility in respect of twelve (12) Bombardier CRJ 1000 aircraft for the benefit of Nordic Aviation Financing One Pte. Ltd. as borrower and with EDC as agent, pursuant to that facility agreement dated December 5, 2012, and as most recently amended and/or restated on December 21, 2018, and entered into between Nordic Aviation Financing One Pte. Ltd. as borrower, NAC DAC as guarantor, NAL 7 as owner, Nordic Aviation Capital Pte. Ltd. as owner shareholder and EDC as original lender, agent, security trustee and facility security trustee (as amended from time to time), and any other Finance Document and/or Transaction Document (as defined therein).

389.        “NAC CRJ Services Agreement” means the definitive Repossession and Remarketing Agreement In Respect of Eighteen CRJ-1000 Aircraft entered into by and between NAC DAC, Nordic Aviation Financing One Pte. Ltd., NAL 7, EDC, Edmonton Aircraft Leasing Limited, and Alberta SAS in accordance with the EDC Facilities Term Sheet.

390.        “NAC CRJ Transferee” has the meaning set forth in Article IV.D.15 herein.

391.        “NAC DAC” means Nordic Aviation Capital Designated Activity Company.

392.        “NAC DAC DIP Agent” means Wilmington Trust, National Association, as administrative and collateral agent under the NAC DAC DIP Credit Agreement.

393.        “NAC DAC DIP Claims” means, collectively, any and all Claims arising under, derived from, based upon, or related to the NAC DAC DIP Facility.

394.       “NAC DAC DIP Credit Agreement” means that certain superpriority senior secured debtor-in-possession credit agreement, dated as of January 14, 2022, by and among NAC DAC, as borrower and a debtor and debtor in possession, the NAC DAC DIP Agent, and the NAC DAC DIP Lenders, as amended, supplemented, or otherwise modified from time to time in accordance with its terms.

395.        “NAC DAC DIP Facility” means the superpriority senior secured debtor-in-possession credit facility provided for under the NAC DAC DIP Credit Agreement.

396.       “NAC DAC DIP Facility Documents” means the NAC DAC DIP Credit Agreement and all other agreements, documents, and instruments executed or delivered in connection with the NAC DAC DIP Facility, including any guarantee agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, other security documents, and any other documentation necessary to effectuate the NAC DAC DIP Facility.

397.        “NAC DAC DIP Lenders” means the lenders party to the NAC DAC DIP Credit Agreement from time to time.

398.        “NAC DAC Financing Orders” means, collectively, the Interim NAC DAC Financing Order and the Final NAC DAC Financing Order.

399.        “NAC DAC Recovery Report” means a report, to be delivered to the Consenting Creditors no later than two (2) Business Days following the Confirmation Date, detailing the Debtors’ calculation of the NAC DAC Unsecured Funded Debt Claims Recovery Pool, which report shall also describe in reasonable detail the methodologies used to calculate the NAC DAC Unsecured Funded Debt Claims Recovery Pool and the assumptions underlying such calculation, as well as the methodologies used to calculate the Allowed amounts of NAC DAC Unsecured Funded Debt Claims and the assumptions underlying such calculation.

400.       “NAC DAC Unsecured Funded Debt Claims” means (a) any and all unsecured Claims against NAC DAC (i) arising under, derived from, or based upon the PFA Facility; (ii) based upon NAC DAC’s guarantee of a Financing Arrangement, or (iii) that constitute guarantee Claims based upon the rejection of an Executory Contract or Unexpired Lease (including, for the avoidance of doubt, any rejection damages Claims asserted against NAC DAC); or (b) any direct, non-derivative unsecured Claims against NAC DAC arising under, or derived from, the Swap Agreements.

401.       “NAC DAC Unsecured Funded Debt Claims Equitization Amount” means product of (a) the NAC DAC Unsecured Funded Debt Claims Recovery Pool and (b) the quotient obtained from (i) the aggregate amount of Allowed NAC DAC Unsecured Funded Debt Claims that elect to receive the NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation and (ii) the aggregate amount of Allowed NAC DAC Unsecured Funded Debt Claims.

402.        “NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation” means the percentage ownership of New Ordinary Shares (prior to consummation of the Rights Offering (including issuance of the Backstop Shares), payment of the Rights Offering Premiums, and implementation of the Management Incentive Plan) calculated as the NAC DAC Unsecured Funded Debt Claims Equitization Amount, divided by the sum of (a) the NAC 29 Equitization Amount, (b) the aggregate sum of the RoG Equitization Amount provided or to be provided to Holders of RoG Funded Debt Claims who elect to receive the RoG Equitization Recovery, and (c) the aggregate sum of the NAC DAC Unsecured Funded Debt Claims Equitization Amount provided or to be provided to Holders of NAC DAC Unsecured Funded Debt Claims that elect to receive the NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation; provided that in no event shall the NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation exceed 5.00 percent of the New Ordinary Shares (prior to consummation of the Rights Offering (including issuance of the Backstop Shares), payment of the Rights Offering Premiums, and implementation of the Management Incentive Plan).

403.       “NAC DAC Unsecured Funded Debt Claims Recovery Pool” means an amount of Cash that is equal to (a) the amount of Cash and Cash Equivalent Investments of NAC DAC as of the Plan Effective Date (but prior to the payment of any of the amounts referred to in the following clauses (i) through (v) and clause (x) of the following proviso) less (b) the sum of (i) any accrued but unpaid Overall Advisor Costs and (without double-counting) any Overall Advisor Costs payable by any Debtor as a result of, or in connection with, the successful implementation of the Plan with respect to NAC DAC and the completion of the Restructuring Transactions contemplated thereby; (ii) the total outstanding amount (including any outstanding principal, all accrued but unpaid interest, and any fees) under the NAC DAC DIP Facility; (iii) the Option E Lock Box Payment (which amount may be negative, if such amount results in a payment from NAC DAC, or positive, if such amount results in a payment due to NAC DAC) payable in respect of each Exiting Financing Arrangement, as applicable; provided that (x) if an Option E Lock Box Payment in respect of an Exiting Financing Arrangement has already been paid prior to the Plan Effective Date with respect to NAC DAC, then such amount will be disregarded, and (y) if the NAC 33/34 Plan Effective Date or a Moelis/Weil/NRF Exiting Debtor Plan Effective Date, as applicable, has not occurred before the Plan Effective Date with respect to NAC DAC, then an Option E Lock Box Payment will be calculated in respect of that Exiting Financing Arrangement as if the NAC 33/34 Plan Effective Date or the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date, as applicable, had occurred on the Plan Effective Date with respect to NAC DAC; (iv) the Post-Plan Effective Date Transaction Costs; and (v) any Allowed Claims with administrative or priority expense status; provided, that all amounts required to be funded by NAC DAC or Reorganized NAC DAC on account of the Initial NYL Prepayment or the Initial NYL Special Rent Payment shall be disregarded; provided, further, that in no circumstances will the NAC DAC Unsecured Funded Debt Claims Recovery Pool be less than $2,000,000.

404.        “NAC Group” has the meaning set forth in the Restructuring Support Agreement.

405.        “NAL 7” means Nordic Aviation Leasing Seven Pte. Ltd.

406.        “New Board” means the board of directors of Reorganized NAC DAC following the Plan Effective Date.

407.        “New DB JOLCO Equity” means the ordinary shares, limited liability company membership units, or functional equivalent thereof of applicable Reorganized DB JOLCO Debtors to be issued on the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date.

408.       “New Debt Documents” means, collectively, the New NAC 29 Notes Indenture and the New NAC 29 Facility Credit Agreement, and all other agreements, documents, and instruments executed or delivered in connection with the New NAC 29 Debt, if any, including any related guarantee agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, other security documents and any related documentation, in each case, other than the New NAC 33/34 Debt Documents, the Moelis/Weil/NRF Amended Debt Documents, and the Moelis/Weil/NRF Exit Debt Documents.

409.        “New Equity” means the new ordinary shares, limited liability company membership units, or functional equivalent thereof, of any Reorganized Debtor (other than the New Moelis/Weil/NRF Equity and the New NAC 33/34 Interests) to be issued pursuant to the Restructuring Transactions on the Applicable Effective Date.

410.       “New Equity Documents” means any and all documents required to implement, issue, or distribute the New Ordinary Shares or effectuate the Rights Offering, including the Rights Offering Procedures, the Rights Offering Commitment Agreement, and the Rights Offering Backstop Order.

411.        “New Financing Documents” means, collectively, the New Debt Documents, the Investec NAC 8 Amended & Restated Debt Documents, the Investec NAC 8 Exit Facility Documents, the Investec NAC 27 Amended & Restated Debt Documents, the Amended & Restated EDC Debt Documents, the Exit Facility Credit Agreement or the Alternative Exit Facility Agreement (as applicable), the New NAC 33/34 Debt Documents, the Amended & Restated ECA Financing Documents, and the Amended & Restated NYL Financing Documents.

412.        “New Financing Facilities” means, collectively, the New NAC 29 Debt, the Investec NAC 8 Amended & Restated Loans, the Investec NAC 8 Exit Facility, the Investec NAC 27 Amended & Restated Loans, the Amended & Restated EDC Debt, the Exit Facility or Alternative Exit Facility (as applicable), the NAC 33/34 Liquidity Credit Facility, the NAC 33/34 Take-Back Debt, the NAC 33/34 Subordinated Debt, the Amended & Restated ECA Financing Arrangements, and the Amended & Restated NYL Financing Arrangements.

413.        “New Investec NAC 8 Equity” means the ordinary shares, limited liability company membership units, or functional equivalent thereof of Reorganized Investec NAC 8 Debtors to be issued on the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date.

414.        “New Moelis/Weil/NRF Equity” means, collectively, the New DB JOLCO Equity and the New Investec NAC 8 Equity.

415.       “New Moelis/Weil/NRF Organizational Documents” means the documents providing for the corporate governance of the Moelis/Weil/NRF Exiting Debtors, including charters, constitutions, bylaws, operating agreements, or other organizational documents or shareholders’ agreements, as applicable, and any related ancillary documents, which shall be consistent with section 1123(a)(6) of the Bankruptcy Code (as applicable).

416.        “New Money Investment Transaction” means the recapitalization of the NAC 33/34 Debtors by way of a third-party investment by the New Money Investors in accordance with the Alpha Term Sheet.

417.        “New Money Investment Transaction LCF Rights” means the entitlement of a Holder of NAC 33/34 Loan Claims to participate in funding up to its Pro Rata share of the NAC 33/34 Liquidity Credit Facility and, if such Holder participates in funding the NAC 33/34 Liquidity Credit Facility, to receive its Pro Rata share of the Cash Paydown to be funded in accordance with the New Money Investment Transaction.

418.        “New Money Investors” means Azorra Aviation Holdings, LLC and any of its affiliates that are or may become party to the Azorra Support Agreement.

419.        “New NAC 29 Debt” has the meaning set forth in Article IV.D.3 hereof.

420.        “New NAC 29 Facility Credit Agreement” means that certain loan agreement to be entered into on the Plan Effective Date between Reorganized NAC 29 and the lenders party thereto, consistent with the terms and conditions set forth in the Option A/D Term Sheet.

421.        “New NAC 29 Notes” means the new notes issued by Reorganized NAC 29 pursuant to the New NAC 29 Notes Indenture.

422.        “New NAC 29 Notes Indenture” certain indenture to be entered into on the Plan Effective Date, consistent with the terms and conditions set forth in the Option A/D Term Sheet.

423.        “New NAC 29 Notes Trustee” means Wilmington Trust, National Association, as trustee under the New NAC 29 Notes Indenture.

424.        “New NAC 29 Term Loan Facility” means that certain term loan facility pursuant to the New NAC 29 Facility Credit Agreement, consistent with the terms and conditions set forth in the Option A/D Term Sheet.

425.        “New NAC 29 Term Loan Facility Loans” means the loans under the New NAC 29 Term Loan Facility.

426.        “New NAC 29 Term Loan Agent” means Wilmington Trust, National Association, as administrative and collateral agent under the New NAC 29 Term Loan Facility.

427.        “New NAC 33/34 Debt Documents” means any and all agreements, documents, and instruments delivered or entered into in connection with the new financing arrangements as contemplated by the NAC 33/34 Restructuring Term Sheet, including any guarantee agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, escrow agreements, share charges, security assignments, account charges, other security documents, and any related ancillary documents.  For the avoidance of doubt, the NAC 33/34 Liquidity Credit Facility Agreement, the NAC 33/34 Take-Back Debt Facility Agreement, the NAC 33/34 Subordinated Debt Documents, the NAC 33/34 Servicing Agreement, and the NAC 33/34 Security Agreement constitute New NAC 33/34 Debt Documents.

428.        “New NAC 33/34 Equity” means the ordinary shares, limited liability company membership units, or functional equivalent thereof of Reorganized NAC 33/34 to be issued on the NAC 33/34 Plan Effective Date.

429.        “New NAC 33/34 HoldCo Interests” means the Interests (or equivalent thereof, which may include profit participating debt instruments) in NAC 33/34 HoldCo.

430.        “New NAC 33/34 Interests” means, collectively, the New NAC 33/34 HoldCo Interests and the New NAC 33/34 Equity.

431.       “New NAC 33/34 Organizational Documents” means the documents providing for corporate governance of the Reorganized NAC 33/34 Debtors and NAC 33/34 HoldCo, including charters, constitutions, bylaws, operating agreements, or other organizational documents or shareholders’ agreements (including the New NAC 33/34 Shareholders Agreement), as applicable, and any related ancillary documents, which shall be consistent with section 1123(a)(6) of the Bankruptcy Code (as applicable).

432.        “New NAC 33/34 Shareholders Agreement” means the shareholders agreement or other applicable agreement (including all annexes, exhibits, and schedules thereto) governing the New NAC 33/34 HoldCo Interests, which agreement shall be substantially in the form included in the Plan Supplement.

433.        “New Ordinary Shares” means the ordinary shares, limited liability company membership units, or functional equivalent thereof of the Reorganized TopCo to be issued on the Plan Effective Date.

434.        “New Organizational Documents” means the documents providing for corporate governance of the Reorganized TopCo, Reorganized NAC DAC, and the Reorganized Remaining Debtors (excluding, for the avoidance of doubt, the Reorganized NAC 33/34 Debtors and the Reorganized Moelis/Weil/NRF Exiting Debtors), including charters, constitutions, bylaws, operating agreements, registration rights agreements, or other organizational documents or shareholders’ agreements, as applicable, and any related ancillary documents, which shall be consistent with section 1123(a)(6) of the Bankruptcy Code (as applicable) and the Restructuring Support Agreement.

435.        “New Profit Participating Notes” means, collectively, the Investec NAC 8 New Senior Profit Participating Notes, the Investec NAC 8 New Junior Profit Participating Notes, and the MUFG JOLCO New Profit Participating Notes.

436.        “New Reorganized TopCo Board” means the board of directors of the Reorganized TopCo.

437.        “New Shareholders Agreement” means the shareholders agreement or other applicable agreement (including all annexes, exhibits, and schedules thereto) governing the New Ordinary Shares to be negotiated and agreed, subject to the consent rights set forth in the Restructuring Support Agreement, which agreement shall be substantially in the form included in the Plan Supplement.

438.        “NK Leasing Share Transfer” means the Debtors’ transfer of the shares it holds in NK Leasing Limited to KA1 P/S in connection with the Kirk Settlement Agreement.

439.        “Nominated Entity” has the meaning given to the term “Nominated Original Underwriter” in the Exit Facility Underwriting Agreement.

440.        “Nominated Recipient” has the meaning set forth in Article IV.D.2 hereof.

441.        “NRF Ordinary Course Fees” has the meaning set forth in the Moelis/Weil/NRF Exiting Creditors Term Sheet or the Moelis/Weil/NRF Amending Creditors Term Sheet, as applicable.

442.        “Nykredit Secured Real Estate Mortgage” means the secured real estate financing in respect of the buildings on Stratusvej 12, 7190 Billund, Denmark, entered into between Nykredit Realkredit A/S and Nordic Aviation Financing ApS, as amended, supplemented, or otherwise modified from time to time.

443.        “NYL Additional Cash Transfer” means “Additional Cash Transfer” under and as defined in the NYL Term Sheet.

444.        “NYL Cash True-Up Amount” means an amount equal to the “Initial Cash Collateral Reimbursement” under and as defined in the NYL Term Sheet.

445.        “NYL Consenting Creditors” means, collectively, the Consenting Creditors party to the NYL Financing Arrangements.

446.        “NYL Debtors” means, collectively, NAC Aviation 17 Limited and NAC Aviation 20 Limited.

447.        “NYL DIP Claims” means, collectively, any and all Claims arising under, derived from, based upon, or related to the NYL DIP Facility.

448.        “NYL DIP Facility” means the superpriority senior secured debtor-in-possession credit facility provided for under the NYL DIP Facility Documents.

449.        “NYL DIP Facility Documents” means the NYL DIP Orders and any and all agreements, documents, and instruments executed or delivered in connection with the NYL DIP Facility, including any guarantee agreements, notes, pledge and collateral agreements, other security documents, and any other documentation necessary to effectuate the NYL DIP Facility.

450.        “NYL DIP Lenders” means the lenders under the NYL DIP Facility.

451.        “NYL DIP Orders” means, collectively, (a) the Interim Order (I) Authorizing the NAC 17/20 Debtors to (A) Obtain Postpetition Financing, (B) Grant Senior Secured Priming Liens and Superpriority Administrative Expense Claims, and (C) Utilize Cash Collateral; (II) Granting Adequate Protection to the Prepetition SAFE Parties; (III) Modifying the Automatic Stay; (IV) Scheduling a Final Hearing; and (V) Granting Related Relief; and (b) any related final order entered by the Bankruptcy Court.

452.        “NYL Financing Arrangements” means the financing arrangements provided for under the NYL Note Purchase Agreement and the NYL Head Leases.

453.        “NYL Financing Documents” mean, collectively, the NYL Note Purchase Agreement, the NYL Head Leases, and any related guarantee and security documents, in each case, as amended, supplemented, or otherwise modified from time to time prior to the Petition Date.

454.        “NYL Head Leases” means, collectively, the NAC 17 Head Lease and the NAC 20 Head Lease.

455.        “NYL Initiator” means the “Initiator” under and as defined in the NYL Note Purchase Agreement.

456.       “NYL Interim DIP Order Entry Date” means the date on which the Bankruptcy Court enters the Interim Order (I) Authorizing the NAC 17/20 Debtors to (A) Obtain Postpetition Financing, (B) Grant Senior Secured Priming Liens and Superpriority Administrative Expense Claims, and (C) Utilize Cash Collateral; (II) Granting Adequate Protection to the Prepetition SAFE Parties; (III) Modifying the Automatic Stay; (IV) Scheduling a Final Hearing; and (V) Granting Related Relief.

457.       “NYL Note Purchase Agreement” means that certain note purchase agreement, including as amended, supplemented, or otherwise modified from time to time, dated March 5, 2015, by and among SAFE Capital 2015-1 LLC, as owner, NAC Aviation 17 Limited and NAC Aviation 20 Limited, as lessees, NAC DAC, as successor guarantor, Wells Fargo Bank Northwest, National Association, as security trustee, and the purchasers identified on Schedule I attached thereto.

458.        “NYL Priority Servicer Advance” means “Priority Servicer Advance” under and as defined in the NYL Term Sheet.

459.        “NYL Servicer Advance” means “Servicer Advance” under and as defined in the NYL Term Sheet.

460.        “NYL Term Sheet” means the term sheet attached as Exhibit O to the Restructuring Support Agreement that sets forth the terms of the Restructuring Transactions with respect to the NYL Debtors.

461.        “Opening New Debt Amount” has the meaning set forth in the NYL Term Sheet.

462.        “Operating Aircraft Lease” means any unexpired aircraft lease or sublease between a Debtor and an unaffiliated airline or aircraft operator.

463.       “Option A/D Holders” means Holders of NAC 29 Funded Debt Claims and RoG Funded Debt Claims whose Applicable Share Collateral shall be contributed to NAC 29 (which include, for the avoidance of doubt, Holders of DB Nightjar Funded Debt Claims, KfW Funded Debt Claims, and SMBC Funded Debt Claims).

464.        “Option A/D Term Sheet” means the term sheet attached as Exhibit H to the Restructuring Support Agreement (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms of the Restructuring Support Agreement).

465.       “Option E Lock Box Payment” means, as applicable, (a) for any Exiting Financing Arrangement (other than with respect to the NAC 33 Financing Arrangement or the NAC 34 Financing Arrangement), the Lock‑Box Payment or the Moelis/Weil/NRF Buyer Completion Payment, as applicable, or (b) for the NAC 33 Financing Arrangement and the NAC 34 Financing Arrangement, the NAC 33/34 Lock-Box Payment or the NAC 33/34 Buyer Completion Payment, as applicable.

466.        “Other NAC Debtors” means any Debtor that is not (a) NAC DAC, (b) the NAC 29 Debtors, (c) the NAC 33/34 Debtors, (d) the KfW Debtors, (e) the ECA Debtors, (f) the EDC Debtors, (g) the SMBC Debtor, (h) the DB Nightjar Debtors, (i) the Investec NAC 27 Debtor, (j) the Investec NAC 8 Debtors, (k) the DB JOLCO Debtors, (l) the MUFG JOLCO Debtors, or (m) NK Leasing (solely in the event the NK Leasing Share Transfer occurs).  For the avoidance of doubt, KN Operating Limited is not a Debtor in these Chapter 11 Cases.

467.        “Other Priority Claim” means any Claim other than an Administrative Claim, a NAC DAC DIP Claim, a NYL DIP Claim, or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

468.        “Other Secured Claim” means any Secured Claim that is not (a) a NAC DAC DIP Claim; (b) a NYL DIP Claim; (c) a Funded Debt Claim; (d) an Aircraft Lease Rejection Claim; or (e) a Secured Claim arising under or based on a Leveraged Aircraft Lease.

469.       “Overall Advisor Costs” means all legal, financial, tax, and other advisor costs and expenses incurred by the Debtors or their creditors (including any statutory committee of unsecured creditors appointed in these Chapter 11 Cases (if any)) in connection with the negotiation and/or implementation of the Restructuring Transactions, including any success fees parable to any creditor and/or Debtor advisors and any fees required to be paid to the clerk of court or the U.S. Trustee pursuant to 28 U.S.C. § 1930(a).

470.        “Overhead Costs” has the meaning set forth in the Moelis/Weil/NRF Exiting Creditors Term Sheet or the Moelis/Weil/NRF Amending Creditors Term Sheet, as applicable.

471.        “Participating Silo” has the meaning set forth in the NAC DAC Financing Orders.

472.        “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

473.        “Petition Date” means December 17, 2021 (in respect of the Initial Debtors), or December 19, 2021 (in respect of all Debtors other than the Initial Debtors), as applicable.

474.        “PFA Facility” means the facility agreement dated December 5, 2018, and entered into between NAC DAC as borrower, PFA Asset Management A/S as agent and the financial institutions listed therein as original lenders.

475.        “PFA Consenting Creditors” means any Consenting Creditor party to the PFA Facility.

476.        “Plan” means this joint plan of reorganization.

477.        “Plan Effective Date” means the date that is the first Business Day after the Confirmation Date upon which all conditions precedent to the occurrence of the Plan Effective Date set forth in Article IX.A and, if applicable, Article IX.B and/or Article IX.C have been satisfied or waived in accordance with Article IX.D, as applicable, and Article IX.E and/or Article IX.F; provided, however, that in the event that the Consummation of the NAC 33/34 Plan or a Moelis/Weil/NRF Exiting Debtor Plan occurs on a date other than the date of Consummation of the Plan with respect to the Debtors other than the NAC 33/34 Debtors or any Moelis/Weil/NRF Exiting Debtors, the term “Plan Effective Date” shall exclude the NAC 33/34 Plan Effective Date or the relevant Moelis/Weil/NRF Exiting Debtor Plan Effective Date, as applicable.

478.        “Plan Equity Value” means the sum of (A) the Reorganized NAC 29 Equity Value (which includes, for the avoidance of doubt, the value of the Applicable Share Collateral securing the SMBC Funded Debt Claims being contributed to NAC 29 on the Plan Effective Date), (B) the Reorganized RoG Debtor Equity Value for all of the Reorganized RoG Debtors (excluding, for the avoidance of doubt, the Reorganized SMBC Debtor), and (C) the product of (i) $3.2 billion divided by the aggregate Ascend MAMV of the Debtors’ fleet, and (ii) the Ascend MAMV of any aircraft that will be owned by the Reorganized TopCo or any of its direct or indirect subsidiaries that is not subject to any lien or security and not included in (A) or (B), less any financial indebtedness of the Reorganized TopCo or Reorganized NAC DAC (without any double counting of any financial indebtedness of Reorganized NAC 29 or a Reorganized RoG Debtor (as applicable) which the Reorganized TopCo or Reorganized NAC DAC may have guarantee obligations in respect of, and which has already been factored into the calculation of (i) the Reorganized NAC 29 Equity Value or (ii) the Reorganized RoG Debtor Equity Value of that Reorganized RoG Debtor (as applicable)), excluding any financial indebtedness under the Nykredit Secured Real Estate Mortgage.

479.       “Plan Supplement” means any compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan, including (a) certain New Organizational Documents, New NAC 33/34 Organizational Documents, and New Moelis/Weil/NRF Organizational Documents, (b) the Management Incentive Plan, (c) Exit Facility Documents, (d) the New Shareholders Agreement, (e) the Settlement and Transfer Agreement, (f) the Rejected Executory Contract and Unexpired Lease List, (g) the schedule of retained Causes of Action, (h) the Restructuring Transactions Memorandum, (i) the Separation Agreement, (j) certain New NAC 33/34 Debt Documents, (k) the Investec NAC 8 Exit Documents, (l) the MUFG JOLCO New Profit Participating Notes Instrument, (m) the Investec NAC 27 Amended & Restated Debt Documents, (n) the Amended & Restated EDC Debt Documents, (o) certain NAC 33/34 Exit Documents (to the extent not previously filed), (p) the Moelis/Weil/NRF Amended Documents (to the extent not previously filed), (q) certain Moelis/Weil/NRF Exit Documents (to the extent not previously filed), (r) certain Amended & Restated NYL Financing Documents; (s) certain Amended & Restated ECA Financing Documents; (t) a schedule identifying the DB JOLCO Buyers and the MUFG JOLCO Buyers, (u) a schedule identifying the Distribution Agent, (v) a schedule identifying the members of the New Board and the New Reorganized TopCo Board, to the extent known, (w) a schedule identifying the initial members of the boards or governing bodies for NAC 33/34 HoldCo and Reorganized NAC 33/34, to the extent known, (x) a schedule identifying the initial members of the boards or governing bodies for the Reorganized Moelis/Weil/NRF Exiting Debtors, to the extent known, and (y) any and all other documents necessary to effectuate the Restructuring Transactions or that is contemplated by the Plan subject to the Restructuring Support Agreement, the initial drafts of which shall be Filed by the Debtors at least seven days prior to the Voting Deadline, and additional documents Filed with the Bankruptcy Court prior to the Plan Effective Date, the NAC 33/34 Plan Effective Date, or the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date, as applicable, as amendments to the Plan Supplement.

480.        “Post-Plan Effective Date Transaction Costs” means all costs reasonably estimated to be incurred by the Reorganized Remaining Debtors in connection with the implementation of the Restructuring Transactions following the Applicable Effective Date, including costs related to the calculation of the Option E Lock Box Payments and any wind down costs of the applicable Reorganized Remaining Debtors not to exceed $12 million in the aggregate, including advisory fees in relation to the same; provided that if the Reorganized Debtors incur less than $12 million in wind down costs, the remaining amount shall be reallocated to the NAC DAC Unsecured Funded Debt Claims Recovery Pool and distributed to Holders of Allowed NAC DAC Unsecured Funded Debt Claims in accordance with the terms set forth in the Plan.

481.        “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

482.        “Pro Rata” means, as the context requires, and in each case as of the Petition Date:

(a) the proportion that an Allowed Claim of a Holder in a particular Class bears to the aggregate amount of Allowed Claims in such class;

(b) with respect to the New Money Investment Transaction LCF Rights, the proportion of NAC 33/34 Loan Claims held by a NAC 33/34 Participating Lender bears to the aggregate amount of NAC 33/34 Loan Claims;

(c) with respect to the Cash Paydown, the proportion of a NAC 33/34 Funding Lenders’ participation in the NAC 33/34 Liquidity Credit Facility (if amounts have been funded thereunder) or its funding commitment with respect to the NAC 33/34 Liquidity Credit Facility (if amounts have not been funded thereunder) bears to the aggregate principal amount of the NAC 33/34 Liquidity Credit Facility;

(d) with respect to the NAC 33/34 Take-Back Debt, the proportion of NAC 33/34 Loan Claims held by a holder of NAC 33/34 Loan Claims (after reducing such Claims on a dollar-for-dollar basis on account of such Holder’s receipt of a portion of the Cash Paydown, if any) bears to the aggregate amount of NAC 33/34 Loan Claims (after reducing such Claims on a dollar-for-dollar basis on account of the Cash Paydown);

(e) with respect to the share of the NAC DAC Unsecured Funded Debt Claims Recovery Pool payable to each Holder of an Allowed NAC DAC Unsecured Funded Debt Claim electing to receive, or specified in the Plan as receiving, a share of the NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation, the proportion of such Holder’s Allowed NAC DAC Unsecured Funded Debt Claims as a proportion of the aggregate amount of Allowed NAC DAC Unsecured Funded Debt Claims electing to receive, or specified in the Plan as receiving, the NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation;

(f) with respect to the share of the NAC DAC Unsecured Funded Debt Claims Recovery Pool payable to each Holder of an Allowed NAC DAC Unsecured Funded Debt Claim electing to receive, or specified in the Plan as receiving, Cash, the proportion of such Holder’s Allowed NAC DAC Unsecured Funded Debt Claims as a proportion of the aggregate amount of Allowed NAC DAC Unsecured Funded Debt Claims electing to receive, or specified in the Plan as receiving, Cash;

(g) with respect to Residual Shares to be allocated to Holders of NAC 29 Funded Debt Claims that are not Rights Offering Participants, or are Rights Offering Participants that have subscribed for less than their Pro Rata share of the NAC 29 Rights Offering Allocation, the proportion that pre-Rights Offering shareholdings held by such Holder of NAC 29 Funded Debt Claims bears to the aggregate amount of pre‑Rights Offering shareholdings held by all Holders of NAC 29 Funded Debt Claims who are not otherwise Rights Offering Participants or are Rights Offering Participants that have subscribed for less than their Pro Rata share of the NAC 29 Rights Offering Allocation;

(h) with respect to the rights of Eligible Exit Facility Lenders who have not elected to be Exit Facility Commitment Parties to participate in the Exit Facility, the Allowed Funded Debt Claim held by each such Eligible Exit Facility Lender as a percentage of the Allowed Funded Debt Claims held by all Eligible Exit Facility Lenders;

(i) with respect to the reduction in aggregate Exit Facility Commitments allocated to each Exit Facility Commitment Party in the event that Eligible Exit Facility Lenders who are not Exit Facility Commitment Parties and have not nominated a Nominated Entity to be an Exit Facility Commitment Party elect to participate in the Exit Facility prior to the Exit Facility Participation Deadline, the Exit Facility Commitments which each such Exit Facility Commitment Party has committed to underwrite pursuant to the Exit Facility Underwriting Agreement as a percentage of the Exit Facility Commitments of all Exit Facility Commitment Parties;

(j) with respect to the rights of Eligible Investec NAC 8 Exit Facility Lenders who are not Investec NAC 8 Exit Facility Commitment Parties to participate in the Investec NAC 8 Exit Facility, the Allowed Investec NAC 8 Funded Debt Claim held by each such Eligible Investec NAC 8 Exit Facility Lender as a percentage of the Allowed Investec NAC 8 Funded Debt Claims held by all Eligible Investec NAC 8 Exit Facility Lenders;

(k) with respect to the reduction in aggregate Investec NAC 8 Exit Facility Commitments allocated to each Investec NAC 8 Exit Facility Commitment Party in the event that Eligible Investec NAC 8 Exit Facility Lenders who are not Investec NAC 8 Exit Facility Commitment Parties elect to participate in the Investec NAC 8 Exit Facility prior to the Investec NAC 8 Exit Facility Participation Deadline, the Investec NAC 8 Exit Facility Commitments that each such Investec NAC 8 Exit Facility Commitment Party has committed to underwrite pursuant to the Investec NAC 8 Exit Facility Backstop Letter as a percentage of the Investec NAC 8 Exit Facility Commitments of all Allowed Investec NAC 8 Facility Commitment Parties;

(l) with respect to the Investec NAC 8 New Junior Profit Participating Notes as treatment of the Allowed Investec NAC 8 Senior Funded Debt Claims, the proportion of Investec NAC 8 Senior Funded Debt Claims held by a Holder of such claims as a percentage of the aggregate amount of the Allowed Investec NAC 8 Senior Funded Debt Claims and the Allowed Investec NAC 8 Junior Funded Debt Claims;

(m) with respect to the Investec NAC 8 New Senior Profit Participating Notes as treatment of the Allowed Investec NAC 8 Senior Funded Debt Claims, the proportion of Investec NAC 8 Senior Funded Debt Claims held by a Holder of such claims as a percentage of the aggregate amount of the Allowed Investec NAC 8 Senior Funded Debt Claims;

(n) with respect to the Investec NAC 8 New Junior Profit Participating Notes as treatment of the Allowed Investec NAC 8 Junior Funded Debt Claims, the proportion of Investec NAC 8 Junior Funded Debt Claims held by a Holder of such claims as a percentage of the aggregate amount of the Allowed Investec NAC 8 Senior Funded Debt Claims and the Allowed Investec NAC 8 Junior Funded Debt Claims; and

(o) with respect to the MUFG JOLCO New Profit Participating Notes as treatment of the A Termination Claims against the MUFG JOLCO Debtors, the proportion of A Termination Claims against the MUFG JOLCO Debtors held by a Holder of such claims as a percentage of the aggregate amount of the A Termination Claims against the MUFG JOLCO Debtors.

483.       “Professional” means an Entity:  (a) retained in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Applicable Effective Date pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

484.        “Professional Fee Claims” means any Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Applicable Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

485.        “Professional Fee Escrow Account” means an account funded by NAC DAC with Cash on or before the Applicable Effective Date in an amount equal to the Professional Fee Escrow Amount.

486.        “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Applicable Effective Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.E.3 of the Plan.

487.        “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

488.        “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

489.        “Rejected Executory Contract and Unexpired Lease List” means the list, as determined by the Debtors, in accordance with the consent rights set forth in the Restructuring Support Agreement, of Executory Contracts and Unexpired Leases that will be rejected by the Debtors pursuant to the Plan, which list shall be included in the Plan Supplement.

490.        “Related Fund” means, in relation to (a) a fund or entity (the “First Entity”), or (b) a company owned by a fund or entity (the “First Company”), a fund or entity (or company owned by such fund or entity) which is ultimately managed or advised by (i) the First Entity or First Company, (ii) an Affiliate of the First Entity or First Company, (iii) the same investment manager or investment advisor as the First Entity, First Company or fund (or entity) that owns the First Company (as applicable), or (iv) an investment manager or investment advisor which is an Affiliate of the investment manager or investment advisor of the First Entity, First Company, or fund (or entity) that owns the First Company (as applicable).

491.        “Related Party” means, with respect to an Entity, each of, and in each case in its capacity as such, such Entity’s current and former directors, managers, officers, investment committee members, special committee members, equityholders (regardless of whether such interests are held directly or indirectly), any Related Fund, predecessors, assignors, participants, successors, assigns, direct or indirect subsidiaries, affiliates, partners, limited partners, general partners, principals, members, management companies, investment or fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and advisors (including, for the avoidance of doubt, the Consenting Creditor Principal Advisors).  For the avoidance of doubt, the current and former members of each governing body of the Debtors (and their attorneys and other professionals retained by them in their capacity as members of a governing body) are Related Parties of the Debtors.

492.       “Released Party” means, collectively, and in each case in its capacity as such:  (a) the Debtors; (b) the Reorganized Debtors; (c) each Consenting Stakeholder; (d) each Consenting Creditor Group; (e) the NAC 33/34 Funding Lenders; (f) the New Money Investors; (g) each member of the Committee of Restructuring Creditors; (h) the NAC DAC DIP Agent; (i) each Consenting Agent/Trustee; (j) each current and former affiliate of each Entity in clause (a) through the following clause (k); and (k) each Related Party of each Entity in clause (a) through this clause (k); provided that the New Money Investors shall only be Released Parties if the NAC 33/34 Plan Effective Date occurs in accordance with the Alpha Term Sheet.  For the avoidance of doubt, each Released Party shall only be a Released Party as of the occurrence of the Applicable Effective Date.

493.        “Releasing Party” means, collectively, and in each case in its capacity as such:  (a) the Debtors; (b) the Reorganized Debtors; (c) each Consenting Stakeholder; (d) each Consenting Creditor Group; (e) the NAC 33/34 Funding Lenders; (f) the New Money Investors; (g) each member of the Committee of Restructuring Creditors; (h) the NAC DAC DIP Agent; (i) each Consenting Agent/Trustee; (j) all Holders of Impaired Claims who voted to accept the Plan; (k) all Holders of Impaired Claims who abstained from voting on the Plan, voted to reject the Plan, or are conclusively presumed to have rejected the Plan; (l) all Holders of Unimpaired Claims; (m) all Holders of Interests; and (n) each Related Party of each Entity in clause (a) through this clause (n) for which such Entity is legally entitled to bind such Related Party to the release contained in the Plan under applicable law; provided that an Entity listed in clauses (j) through (m) shall only constitute a Releasing Party if the applicable Entity either (x) elects to opt in to provide the releases contained in the Plan or (y) is otherwise specifically enumerated in clauses (a) through (i); provided further that if an Entity is not a “Releasing Party,” then its Related Parties (in their capacities as such) are not Releasing Parties; provided further, that the New Money Investors shall only be Releasing Parties if the NAC 33/34 Plan Effective Date occurs in accordance with the Alpha Term Sheet.  For the avoidance of doubt, each Releasing Party shall only be a Releasing Party as of the occurrence of the Applicable Effective Date.

494.        “Relevant Entity” has the meaning set forth in the Moelis/Weil/NRF Exiting Creditors Term Sheet or the Moelis/Weil/NRF Amending Creditors Term Sheet, as applicable.

495.        “Remaining Debtors” means the Debtors other than the Moelis/Weil/NRF Exiting Debtors, and the NAC 33/34 Debtors.

496.        “Reorganized DB JOLCO Debtors” means the DB JOLCO Debtors as reorganized pursuant to and under the Restructuring Transactions.

497.        “Reorganized DB JOLCO Equity” means the existing Interests in a Reorganized DB JOLCO Debtor that is a JOLCO Singaporean Debtor.

498.        “Reorganized Debtors” means, collectively, NAC DAC and each other Debtor, as reorganized pursuant to and under the Restructuring Transactions and any successor thereto.

499.        “Reorganized ECA Debtors” means the ECA Debtors as reorganized pursuant to and under the Restructuring Transactions.

500.        “Reorganized EDC Debtors” means the EDC Debtors as reorganized pursuant to and under the Restructuring Transactions.

501.        “Reorganized Investec NAC 8 Debtors” means the Investec NAC 8 Debtors (excluding the Investec NAC 8 U.S. Debtors) as reorganized pursuant to and under the Restructuring Transactions.

502.        “Reorganized Investec NAC 27 Debtor” means the Investec NAC 27 Debtor as reorganized pursuant to and under the Restructuring Transactions.

503.        “Reorganized JOLCO Debtors” means, collectively, the Reorganized DB JOLCO Debtors and the Reorganized MUFG JOLCO Debtors.

504.        “Reorganized JOLCO Equity” means, collectively, the Reorganized DB JOLCO Equity and the Reorganized MUFG JOLCO Equity.

505.        “Reorganized Moelis/Weil/NRF Debtors” means, collectively, the Moelis/Weil/NRF Exiting Debtors, the Investec NAC 27 Debtor, and the EDC Debtors, each as reorganized pursuant to and under the Restructuring Transactions.

506.        “Reorganized Moelis/Weil/NRF Exiting Debtors” means the Moelis/Weil/NRF Exiting Debtors as reorganized pursuant to and under the Restructuring Transactions.

507.        “Reorganized MUFG JOLCO Debtors” means the MUFG JOLCO Debtors as reorganized pursuant to and under the Restructuring Transactions.

508.        “Reorganized MUFG JOLCO Equity” means the existing Interests in a Reorganized MUFG JOLCO Debtor.

509.        “Reorganized NAC 29” means NAC 29 as reorganized pursuant to and under the Restructuring Transactions.

510.        “Reorganized NAC 29 Equity Value” means the greater of:  (a) zero; and (b) the product of (i) $3.2 billion divided by the aggregate Ascend MAMV of the Debtors’ fleet, and (ii) the Ascend MAMV of the collateral that shall secure the New NAC 29 Debt, less the New NAC 29 Debt.

511.        “Reorganized NAC 33/34” means NAC 33/34 as reorganized pursuant to and under the Restructuring Transactions.

512.        “Reorganized NAC 33/34 Debtors” means the NAC 33/34 Debtors as reorganized pursuant to and under the Restructuring Transactions.

513.        “Reorganized NAC DAC” means NAC DAC as reorganized pursuant to and under the Restructuring Transactions.

514.        “Reorganized NYL Debtors” means the NYL Debtors as reorganized pursuant to and under the Restructuring Transactions.

515.        “Reorganized Remaining Debtors” means the Debtors that are not Exiting Debtors all as reorganized pursuant to and under the Restructuring Transactions.

516.       “Reorganized RoG Debtor” means any Debtor as reorganized pursuant to and under the Restructuring Transactions (or any successor thereto) that is a direct or indirect subsidiary of the Reorganized TopCo immediately following Consummation (which, for the avoidance of doubt, shall not include the Moelis/Weil/NRF Exiting Debtors or the NAC 33/34 Debtors), except for:  (a) NAC DAC; (b) NAC 29 and its direct and indirect subsidiaries; and (c) any Debtor in respect of which all Holders of Allowed Funded Debt Claims against such Debtor will each receive their Pro Rata share of either the (i) RoG Equitization Recovery or (ii) New NAC 29 Debt.

517.        “Reorganized RoG Debtor Equity Value” means, with respect to (1) a Reorganized RoG Debtor that is not an Investec NAC 27 Debtor, the product of (i) $3.2 billion divided by the aggregate Ascend MAMV of the Debtors’ fleet, and (ii) the Ascend MAMV of the collateral that shall secure the financial indebtedness of such Reorganized RoG Debtor, less the financial indebtedness of such Reorganized RoG Debtor or (2) a Reorganized Investec NAC 27 Debtor, the greater of (a) zero; and (b) the product of (i) $3.2 billion divided by the aggregate Ascend MAMV of the Debtors’ fleet, and (ii) the Ascend MAMV of the collateral that shall secure the financial indebtedness of such Reorganized Investec NAC 27 Debtor less the financial indebtedness of such Reorganized Investec NAC 27 Debtor.

518.        “Reorganized SMBC Debtor” means the SMBC Debtor as reorganized pursuant to and under the Restructuring Transactions.

519.      “Reorganized TopCo” means, as determined by the Debtors, with the consent of the Majority Consenting Equitizing Creditors, a new corporation, limited liability company, or partnership that may be formed to, among other things, directly or indirectly acquire all or substantially all of the assets and/or stock (including share capital) of certain of the Debtors, as applicable, in accordance with the Restructuring Support Agreement and the Plan, and issue the New Ordinary Shares to be distributed pursuant to the Restructuring Transactions; provided that any Reorganized TopCo formed shall be incorporated under the laws of the Cayman Islands and shall be a tax resident of Ireland, unless otherwise agreed by the Debtors and the Majority Consenting Equitizing Creditors.

520.       “Required Consenting Creditors” means, as of the relevant date, the Majority NAC 29 Facilities Group Consenting Creditors, the Majority NAC 29 Noteholder Consenting Creditors, the Silver Point Creditors, the Majority NAC 33/34 Consenting Creditors, the Majority Moelis/Weil/NRF Consenting Amending Creditors, the Majority Moelis/Weil/NRF Consenting Exiting Creditors, and the Majority PFA Consenting Creditors.

521.        “Required DIP Lenders” means the “Required Lenders” as defined under the NAC DAC DIP Credit Agreement.

522.        “Requisite Holders” means Holders of a Class of Claims sufficient to satisfy the requirements of section 1126(c) of the Bankruptcy Code.

523.        “Residual Shares” means (i) any Rights Offering Shares that are not elected to be subscribed for pursuant to the Rights Offering by Eligible Rights Offering Participants at the Rights Offering Election Deadline, (ii) the Rights Offering Shares that are elected to be subscribed for but are not funded by either the Escrow Deposit Deadline (in the case of Rights Offering Commitment Parties that are not Excepted Commitment Parties) or the Funding Deadline (in respect of Rights Offering Participants that are not Rights Offering Commitment Parties or Excepted Commitment Parties), and (iii) the Rights Offering Shares that are elected to be subscribed for but are not funded by the relevant deadline by an Excepted Commitment Party; less any Rights Offering Shares which are first purchased by the Backstop Commitment Parties in accordance with the Rights Offering Commitment Agreement, and following any scale-back of the Rights Offering Amount in accordance with the Rights Offering Commitment Agreement.

524.        “Restricted Cash” means (a) “Restricted Cash” as defined in Section 1 of the Scheme Waiver and Deferral Letter plus (b) any amounts held in the bank account of NAC 36, excluding in each case, for the avoidance of doubt, any amounts that are held as “Restricted Cash” in accordance with the Restructuring Support Agreement following the sale of assets by any of the Debtors.

525.        “Restructuring” means the restructuring of the Debtors, pursuant to the Restructuring Transactions, as described in the Restructuring Support Agreement and the Plan.

526.        “Restructuring Committee” means the restructuring committee of the board of directors of NAC DAC.

527.        “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of December 17, 2021, by and among the Debtors and the Consenting Stakeholders, including all exhibits and attachments thereto, and as amended, restated, and supplemented from time to time in accordance with its terms.

528.        “Restructuring Term Sheets” has the meaning set forth in the Restructuring Support Agreement.

529.        “Restructuring Transactions” means the transactions described in Article IV.B of the Plan.

530.        “Restructuring Transactions Memorandum” means a document that sets forth certain steps to be carried out to implement the Restructuring Transactions.

531.        “Rights Offering” means the New Ordinary Shares rights offering for the Rights Offering Amount.

532.        “Rights Offering Amount” means aggregate subscription price of up to $337,211,698, which may be scaled-back in accordance with the Rights Offering Commitment Agreement.

533.        “Rights Offering Backstop Order” means the Order (I) Authorizing the Equitizing Debtors’ Entry into the Rights Offering Commitment Agreement, (II) Authorizing the Payment and Allowance of Related Fees and Expenses as Administrative Claims, and (III) Granting Related Relief [Docket No. 541], or such other order of the Bankruptcy Court approving the applicable Debtors’ entry into, and performance of all obligations under, the Rights Offering Commitment Agreement.

534.       “Rights Offering Commitment Agreement” means that certain backstop commitment agreement, dated as of January 3, 2022 by and between NAC DAC, the Debtors party thereto, and the Rights Offering Commitment Parties, as may be amended, restated, adhered to, or supplemented from time to time.

535.       “Rights Offering Commitment Parties” means those Eligible Rights Offering Participants that are parties to the Rights Offering Commitment Agreement (including transferees in accordance with the terms of the Rights Offering Commitment Agreement) as of the relevant determination date.

536.        “Rights Offering Commitment Premium” means a commitment premium equal to 4.0 percent of the Rights Offering Amount, payable in New Ordinary Shares issued at the Plan Equity Value calculated in accordance with the Rights Offering Commitment Agreement.

537.        “Rights Offering Completion” means completion of the issue of Rights Offering Shares on the Plan Effective Date pursuant to and in accordance the terms of the Rights Offering, the Rights Offering Backstop Order, the Plan, and the Confirmation Order.

538.        “Rights Offering Election Deadline” means the Voting Deadline.

539.       “Rights Offering Entitlement” means, for any Eligible Rights Offering Participant, the number of New Ordinary Shares obtained by multiplying the total number of Rights Offering Shares (prior to any scale-back) by the number obtained by dividing the number of New Ordinary Shares such Eligible Rights Offering Participant is entitled to receive under the Plan (excluding any Rights Offering Shares) by the total number of New Ordinary Shares being distributed to Eligible Rights Offering Participants under the Plan (excluding the Rights Offering Shares), in each case, prior to the Rights Offering and subject to dilution by the Rights Offering Shares (including, for the avoidance of doubt, the Backstop Shares), the Rights Offering Premiums, and the Management Incentive Plan.

540.         “Rights Offering Participants” means the Eligible Rights Offering Participants that elect to participate in the Rights Offering by the Rights Offering Election Deadline either pursuant to the Rights Offering Procedures and/or the Rights Offering Commitment Agreement.

541.       “Rights Offering Participation Premium” means a premium equal to 3.5 percent of the Rights Offering Amount, payable in New Ordinary Shares issued at the Plan Equity Value, calculated in accordance with the Rights Offering Commitment Agreement and the Rights Offering Procedures.

542.        “Rights Offering Premiums” means, collectively, the Rights Offering Commitment Premium and the Rights Offering Participation Premium.

543.        “Rights Offering Procedures” means the procedures governing the Rights Offering, which shall be in accordance with the Restructuring Support Agreement and the Definitive Documents.

544.        “Rights Offering Shares” means the New Ordinary Shares offered in the Rights Offering, which, for the avoidance of doubt, does not include the New Ordinary Shares issued on account of the Rights Offering Premiums.

545.        “RoG Equitization Amount” means an amount equal to the lesser of (a) the value of the Ascend MAMV of the collateral securing the applicable RoG Funded Debt Claims who elect to receive the RoG Equitization Recovery under the Plan, less the amount of the New NAC 29 Debt to be issued to the Holders of such RoG Funded Debt Claims; and (b) the aggregate Allowed amount of such RoG Funded Debt Claims who elect to receive the RoG Equitization Recovery under the Plan, less the amount of the New NAC 29 Debt to be issued to the Holders of such RoG Funded Debt Claims.

546.        “RoG Equitization Recovery” means the:  (a) RoG New NAC 29 Debt; (b) RoG New Ordinary Shares Allocation, subject to dilution by the Rights Offering Shares (including, for the avoidance of doubt, the Backstop Shares), the Rights Offering Premiums, and the Management Incentive Plan; (c) subscription rights to the RoG Rights Offering Allocation; and (d) RoG Exit Facility Participation Right.

547.        “RoG Exit Facility Participation Right” means the right of a Holder of RoG Funded Debt Claims whose Applicable Share Collateral shall be contributed to NAC 29 on the Plan Effective Date to participate in the Exit Facility in an amount equal to such Holder’s RoG Funded Debt Claims as a proportion of the sum of all Funded Debt Claims held by Eligible Exit Facility Lenders.

548.        “RoG Funded Debt Claims” means, collectively, (a) NAC 33/34 Loan Claims, (b) KfW Funded Debt Claims, (c) EDC Funded Debt Claims (CRJ), (d)  EDC Remaining Facilities Claims, (e) ECA Financing Claims (Garuda), (f) SMBC Funded Debt Claims, (g) DB Nightjar Funded Debt Claims, (h) Investec NAC 27 Funded Debt Claims, (i) Investec NAC 8 Senior Funded Debt Claims, and (j) Investec NAC 8 Junior Funded Debt Claims.

549.        “RoG New NAC 29 Debt” means that certain debt in the form of New NAC 29 Notes and/or the New NAC 29 Term Loan Facility issued to Holders of RoG Funded Debt Claims who elect to receive the RoG Equitization Recovery, in an amount determined by reference to the product of the NAC 29 Opening LTV and the Ascend MAMV for the relevant aircraft of the relevant Debtors.

550.       “RoG New Ordinary Shares Allocation” means a percentage ownership of New Ordinary Shares (prior to consummation of the Rights Offering, payment of the Rights Offering Premiums, and implementation of the Management Incentive Plan) calculated as the applicable Holder’s RoG Equitization Amount divided by the sum of (a) the NAC 29 Equitization Amount, (b) the aggregate sum of the RoG Equitization Amounts provided to Holders of RoG Funded Debt Claims who elect to receive the RoG Equitization Recovery, and (c) the aggregate sum of the NAC DAC Unsecured Funded Debt Claims Equitization Amount provided or to be provided to Holders of NAC DAC Unsecured Funded Debt Claims that elect to receive the NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation.

551.       “RoG Rights Offering Allocation” means the Rights Offering Amount (prior to any scale-back) multiplied by the applicable RoG Equitization Amount divided by the sum of (a) the NAC 29 Equitization Amount, and (b) the aggregate sum of the RoG Equitization Amount provided or to be provided to Holders of RoG Funded Debt Claims who elect to receive the RoG Equitization Recovery.

552.        “Scheme Circular” means that certain updated scheme circular, dated July 3, 2020, relating to the scheme of arrangement between NAC DAC and the Scheme Creditors (as defined therein).

553.       “Scheme Waiver and Deferral Letter” means those certain scheme waiver and deferral letters, each dated July 22, 2020, by and among NAC DAC, certain of its direct and indirect subsidiaries, and the Scheme Creditors (as defined therein), as amended, supplemented, or otherwise modified from time to time.

554.        “SEC” means the Securities and Exchange Commission.

555.       “Secondary New Ordinary Shares Pool” means New Ordinary Shares comprising 5.00 percent (prior to consummation of the Rights Offering (including issuance of the Backstop Shares), payment of the Rights Offering Premiums, and implementation of the Management Incentive Plan) of the New Ordinary Shares to be issued to Holders of Allowed Claims pursuant to the Plan.

556.        “Section 510(b) Claims” means any Claims subject to subordination under section 510(b) of the Bankruptcy Code.

557.        “Secured Claim” means a Claim:  (a) secured by a valid, perfected and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

558.        “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

559.        “Security” or “Securities” has the meaning set forth in section 2(a)(1) of the Securities Act.

560.        “Security Deposit Reimbursement Costs” has the meaning set forth in the Moelis/Weil/NRF Exiting Creditors Term Sheet or the Moelis/Weil/NRF Amending Creditors Term Sheet, as applicable.

561.        “Separation Agreement” has the meaning set forth in the NAC 33/34 Exit Term Sheet.

562.        “Settlement Amount” has the meaning set forth in the Moelis/Weil/NRF Amending Creditors Term Sheet.

563.        “Settlement and Transfer Agreement” means that certain Settlement and Transfer Agreement(s) to be entered into on or about the Applicable Effective Date between the applicable Reorganized Debtors and the Moelis/Weil/NRF Consenting Exiting Creditors consistent with the Moelis/Weil/NRF Exiting Creditors Term Sheet.

564.        “Silver Point Creditors” means Silver Point Capital and its Affiliates and Related Funds, in each case, that are Consenting Creditors.

565.        “SLG Finance Parties” has the meaning set forth in the Moelis/Weil/NRF Exiting Creditors Term Sheet or the Moelis/Weil/NRF Amending Creditors Term Sheet, as applicable.

566.        “SMBC Debtor” means NAC Aviation 3 A/S.

567.        “SMBC Funded Debt Claim” means any and all Claims, including any Deficiency Claims, arising under, derived from, or based upon the NAC 3 A/S Facility.

568.        “Solicitation Agent” means Epiq Corporate Restructuring, LLC, the notice, claims, and solicitation agent retained by the Debtors for the Chapter 11 Cases.

569.        “Solicitation Materials” means all solicitation materials in respect of the Plan together with the Disclosure Statement, which Solicitation Materials shall be in accordance with the Restructuring Support Agreement and the Definitive Documents.

570.        “Specified Company Contract” means any employment or appointment agreement between a Debtor and a member of the Restructuring Committee entered into prior to the Plan Effective Date.

571.        “Standard” has the meaning ascribed to “Standard” in the Moelis/Weil/NRF Exiting Creditors Term Sheet or “Standard of Care” in the Moelis/Weil/NRF Amending Creditors Term Sheet, as applicable.

572.        “Swap Agreements” means, collectively, each agreement and schedule listed in Part 4 of Exhibit C to the Restructuring Support Agreement, in each case, as such agreements and schedules may be amended, supplemented, or otherwise modified from time to time.

573.        “Titan” means Titan Finance International Limited.

574.        “Third-Party Release” means the release given by each of the Releasing Parties to the Released Parties as set forth in Article VIII.E of the Plan.

575.        “Transition Date” has the meaning set forth in the NAC 33/34 Exit Term Sheet.

576.        “Trustee” means, collectively, any indenture trustee, collateral trustee, or any other trustee or similar entity under any of the Financing Arrangements, New Debt Documents, or New Equity Documents.

577.        “U.S. Trustee” means the Office of the United States Trustee for the Eastern District of Virginia.

578.        “Unexpired Lease” means a lease, including any amendment, side letter, modifications, ancillary documents, or supplements thereto (and any related warranty documents), to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code, including, for the avoidance of doubt, Leveraged Aircraft Leases and Operating Aircraft Leases.

579.        “Unimpaired” means a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

580.        “USPP Notes” means, collectively, the (a) NAC 29 2017 USPP Notes, (b) NAC 29 2018 USPP Notes, (c) NAC 29 2019 USPP Notes, and (d) NAC 29 2020 USPP Notes.

581.        “Voting Deadline” means the date by which Holders in respect of Claims entitled to vote must submit a ballot to vote in favor of the Plan.

B.	Rules of Interpretation

For purposes of the Plan, except as otherwise provided in the Plan:  (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference in the Plan to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (c) unless otherwise specified, all references in the Plan to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (d) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (e) any effectuating provisions may be interpreted (subject to the consent rights of the Consenting Stakeholders as set forth in the Restructuring Support Agreement) by the Debtors or the applicable Reorganized Debtors (including, as applicable, the Exiting Reorganized Debtors), in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; provided that if there is a dispute between the Reorganized Remaining Debtors and any Exiting Reorganized Debtor, or between Exiting Reorganized Debtors, about such provision, such dispute shall be resolved by the Bankruptcy Court after notice and a hearing; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified in the Plan, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (h) any term used in capitalized form in the Plan that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (i) references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (j) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like as applicable; (k) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (l) the terms “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; and (m) except as otherwise provided in the Plan, any reference to the Applicable Effective Date shall mean the Plan Effective Date, a Moelis/Weil/NRF Exiting Debtor Plan Effective Date, or the NAC 33/34 Plan Effective Date (as the context requires), or as soon as reasonably practicable thereafter.

C.	Computation of Time

Unless otherwise specifically stated in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed in the Plan.  If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable.

E.	Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided herein.

F.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.	Controlling Document

Subject to Article I.H hereof, in the event of an inconsistency between the Plan, the Restructuring Support Agreement, and the Disclosure Statement, the terms of the Plan shall control in all respects.  In the event of an inconsistency between the Plan and any document included in the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control.  In the event of any inconsistency between the Plan and the Plan Supplement, on the one hand, and the Confirmation Order, on the other hand, the Confirmation Order shall control in all respects.

H.	Consent Rights

Notwithstanding anything herein to the contrary, any and all consent rights of the parties to the Restructuring Support Agreement set forth in the Restructuring Support Agreement with respect to the form and substance of the Plan, all exhibits to the Plan, the Plan Supplement, and the Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof), shall be fully enforceable as if stated in full herein and shall govern in the case of any conflict between the terms of the Restructuring Support Agreement and the terms herein.

Where the Majority NAC 33/34 Consenting Creditors have a consent, authorization, election, direction, or approval right under the Plan, the exercise of such consent, authorization, election, direction, or approval right by the Majority NAC 33/34 Consenting Creditors shall be subject to the terms of the Azorra Support Agreement; provided that the remedies for failure to comply with such obligations shall be solely as set forth in the Azorra Support Agreement.

ARTICLE II.
ADMINISTRATIVE CLAIMS, DIP CLAIMS, AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, NAC DAC DIP Claims, NYL DIP Claims, and Priority Tax Claims have not been classified and thus are excluded from the classes of Claims set forth in Article III of the Plan.

A.	Administrative Claims

Unless less favorable treatment is otherwise agreed to by the Holders of an Allowed Administrative Claim and the Debtor(s) or the Reorganized Debtor(s) against which such Claim is Allowed, as applicable, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) shall either receive, in full and final satisfaction of its Administrative Claim, an amount of Cash equal to the amount of such Allowed Administrative Claim, or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, in accordance with the following:  (a) if an Administrative Claim is Allowed as of the Applicable Effective Date, on the Applicable Effective Date (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (b) if such Administrative Claim is not Allowed as of the Applicable Effective Date, no later than sixty (60) days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (c) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the holders of such Allowed Administrative Claim; or (d) at such time and on such terms as set forth in a Final Order of the Bankruptcy Court.

Except as otherwise provided in this Article II.A and except with respect to Administrative Claims that are Professional Fee Claims, requests for payment of Administrative Claims must be Filed with the Bankruptcy Court and served on the Debtors, the Reorganized Remaining Debtors, and/or the Exiting Reorganized Debtors, as applicable, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date.  Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Remaining Debtors, the Exiting Reorganized Debtors, or any of their property and such Administrative Claims shall be deemed discharged as of the Applicable Effective Date.  Objections to such requests, if any, must be Filed with the Bankruptcy Court and served on the Debtors and the requesting party no later than sixty (60) days after the Administrative Claims Bar Date.  Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with the Bankruptcy Court with respect to an Administrative Claim previously Allowed.

B.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall, at the option of the Debtor(s) or Reorganized Debtor(s) against which such Claim is Allowed, and subject to the consent of the Majority Consenting Equitizing Creditors or, with respect to the NAC 33/34 Debtors or the Moelis/Weil/NRF Exiting Debtors, the Majority NAC 33/34 Consenting Creditors or the Majority Moelis/Weil/NRF Consenting Exiting Creditors, respectively, either (i) receive Cash equal to the Allowed amount of its Allowed Priority Tax Claim that is due and payable on the Applicable Effective Date or (ii) otherwise be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

C.	NAC DAC DIP Claims

All NAC DAC DIP Claims against NAC DAC and each DIP Non-Silo Guarantor (as defined in the NAC DAC Financing Orders) shall be deemed Allowed as of the Plan Effective Date in the full amount outstanding under the NAC DAC DIP Credit Agreement (including (a) the principal amount outstanding under the NAC DAC DIP Facility on such date, (b) all accrued and unpaid interest thereon to the date of payment, and (c) all outstanding amounts, including accrued and unpaid fees, expenses, and non-contingent indemnification obligations payable under the NAC DAC DIP Facility and the NAC DAC Financing Orders).  All NAC DAC DIP Claims against DIP Silo Guarantors (as defined in the NAC DAC Financing Orders) shall be deemed Allowed as of the Plan Effective Date in an amount equal to the corresponding Participating Silo’s Applicable Silo Guarantee Amount (as defined in the NAC DAC Financing Orders), to the extent that such NAC DAC DIP Claims have not been previously discharged in accordance with the NAC DAC Financing Orders, and shall be payable in accordance with the NAC DAC Financing Orders.

To the extent any NAC DAC DIP Claims remain outstanding, on the Plan Effective Date, except to the extent that a Holder of an Allowed NAC DAC DIP Claim agrees to receive less favorable treatment, each Holder of an Allowed NAC DAC DIP Claim shall receive indefeasible payment in full in Cash in an amount equal to the full amount of its Allowed NAC DAC DIP Claim in accordance with the NAC DAC Financing Orders.  Contemporaneously with the foregoing receipt by Holders of the NAC DAC DIP Claims of indefeasible payment in full in Cash of the Allowed NAC DAC DIP Claims and the termination of all Term Loan Commitments (as defined in the NAC DAC DIP Credit Agreement) under the NAC DAC DIP Credit Agreement, the NAC DAC DIP Facility, the NAC DAC DIP Credit Agreement, and the other NAC DAC DIP Facility Documents shall be deemed automatically cancelled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the NAC DAC DIP Facility shall automatically terminate, and all collateral subject to such Liens shall be automatically released, in each case, except as otherwise separately agreed and without further action by the NAC DAC DIP Agent or the NAC DAC DIP Lenders and all Guaranties (as defined in the NAC DAC DIP Credit Agreement) of the Debtors or Reorganized Debtors arising out of or related to the NAC DAC DIP Claims shall be automatically discharged and released, in each case without further action by the NAC DAC DIP Agent or the NAC DAC DIP Lenders.  The NAC DAC DIP Agent, at the direction of the NAC DAC DIP Lenders, and the NAC DAC DIP Lenders, at the requesting Reorganized Debtors’ sole cost and expense, shall take all commercially reasonable actions to effectuate and confirm such cancellation, termination, release, and discharge including the filing of any termination statements of financing statements, or mortgages or other lien release documents, as reasonably requested by the Debtors or the Reorganized Debtors, as applicable.

D.	NYL DIP Claims

All NYL DIP Claims against the NYL Debtors shall be deemed Allowed as of the Plan Effective Date in the full amount outstanding under the NYL DIP Facility Documents (including (a) the principal amount outstanding under the NYL DIP Facility on such date, (b) all accrued and unpaid interest thereon to the date of payment, and (c) all outstanding amounts, including accrued and unpaid fees, expenses, and non-contingent indemnification obligations payable under the NYL DIP Facility and the NYL DIP Orders).

To the extent any NYL DIP Claims remain outstanding, on the Plan Effective Date, except to the extent that a Holder of an Allowed NYL DIP Claim agrees to receive less favorable treatment, each Holder of an Allowed NYL DIP Claim shall receive indefeasible payment in full in Cash in an amount equal to the full amount of its Allowed NYL DIP Claim in accordance with the NYL DIP Facility Documents.  Such payment shall be funded first from the Reorganized NYL Debtors’ Cash on hand as of the Plan Effective Date, and, to the extent that the aggregate amount of Allowed NYL DIP Claims exceeds the Reorganized NYL Debtors’ Cash on hand as of the Plan Effective Date, Reorganized NAC DAC shall make the NYL Additional Cash Transfer to the Reorganized NYL Debtors on the Plan Effective Date, and such transfer shall be made as and constitute an intercompany loan and shall be deemed a NYL Priority Servicer Advance.  Contemporaneously with the receipt by Holders of the NYL DIP Claims of indefeasible payment in full in Cash of the Allowed NYL DIP Claims and the termination of all DIP Commitments (as defined in the NYL DIP Facility Documents) under the NYL DIP Facility Documents, the NYL DIP Facility and the NYL DIP Facility Documents shall be deemed automatically cancelled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the NYL DIP Facility shall automatically terminate, and all collateral subject to such Liens shall be automatically released, in each case, except as otherwise separately agreed and without further action by the NYL DIP Lenders, and any Guaranty (as defined in the NYL DIP Facility Documents) arising out of or related to the NYL DIP Claims shall be automatically discharged and released, in each case without further action by the NYL DIP Lenders.  The NYL DIP Lenders, at the Reorganized Remaining Debtors’ sole cost and expense, shall take all commercially reasonable actions to effectuate and confirm such cancellation, termination, release, and discharge including the filing of any termination statements of financing statements, or mortgages or other lien release documents, as reasonably requested by the Remaining Debtors or the Reorganized Remaining Debtors, as applicable.

E.	Professional Fee Claims

1.	Professional Fee Escrow Account

On or prior to the Plan Effective Date, NAC DAC shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount.  The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court.  No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way.  Such funds shall not be considered property of the Estates, the Debtors, or the Reorganized Debtors.

The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Debtors or the Reorganized Debtors, as applicable, from the funds held in the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by an order of the Bankruptcy Court; provided, that the Debtors’ and the Reorganized Remaining Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account, provided, further, for the avoidance of doubt, that, subject to the terms of the Exiting Term Sheets, the Exiting Debtors or Exiting Reorganized Debtors, as applicable, shall have no obligations to pay such Professional Fee Claims.  When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall promptly be paid to Reorganized NAC DAC without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

2.	Final Fee Applications and Payment of Professional Fee Claims

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Plan Effective Date must be filed no later than forty-five (45) days after the Plan Effective Date; provided that, to the extent the Moelis/Weil/NRF Exiting Debtor Plan Effective Date or the NAC 33/34 Plan Effective Date, as applicable, is later than the Plan Effective Date, final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Applicable Effective Date solely on behalf of the Moelis/Weil/NRF Exiting Debtors or the NAC 33/34 Debtors, as applicable, must be filed no later than forty-five (45) days after the Applicable Effective Date.  The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court orders.  The amount of the Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals, including from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court.

Following the Applicable Effective Date, the Disinterested Directors shall retain authority solely with respect to matters related to Professional Fee Claim requests by Professionals acting at their direction in accordance with the terms of the Plan.  Further, the Disinterested Directors, in such capacity, shall not have any of their respective privileged and confidential documents, communications, or information transferred (or deemed transferred) to the Reorganized Debtors.

3.	Professional Fee Escrow Amount

The Professionals shall provide a reasonable and good-faith estimate of their fees and expenses incurred in rendering services to the Debtors before and as of the Plan Effective Date projected to be outstanding as of the Plan Effective Date, and shall deliver such estimate to the Debtors no later than five (5) days before the anticipated Plan Effective Date; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates.  If a Professional does not provide an estimate, the Debtors may estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional.  The total aggregate amount so estimated as of the Plan Effective Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account.

4.	Post‑Plan Effective Date Fees and Expenses

From and after the Plan Effective Date, the Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by such Debtors or Reorganized Debtors, as applicable, provided, that, subject to the terms of the Exiting Term Sheets, the Exiting Debtors and Exiting Reorganized Debtors, as applicable, shall have no obligation to pay or reimburse any Professional for any such amounts incurred prior to the Applicable Effective Date.  Upon the Plan Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors and Reorganized Debtors, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

The relevant Remaining Debtors and relevant Reorganized Remaining Debtors, as applicable and subject to the terms of the Exiting Term Sheets and Restructuring Support Agreement, shall pay, within ten (10) Business Days after submission of a detailed invoice to the Debtors or Reorganized Debtors, as applicable, such reasonable claims for compensation or reimbursement of expenses incurred by the retained Professionals of the Debtors or the Reorganized Debtors, as applicable.  If the Debtors or Reorganized Debtors, as applicable, dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors, as applicable, or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

5.	Fees and Expenses of Consenting Creditor Principal Advisors

On or prior to the Plan Effective Date, NAC DAC shall pay in full in Cash all reasonable and documented fees and expenses of the Consenting Creditor Principal Advisors, as required by and subject to the terms and conditions of the Restructuring Support Agreement (including, for the avoidance of doubt, the terms and conditions set forth in the Restructuring Term Sheets attached thereto) without the requirement to file a fee application with the Bankruptcy Court and without any requirement for review or approval by the Bankruptcy Court or any other party.

F.	Payment of Agent and Trustee Fees

On or prior to the Plan Effective Date, NAC DAC or the applicable Reorganized Remaining Debtors shall pay in full in Cash all reasonable and documented fees incurred or estimated to be incurred by, or on behalf of, the Exit Facility Agent, the New NAC 29 Notes Trustee, the New NAC 29 Term Loan Agent, and the Consenting Agent/Trustees, except for Consenting Agents/Trustees party to the NAC 33/34 Consenting Financing Arrangements, up to and including the Plan Effective Date without the requirement to file a fee application with the Bankruptcy Court and without any requirement for review or approval by the Bankruptcy Court or any other party; provided, however, that the amounts payable to such Consenting Agents/Trustees shall be subject to the limitations set forth in the Restructuring Support Agreement (including, for the avoidance of doubt, the terms and conditions set forth in the Restructuring Term Sheets attached thereto).

On or prior to the Plan Effective Date, the Reorganized NAC 33/34 Debtors shall pay in full in Cash all reasonable and documented fees incurred or estimated to be incurred by, or on behalf of, any agent or collateral agent acting in connection with the NAC 33/34 Take-Back Debt or the NAC 33/34 Liquidity Credit Facility up to and including the Plan Effective Date without the requirement to file a fee application with the Bankruptcy Court and without any requirement for review or approval by the Bankruptcy Court or any other party.

ARTICLE III.
CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests

The Plan constitutes a single Plan for all the Debtors.  Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code.  A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes.  A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Applicable Effective Date.

The following chart represents the classification of Claims and Interests for each Debtor pursuant to the Plan:

Class	Claim or Interest	Status	Voting Rights
Claims Against All Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors)
A1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
A2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
A3	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
Intercompany Claims Against / Intercompany Interests in All Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors)
B1	Intercompany Claims Against All Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors)	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
B2	Intercompany Interests in All Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors)	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
Claims Against / Interests in NAC DAC
C1	NAC DAC Unsecured Funded Debt Claims	Impaired	Entitled to Vote
C2	General Unsecured Claims Against NAC DAC	Unimpaired	Not Entitled to Vote (Deemed to Accept)
C3	Interests in NAC DAC	Impaired	Not Entitled to Vote (Deemed to Reject)

Class	Claim or Interest	Status	Voting Rights
Claims Against NAC 29 Debtors
D1	NAC 29 Funded Debt Claims	Impaired	Entitled to Vote
D2	General Unsecured Claims Against the NAC 29 Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Claims Against KfW Debtors
E1	KfW Funded Debt Claims	Impaired	Entitled to Vote
E2	General Unsecured Claims Against the KfW Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Claims Against DB Nightjar Debtors
F1	DB Nightjar Funded Debt Claims	Impaired	Entitled to Vote
F2	General Unsecured Claims Against the DB Nightjar Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Claims Against SMBC Debtor
G1	SMBC Funded Debt Claims	Impaired	Entitled to Vote
G2	General Unsecured Claims Against the SMBC Debtor	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Claims Against Investec NAC 27 Debtor
H1	Investec NAC 27 Funded Debt Claims	Impaired	Entitled to Vote
H2	General Unsecured Claims Against the Investec NAC 27 Debtor	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Claims Against EDC Debtors
I1	EDC Funded Debt Claims (CRJ)	Impaired	Entitled to Vote
I2	EDC Remaining Facilities Claims	Impaired	Entitled to Vote
I3	General Unsecured Claims Against the EDC Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Claims Against ECA Debtors
J1	ECA Financing Claims (Garuda)	Impaired	Entitled to Vote
J2	General Unsecured Claims Against the ECA Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class	Claim or Interest	Status	Voting Rights
Claims Against Other NAC Debtors
K	General Unsecured Claims Against the Other NAC Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Claims Against All Moelis/Weil/NRF Exiting Debtors
L1	Other Secured Claims Against the Moelis/Weil/NRF Exiting Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
L2	Other Priority Claims Against the Moelis/Weil/NRF Exiting Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
L3	Section 510(b) Claims Against the Moelis/Weil/NRF Exiting Debtors	Impaired	Not Entitled to Vote (Deemed to Reject)
Claims Against / Interests in DB JOLCO Debtors
M1	A Termination Claims Against the DB JOLCO Debtors	Impaired	Entitled to Vote
M2	B Termination Claims Against the DB JOLCO Debtors	Impaired	Entitled to Vote
M3	General Unsecured Claims Against the DB JOLCO Debtors	Impaired	Entitled to Vote
M4	Intercompany Claims Against the DB JOLCO Debtors	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
M5	Interests in the DB JOLCO Debtors	Impaired	Not Entitled to Vote (Deemed to Reject)
Claims Against / Interests in MUFG JOLCO Debtors
N1	A Termination Claims Against the MUFG JOLCO Debtors	Impaired	Entitled to Vote
N2	B Termination Claims Against the MUFG JOLCO Debtors	Impaired	Entitled to Vote
N3	General Unsecured Claims Against the MUFG JOLCO Debtors	Impaired	Entitled to Vote
N4	Intercompany Claims Against the MUFG JOLCO Debtors	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
N5	Interests in the MUFG JOLCO Debtors	Impaired	Not Entitled to Vote (Deemed to Reject)

Class	Claim or Interest	Status	Voting Rights
Claims Against / Interests in Investec NAC 8 Debtors
O1	Investec NAC 8 Senior Funded Debt Claims	Impaired	Entitled to Vote
O2	Investec NAC 8 Junior Funded Debt Claims	Impaired	Entitled to Vote
O3	General Unsecured Claims Against the Investec NAC 8 Debtors	Impaired	Entitled to Vote
O4	Intercompany Claims Against the Investec NAC 8 Debtors	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
O5	Interests in the Investec NAC 8 Debtors	Impaired	Not Entitled to Vote (Deemed to Reject)
Claims Against / Interests in NAC 33/34 Debtors
P1	Other Secured Claims Against the NAC 33/34 Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
P2	Other Priority Claims Against the NAC 33/34 Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
P3	NAC 33/34 Loan Claims	Impaired	Entitled to Vote
P4	General Unsecured Claims Against the NAC 33/34 Debtors	Impaired	Entitled to Vote
P5	Intercompany Claims Against the NAC 33/34 Debtors (Other than Intercompany Claims Between the NAC 33/34 Debtors)	Impaired	Not Entitled to Vote (Deemed to Reject)
P6	Intercompany Claims Between NAC 33/34 Debtors	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
P7	Section 510(b) Claims Against the NAC 33/34 Debtors	Impaired	Not Entitled to Vote (Deemed to Reject)
P8	NAC 33/34 Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
P9	Interests in NAC 33/34	Impaired	Not Entitled to Vote (Deemed to Reject)

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

B.	Treatment of Certain Classes of Claims Against and Interests in All Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors)

Each Holder of an Allowed Claim against or Allowed Interest in, as applicable, the Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors) shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest.  Unless otherwise indicated, the Holder of an Allowed Claim against or Allowed Interest in, as applicable, the Debtors shall receive such treatment on the Applicable Effective Date or as soon as reasonably practicable thereafter.

Claims Against / Interests in All Debtors
(other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors)

1.	Class A1 — Other Secured Claims

(a)	Classification: Class A1 consists of all Other Secured Claims (other than those against the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors).

(b)
Treatment:  Each Holder of an Allowed Other Secured Claim shall receive, at the election of the Debtor(s) against which such Claim is Allowed, and subject to the consent of the Majority Consenting Equitizing Creditors, either:

(i)	payment in full in Cash;

(ii)	delivery of the collateral securing any such Allowed Other Secured Claim;

(iii)	Reinstatement of such Allowed Other Secured Claim; or

(iv)	such other treatment rendering such Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)
Voting:  Class A1 is Unimpaired under the Plan.  Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

2.	Class A2 — Other Priority Claims

(a)	Classification: Class A2 consists of all Other Priority Claims (other than those against the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors).

(b)	Treatment: Each Holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Other Priority Claim.

(c)
Voting:  Class A2 is Unimpaired under the Plan.  Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

3.	Class A3 — Section 510(b) Claims

(a)	Classification: Class A3 consists of all Section 510(b) Claims (other than those against the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors).

(b)	Treatment: Allowed Section 510(b) Claims, if any, shall be discharged, cancelled, released, and extinguished without any distribution.

(c)
Voting:  Class A3 is Impaired under the Plan.  Holders of Allowed Section 510(b) Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Intercompany Claims Against / Intercompany Interests in All Debtors
(other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors)

4.	Class B1 — Intercompany Claims Against All Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors)

(a)	Classification: Class B1 consists of all Intercompany Claims against all Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors).

(b)
Treatment:  Allowed Intercompany Claims against all Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors) shall be, at the option of the Debtors or the Reorganized Debtors, as applicable, and subject to the consent of the Majority Consenting Equitizing Creditors, either:

(i)	Reinstated;

(ii)	converted to equity; or

(iii)
distributed, contributed, set off, addressed, merged, cancelled, and/or released without any distribution on account thereof, or otherwise addressed at the option of the Reorganized Debtors, subject to the consent of the Majority Consenting Equitizing Creditors;

provided that Intercompany Claims held by or against a Moelis/Weil/NRF Amending Debtor shall be Reinstated unless otherwise consented to by the applicable Majority Moelis/Weil/NRF Consenting Amending Creditors, which consent shall not be unreasonably withheld.

(c)
Voting:  Class B1 Claims are either Unimpaired, and such Holders are conclusively deemed to have accepted the Plan pursuant to section 1126(f), or Impaired, and such Holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Allowed Intercompany Claims against all Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors) are not entitled to vote to accept or reject the Plan.

5.	Class B2 — Intercompany Interests in All Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors)

(a)	Classification: Class B2 consists of all Intercompany Interests in all Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors).

(b)
Treatment:  Allowed Intercompany Interests in all Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors) shall be, at the option of the Debtors or the Reorganized Debtors, as applicable, and subject to the consent of the Majority Consenting Equitizing Creditors, either:

(i)	Reinstated;

(ii)	cancelled and released without any distribution on account thereof; or

(iii)	contributed to NAC 29 through the contribution of Applicable Share Collateral as provided in the Plan;

provided that Intercompany Interests in a Moelis/Weil/NRF Amending Debtor shall be Reinstated unless otherwise consented to by the applicable Majority Moelis/Weil/NRF Consenting Amending Creditors, which consent shall not be unreasonably withheld.

(c)
Voting:  Class B2 Interests are either Unimpaired, and such Holders are conclusively deemed to have accepted the Plan pursuant to section 1126(f), or Impaired, and such Holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Allowed Intercompany Interests in all Debtors (other than the NAC 33/34 Debtors and the Moelis/Weil/NRF Exiting Debtors) are not entitled to vote to accept or reject the Plan.

Claims Against / Interests in NAC DAC

6.	Class C1 — NAC DAC Unsecured Funded Debt Claims

(a)	Classification: Class C1 consists of all NAC DAC Unsecured Funded Debt Claims.

(b)
Treatment:  Each Holder of an Allowed NAC DAC Unsecured Funded Debt Claim shall receive, at the option of such Holder (unless otherwise stated herein), its Pro Rata share of the NAC DAC Unsecured Funded Debt Claims Recovery Pool, either:

(i)	in Cash; or

(ii)	as a Pro Rata share of the NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation;

provided that, notwithstanding the foregoing option, (x) Option A/D Holders, in their capacity as such, shall receive such Pro Rata share of the NAC DAC Unsecured Funded Debt Claims Recovery Pool as a Pro Rata share of the NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation and for the purposes of the Plan shall be deemed to have elected to receive such treatment, and (y) the Moelis/Weil/NRF Consenting Exiting Creditors, in their capacity as such, and Holders of NAC 33/34 Loan Claims, in their capacity as such, shall receive such Pro Rata share of the NAC DAC Unsecured Funded Debt Claims Recovery Pool in Cash; provided, further, that to the extent the NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation equals 5.00 percent of the New Ordinary Shares (prior to consummation of the Rights Offering (including issuance of the Backstop Shares), payment of the Rights Offering Premiums, and implementation of the Management Incentive Plan), any remaining balance2 of the NAC DAC Unsecured Funded Debt Claims Recovery Pool that is payable to Holders electing the NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation shall be paid in Cash to such Holders electing the NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation on a Pro Rata basis.3

[2]
To be calculated as the balance of the NAC DAC Unsecured Funded Debt Claims Recovery Pool that would be payable to Holders of Allowed NAC DAC Unsecured Funded Debt Claims who have opted to receive their pro rata share of the NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation remaining after the NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation, up to such 5 percent cap.

[3]
To the extent that a Holder of Allowed NAC DAC Unsecured Funded Debt Claims is also an Option A/D Holder, a Moelis/Weil/NRF Consenting Exiting Creditor, a Holder of NAC 33/34 Loan Claims, or a Holder of other Claims relevant to such Holder’s election with respect to the treatment of its Allowed NAC DAC Unsecured Funded Debt Claims, then notwithstanding such Holder’s election (if any) on its ballot, the distribution to such Holder on account of its Allowed NAC DAC Unsecured Funded Debt Claims shall be allocated between Cash and New Ordinary Shares, as applicable, in accordance with the foregoing.

(c)	Voting: Class C1 is Impaired under the Plan. Therefore, Holders of Allowed NAC DAC Unsecured Funded Debt Claims are entitled to vote to accept or reject the Plan.

7.	Class C2 — General Unsecured Claims Against NAC DAC

(a)	Classification: Class C2 consists of all General Unsecured Claims against NAC DAC.

(b)
Treatment:  Each Allowed General Unsecured Claim against NAC DAC shall, at the option of the applicable Debtor, either (i) be Reinstated or (ii) its Holder shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the later of (x) the Plan Effective Date and (y) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.

(c)
Voting:  Class C2 is Unimpaired under the Plan.  Holders of Allowed General Unsecured Claims against NAC DAC are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

8.	Class C3 —Interests in NAC DAC

(a)	Classification: Class C3 consists of all Interests in NAC DAC.

(b)
Treatment:  All Interests in NAC DAC will be cancelled, released, and extinguished and will be of no further force and effect, and Holders of such Interests will not receive any distribution on account thereof.

(c)
Voting:  Class C3 is Impaired under the Plan.  Holders of Allowed Interests in NAC DAC are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Claims Against NAC 29 Debtors

9.	Class D1 — NAC 29 Funded Debt Claims

(a)	Classification: Class D1 consists of all NAC 29 Funded Debt Claims.

(b)	Allowance: The NAC 29 Funded Debt Claims shall be Allowed in the amount of $3,622,371,266.88.

(c)	Treatment: Each Holder of an Allowed NAC 29 Funded Debt Claim shall receive:

(i)
its Pro Rata share of the Initial New NAC 29 Debt; provided that each Holder of an Allowed NAC 29 Funded Debt Claim shall have the option, in its sole discretion, to elect (such election to be made on the duly submitted ballot setting forth such Holder’s vote on the Plan) to receive either New NAC 29 Notes or New NAC 29 Term Loan Facility Loans (but not both).  If a Holder of an Allowed NAC 29 Funded Debt Claim on account of the USPP Notes does not make such an election, such Holder shall receive its Pro Rata share of the Initial New NAC 29 Debt in the form of New NAC 29 Notes.  If a Holder of an Allowed NAC 29 Funded Debt Claim under a NAC 29 Facilities Agreement does not make such an election, such Holder shall receive its Pro Rata share of the Initial New NAC 29 Debt in the form of New NAC 29 Term Loan Facility Loans;

(ii)
its Pro Rata share of the NAC 29 New Ordinary Shares Allocation, subject to dilution by the Rights Offering Shares (including, for the avoidance of doubt, the Backstop Shares), the Rights Offering Premiums, and the Management Incentive Plan;

(iii)	its Pro Rata share of the subscription rights to the NAC 29 Rights Offering Allocation;

(iv)	its NAC 29 Exit Facility Participation Right;

(v)
with respect to Holders of NAC 29 Funded Debt Claims that are not Rights Offering Participants or are Rights Offering Participants that have subscribed for less than their Pro Rata share of the NAC 29 Rights Offering Allocation, its Pro Rata share (taking into account any shares already subscribed for by such Holders that are Rights Offering Participants) of the Residual Shares (if any), up to the level of such Holder’s Allocable Restricted Cash (provided that, for the avoidance of doubt, any such distributions of Residual Shares shall reduce the Allocable Restricted Cash to be paid to such Holder in an amount equal to the subscription price payable in respect of such Residual Shares (which subscription price shall be paid by NAC 29 and/or NAC 36 to the Reorganized TopCo on behalf of such Holder)); and

(vi)
its Allocable Restricted Cash; provided that the Allocable Restricted Cash in respect of a Holder of an Allowed NAC 29 Funded Debt Claim that is a Rights Offering Commitment Party shall be applied in accordance with the Rights Offering Commitment Agreement; provided, further that the Pro Rata share of Allocable Restricted Cash distributed to all Holders of NAC 29 Funded Debt Claims shall be decreased by (a) any Rights Offering Entitlements that have been subscribed for by the relevant Holder in respect of such NAC 29 Funded Debt Claims and (b) the subscription price (calculated at the Plan Equity Value) of any Residual Shares that are distributed to such Holders in the event of an Equity Issuance Shortfall; provided, further, that the distribution of Allocable Restricted Cash (if any) shall reduce the amount of each applicable Holder’s NAC 29 Funded Debt Claims on a dollar-for-dollar basis.

For the avoidance of doubt, all such Pro Rata amounts shall be allocated before taking into account any debt pay down using Restricted Cash.

(d)	Voting: Class D1 is Impaired under the Plan. Therefore, Holders of Allowed NAC 29 Funded Debt Claims are entitled to vote to accept or reject the Plan.

10.	Class D2 — General Unsecured Claims Against the NAC 29 Debtors

(a)	Classification: Class D2 consists of all General Unsecured Claims against the NAC 29 Debtors.

(b)
Treatment:  Each Allowed General Unsecured Claim against the NAC 29 Debtors shall, at the option of the applicable Debtor, either: (i) be Reinstated, or (ii) its Holder shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the later of (x) the Plan Effective Date and (y) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.

(c)
Voting:  Class D2 is Unimpaired under the Plan.  Holders of Allowed General Unsecured Claims against the NAC 29 Debtors are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Claims Against KfW Debtors

11.	Class E1 — KfW Funded Debt Claims

(a)	Classification: Class E1 consists of all KfW Funded Debt Claims.

(b)	Allowance: The KfW Funded Debt Claims shall be Allowed in the amount of $122,729,076.00.

(c)
Treatment:  Each Holder of an Allowed KfW Funded Debt Claim shall receive its Pro Rata share of the RoG Equitization Recovery.  On the Plan Effective Date, the Applicable Share Collateral securing the KfW Funded Debt Claims shall be contributed to NAC 29.

(d)	Voting: Class E1 is Impaired under the Plan. Therefore, Holders of Allowed KfW Funded Debt Claims are entitled to vote to accept or reject the Plan.

12.	Class E2 — General Unsecured Claims Against the KfW Debtors

(a)	Classification: Class E2 consists of all General Unsecured Claims against the KfW Debtors.

(b)
Treatment:  Each Allowed General Unsecured Claim against the KfW Debtors shall, at the option of the applicable Debtor, either (i) be Reinstated, or (ii) its Holder shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the later of (x) the Plan Effective Date and (y) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.

(c)
Voting:  Class E2 is Unimpaired under the Plan.  Holders of Allowed General Unsecured Claims against the KfW Debtors are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Claims Against DB Nightjar Debtors

13.	Class F1 — DB Nightjar Funded Debt Claims

(a)	Classification: Class F1 consists of all DB Nightjar Funded Debt Claims.

(b)	Allowance: The DB Nightjar Funded Debt Claims shall be Allowed in the amount of $187,265,718.97.

(c)
Treatment:  Each Holder of an Allowed DB Nightjar Funded Debt Claim shall receive its Pro Rata share of the RoG Equitization Recovery.  On the Plan Effective Date, the Applicable Share Collateral securing the DB Nightjar Funded Debt Claims shall be contributed to NAC 29.

(d)	Voting: Class F1 is Impaired under the Plan. Therefore, Holders of Allowed DB Nightjar Funded Debt Claims are entitled to vote to accept or reject the Plan.

14.	Class F2 — General Unsecured Claims Against the DB Nightjar Debtors

(a)	Classification: Class F2 consists of all General Unsecured Claims against the DB Nightjar Debtors.

(b)
Treatment:  Each Allowed General Unsecured Claim against the DB Nightjar Debtors shall, at the option of the applicable Debtor, either (i) be Reinstated, or (ii) its Holder shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the later of (x) the Plan Effective Date and (y) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.

(c)
Voting:  Class F2 is Unimpaired under the Plan.  Holders of Allowed General Unsecured Claims against the DB Nightjar Debtors are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Claims Against SMBC Debtor

15.	Class G1 — SMBC Funded Debt Claims

(a)	Classification: Class G1 consists of all SMBC Funded Debt Claims.

(b)	Allowance: The SMBC Funded Debt Claims shall be Allowed in the amount of $12,973,276.32.

(c)
Treatment:  Each Holder of an Allowed SMBC Funded Debt Claim shall receive its Pro Rata share of RoG New NAC 29 Debt equal to the full amount of its Allowed SMBC Funded Debt Claim.  On the Plan Effective Date, the Applicable Share Collateral securing the SMBC Funded Debt Claims shall be contributed to NAC 29.

(d)	Voting: Class G1 is Impaired under the Plan. Therefore, Holders of Allowed SMBC Funded Debt Claims are entitled to vote to accept or reject the Plan.

16.	Class G2 — General Unsecured Claims Against the SMBC Debtor

(a)	Classification: Class G2 consists of all General Unsecured Claims against the SMBC Debtor.

(b)
Treatment:  Each Allowed General Unsecured Claim against the SMBC Debtor shall, at the option of the SMBC Debtor, either (i) be Reinstated, or (ii) its Holder shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the later of (x) the Plan Effective Date and (y) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.

(c)
Voting:  Class G2 is Unimpaired under the Plan.  Holders of Allowed General Unsecured Claims against the SMBC Debtor are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Claims Against Investec NAC 27 Debtor

17.	Class H1 — Investec NAC 27 Funded Debt Claims

(a)	Classification: Class H1 consists of all Investec NAC 27 Funded Debt Claims.

(b)	Allowance: Investec NAC 27 Funded Debt Claims against the Investec NAC 27 Debtor shall be Allowed in the aggregate amount of $87,072,939.99.

(c)	Treatment: Each Holder of an Allowed Investec NAC 27 Funded Debt Claim shall receive:

(i)	its Pro Rata share of Investec NAC 27 Amended & Restated Loans; and

(ii)	its rights with respect to the Settlement Amount (if any) in accordance with Article IV.Y and the Moelis/Weil/NRF Amending Creditors Term Sheet.

(d)	Voting: Class H1 is Impaired under the Plan. Therefore, Holders of Allowed Investec NAC 27 Funded Debt Claims are entitled to vote to accept or reject the Plan.

18.	Class H2 — General Unsecured Claims Against the Investec NAC 27 Debtor

(a)	Classification: Class H2 consists of all General Unsecured Claims against the Investec NAC 27 Debtor.

(b)
Treatment:  Each Allowed General Unsecured Claim against the Investec NAC 27 Debtor shall, at the option of the Investec NAC 27 Debtor, either (i) be Reinstated; or (ii) its Holder shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the later of (x) the Plan Effective Date and (y) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.

(c)
Voting:  Class H2 is Unimpaired under the Plan.  Holders of Allowed General Unsecured Claims against the Investec NAC 27 Debtor are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Claims Against the EDC Debtors

19.	Class I1 — EDC Funded Debt Claims (CRJ)

(a)	Classification: Class I1 consists of all EDC Funded Debt Claims (CRJ).

(b)	Allowance: EDC Funded Debt Claims (CRJ) shall be Allowed in the aggregate amount of $132,153,385.60.

(c)	Treatment: The NAC CRJ Aircraft shall be transferred pursuant to the NAC CRJ Backstop Transfer, in accordance with the EDC Facilities Term Sheet and Article IV.D.16 of the Plan.

(d)	Voting: Class I1 is Impaired under the Plan. Therefore, Holders of Allowed EDC Funded Debt Claims (CRJ) are entitled to vote to accept or reject the Plan.

20.	Class I2 — EDC Remaining Facilities Claims

(a)	Classification: Class I2 consists of all EDC Remaining Facilities Claims.

(b)	Allowance: EDC Remaining Facilities Claims against the EDC Debtors shall be Allowed in the aggregate amount of $194,001,615.03.

(c)	Treatment: Each Holder of an Allowed EDC Remaining Facilities Claim shall receive its Pro Rata share of the Amended & Restated EDC Debt.

(d)	Voting: Class I2 is Impaired under the Plan. Therefore, Holders of Allowed EDC Remaining Facilities Claims are entitled to vote to accept or reject the Plan.

21.	Class I3 — General Unsecured Claims Against the EDC Debtors

(a)	Classification: Class I3 consists of all General Unsecured Claims against the EDC Debtors.

(b)
Treatment:  Each Allowed General Unsecured Claim against the EDC Debtors shall, at the option of the applicable Debtor, either (i) be Reinstated, or (ii) its Holder shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the later of (x) the Plan Effective Date and (y) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.

(c)
Voting:  Class I3 is Unimpaired under the Plan.  Holders of Allowed General Unsecured Claims against the EDC Debtors are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Claims Against the ECA Debtors

22.	Class J1 — ECA Financing Claims (Garuda)

(a)	Classification: Class J1 consists of all ECA Financing Claims (Garuda), if any.

(b)
Treatment:  To the extent that there are any ECA Financing Claims (Garuda) outstanding as of the Plan Effective Date, Holders of Allowed ECA Financing Claims (Garuda) shall receive the collateral securing such Claims in accordance with the rights and priorities set forth in the applicable ECA Exiting Financing Arrangement and Article IV.D.15 herein and in accordance with the ECA Facilities Term Sheet.

(c)	Voting: Class J1 is Impaired under the Plan. Therefore, Holders of Allowed ECA Financing Claims (Garuda), if any, are entitled to vote to accept or reject the Plan.

23.	Class J2 — General Unsecured Claims against the ECA Debtors

(a)	Classification: Class J2 consists of all General Unsecured Claims against the ECA Debtors.

(b)
Treatment: Each Allowed General Unsecured Claim against the ECA Debtors shall, at the option of the applicable Debtor, either (i) be Reinstated, or (ii) its Holder shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the later of (x) the Plan Effective Date and (y) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.

(c)
Voting:  Class J2 is Unimpaired under the Plan.  Holders of General Unsecured Claims against the ECA Debtors are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Claims Against Other NAC Debtors

24.	Class K — General Unsecured Claims against the Other NAC Debtors

(a)	Classification: Class K consists of all General Unsecured Claims against the Other NAC Debtors.

(b)
Treatment:  Each Allowed General Unsecured Claim against any of the Other NAC Debtors shall, at the option of the applicable Debtor, either (i) be Reinstated, or (ii) its Holder shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the later of (x) the Plan Effective Date and (y) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.

(c)
Voting:  Class K is Unimpaired under the Plan.  Holders of Allowed General Unsecured Claims against the Other NAC Debtors are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

C.	Treatment of Claims Against and Interests in the Moelis/Weil/NRF Exiting Debtors

Each Holder of an Allowed Claim against or Allowed Interest in, as applicable, a Moelis/Weil/NRF Exiting Debtor shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the applicable Reorganized Moelis/Weil/NRF Exiting Debtor and the Holder of such Allowed Claim or Allowed Interest, as applicable, subject to the consent rights as set forth in the Restructuring Support Agreement.  Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest against a Moelis/Weil/NRF Exiting Debtor shall receive such treatment on the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date or as soon as reasonably practicable thereafter.

Claims Against / Intercompany Interests in All Moelis/Weil/NRF Exiting Debtors

1.	Class L1 — Other Secured Claims Against a Moelis/Weil/NRF Exiting Debtor

(a)	Classification: Class L1 consists of all Other Secured Claims against a Moelis/Weil/NRF Exiting Debtor.

(b)
Treatment:  Except to the extent a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Moelis/Weil/NRF Exiting Debtor against which such Claim is Allowed and subject to the consent of the Majority Moelis/Weil/NRF Consenting Exiting Creditors, either:

(i)	payment in full in Cash;

(ii)	delivery of the collateral securing any such Allowed Other Secured Claim;

(iii)	Reinstatement of such Allowed Other Secured Claim; or

(iv)	such other treatment rendering such Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)
Voting:  Class L1 is Unimpaired under the Plan.  Holders of Allowed Other Secured Claims against a Moelis/Weil/NRF Exiting Debtor are conclusively presumed to have accepted the Plan, under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

2.	Class L2 — Other Priority Claims Against a Moelis/Weil/NRF Exiting Debtor

(a)	Classification: Class L2 consists of all Other Priority Claims against a Moelis/Weil/NRF Exiting Debtor.

(b)	Treatment: Each Holder of an Allowed Other Priority Claim against a Moelis/Weil/NRF Exiting Debtor shall receive Cash in an amount equal to such Allowed Other Priority Claim.

(c)
Voting:  Class L2 is Unimpaired under the Plan.  Holders of Allowed Other Priority Claims against a Moelis/Weil/NRF Exiting Debtor are conclusively presumed to have accepted the Plan, under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

3.	Class L3 — Section 510(b) Claims Against the Moelis/Weil/NRF Exiting Debtors

(a)	Classification: Class L3 consists of all Section 510(b) Claims against the Moelis/Weil/NRF Exiting Debtors.

(b)	Treatment: Allowed Section 510(b) Claims against the Moelis/Weil/NRF Exiting Debtors, if any, shall be discharged, cancelled, released, and extinguished without any distribution.

(c)
Voting:  Class L3 is Impaired under the Plan.  Holders of Allowed Section 510(b) Claims against the Moelis/Weil/NRF Exiting Debtors are deemed to have rejected the Plan, pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Claims Against / Interests in DB JOLCO Debtors

4.	Class M1 — A Termination Claims against DB JOLCO Debtors

(a)	Classification: Class M1 consists of all A Termination Claims against the DB JOLCO Debtors

(b)	Allowance: A Termination Claims against the DB JOLCO Debtors shall be Allowed in the aggregate amount of $120,641,816.02.

(c)
Treatment:  All A Termination Claims against the DB JOLCO Debtors shall be extinguished (subject to Article IV.M herein and without prejudice to any ongoing obligations of any DB JOLCO Debtor, any DB JOLCO Lessor, or any Reorganized DB JOLCO Debtor under the Moelis/Weil/NRF Exiting Creditors Term Sheet, any Interim Bailment Agreement(s), the Moelis/Weil/NRF Exit Documents, and any DB JOLCO Cooperation Agreement(s)) and:

(i)
each DB JOLCO Lender, on account of its Allowed A Termination Claim against a DB JOLCO Debtor, shall receive its Pro Rata share of the Lock-Box Payment (if any) to be paid in accordance with Article IV.W herein and the Moelis/Weil/NRF Exiting Creditors Term Sheet; and

(ii)
100 percent of the New DB JOLCO Equity, and the Reorganized DB JOLCO Equity shall be issued or transferred (as applicable) to the DB JOLCO Buyer in accordance with Article IV.D.1 herein, the DB JOLCO Lender Exit Term Sheet, the Settlement and Transfer Agreement, and the Moelis/Weil/NRF Exit Documents, which, if the DB JOLCO Buyer is a DB JOLCO Orphan Buyer, shall be received on account of Allowed A Termination Claims against such DB JOLCO Debtor.

(d)	Voting: Class M1 is Impaired under the Plan. Therefore, Holders of Allowed A Termination Claims against the DB JOLCO Debtors are entitled to vote to accept or reject the Plan.

5.	Class M2 — B Termination Claims against DB JOLCO Debtors

(a)	Classification: Class M2 consists of all B Termination Claims against the DB JOLCO Debtors.

(b)	Allowance: B Termination Claims against the DB JOLCO Debtors shall be Allowed in the aggregate amount of $68,799,987.64.

(c)
Treatment:  All B Termination Claims shall be extinguished and all rights of Holders of Allowed B Termination Claims in any collateral that is the subject of security granted by any DB JOLCO Debtor in relation to the B Termination Claims (but without prejudice to the continuing rights of the DB JOLCO Lenders in respect of such collateral) shall be relinquished and each Holder of an Allowed B Termination Claim shall receive its Pro Rata share of the Liquidation Recovery.

(d)	Voting: Class M2 is Impaired under the Plan. Therefore, Holders of Allowed B Termination Claims against the DB JOLCO Debtors are entitled to vote to accept or reject the Plan.

6.	Class M3 — General Unsecured Claims against the DB JOLCO Debtors

(a)	Classification: Class M3 consists of all General Unsecured Claims against the DB JOLCO Debtors.

(b)	Treatment: Each Holder of an Allowed General Unsecured Claim against the DB JOLCO Debtors shall receive its Pro Rata share of the Liquidation Recovery.

(c)	Voting: Class M3 is Impaired under the Plan. Therefore, Holders of Allowed General Unsecured Claims against the DB JOLCO Debtors are entitled to vote to accept or reject the Plan.

7.	Class M4 — Intercompany Claims Against the DB JOLCO Debtors

(a)	Classification: Class M4 consists of all Intercompany Claims against the DB JOLCO Debtors.

(b)
Treatment:  All Intercompany Claims against a DB JOLCO Debtor shall, at the election of the Majority DB JOLCO Lenders, be Reinstated, capitalized, equitized, set off, addressed, settled, distributed, contributed, discharged, cancelled, released, and/or extinguished, subject to and in accordance with the Moelis/Weil/NRF Exiting Creditors Term Sheet.

(c)
Voting:  Class M4 Interests are either Unimpaired, and such Holders are conclusively deemed to have accepted the Plan pursuant to section 1126(f), or Impaired, and such Holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Intercompany Claims against the DB JOLCO Debtors (other than Intercompany Claims held by another DB JOLCO Debtor) are not entitled to vote to accept or reject the Plan.

8.	Class M5 — Interests in the DB JOLCO Debtors

(a)	Classification: Class M5 consists of all Interests in the DB JOLCO Debtors.

(b)
Treatment:  All Interests in the DB JOLCO Debtors will be surrendered, cancelled, released, and/or extinguished, or otherwise transferred to the DB JOLCO Buyer in accordance with the Moelis/Weil/NRF Exiting Creditors Term Sheet, and Holders of such Interests will not receive any distribution on account thereof.

(c)
Voting:  Class M5 is Impaired under the Plan.  Holders of Allowed Interests in the DB JOLCO Debtors are deemed to have rejected the Plan, pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Claims Against / Interests in MUFG JOLCO Debtors

9.	Class N1 — A Termination Claims against the MUFG JOLCO Debtors

(a)	Classification: Class N1 consists of all A Termination Claims against the MUFG JOLCO Debtors.

(b)	Allowance: A Termination Claims against the MUFG JOLCO Debtors shall be Allowed in the aggregate amount of $68,275,294.20.

(c)
Treatment:  All A Termination Claims against the MUFG JOLCO Debtors shall be extinguished (subject to Article IV.M herein and without prejudice to any ongoing obligations of any MUFG JOLCO Debtor, any MUFG JOLCO Lessor, or any Reorganized MUFG JOLCO Debtor under the Moelis/Weil/NRF Exiting Creditors Term Sheet, any Interim Bailment Agreement(s), the Moelis/Weil/NRF Exit Documents, and any MUFG JOLCO Cooperation Agreement(s)), and:

(i)	each MUFG JOLCO Lender (or its nominee), on account of its Allowed A Termination Claim against a MUFG JOLCO Debtor, shall receive its Pro Rata share of:

a.
the MUFG JOLCO New Profit Participating Notes issued by such Reorganized MUFG JOLCO Debtor; provided that at the election of the Majority MUFG JOLCO Lenders, the MUFG JOLCO New Profit Participating Notes shall be issued to the MUFG JOLCO Orphan Buyer; and

b.	the Lock-Box Payment (if any) to be paid in accordance with Article IV.W herein, the Moelis/Weil/NRF Exiting Creditors Term Sheet, and the MUFG JOLCO Lender Exit Term Sheet.

(ii)
100 percent of the Reorganized MUFG JOLCO Equity shall be transferred to the MUFG JOLCO Buyer in accordance with Article IV.D.1 herein, the MUFG JOLCO Lender Exit Term Sheet, the Settlement and Transfer Agreement, and the Moelis/Weil/NRF Exit Documents, which, if the MUFG JOLCO Buyer is an MUFG JOLCO Orphan Buyer, shall be received on account of Allowed A Termination Claims against such MUFG JOLCO Debtor.

(d)	Voting: Class N1 is Impaired under the Plan. Therefore, Holders of Allowed A Termination Claims against the MUFG JOLCO Debtors are entitled to vote to accept or reject the Plan.

10.	Class N2 — B Termination Claims against the MUFG JOLCO Debtors

(a)	Classification: Class N2 consists of all B Termination Claims against the MUFG JOLCO Debtors.

(b)	Allowance: B Termination Claims against the MUFG JOLCO Debtors shall be Allowed in the aggregate amount of $41,859,401.54.

(c)
Treatment:  All B Termination Claims against the MUFG JOLCO Debtors shall be extinguished and all rights of Holders of Allowed B Termination Claims against the MUFG JOLCO Debtors in any collateral that is the subject of security granted by any JOLCO Debtor in relation to the B Termination Claims against the MUFG JOLCO Debtors (but without prejudice to the continuing rights of the MUFG JOLCO Lenders in respect of such collateral) shall be relinquished and each Holder of an Allowed B Termination Claim against the MUFG JOLCO Debtors shall receive its Pro Rata share of the Liquidation Recovery.

(d)	Voting: Class N2 is Impaired under the Plan. Therefore, Holders of Allowed B Termination Claims against the MUFG JOLCO Debtors are entitled to vote to accept or reject the Plan.

11.	Class N3 — General Unsecured Claims Against the MUFG JOLCO Debtors

(a)	Classification: Class N3 consists of all General Unsecured Claims against the MUFG JOLCO Debtors.

(b)	Treatment: Each Holder of an Allowed General Unsecured Claim against the MUFG JOLCO Debtors shall receive its Pro Rata share of the Liquidation Recovery.

(c)	Voting: Class N3 is Impaired under the Plan. Therefore, Holders of Allowed General Unsecured Claims against the MUFG JOLCO Debtors are entitled to vote to accept or reject the Plan.

12.	Class N4 — Intercompany Claims Against MUFG JOLCO Debtors

(a)	Classification: Class N4 consists of all Intercompany Claims against the MUFG JOLCO Debtors.

(b)
Treatment:  All Intercompany Claims against a MUFG JOLCO Debtor shall, at the election of the Majority MUFG JOLCO Lenders, be Reinstated, capitalized, equitized, set off, addressed, settled, distributed, contributed, discharged, cancelled, released, and/or extinguished, subject to and in accordance with the Moelis/Weil/NRF Exiting Creditors Term Sheet.

(c)
Voting:  Class N4 Interests are either Unimpaired, and such Holders are conclusively deemed to have accepted the Plan pursuant to section 1126(f), or Impaired, and such Holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Intercompany Claims against the MUFG JOLCO Debtors (other than Intercompany Claims held by another MUFG JOLCO Debtor) are not entitled to vote to accept or reject the Plan.

13.	Class N5 — Interests in the MUFG JOLCO Debtors

(a)	Classification: Class N5 consists of all Interests in the MUFG JOLCO Debtors.

(b)
Treatment:  All Interests in the MUFG JOLCO Debtors will be surrendered, cancelled, released, and/or extinguished, or otherwise transferred to the MUFG JOLCO Buyer, in accordance with the Moelis/Weil/NRF Exiting Creditors Term Sheet, and Holders of such Interests will not receive any distribution on account thereof.

(c)
Voting:  Class N5 is Impaired under the Plan.  Holders of Allowed Interests in the MUFG JOLCO Debtors are deemed to have rejected the Plan, pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Claims Against /Interests in Investec NAC 8 Debtors

14.	Class O1 — Investec NAC 8 Senior Funded Debt Claims

(a)	Classification: Class O1 consists of all Investec NAC 8 Senior Funded Debt Claims against the Investec NAC 8 Debtors.

(b)	Allowance: Investec NAC 8 Senior Funded Debt Claims against the Investec NAC 8 Debtors shall be Allowed in the aggregate amount of $192,453,250.20.

(c)	Treatment:

(1)	Each Holder of an Allowed Investec NAC 8 Senior Funded Debt Claim shall receive its Pro Rata share of:

(i)	the Investec NAC 8 Amended & Restated Senior Loans;

(ii)	the Investec NAC 8 New Senior Profit Participating Notes;

(iii)	(together with the Holders of Allowed Investec NAC 8 Junior Funded Debt Claims) the Investec NAC 8 New Junior Profit Participating Notes;

(iv)	(together with the Holders of Allowed Investec NAC 8 Junior Funded Debt Claims) the Investec NAC 8 Exit Facility Participation Rights;

(v)	the Lock-Box Payment (if any) to be paid in accordance with Article IV.W herein, the Moelis/Weil/NRF Exiting Creditors Term Sheet and the NAC 8 Lender Exit Term Sheet; and

(2)
100 percent of the New Investec NAC 8 Equity shall be issued to the Investec NAC 8 Buyer in accordance with the NAC 8 Lender Exit Term Sheet, the Settlement and Transfer Agreement, and the Moelis/Weil/NRF Exit Documents, which shall be received on account of the Investec NAC 8 Senior Funded Debt Claims.

(d)	Voting: Class O1 is Impaired under the Plan. Therefore, Holders of Allowed Investec NAC 8 Senior Funded Debt Claims are entitled to vote to accept or reject the Plan.

15.	Class O2 — Investec NAC 8 Junior Funded Debt Claims

(a)	Classification: Class O2 consists of all Investec NAC 8 Junior Funded Debt Claims against the Investec NAC 8 Debtors.

(b)	Allowance: Investec NAC 8 Junior Funded Debt Claims against the Investec NAC 8 Debtors shall be Allowed in the aggregate amount of $29,801,773.81.

(c)	Treatment: Each Holder of an Allowed Investec NAC 8 Junior Funded Debt Claim shall receive its Pro Rata share of:

(i)	the Investec NAC 8 Amended & Restated Junior Loans;

(ii)	(together with Holders of Allowed Investec NAC 8 Senior Funded Debt Claims) the Investec NAC 8 New Junior Profit Participating Notes; and

(iii)	(together with Holders of Allowed Investec NAC 8 Senior Funded Debt Claims) the Investec NAC 8 Exit Facility Participation Rights.

(d)	Voting: Class O2 is Impaired under the Plan. Therefore, Holders of Allowed Investec NAC 8 Junior Funded Debt Claims are entitled to vote to accept or reject the Plan.

16.	Class O3 — General Unsecured Claims Against the Investec NAC 8 Debtors

(a)	Classification: Class O3 consists of all General Unsecured Claims against the Investec NAC 8 Debtors.

(b)	Treatment: Each Holder of an Allowed General Unsecured Claim against any of the Investec NAC 8 Debtors shall receive its Pro Rata share of the NAC 8 General Unsecured Claims Recovery Pool.

(c)	Voting: Class O3 is Impaired under the Plan. Therefore, Holders of Allowed General Unsecured Claims against the Investec NAC 8 Debtors are entitled to vote to accept or reject the Plan.

17.	Class O4 — Intercompany Claims Against Investec NAC 8 Debtors

(a)	Classification: Class O4 consists of all Intercompany Claims against the Investec NAC 8 Debtors.

(b)
Treatment:  All Intercompany Claims against an Investec NAC 8 Debtor shall, at the election of the Majority Investec NAC 8 Lenders, be Reinstated, capitalized, equitized, set off, addressed, settled, distributed, contributed, discharged, cancelled, released, and/or extinguished, taking tax considerations into account, subject to and in accordance with the Moelis/Weil/NRF Exiting Creditors Term Sheet.

(c)
Voting:  Class O4 Interests are either Unimpaired, and such Holders are conclusively deemed to have accepted the Plan pursuant to section 1126(f), or Impaired, and such Holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Intercompany Claims against the Investec NAC 8 Debtors are not entitled to vote to accept or reject the Plan.

18.	Class O5 — Interests in the Investec NAC 8 Debtors

(a)	Classification: Class O5 consists of all Interests in the Investec NAC 8 Debtors

(b)
Treatment:  All Interests in the Investec NAC 8 Debtors shall, at the election of the Majority Investec NAC 8 Lenders, be surrendered, cancelled, released, and/or extinguished, or otherwise transferred, and Holders of such Interests will not receive any distribution on account thereof.

(c)
Voting:  Class O5 is Impaired under the Plan.  Holders of Allowed Interests in the Investec NAC 8 Debtors are deemed to have rejected the Plan, pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

D.	Treatment of Classes of Claims Against and Interests in the NAC 33/34 Debtors

Each Holder of an Allowed Claim against or Allowed Interest in, as applicable, the NAC 33/34 Debtors shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Reorganized NAC 33/34 Debtors, the Majority NAC 33/34 Consenting Creditors, and the Holder of such Allowed Claim or Allowed Interest, as applicable, subject to the consent rights set forth in the Restructuring Support Agreement.  Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest against the NAC 33/34 Debtors shall receive such treatment on the NAC 33/34 Plan Effective Date or as soon as reasonably practicable thereafter.

Claims Against / Interests in NAC 33/34 Debtors

1.	Class P1 — Other Secured Claims Against the NAC 33/34 Debtors

(a)	Classification: Class P1 consists of all Other Secured Claims against the NAC 33/34 Debtors.

(b)
Treatment:  Except to the extent a Holder of an Allowed Other Secured Claim against the NAC 33/34 Debtors agrees to less favorable treatment, each Holder of an Allowed Other Secured Claim against the NAC 33/34 Debtors shall receive, at the option of the applicable NAC 33/34 Debtor against which such Claim is Allowed and subject to the consent of the Majority NAC 33/34 Consenting Creditors, either:

(i)
Cash equal to the Allowed amount of such Claim on the later of (x) the NAC 33/34 Plan Effective Date and (y) the date that is ten (10) Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as practicable thereafter; or

(ii)	such other treatment so as to render such Holder’s Allowed Other Secured Claim Unimpaired.

(c)
Voting:  Class P1 is Unimpaired under the Plan.  Holders of Allowed Other Secured Claims against the NAC 33/34 Debtors are conclusively presumed to have accepted the Plan, under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

2.	Class P2 — Other Priority Claims Against the NAC 33/34 Debtors

(a)	Classification: Class P2 consists of all Other Priority Claims against the NAC 33/34 Debtors.

(b)	Treatment: Each Holder of an Allowed Other Priority Claim against the NAC 33/34 Debtors shall receive Cash in an amount equal to such Allowed Other Priority Claim.

(c)
Voting:  Class P2 is Unimpaired under the Plan.  Holders of Allowed Other Priority Claims against the NAC 33/34 Debtors are conclusively presumed to have accepted the Plan, under section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

3.	Class P3 — NAC 33/34 Loan Claims

(a)
Classification:  Class P3 consists of all NAC 33/34 Loan Claims.  For the avoidance of doubt, any fee or expense reimbursement to the extent validly owed to any agent under the NAC 33 Financing Arrangement or the NAC 34 Financing Arrangement, are not classified in Class R3 and shall be treated in accordance with Article IV.M hereof.

(b)	Allowance: The NAC 33/34 Loan Claims will be Allowed in the aggregate amount of $543,186,507.46.

(c)
Treatment:  Except to the extent a Holder of an Allowed NAC 33/34 Loan Claim agrees to less favorable treatment, on the NAC 33/34 Plan Effective Date, each Holder of an Allowed NAC 33/34 Loan Claim shall receive:

(i)	the New Money Investment Transaction LCF Rights;

(ii)	its Pro Rata share of the NAC 33/34 Take-Back Debt; and

(iii)	its Pro Rata share of 10 percent of the New NAC 33/34 HoldCo Interests.

(d)	Voting: Class P3 is Impaired under the Plan. Therefore, Holders of Allowed NAC 33/34 Loan Claims are entitled to vote to accept or reject the Plan.

4.	Class P4 — General Unsecured Claims Against any of the NAC 33/34 Debtors

(a)	Classification: Class P4 consists of all General Unsecured Claims against any of the NAC 33/34 Debtors.

(b)
Treatment:  Each Holder of an Allowed General Unsecured Claim against any of the NAC 33/34 Debtors (which, for the avoidance of doubt, shall not include any claims in respect of liabilities owing to any Debtor) shall receive Cash in an amount equal to its Pro Rata share of the NAC 33/34 General Unsecured Recovery Cash Pool Amount.

(c)	Voting: Class P4 is Impaired under the Plan. Therefore, Holders of Allowed General Unsecured Claims against any of the NAC 33/34 Debtors are entitled to vote to accept or reject the Plan.

5.	Class P5 — Intercompany Claims Against the NAC 33/34 Debtors (Other than Intercompany Claims Between the NAC 33/34 Debtors)

(a)	Classification: Class P5 consists of all Intercompany Claims against the NAC 33/34 Debtors (other than Intercompany Claims between the NAC 33/34 Debtors).

(b)
Treatment:  All Intercompany Claims against the NAC 33/34 Debtors (other than Intercompany Claims between the NAC 33/34 Debtors) shall be discharged, cancelled, released, and extinguished without any distribution on account thereof.

(c)
Voting:  Class P5 is Impaired under the Plan.  Holders of Allowed Intercompany Claims against the NAC 33/34 Debtors (other than Intercompany Claims between the NAC 33/34 Debtors) are deemed to have rejected the Plan, pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

6.	Class P6 — Intercompany Claims Between NAC 33/34 Debtors

(a)	Classification: Class P6 consists of all Intercompany Claims between NAC 33/34 Debtors.

(b)
Treatment:  Allowed Intercompany Claims between the NAC 33/34 Debtors shall be, at the option of the NAC 33/34 Debtors or the Reorganized NAC 33/34 Debtors, as applicable, and subject to the consent of the Majority NAC 33/34 Consenting Creditors, either:

(i)	Reinstated;

(ii)	converted to equity; or

(iii)
distributed, contributed, set off, addressed, merged, cancelled, or released without any distribution on account thereof, or otherwise addressed at the option of the Reorganized NAC 33/34 Debtors, subject to the consent of the Majority NAC 33/34 Consenting Creditors.

(c)
Voting:  Class P6 Claims are either Unimpaired, and such Holders are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Allowed Intercompany Claims between NAC 33/34 Debtors are not entitled to vote to accept or reject the Plan.

7.	Class P7 — Section 510(b) Claims Against the NAC 33/34 Debtors

(a)	Classification: Class P7 consists of all Section 510(b) Claims against the NAC 33/34 Debtors.

(b)	Treatment: Allowed Section 510(b) Claims against the NAC 33/34 Debtors, if any, shall be discharged, cancelled, released, and extinguished without any distribution.

(c)
Voting:  Class P7 is Impaired under the Plan.  Holders of Allowed Section 510(b) Claims against the NAC 33/34 Debtors are deemed to have rejected the Plan, pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

8.	Class P8 — NAC 33/34 Intercompany Interests

(a)	Classification: Class P8 consists of all NAC 33/34 Intercompany Interests.

(b)
Treatment:  Allowed NAC 33/34 Intercompany Interests shall be, at the option of NAC 33/34 HoldCo and subject to the consent of the Majority NAC 33/34 Consenting Creditors, either (i) Reinstated or (ii) cancelled and released without any distribution on account thereof.

(c)
Voting:  Class P8 is either Unimpaired, and such Holders are conclusively deemed to have accepted the Plan, pursuant to section 1126(f), or Impaired, and such Holders are deemed to have rejected the Plan, pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Allowed NAC 33/34 Intercompany Interests are not entitled to vote to accept or reject the Plan.

9.	Class P9 —Interests in NAC 33/34

(a)	Classification: Class P9 consists of all Interests in NAC 33/34.

(b)	Treatment: Holders of Allowed Interests in NAC 33/34 shall receive no distribution, and such Interests shall be discharged, cancelled, released, and extinguished.

(c)
Voting:  Class P9 is Impaired under the Plan.  Holders of Interests in NAC 33/34 are deemed to have rejected the Plan, pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

E.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claims, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

F.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

G.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Debtors shall request the Bankruptcy Court to deem the Plan accepted by the Holders of such Claims or Interests in such Class.

H.	Subordinated Claims and Interests

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, and subject to the Restructuring Support Agreement, the Debtors or Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

I.	Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests, but for the purposes of administrative convenience and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of certain Allowed Claims.

J.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

K.	Confirmation Pursuant to Section 1129(a)(10) and 1129(b) of the Bankruptcy Code; Withdrawal of Plan

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the classes entitled to vote pursuant to Article III of the Plan.  The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.  The Debtors reserve the right to modify the Plan in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or to withdraw the Plan as to one or more Debtors.

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Applicable Effective Date, the provisions of the Plan shall constitute a good‑faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including resolution of intercompany liabilities, allocation of value among Debtors, and treatment of Holders of General Unsecured Claims against each of the Debtors.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and is within the range of reasonableness.  Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Interests in any Class are intended to be and shall be final.

B.	Restructuring Transactions

On or before the Applicable Effective Date, in each case as agreed in, subject to, and in accordance with the Restructuring Support Agreement and subject to the applicable consent and approval rights thereunder, the Debtors or Reorganized Debtors, as applicable, shall take all actions set forth in the Restructuring Transaction Memorandum and may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan and the Restructuring Support Agreement.  The actions to implement the Restructuring Transaction may include, as applicable and as relevant to the applicable Reorganized Debtors:  (a) the execution and delivery of appropriate agreements, including any Definitive Documents, or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and the Restructuring Support Agreement; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Restructuring Support Agreement and having other terms to which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution or other certificates or documentation for other transactions as described in clause (a), pursuant to applicable law; (d) the execution and delivery of the New Equity Documents, the New Shareholders Agreement, the New Organizational Documents, the New NAC 33/34 Organizational Documents, the New Moelis/Weil/NRF Organizational Documents, and any certificates or articles of incorporation, bylaws, or such other applicable formation, organizational, governance, or constitutive documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable), and the issuance, transfer, distribution, reservation, or dilution, as applicable, of the New Ordinary Shares, the New Moelis/Weil/NRF Equity, the Reorganized JOLCO Equity, and the New NAC 33/34 Interests, as set forth herein; (e) the execution and delivery of the New Financing Documents (in each case, including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); (f) pursuant to the Rights Offering Procedures and the Rights Offering Commitment Agreement, the implementation of the Rights Offering, the distribution of subscription rights of the Rights Offering to Eligible Rights Offering Participants, and the issuance of the Rights Offering Shares in connection therewith; (g) the adoption of the Management Incentive Plan and the issuance and reservation of equity thereunder to the participants in the Management Incentive Plan on the terms and conditions set by the New Board after the Plan Effective Date and in accordance with the Governance and New Equity Term Sheet; (h) funding of the NAC 33/34 Liquidity Credit Facility by the NAC 33/34 Participating Lenders in accordance with the NAC 33/34 LCF Election Procedures and, as applicable, the NAC 33/34 Backstop Lender; (i) funding of the Investec NAC 8 Exit Facility by the Investec NAC 8 Exit Facility Lenders; (j) the implementation of the consensual exit for the Exiting Debtors as set forth in Article IV.C herein; (k) pursuant to the Exit Facility Underwriting Agreement and the Exit Facility Term Sheet, the entry into the Exit Facility or Alternative Exit Facility (as applicable); (l) all actions necessary or appropriate to effectuate the Moelis/Weil/NRF Exiting Transactions and the Moelis/Weil/NRF Amending Transactions, including the issuance of the New Profit Participating Notes, the execution and delivery of the Investec NAC 8 Exit Documents, the execution and delivery of the MUFG JOLCO New Profit Participating Notes Documents, the execution and delivery of the Investec NAC 27 Amended & Restated Debt Documents, and the execution and delivery of the Amended & Restated EDC Debt Documents; (m) all actions necessary or appropriate to effectuate the New Money Investment Transaction; and (n) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Restructuring Transactions.

The Restructuring Transactions may include, among other things, the transfer of certain assets of NAC A/S and certain of its subsidiaries to one or more entities for fair value, in form and substance reasonably acceptable to the Debtors and the Majority Consenting Equitizing Creditors and in accordance with the Restructuring Transactions Memorandum.

The Confirmation Order shall and shall be deemed to, pursuant to section 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

C.	Consensual Exit

On the Applicable Effective Date, (a) the Applicable Share Collateral of each of the Moelis/Weil/NRF Exiting Debtors shall be either:  (i) surrendered and cancelled and simultaneously the New Moelis/Weil/NRF Equity will be issued to the Investec NAC 8 Buyer or the DB JOLCO Buyer, as applicable, or (ii) in the case of the JOLCO Singaporean Debtors, transferred to the DB JOLCO Buyer, the MUFG JOLCO Buyer, or a nominated entity, as applicable; and (b) the Interests in NAC 33/34 will be surrendered and cancelled and NAC DAC shall enter into a deed of surrender pursuant to which it will agree to surrender all of the Interests it holds in NAC 33/34 back to the relevant entity for nil consideration, in accordance with Section 102 of the Irish Companies Act of 2014, and the New NAC 33/34 Equity shall be issued to NAC 33/34 HoldCo, in each case in accordance with the terms and conditions of the Moelis/Weil/NRF Exiting Creditors Term Sheet and NAC 33/34 Restructuring Term Sheet, respectively, Article III of the Plan, and the Restructuring Support Agreement.

On the Applicable Effective Date, (a) the legal title in the aircraft owned by ALC ATR 726 1086 LLC (a wholly owned direct subsidiary of NAC 8) bearing the title of MSN 1086 will be transferred to NAC 8 in accordance with the Settlement and Transfer Agreement, and (b) the Interests in the Investec NAC 8 U.S. Debtors and related trust interests shall be transferred to such member of the NAC Group as agreed between NAC DAC and the Majority Creditors (as defined in the NAC 8 Lender Exit Term Sheet) in accordance with the Settlement and Transfer Agreement.

For the avoidance of doubt, following the Applicable Effective Date, the Reorganized Remaining Debtors shall have no obligation to the Exiting Reorganized Debtors other than as set forth in the Plan, the Confirmation Order, the NAC 33/34 Restructuring Term Sheet, the EDC Facilities Term Sheet, the Moelis/Weil/NRF Exiting Creditors Term Sheet, the Interim Bailment Agreements, any DB JOLCO Cooperation Agreement, any MUFG JOLCO Cooperation Agreement, the Settlement and Transfer Agreement, the Moelis/Weil/NRF Exit Documents, and the NAC 33/34 Exit Documents, as applicable, absent an agreement among the applicable parties in accordance with the Restructuring Support Agreement.

The Reorganized Remaining Debtors shall provide transition services in accordance with, and solely in the circumstances specified in, the NAC 33/34 Restructuring Term Sheet, the NAC 33/34 Exit Documents, the EDC Facilities Term Sheet, or the Moelis/Weil/NRF Exit Documents, as applicable, which shall be on the terms set forth therein and otherwise subject to the consent rights set forth in the Restructuring Support Agreement.  For the avoidance of doubt, and notwithstanding anything contained herein, the Reorganized Remaining Debtors shall have no obligations after the Applicable Effective Date to enter into any additional transition services agreements (other than any obligations set forth in the NAC 33/34 Restructuring Term Sheet, the NAC 33/34 Exit Documents, the Separation Agreement, the EDC Facilities Term Sheet, or the Moelis/Weil/NRF Exit Documents) and will have sole discretion to determine whether such amendments or further agreements are in the Reorganized Remaining Debtors’ best interests.

Subject to the terms of the Moelis/Weil/NRF Exiting Creditors Term Sheet and the NAC 33/34 Exit Term Sheet, as applicable, on the Applicable Effective Date, all existing servicing and other agreements (other than the Restructuring Support Agreement, which shall terminate according to the terms set forth therein) between the applicable Exiting Reorganized Debtor(s), on the one hand, and any of the Reorganized Remaining Debtors, on the other hand, that were in place prior to the Applicable Effective Date shall be terminated with immediate effect or amended to remove the applicable Exiting Reorganized Debtor(s) as party to such agreements without further liability of any party thereunder.

For the avoidance of doubt, the NAC 33/34 Debtors, the Moelis/Weil/NRF Exiting Debtors, the Reorganized NAC 33/34 Debtors, the Reorganized Moelis/Weil/NRF Exiting Debtors, Holders of NAC 33/34 Loan Claims, and the Moelis/Weil/NRF Consenting Exiting Creditors shall not enter into, and shall not be directly liable or responsible for any amounts, fees, premiums, or obligations payable pursuant to, the Rights Offering, the Rights Offering Commitment Agreement, the Exit Facility, or the Alternative Exit Facility, or any documentation related thereto (including any Exit Facility Credit Agreement or Alternative Exit Facility Agreement).

If the Plan Effective Date occurs prior to the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date, documentation will be entered into documenting, among other things, the terms by which NAC will provide transition services to the Moelis/Weil/NRF Exiting Debtors in accordance with the Moelis/Weil/NRF Exiting Creditors Term Sheet and the relevant Settlement and Transfer Agreement.  Unless and until the Moelis/Weil/NRF Exiting Creditors Economic Separation Date has occurred, (i) cash pooling to NAC DAC will continue through to the Moelis/Weil/NRF Exiting Creditors Completion Date in respect of the relevant Moelis/Weil/NRF Exiting Debtor, (ii) NAC DAC will continue to process and pay maintenance reserve reimbursement claims in accordance with ordinary processes and procedures (subject to and without prejudice to the section titled “Lease Reimbursement Costs and Security Deposit Reimbursement Costs” of the Moelis/Weil/NRF Exiting Creditors Term Sheet), (iii) NAC DAC will fund the payment of all invoices and taxes due and payable by any relevant Moelis/Weil/NRF Exiting Debtor which have a period for payment expiring prior to such Moelis/Weil/NRF Exiting Creditors Completion Date in respect of the relevant Moelis/Weil/NRF Exiting Debtor, and (iv) the lock-box mechanism agreed in order to calculate the Lock‑Box Payment will continue to apply to any amounts that become payable by the Relevant Entities under any Moelis/Weil/NRF Replacement Servicing Agreement, in each case on the terms and in accordance with the Moelis/Weil/NRF Exiting Creditors Term Sheet and the relevant Settlement and Transfer Agreement.

Reorganized NAC DAC and the Reorganized Remaining Debtors shall comply with all of their obligations set forth in the NAC 33/34 Exit Term Sheet and the Moelis/Weil/NRF Exiting Creditors Term Sheet, including the obligations set forth in the row titled “Late Exit” therein.

During the Agreement Effective Period, in the event the Plan Effective Date occurs but the NAC 33/34 Plan Effective Date neither (i) occurred on the Plan Effective Date nor (ii) occurs by the date that is one-hundred and twenty (120) days after the Petition Date, the Interests in the NAC 33/34 Debtors shall be transferred to the relevant collateral agent or another third-party entity (which may be an orphan trust entity) on terms and conditions to be agreed among the Debtors and the NAC 33/34 Consenting Creditors; provided that in the event the Debtors and the NAC 33/34 Consenting Creditors cannot agree on such terms and conditions, the Debtors may seek relief from the Bankruptcy Court to effectuate the abandonment of the Interests in the NAC 33/34 Debtors; provided, however, that NAC DAC shall continue to pay in full and in Cash all of the reasonable and documented fees, costs, and expenses of the legal, financial, and technical advisors to the NAC 33/34 Debtors, and all reasonable and documented fees, costs, and expenses of the legal, financial, and technical advisors to the NAC 33/34 Consenting Creditors on the terms set forth in the NAC 33/34 Exit Term Sheet.

During the Agreement Effective Period, in the event the Plan Effective Date occurs but one or more Moelis/Weil/NRF Exiting Debtor Plan Effective Date(s) neither (i) occurred on the Plan Effective Date nor (ii) occurs by the date that is one-hundred and twenty (120) days after the Petition Date, the Interests in the relevant Moelis/Weil/NRF Exiting Debtor shall be transferred to the relevant collateral agent or another third-party entity (which may be an orphan trust entity) on terms and conditions to be agreed among the Debtors and the Moelis/Weil/NRF Consenting Exiting Creditors; provided that in the event the Debtors and the Moelis/Weil/NRF Consenting Exiting Creditors cannot agree on such terms and conditions, the Debtors may seek relief from the Bankruptcy Court to effectuate the abandonment of the Interests in the relevant Moelis/Weil/NRF Exiting Debtor; provided, however, that NAC DAC shall continue to pay in full and in Cash all of the reasonable and documented fees, costs, and expenses of the legal, financial, and technical advisors to the relevant Moelis/Weil/NRF Exiting Debtor, and all reasonable and documented fees, costs, and expenses of the legal, financial, and technical advisors to the relevant Moelis/Weil/NRF Consenting Exiting Creditors on the terms set forth in the Moelis/Weil/NRF Exiting Creditors Term Sheet.

In the event that the Plan Effective Date occurs prior to the relevant Moelis/Weil/NRF Exiting Creditors Completion Date, within ten (10) days of the Plan Effective Date, the relevant Moelis/Weil/NRF Exiting Shareholder shall be entitled to issue a Moelis/Weil/NRF Exiting Creditors Economic Separation Date Notice on not less than ten (10) days’ prior notice to the relevant facility agent, if the Moelis/Weil/NRF Exiting Creditors Economic Separation Date specified in such Moelis/Weil/NRF Exiting Creditors Economic Separation Date Notice is not a date earlier than the date falling 120 days after the relevant Petition Date.

D.	Sources of Consideration for Plan Distributions

1.            Issuance and Distribution of the New Ordinary Shares, the New NAC 33/34 HoldCo Interests, the New Moelis/Weil/NRF Equity, and the New Profit Participating Notes, and Transfer of the Reorganized JOLCO Equity.

On the Applicable Effective Date, (i) the Reorganized TopCo, NAC 33/34 HoldCo, and/or the applicable Reorganized Moelis/Weil/NRF Exiting Debtors shall issue or transfer, as applicable, the New Ordinary Shares, New NAC 33/34 HoldCo Interests, the New Moelis/Weil/NRF Equity, the New Profit Participating Notes, the Reorganized JOLCO Equity, and other New Equity, as applicable, directly or indirectly to Holders of Claims to the extent provided herein.  The New Ordinary Shares, the New NAC 33/34 HoldCo Interests, the New Moelis/Weil/NRF Equity, the New Profit Participating Notes, and the Reorganized JOLCO Equity will be distributed in accordance with the Plan, the Restructuring Support Agreement, and (with respect to the New Ordinary Shares) the New Shareholders Agreement, or (with respect to the New NAC 33/34 HoldCo Interests) the New NAC 33/34 Organizational Documents, or (with respect to the New Moelis/Weil/NRF Equity, the New Profit Participating Notes, or the Reorganized JOLCO Equity) the Moelis/Weil/NRF Exit Documents and the New Moelis/Weil/NRF Organizational Documents.  The New Ordinary Shares shall be subject to dilution by the Rights Offering Shares (including the Backstop Shares), the Rights Offering Premiums, and the Management Incentive Plan.  The issuance of New Ordinary Shares, the New NAC 33/34 HoldCo Interests, the New Moelis/Weil/NRF Equity, and the New Profit Participating Notes issued by the Reorganized TopCo, NAC 33/34 HoldCo, and the applicable Reorganized Moelis/Weil/NRF Exiting Debtors, respectively, and the transfer of the Reorganized JOLCO Equity shall be authorized without the need for any further corporate action and without any action by the Holders of Claims or other parties in interest.  The applicable Reorganized Debtors shall use the proceeds of the Rights Offering for general corporate purposes.

All of the New Ordinary Shares, the New NAC 33/34 HoldCo Interests, the New Moelis/Weil/NRF Equity, the New Profit Participating Notes issued under the Plan, and the Reorganized JOLCO Equity transferred under the Plan shall be duly authorized, validly issued or transferred (as applicable), fully paid, and non-assessable.  Each distribution, issuance, and/or transfer, as applicable, of the New Ordinary Shares, the New NAC 33/34 HoldCo Interests, the New Moelis/Weil/NRF Equity, the New Profit Participating Notes, and the Reorganized JOLCO Equity under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution, issuance, or transfer, as applicable, and by the terms and conditions of the instruments evidencing or relating to such distribution, issuance, or transfer, which terms and conditions shall bind each Entity receiving such distribution, issuance, or transfer.

2.	Rights Offering

On the Plan Effective Date, the Reorganized TopCo will consummate the Rights Offering in accordance with the Rights Offering Procedures, the Rights Offering Commitment Agreement, and the Plan.  The Rights Offering Shares (including, for the avoidance of doubt, the Backstop Shares) shall be offered at the Plan Equity Value and shall dilute the New Ordinary Shares issued under the Plan on account of any Funded Debt Claims (which New Ordinary Shares, for the avoidance of doubt, shall be subject to further dilution by the Rights Offering Premiums and the Management Incentive Plan).  The Rights Offering Shares shall be subscribed for and distributed in accordance with and subject to the terms of the Rights Offering Commitment Agreement and Rights Offering Procedures.

The subscription rights to participate in the Rights Offering will be offered pursuant to section 1145 of the Bankruptcy Code to the maximum extent possible and, to the extent such exemption is unavailable, will be issued in reliance on the exemption provided in section 4(a)(2) or Regulation S under the Securities Act or another available exemption.  The issuance of subscription rights pursuant to the Rights Offering shall not constitute an invitation or offer to sell, or the solicitation of an invitation or offer to buy, any securities in contravention of any applicable law in any jurisdiction.  The Rights Offering Premiums issued pursuant to the Rights Offering Commitment Agreement will be issued without registration in reliance upon the exemption set forth in Section 4(a)(2) of the Securities Act or Regulation S or Regulation D promulgated thereunder.  Any securities issued without registration in reliance on Section 4(a)(2), including in compliance with Rule 506 of Regulation D and/or Regulation S, will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable exemptions such as, under certain conditions, the resale provisions of Rule 144 of the Securities Act or Regulation S of the Securities Act and otherwise subject to any restrictions in the New Equity Documents, the New Shareholders Agreement, and the New Organizational Documents.

The Backstop Commitment Parties have severally (but not jointly or jointly and severally) agreed to backstop the Rights Offering in accordance with the terms and conditions set forth in the Rights Offering Commitment Agreement.  The Rights Offering Commitment Parties, pursuant to the Rights Offering Commitment Agreement, committed to subscribe for their respective Rights Offering Entitlements.  To the extent that there is an Equity Issuance Shortfall, the Backstop Commitment Parties shall purchase the required amount of their respective Initial Backstop Allocations in accordance with the Rights Offering Commitment Agreement.  To the extent that the Equity Issuance Shortfall is greater than the aggregate Initial Backstop Allocations (including as a result of (i) a Rights Offering Commitment Party’s or other Rights Offering Participant’s failing to fund by the Escrow Deposit Deadline or the Funding Deadline, respectively, where such amounts are not funded by another Backstop Commitment Party, or (ii) an Excepted Commitment Party’s failing to fund), the Rights Offering Amount shall be reduced in accordance with the Rights Offering Commitment Agreement.  Thereafter, any Residual Shares will be allocated to Holders of NAC 29 Funded Debt Claims that are not Rights Offering Participants, or are Rights Offering Participants that have subscribed for less than their Pro Rata share of the NAC 29 Rights Offering Allocation, Pro Rata (taking into account any shares already subscribed for by such Holders that are Rights Offering Participants) up to the level of their Allocable Restricted Cash.  For the avoidance of doubt, any distributions of Residual Shares to a Holder of NAC 29 Funded Debt Claims which is not a Rights Offering Participant shall reduce the Allocable Restricted Cash to be paid to it in an amount equal to the subscription price payable in respect of such Residual Shares (which shall be paid by NAC 29 and/or NAC 36 (as applicable) to the Reorganized TopCo on its behalf).

The subscription price for Rights Offering Shares (including, where applicable, the Backstop Shares) will be funded (a) in the case of the Rights Offering Entitlements of the NAC 29 Rights Offering Participants (solely with respect to Relevant Debt arising under a NAC 29 Financing Arrangement), by NAC 29 and/or NAC 36 (as applicable) on their behalf, from such NAC 29 Rights Offering Participants’ Allocable Restricted Cash; (b) in the case of any Holders of NAC 29 Funded Debt Claims that are not Rights Offering Participants or are Rights Offering Participants that have subscribed for less than their Pro Rata share of the NAC 29 Rights Offering Allocation but are allocated Residual Shares, by NAC 29 and/or NAC 36 (as applicable) on their behalf, from such NAC 29 Rights Offering Participants’ Allocable Restricted Cash; (c) in the case of the Backstop Subscription Amount to be funded by the NAC 29 Rights Offering Participants that are Backstop Commitment Parties, in Cash; and (d) in the case of all other persons (or NAC 29 Rights Offering Participants with respect to Relevant Debt arising otherwise than under a NAC 29 Financing Arrangement), in Cash.

No NAC 29 Rights Offering Participant which is not a Backstop Commitment Party shall be required to fund any amount in respect of its Rights Offering Entitlement (solely with respect to Relevant Debt arising under a NAC 29 Financing Arrangement) in Cash.  In the event that a NAC 29 Rights Offering Participant which is not a Backstop Commitment Party is allocated Rights Offering Shares in excess of its Allocable Restricted Cash, such excess Rights Offering Shares shall be applied in accordance with the Rights Offering Commitment Agreement.

Subscriptions by the Rights Offering Commitment Parties for Rights Offering Shares shall be fulfilled in accordance with the Rights Offering Commitment Agreement.  Each NAC 29 Rights Offering Participant’s subscription amount (solely with respect to Relevant Debt arising under a NAC 29 Financing Arrangement) shall be funded from its Allocable Restricted Cash, as set forth above.  In the event that, following application of such Allocable Restricted Cash, there is Allocable Restricted Cash remaining (in an amount not greater than USD $10,000 in aggregate) which would otherwise be paid to the NAC 29 Rights Offering Participants, the Debtors shall be permitted to retain such cash for working capital purposes.

Any Holder of NAC 29 Funded Debt Claims that is not a Rights Offering Participant or is a Rights Offering Participant but has subscribed for less than its Pro Rata share of the NAC 29 Rights Offering Allocation shall receive its Allocable Restricted Cash less the subscription price (calculated at the Plan Equity Value) of any Residual Shares and New Ordinary Shares (with respect to a Rights Offering Participant) that are distributed to such Holders in the event of an Equity Issuance Shortfall; provided that the distribution of Allocable Restricted Cash (if any) shall reduce the amount of each applicable Holder’s NAC 29 Funded Debt Claims on a dollar‑for-dollar basis.

As of the Rights Offering Completion, each original party to the Rights Offering Commitment Agreement or, if the applicable direction is given to the Debtors, any Person to whom they have transferred such right in accordance with the Rights Offering Commitment Agreement or any nominated recipient(s) (as applicable) shall, subject to the terms of the Rights Offering Commitment Agreement, receive their share of the Rights Offering Commitment Premium payable in New Ordinary Shares calculated in accordance with the Rights Offering Commitment Agreement.

Each Rights Offering Commitment Party that subscribes for Rights Offering Shares in accordance with the Rights Offering Commitment Agreement shall receive (either directly or as issued to its nominated recipient) its share of the Rights Offering Participation Premium, payable in New Ordinary Shares calculated in accordance with the Rights Offering Commitment Agreement.  In the event that any Residual Shares are distributed to Holders of NAC 29 Funded Debt Claims who are not otherwise Rights Offering Participants or are Rights Offering Participants that have subscribed for less than their Pro Rata share of the NAC 29 Rights Offering Allocation, they shall also receive a share of the Rights Offering Commitment Premium and the Rights Offering Participation Premium based on the Residual Shares allocated to such Holders, calculated on the same basis as for all other parties entitled to such premiums.  Each Person subscribing for Rights Offering Shares that is not a Rights Offering Commitment Party shall receive (either directly or as issued to its nominated recipient) its share of the Rights Offering Participation Premium, calculated in accordance with the formula set out in the Rights Offering Procedures.

Any Person subscribing for Rights Offering Shares or Backstop Shares may elect to have their New Ordinary Shares (including those issued as a result of the NAC 29 New Ordinary Shares Allocation, the RoG New Ordinary Shares Allocation, the Rights Offering Premiums, and the Rights Offering) assigned to one or more nominated recipient entities providing customary representations and warranties as to their status as a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (5), (6) or (7) under the Securities Act (each such entity, a “Nominated Recipient”).  Any Person subscribing for Rights Offering Shares or Backstop Shares shall not be entitled to nominate a Nominated Recipient that is a Competitor (including with respect to the Rights Offering Premiums).  If an Eligible Rights Offering Participant does nominate a Nominated Recipient that is a Competitor, the Debtors shall not be required to issue any New Ordinary Shares to such Nominated Recipient but such Eligible Rights Offering Participant will be able to claim the applicable New Ordinary Shares which shall be held on their behalf until such time and on terms to be agreed.

3.	New NAC 29 Debt

On or prior to the Plan Effective Date, Reorganized NAC 29 shall, pursuant to the Restructuring Transactions Memorandum, (a) issue the New NAC 29 Notes on the terms set forth in the New NAC 29 Notes Indenture and (b) enter into the New NAC 29 Term Loan Facility on the terms set forth in the New NAC 29 Facility Credit Agreement (clauses (a) and (b), individually or collectively, the “New NAC 29 Debt”).  The New NAC 29 Debt will be issued and entered into by the applicable Remaining Debtors or applicable Reorganized Remaining Debtors, as applicable, in exchange for (in addition to the New Ordinary Shares, as applicable) the relevant Holders’ existing prepetition debt, as applicable.

Confirmation of the Plan shall be deemed approval of the New NAC 29 Notes Indenture and the New NAC 29 Facility Credit Agreement and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Remaining Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the applicable Reorganized Remaining Debtors to enter into and execute the New NAC 29 Notes Indenture and the New NAC 29 Facility Credit Agreement and such other documents as may be required to effectuate the treatment afforded by the New NAC 29 Debt.  On the Plan Effective Date, the New NAC 29 Notes Indenture and the New NAC 29 Facility Credit Agreement, as applicable, shall constitute legal, valid, binding, and authorized obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms and shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law.  The Debtors and Reorganized Debtors shall take all reasonable actions necessary to permit the issuance of the New NAC 29 Notes to settle through the facilities of DTC.

On the Plan Effective Date, and without the need for further corporate action or other action by Holders of Claims or Interests, all of the Liens and security interests to be granted in accordance with the New NAC 29 Notes Indenture and the New NAC 29 Facility Credit Agreement (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New NAC 29 Notes Indenture, the New NAC 29 Facility Credit Agreement, and any documents related thereto, (c) shall be deemed automatically perfected on the Plan Effective Date, subject only to such Liens and security interests as may be permitted under the New NAC 29 Notes Indenture or the New NAC 29 Facility Credit Agreement, as applicable, and (d) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non‑bankruptcy law.  The Reorganized Remaining Debtors and the Persons and Entities that have granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

4.	Exit Facility

The Exit Facility Commitment Parties will underwrite the Exit Facility in accordance with the terms of the Exit Facility Underwriting Agreement.

Those Eligible Exit Facility Lenders who have neither elected to be Exit Facility Commitment Parties nor nominated a Nominated Entity to be an Exit Facility Commitment Party will nevertheless be entitled to participate in the Exit Facility in an amount up to their Pro Rata share of the Exit Facility Commitments so long as they make such election by the Exit Facility Participation Deadline.

In the event that Eligible Exit Facility Lenders who are not Exit Facility Commitment Parties and have not nominated a Nominated Entity to be an Exit Facility Commitment Party elect to participate in the Exit Facility prior to the Exit Facility Participation Deadline, such Eligible Exit Facility Lender shall be allocated up to an amount of its Pro Rata share of the Exit Facility Commitments and the aggregate commitments allocated to the Exit Facility Commitment Parties shall be reduced in a corresponding amount, with such reduction allocated to each Exit Facility Commitment Party on a Pro Rata basis.  The Exit Facility Commitment Parties and the Eligible Exit Facility Lenders who are not Exit Facility Commitment Parties but who elect to participate in the Exit Facility prior to the Exit Facility Participation Deadline will be required to fund the Exit Facility up to the amount of the commitments allocated to them in accordance with the above formula.

If an Eligible Exit Facility Lender, who is not an Exit Facility Commitment Party and has not nominated a Nominated Entity to be an Exit Facility Commitment Party, elects to participate in the Exit Facility by the Exit Facility Participation Deadline, from the Exit Facility Participation Deadline until the Plan Effective Date, it will only be permitted to transfer (A) such allocation of the Exit Facility if it at the same time transfers a proportionate amount of its NAC 29 Funded Debt Claims, SMBC Funded Debt Claims, and / or RoG Funded Debt Claims in respect of which it is receiving the RoG Equitization Recovery (as applicable); and (B) its NAC 29 Funded Debt Claims, SMBC Funded Debt Claims, and / or RoG Funded Debt Claims in respect of which it is receiving the RoG Equitization Recovery (as applicable) if it at the same time transfers a proportionate amount of its allocation of the Exit Facility.

An Eligible Exit Facility Lender who is an Exit Facility Commitment Party or has nominated a Nominated Entity to be an Exit Facility Commitment Party, shall be permitted to transfer its underwriting commitments in accordance with the terms of the Exit Facility Underwriting Agreement.

Subject to the provision of an Alternative Exit Facility, on the Plan Effective Date, and without the need for further corporate action or other action by Holders of Claims or Interests, Reorganized NAC DAC, the other Reorganized Debtors required to be a party thereto, and the Exit Facility Commitment Parties and the Eligible Exit Facility Lenders who are not Exit Facility Commitment Parties but who elect to participate in the Exit Facility prior to the Exit Facility Participation Deadline shall enter into the Exit Facility, the terms of which will be set forth in the Exit Facility Documents.  Confirmation of the Plan shall be deemed approval of the Exit Facility, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the applicable Reorganized Debtors to enter into and execute the Exit Facility Documents and such other documents as may be required to effectuate the Exit Facility.  On the Plan Effective Date, the Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms.

On the Plan Effective Date, all of the Liens, and security interests to be granted in accordance with the terms of the Exit Facility Documents (a) shall be legal, binding, and enforceable liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (b) shall be deemed automatically attached and perfected on the Plan Effective Date, subject only to such liens and security interests as may be permitted under the Exit Facility Documents, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non‑bankruptcy law.  The applicable Reorganized Debtors and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.	Alternative Exit Facility

Prior to the Plan Effective Date, the Remaining Debtors may seek to obtain, and, on the Plan Effective Date may, in their sole discretion, enter into an Alternative Exit Facility rather than enter into the Exit Facility; provided, that, if the Remaining Debtors determine to enter into an Alternative Exit Facility, such Alternative Exit Facility shall be on terms that are acceptable to the Majority Consenting Equitizing Creditors.

6.	Investec NAC 27 Amended & Restated Loans

On or prior to the Plan Effective Date, the Reorganized Investec NAC 27 Debtor shall document and implement the Investec NAC 27 Amended & Restated Loans, pursuant to the terms set forth in the Moelis/Weil/NRF Amending Creditors Term Sheet and the Plan Supplement.

Confirmation of the Plan shall be deemed approval of the Investec NAC 27 Amended & Restated Debt Documents, and the applicable facilities thereunder, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Investec NAC 27 Debtor in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Investec NAC 27 Debtor to enter into and execute the Investec NAC 27 Amended & Restated Debt Documents, and such other documents as may be required to effectuate the treatment afforded by the applicable facilities.  On the Plan Effective Date, the Investec NAC 27 Amended & Restated Debt Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Investec NAC 27 Debtor, enforceable in accordance with their terms.

On the Plan Effective Date, and without the need for further corporate action or other action by Holders of Claims or Interests, all of the Liens and security interests to be granted or confirmed in accordance with the Investec NAC 27 Amended & Restated Debt Documents, (a) shall be deemed to be granted or confirmed, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Moelis/Weil/NRF Amending Creditors Term Sheet, (c) shall be deemed automatically perfected on the Plan Effective Date, subject only to such Liens and security interests as may be permitted under the Investec NAC 27 Amended & Restated Debt Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever, shall not be rendered unenforceable or invalid as a result of any hardening period under applicable laws, and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non‑bankruptcy law (or any equivalent concept under other applicable laws).  The Reorganized Investec NAC 27 Debtor and the Persons and Entities that have granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary, customary, or advisable to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary, customary, or advisable under applicable law to give notice of such Liens and security interests to third parties.

7.	Investec NAC 8 Amended & Restated Loans

On or prior to the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date, the Investec NAC 8 Debtors and the Reorganized Investec NAC 8 Debtors, as applicable, shall document and implement the Investec NAC 8 Amended & Restated Credit Agreements, pursuant to the terms set forth in the Moelis/Weil/NRF Exiting Creditors Term Sheet, the NAC 8 Lender Exit Term Sheet, and the Plan Supplement.

Confirmation of the Moelis/Weil/NRF Exiting Debtor Plan shall be deemed an approval of the Investec NAC 8 Amended & Restated Debt Documents, and the applicable facilities thereunder, and all transactions contemplated thereby, respectively, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Investec NAC 8 Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Investec NAC 8 Debtors to enter into and execute the Investec NAC 8 Amended & Restated Debt Documents.  On the Moelis/Weil/NRF Exiting Debtor Plan Effective Date, the Investec NAC 8 Amended & Restated Debt Documents shall constitute legal, valid, binding and authorized obligations of the Reorganized Investec NAC 8 Debtor, enforceable in accordance with their terms.

On the Moelis/Weil/NRF Exiting Debtor Plan Effective Date, and without the need for further corporate action or other action by Holders of Investec NAC 8 Senior Funded Debt Claims or Holders of Investec NAC 8 Junior Funded Debt Claims, as applicable, all of the Liens and security interests to be granted or confirmed, in accordance with the Investec NAC 8 Amended & Restated Debt Documents and the NAC 8 Lender Exit Term Sheet, (a) shall be deemed to be granted or confirmed, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Moelis/Weil/NRF Exiting Creditors Term Sheet and the NAC 8 Lender Exit Term Sheet, (c) shall be deemed automatically perfected on the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date, subject only to such Liens and security interests as may be permitted under the Investec NAC 8 Amended & Restated Debt Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever, shall not be rendered unenforceable or invalid as a result of any hardening period under applicable laws, and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non‑bankruptcy law (or any equivalent concept under other applicable laws).  The Reorganized Investec NAC 8 Debtor and the Persons and Entities that have granted, confirmed, or Reinstated such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary, customary, or advisable to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Moelis/Weil/NRF Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Moelis/Weil/NRF Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary, customary, or advisable under applicable law to give notice of such Liens and security interests to third parties.

8.	Investec NAC 8 New Profit Participating Notes

On or prior to the Moelis/Weil/NRF Exiting Debtor Plan Effective Date, the Investec NAC 8 Debtors and the Reorganized Investec NAC 8 Debtors, as applicable, shall document and implement the Investec NAC 8 New Profit Participating Notes Documents, pursuant to the terms set forth in the Moelis/Weil/NRF Exiting Creditors Term Sheet, the NAC 8 Lender Exit Term Sheet, and the Plan Supplement.

Confirmation of the Moelis/Weil/NRF Exiting Debtor Plan shall be deemed approval of the Investec NAC 8 New Profit Participating Notes Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Investec NAC 8 Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Investec NAC 8 Debtors to enter into and execute the Investec NAC 8 New Profit Participating Notes Documents, and such other documents as may be required to effectuate the treatment afforded by the applicable facilities.  On the Moelis/Weil/NRF Exiting Debtor Plan Effective Date, the Investec NAC 8 New Profit Participating Notes Documents shall constitute legal, valid, binding and authorized obligations of the Reorganized Investec NAC 8 Debtors, enforceable in accordance with their terms.

On the Moelis/Weil/NRF Exiting Debtor Plan Effective Date, and without the need for further corporate action or other action, the Investec NAC 8 New Profit Participating Notes Documents shall be legal and binding, shall not be subject to recharacterization or equitable subordination for any purposes whatsoever, shall not be rendered unenforceable or invalid as a result of any hardening period under applicable laws, and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non bankruptcy law (or any equivalent concept under other applicable laws).

9.	Investec NAC 8 Exit Facility

The Investec NAC 8 Exit Facility Commitment Parties will backstop the Investec NAC 8 Exit Facility in accordance with the terms of the Investec NAC 8 Exit Facility Backstop Letter, the NAC 8 Lender Exit Term Sheet, and the Plan Supplement.

The Eligible Investec NAC 8 Exit Facility Lenders will be entitled exercise their Investec NAC 8 Exit Facility Participation Right and participate in the Investec NAC 8 Exit Facility in an amount equal to their Pro Rata share of the Investec NAC 8 Exit Facility Commitments in accordance with the Investec NAC 8 Exit Facility Election Procedures, so long as they make such election by the Investec NAC 8 Exit Facility Participation Deadline.

In the event that the Eligible Investec NAC 8 Exit Facility Lenders who are not Investec NAC 8 Exit Facility Commitment Parties elect to participate in the Investec NAC 8 Exit Facility prior to the Investec NAC 8 Exit Facility Participation Deadline, such Eligible Investec NAC 8 Exit Facility Lender shall be allocated an amount equal to its Pro Rata share of the Investec NAC 8 Exit Facility Commitments.  The Eligible Investec NAC 8 Exit Facility Lenders who elect to participate in the Investec NAC 8 Exit Facility prior to the Investec NAC 8 Exit Facility Participation Deadline will be required to fund the Investec NAC 8 Exit Facility up to the amount of the commitments allocated to them in accordance with the above formula.  Any remaining unfunded commitments will be funded by the Investec NAC 8 Exit Facility Commitment Parties.

On the Plan Effective Date (or the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date), and without the need for further corporate action or other action by Holders of Claims or Interests, the Reorganized Investec NAC 8 Debtors, the Investec NAC 8 Exit Facility Commitment Parties, and the Eligible Investec NAC 8 Exit Facility Lenders who are not Investec NAC 8 Exit Facility Commitment Parties but who elect to participate in the Investec NAC 8 Exit Facility prior to the Investec NAC 8 Exit Facility Participation Deadline shall enter into the Investec NAC 8 Exit Facility, the terms of which will be set forth in the Investec NAC 8 Exit Facility Documents.  Confirmation of the Plan shall be deemed approval of the Investec NAC 8 Exit Facility, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Investec NAC 8 Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the applicable Reorganized Investec NAC 8 Debtors to enter into and execute the Investec NAC 8 Exit Facility Documents and such other documents as may be required to effectuate the Investec NAC 8 Exit Facility.  On the Plan Effective Date (or the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date), the Investec NAC 8 Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the applicable Reorganized Investec NAC 8 Debtors, enforceable in accordance with their terms.

On the Plan Effective Date (or the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date), all of the Liens, and security interests to be granted in accordance with the terms of the Investec NAC 8 Exit Facility Documents and the NAC 8 Lender Exit Term Sheet (a) shall be legal, binding, and enforceable liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Investec NAC 8 Exit Facility Documents and the NAC 8 Lender Exit Term Sheet, (b) shall be deemed automatically attached and perfected on the Plan Effective Date (or the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date), subject only to such liens and security interests as may be permitted under the Investec NAC 8 Exit Facility Documents and the NAC 8 Lender Exit Term Sheet, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non‑bankruptcy law.  The Reorganized Investec NAC 8 Debtors and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

The Investec NAC 8 Exit Facility Commitment Premium will be payable in cash to the Investec NAC 8 Exit Facility Commitment Parties in accordance with the Investec NAC 8 Exit Facility Backstop Letter and NAC 8 Lender Exit Term Sheet.

10.	MUFG JOLCO New Profit Participating Notes

On or prior to the Moelis/Weil/NRF Exiting Debtor Plan Effective Date, the MUFG JOLCO Debtors and the Reorganized MUFG JOLCO Debtors, as applicable, shall document and implement the MUFG JOLCO New Profit Participating Notes Documents, pursuant to the terms set forth in the Moelis/Weil/NRF Exiting Creditors Term Sheet, the MUFG JOLCO Lender Exit Term Sheet, and the Plan Supplement.

Confirmation of the Moelis/Weil/NRF Exiting Debtor Plan shall be deemed approval of the MUFG JOLCO New Profit Participating Notes Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized MUFG JOLCO Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized MUFG JOLCO Debtors to enter into and execute the MUFG JOLCO New Profit Participating Notes Documents, and such other documents as may be required to effectuate the treatment afforded by the applicable facilities.  On the Moelis/Weil/NRF Exiting Debtor Plan Effective Date, the MUFG JOLCO New Profit Participating Notes Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized MUFG JOLCO Debtors, enforceable in accordance with their terms.

On the Moelis/Weil/NRF Exiting Debtor Plan Effective Date, and without the need for further corporate action or other action, the MUFG JOLCO New Profit Participating Notes shall be legal and binding, shall not be subject to recharacterization or equitable subordination for any purposes whatsoever, shall not be rendered unenforceable or invalid as a result of any hardening period under applicable laws, and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non bankruptcy law (or any equivalent concept under other applicable laws).

11.	NAC 33/34 Liquidity Credit Facility

On or prior to the NAC 33/34 Plan Effective Date, the NAC 33/34 Debtors and the Reorganized NAC 33/34 Debtors, as applicable, shall document and implement the NAC 33/34 Liquidity Credit Facility, pursuant to the terms set forth in the Alpha Term Sheet.

A Holder of NAC 33/34 Loan Claims may elect to exercise the New Money Investment Transaction LCF Rights and participate as a lender under the NAC 33/34 Liquidity Credit Facility in accordance with the NAC 33/34 LCF Election Procedures.  The NAC 33/34 Backstop Lender shall backstop the NAC 33/34 Liquidity Credit Facility with respect to any amounts that are not funded by Holders of NAC 33/34 Loan Claims pursuant to the New Money Investment Transaction LCF Rights, in accordance with the Alpha Term Sheet.

Confirmation of the NAC 33/34 Plan shall be deemed approval of the NAC 33/34 Liquidity Credit Facility Agreement, the applicable facilities thereunder, and all transactions contemplated thereby, including all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized NAC 33/34 Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized NAC 33/34 Debtors to enter into and execute the NAC 33/34 Liquidity Credit Facility Agreement, and such other documents as may be required to effectuate the treatment afforded by the applicable facilities.

On the NAC 33/34 Plan Effective Date, and without the need for further corporate action or other action by Holders of Claims or Interests, all of the Liens and security interests to be granted in accordance with the NAC 33/34 Liquidity Credit Facility Agreement, (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Alpha Term Sheet, (c) shall be deemed automatically perfected on the NAC 33/34 Plan Effective Date, subject only to such Liens and security interests as may be permitted under the NAC 33/34 Liquidity Credit Facility Agreement, (d) shall be deemed to have been the result of good faith, arm’s-length negotiations between, without limitation, the Debtors, the NAC 33/34 Consenting Creditors, and the New Money Investors, and (e) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, shall not be rendered unenforceable or invalid as a result of any hardening period under applicable laws, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non‑bankruptcy law (or any equivalent concept under other applicable laws).  The Reorganized NAC 33/34 Debtors and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary, customary, or advisable to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the NAC 33/34 Plan and the NAC 33/34 Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the NAC 33/34 Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary, customary, or advisable under applicable law to give notice of such Liens and security interests to third parties.

The NAC 33/34 Funding Lenders’ entitlement to, and receipt of, their Pro Rata share of the Cash Paydown (a) shall be deemed to have been the result of good faith, arm’s-length negotiations between, without limitation, the Debtors, the NAC 33/34 Consenting Creditors, and the New Money Investors and (b) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non‑bankruptcy law (or any equivalent concept under other applicable laws).

12.	NAC 33/34 Take-Back Debt

On or prior to the NAC 33/34 Plan Effective Date, the NAC 33/34 Debtors and the Reorganized NAC 33/34 Debtors, as applicable, shall document and implement the NAC 33/34 Take-Back Debt, pursuant to the terms set forth in the Alpha Term Sheet.

Confirmation of the NAC 33/34 Plan shall be deemed approval of the NAC 33/34 Take-Back Debt Facility Agreement, the applicable facilities thereunder, and all transactions contemplated thereby, including all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized NAC 33/34 Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized NAC 33/34 Debtors to enter into and execute the NAC 33/34 Take-Back Debt Facility Agreement, and such other documents as may be required to effectuate the treatment afforded by the applicable facilities.

On the NAC 33/34 Plan Effective Date, and without the need for further corporate action or other action by Holders of Claims or Interests, all of the Liens and security interests to be granted in accordance with the NAC 33/34 Take-Back Debt Facility Agreement, (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Alpha Term Sheet, (c) shall be deemed automatically perfected on the NAC 33/34 Plan Effective Date, subject only to such Liens and security interests as may be permitted under the NAC 33/34 Take-Back Debt Facility Agreement, (d) shall be deemed to have been the result of good faith, arm’s-length negotiations between, without limitation, the Debtors, the NAC 33/34 Consenting Creditors, and the New Money Investors, and (e) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, shall not be rendered unenforceable or invalid as a result of any hardening period under applicable laws, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non‑bankruptcy law (or any equivalent concept under other applicable laws).  The Reorganized NAC 33/34 Debtors and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary, customary, or advisable to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the NAC 33/34 Plan and the NAC 33/34 Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the NAC 33/34 Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary, customary, or advisable under applicable law to give notice of such Liens and security interests to third parties.

13.	New Money Investment Transaction

On the NAC 33/34 Plan Effective Date, and without the need for further corporate action or other action by Holders of Claims or Interests, the Reorganized NAC 33/34 Debtors shall consummate the New Money Investment Transaction, including through (a) the issuance of the NAC 33/34 Subordinated Debt and (b) issuance of 90 percent of the New NAC 33/34 HoldCo Interests to the New Money Investors and 10 percent of the New NAC 33/34 HoldCo Interests to Holders of NAC 33/34 Loan Claims, in each case as contemplated by, and subject to in all respects, the terms of the Alpha Term Sheet.

Confirmation of the NAC 33/34 Plan that implements the New Money Investment Transaction shall be deemed approval of the New Money Investment Transaction and the NAC 33/34 Subordinated Debt Documents, the applicable facilities thereunder, and all transactions contemplated thereby, including all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized NAC 33/34 Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized NAC 33/34 Debtors to enter into and execute the NAC 33/34 Subordinated Debt Documents and such other documents as may be required to effectuate the treatment afforded by the applicable facilities.

On the NAC 33/34 Plan Effective Date, and without the need for further corporate action or other action by Holders of Claims or Interests, the New Money Investment Transaction and the NAC 33/34 Subordinated Debt shall (a) be legal, binding, and enforceable as against the Reorganized Debtors and NAC 33/34 HoldCo in accordance with the Alpha Term Sheet, (b) be deemed to have been the result of good faith, arm’s-length negotiations between, without limitation, the Debtors, the NAC 33/34 Consenting Creditors, and the New Money Investors, and (c) not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, shall not be rendered unenforceable or invalid as a result of any hardening period under applicable laws, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non‑bankruptcy law (or any equivalent concept under other applicable laws).

14.	Amended & Restated EDC Debt

On the Plan Effective Date, and without the need for further corporate action or other action by Holders of Claims or Interests, the applicable Reorganized EDC Debtors shall enter into the Amended & Restated EDC Debt Documents pursuant to the terms of the EDC Facilities Term Sheet.

Confirmation of the Plan shall be deemed approval of the Amended & Restated EDC Debt and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Remaining Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Remaining Debtors to enter into and execute any such documents as may be required to effectuate the treatment afforded by the applicable facilities.  On the Plan Effective Date, the Amended & Restated EDC Debt Documents shall constitute legal, valid, binding, and authorized obligations of the applicable Reorganized EDC Debtors, enforceable in accordance with their terms.

On the Plan Effective Date, and without the need for further corporate action or other action by Holders of Claims or Interests, all of the Liens and security interests to be granted or confirmed in accordance with the Amended & Restated EDC Debt Documents, (a) shall be deemed to be granted or confirmed, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Amended & Restated EDC Debt Documents, (c) shall be deemed automatically perfected on the Plan Effective Date, subject only to such Liens and security interests as may be permitted under the Amended & Restated EDC Debt Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever, shall not be rendered unenforceable or invalid as a result of any hardening period under applicable laws, and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non‑bankruptcy law (or any equivalent concept under other applicable laws).  The Reorganized EDC Debtors and the Persons and Entities that have granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary, customary, or advisable to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary, customary, or advisable under applicable law to give notice of such Liens and security interests to third parties.

15.	ECA Financing Arrangements

On the Plan Effective Date, and without the need for further corporate action or other action by Holders of Claims or Interests, the applicable Reorganized ECA Debtors and NAC DAC shall enter into the Amended & Restated ECA Financing Documents pursuant to the terms of the ECA Facilities Term Sheet.

Confirmation of the Plan shall be deemed approval of the Amended & Restated ECA Financing Arrangements and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Remaining Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Remaining Debtors to enter into and execute any such documents as may be required to effectuate the treatment afforded by the applicable facilities.  On the Plan Effective Date, the Amended & Restated ECA Financing Documents shall constitute legal, valid, binding, and authorized obligations of the applicable Reorganized ECA Debtors, enforceable in accordance with their terms.

The Allowed NAC DAC Unsecured Funded Debt Claims with respect to the ECA Exiting Financing Arrangements shall receive treatment in accordance with Article III.B.6 hereof.

On the Plan Effective Date, concurrently with the payment in full in cash of the total then-outstanding amount (including any outstanding principal, all accrued but unpaid interest, and any fees) under the NAC DAC DIP Facility, the ECA Silo (as defined in the Final NAC DAC Financing Order) shall transfer the ECA Silo Cash True-Up Amount to NAC DAC.

Each non-Debtor party to the ECA Remaining Financing Arrangements (including each ECA Consenting Creditor) waives any entitlement to receive a recovery on account of its NAC DAC Unsecured Funded Debt Claims with respect the ECA Remaining Financing Arrangements, either in cash or in the form of NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation.

16.	NAC CRJ Facility

If the title to any NAC CRJ Aircraft owned by NAL 7 has not been transferred by NAL 7 to a third-party buyer as of the Plan Effective Date, then, either:  (a) NAL 7 will abandon and transfer title to such NAC CRJ Aircraft to EDC Regional Aircraft Trust or such other entity nominated by EDC to NAL 7 in writing (such entity, the “NAC CRJ Transferee”); or (b) at the request and/or agreement of EDC, NAL 7 shall (i) continue to hold legal title to such NAC CRJ Aircraft under a bare trust with the beneficial interest in such bare trust to be held by the NAC CRJ Transferee (such options (a) and (b) herein, collectively, the “NAC CRJ Backstop Transfer”), and (ii) continue as the lessor for such NAC CRJ Aircraft and will instead hold the legal title in respect of the relevant NAC CRJ Aircraft.  In the case of (b) above, NAC DAC will guarantee NAL 7’s obligations under the relevant trust agreement.  If (b) above applies in respect of any NAC CRJ Aircraft, NAC DAC will cause NAL 7 to subsequently transfer legal title to the relevant NAC CRJ Aircraft upon the request of EDC in respect of such NAC CRJ Aircraft.

On the Plan Effective Date, among other things, (i) NAL 7 will irrevocably assign to EDC (a) any remaining claims of NAL 7 relating to the applicable lease for the relevant NAC CRJ Aircraft, and (b) any remaining rights of NAL 7 relating to the relevant NAC CRJ Aircraft under the Early Termination Deed (as defined in the EDC Facilities Term Sheet); (ii) to the extent that NAL 7 has the benefit of any assignable manufacturer warranties relating to any NAC CRJ Aircraft or any part thereof, use reasonable efforts to cause such assignable manufacturer warranties to be transferred to EDC or any NAC CRJ Transferee (as applicable); and (iii) EDC will unconditionally and irrevocably release the cross-collateralization of the NAC CRJ Facility with the EDC Remaining Facilities.

The Allowed NAC DAC Unsecured Funded Debt Claim with respect to the NAC CRJ Facility shall be treated no worse than any other Allowed NAC DAC Unsecured Funded Debt Claim under the Plan on a pro rata basis.

17.	G6000 Facility

Subject to the Restructuring Support Agreement, the G6000 Lease Rejection Order, and the terms and conditions of the EDC Facilities Term Sheet in all respects, EDC will not take any steps to enforce any obligations that may be owed by NAC A/S under the G6000 Lease.

18.	Amended & Restated NYL Financing Arrangements

On the Plan Effective Date, and without the need for further corporate action or other action by Holders of Claims or Interests, the Reorganized NYL Debtors shall enter into the Amended & Restated NYL Financing Arrangements pursuant to the terms of the NYL Term Sheet.

Confirmation of the Plan shall be deemed approval of the Amended & Restated NYL Financing Arrangements and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized NYL Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Remaining Debtors to enter into and execute any such documents as may be required to effectuate the treatment afforded by the applicable facilities.  On the Plan Effective Date, the Amended & Restated NYL Financing Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized NYL Debtors, enforceable in accordance with their terms.

On the Plan Effective Date, and without the need for further corporate action or other action by Holders of Claims or Interests, all of the Liens and security interests to be granted or confirmed in accordance with the Amended & Restated NYL Financing Documents, (a) shall be deemed to be granted or confirmed, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Amended & Restated NYL Financing Documents, (c) shall be deemed automatically perfected on the Plan Effective Date, subject only to such Liens and security interests as may be permitted under the Amended & Restated NYL Financing Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever, shall not be rendered unenforceable or invalid as a result of any hardening period under applicable laws, and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law (or any equivalent concept under other applicable laws).  The Reorganized NYL Debtors and the Persons and Entities that have granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary, customary, or advisable to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary, customary, or advisable under applicable law to give notice of such Liens and security interests to third parties.

On the Plan Effective Date, the Reorganized NYL Debtors shall make the following payments under and pursuant to the Amended & Restated NYL Head Leases:  (a) the Initial NYL Prepayment; and (b) the Initial NYL Special Rent Payment.  To fund the Initial NYL Prepayment, on the Plan Effective Date, Reorganized NAC DAC shall transfer an amount equal to the Initial NYL Prepayment to the Reorganized NYL Debtors, which transfer shall be made as and constitute an intercompany loan from Reorganized NAC DAC to the Reorganized NYL Debtors.  To fund the Initial NYL Special Rent Payment, on the Plan Effective Date, Reorganized NAC DAC shall transfer an amount equal to the Initial NYL Special Rent Payment to the Reorganized NYL Debtors, which transfer shall be made as and constitute an intercompany loan from Reorganized NAC DAC to the Reorganized NYL Debtors.

Additionally, on the Plan Effective Date, Reorganized NAC DAC shall transfer an amount equal to the NYL Cash True-Up Amount to the Reorganized NYL Debtors, which transfer shall be made as and constitute an intercompany loan from Reorganized NAC DAC to the Reorganized NYL Debtors and shall constitute an NYL Servicer Advance.

If Reorganized NAC DAC makes the NYL Additional Cash Transfer to the Reorganized NYL Debtors on the Plan Effective Date, such transfer shall be made as and constitute an intercompany loan and shall be deemed a NYL Priority Servicer Advance.

Each non-Debtor party to the NYL Financing Arrangements (including each NYL Consenting Creditor) waives any entitlement to receive a recovery on account of its NAC DAC Unsecured Funded Debt Claims under the NYL Financing Arrangements, either in cash or in the form of NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation.

19.	Cash on Hand

Except as otherwise provided herein, the Debtors or Reorganized Debtors, as applicable, shall use Cash on hand to fund distributions to certain Holders of Claims, including the payment of Allowed General Unsecured Claims as set forth in Article III of the Plan.

With respect to the NAC DAC Unsecured Funded Debt Claims Recovery Pool, in the event of any disagreement between the Consenting Creditors and the Debtors regarding the calculations or methodologies in the NAC DAC Recovery Report, the Debtors shall cooperate in good faith with the advisors to the Required Consenting Creditors to resolve such discrepancies.

E.	NK Leasing Share Transfer

In the event that the Kirk Settlement Agreement is approved by the Bankruptcy Court and (a) the Debtors do not assume and assign the Maroomba Lease by the Plan Effective Date, or (b) no later than ten days prior to the Voting Deadline, KA1 P/S determines, in its reasonable opinion, that the assignment of the Maroomba Lease would give rise to material tax, accounting, regulatory, antitrust, or other legal concerns, on or as soon as reasonably practicable following the Plan Effective Date, Nordic Aviation Capital A/S shall transfer the shares it holds in NK Leasing Limited to KA1 P/S or its nominee.  Notwithstanding anything herein to the contrary, in the event of the NK Leasing Share Transfer, KA1 P/S or its nominee, as the sole equityholder of NK Leasing Limited, shall assume any liabilities of NK Leasing Limited.

F.	New Shareholders Agreement

On the Plan Effective Date, the Reorganized TopCo and NAC DAC shall enter into and deliver the New Shareholders Agreement to each Holder of New Ordinary Shares, and such parties shall be deemed to be parties to, and deemed to be valid, binding, and enforceable in accordance with its terms, and each party shall be bound thereby, in each case, without the need for execution by any party thereto other than the Reorganized TopCo and NAC DAC, provided that the Reorganized TopCo shall require each such Holder that receives New Ordinary Shares on the Plan Effective Date to execute and deliver its signature page to the New Shareholders Agreement as a condition to receiving its distribution of New Ordinary Shares thereunder.

G.	New NAC 33/34 Shareholders Agreement

On the NAC 33/34 Plan Effective Date, NAC 33/34 HoldCo shall enter into and deliver the New NAC 33/34 Shareholders Agreement to each Holder of New NAC 33/34 HoldCo Interests, and such parties shall be deemed to be parties thereto, and the New NAC 33/34 Shareholders Agreement shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each party shall be bound thereby, in each case, without the need for execution by any party thereto other than NAC 33/34 HoldCo; provided, that NAC 33/34 HoldCo shall be authorized to require each Entity that is entitled to receive New NAC 33/34 HoldCo Interests to execute and deliver its signature page to the New NAC 33/34 Shareholders Agreement as a condition to receiving any distribution of New NAC 33/34 HoldCo Interests hereunder.

H.	Exemption from Registration Requirements

No registration statement will be filed under the Securities Act, or pursuant to any state securities laws, with respect to the offer and distribution of Securities under the Plan.

Pursuant to section 1145 of the Bankruptcy Code:  (i) the offering, issuance, and distribution of any Securities pursuant to and under the Plan, including (a) the New Ordinary Shares, (b) the Rights Offering Shares, (c) the New NAC 29 Notes, (d) the New NAC 33/34 HoldCo Interests issued to the Holders of the NAC 33/34 Loan Claims, (e) the New DB JOLCO Equity (subject to the exception set forth below), and (f) the New Investec NAC 8 Equity; and (ii) the transfer of the Reorganized JOLCO Equity (subject to the exception set forth below), are exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of Securities.

Such Securities (a) will not, upon initial issuance or transfer under the Plan, be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) subject to the terms of the New Shareholders Agreement, the New Equity Documents, the New Organizational Documents, the New Moelis/Weil/NRF Organizational Documents, or the New NAC 33/34 Organizational Documents, as applicable, will, upon initial issuance under the Plan, be freely tradable and transferable by any initial recipient thereof that (a) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (b) has not been such an “affiliate” within ninety (90) days of such transfer, and (c) is not an Entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.  Notwithstanding the foregoing, any applicable Securities remain subject to compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments and subject to any restrictions in the New Equity Documents, the New Shareholders Agreement, the New Organizational Documents, the New Moelis/Weil/NRF Organizational Documents, or the New NAC 33/34 Organizational Documents, as applicable.

Provided, however, that (a) in the event that the MUFG JOLCO Buyer is not owned (directly or indirectly) by all of the MUFG JOLCO Lenders on a pro rata basis, then the Reorganized MUFG JOLCO Equity will be transferred in reliance on the exemption provided in section 4(a)(2) of the Securities Act, Regulation D and/or Regulation S promulgated thereunder, and/or another available exemption, and (b) in the event that the DB JOLCO Buyer is not owned (directly or indirectly) by the DB JOLCO Lenders on a pro rata basis, then the New DB JOLCO Equity or the Reorganized DB JOLCO Equity, will be issued or transferred, as applicable, in reliance on the exemption provided in section 4(a)(2) of the Securities Act, Regulation D and/or Regulation S promulgated thereunder, and/or another available exemption.

The New Profit Participating Notes will be issued without registration under the Securities Act in reliance upon the exemptions set forth in section 1145 of the Bankruptcy Code, section 4(a)(2) of the Securities Act, Regulation D and/or Regulation S promulgated thereunder, and/or another available exemption.  The Rights Offering Premiums issued pursuant to the Rights Offering Commitment Agreement will be issued without registration under the Securities Act in reliance upon the exemption set forth in section 4(a)(2) of the Securities Act, Regulation S or Regulation D promulgated thereunder, and similar registration exemptions applicable outside of the United States.  Any Securities, including Rights Offering Premiums issued pursuant to the Rights Offering Commitment Agreement, the New Moelis/Weil/NRF Equity, the Reorganized JOLCO Equity, or the New Profit Participating Notes (to the extent applicable), and New NAC 33/34 HoldCo Interests issued to the New Money Investors, issued or transferred in reliance on section 4(a)(2), including in compliance with Rule 506 of Regulation D, and/or Regulation S, will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable exemptions, such as, under certain circumstances, the resale provisions of Rule 144 of the Securities Act or Regulation S of the Securities Act, and will be subject to any restrictions in the New Equity Documents, the New Shareholders Agreement, the New Organizational Documents, the New Moelis/Weil/NRF Organizational Documents, the Moelis/Weil/NRF Exit Documents, or the New NAC 33/34 Organizational Documents, as applicable, or regulatory restrictions.

Should the Reorganized Remaining Debtors elect on or after the Plan Effective Date to reflect any ownership of the New Ordinary Shares, the Rights Offering Shares, or the New NAC 29 Notes through the facilities of the DTC, the Reorganized Remaining Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Ordinary Shares, the Rights Offering Shares, and the New NAC 29 Notes under applicable securities laws.

Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Ordinary Shares, the Rights Offering Shares, and the New NAC 29 Notes are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  DTC shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Ordinary Shares, the Rights Offering Shares, and the New NAC 29 Notes are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

I.	Corporate Action

On or before the Applicable Effective Date, all actions contemplated under the Plan and all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Applicable Effective Date) shall be deemed authorized and approved in all respects, including:  (a) implementation of the Restructuring Transactions, including, for the avoidance of doubt, the NAC 33/34 Transactions, the Moelis/Weil/NRF Exiting Transactions, and the Moelis/Weil/NRF Amending Transactions; (b) the adoption of the New Equity Documents; the issuance and distribution of the New Ordinary Shares (including the Rights Offering Shares), the New Moelis/Weil/NRF Equity, the New Profit Participating Notes, and the New NAC 33/34 Interests; and the transfer of the Reorganized JOLCO Equity; (c) entry into the New NAC 29 Notes Indenture and the New NAC 29 Facility Credit Agreement; (d) implementation of the Moelis/Weil/NRF Exiting Transactions; (e) entry into the Settlement and Transfer Agreement and any related ancillary agreements; (f) entry into the Investec NAC 8 Exit Documents; (g) entry into the Investec NAC 27 Amended & Restated Debt Documents; (h) entry into the Amended & Restated EDC Debt Documents; (i) entry into the Amended & Restated NYL Head Leases; (j) entry into the Amended & Restated NYL Financing Documents; (k) entry into the Exit Facility Credit Agreement (if applicable); (l) adoption of the New Organizational Documents; (m) adoption of the New Moelis/Weil/NRF Organizational Documents; (n) adoption of the New NAC 33/34 Organizational Documents; (o) entry into the New NAC 33/34 Debt Documents; (p) entry into the Separation Agreement and any related ancillary documents; (q) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases, and (r) all other actions contemplated under the Plan (whether to occur before, on, or after the Applicable Effective Date).  All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors, as applicable.  On or (as applicable) prior to the Applicable Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Ordinary Shares, the New Equity Documents, the New Organizational Documents, the New Moelis/Weil/NRF Organizational Documents, the New Moelis/Weil/NRF Equity, the New Profit Participating Notes, the Reorganized JOLCO Equity, the New NAC 33/34 Interests, the New NAC 33/34 Organizational Documents, the New NAC 29 Notes Indenture and/or the New NAC 29 Facility Credit Agreement, as applicable, the Moelis/Weil/NRF Exiting Transactions, the Moelis/Weil/NRF Exit Debt Documents, the Settlement and Transfer Agreement, the Moelis/Weil/NRF Amending Transactions, the Moelis/Weil/NRF Amended Debt Documents, the Exit Facility Credit Agreement, the New NAC 33/34 Debt Documents, the Separation Agreement, and any and all other agreements, documents, securities, and instruments relating to the foregoing.  The authorizations and approvals contemplated by this Article IV.I shall be effective notwithstanding any requirements under non‑bankruptcy law.

J.	Corporate Existence

Except as otherwise provided in the Plan or pursuant to the Restructuring Transactions Memorandum, each Debtor shall continue to exist after the Applicable Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Applicable Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).  After the Applicable Effective Date, certain of the applicable Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

K.	Corporate Governance

Corporate governance for the Reorganized Debtors (other than any Exiting Reorganized Debtors), including the New Organizational Documents, shall be determined by the Majority Consenting Equitizing Creditors and shall be consistent with the Governance and New Equity Term Sheet.

Corporate governance for the Reorganized Moelis/Weil/NRF Exiting Debtors shall be in accordance with the New Moelis/Weil/NRF Organizational Documents.

Corporate governance for the Reorganized NAC 33/34 Debtors shall be in accordance with the New NAC 33/34 Organizational Documents and shall be consistent with the Alpha Term Sheet.

L.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Restructuring Transactions Memorandum and the Restructuring Transactions), or in any agreement, instrument, or other document incorporated in the Plan, on the Applicable Effective Date, all property in each applicable Debtor’s Estate, all claims, rights, defenses, and Causes of Action of the Debtors, and any property acquired by any of the Debtors under the Plan shall vest in each applicable respective Reorganized Debtor, free and clear of all Liens, Claims, Causes of Action, charges, or other encumbrances.  On and after the Applicable Effective Date, except as otherwise provided in the Plan, each applicable Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

M.	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Applicable Effective Date, except as otherwise provided in the Plan, any agreement, instrument or other document entered into in connection with or pursuant to the Plan or the Restructuring Transactions Memorandum, all credit agreements, security agreements, intercreditor agreements, notes, instruments, certificates, and other documents evidencing Claims or Interests shall be cancelled, and the obligations of the Debtors or the Reorganized Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall be discharged and deemed satisfied in full; provided, however, that notwithstanding Confirmation or the occurrence of the Applicable Effective Date, any credit document or agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of (a) allowing Holders of Allowed Claims and Allowed Interests to receive distributions under the Plan as provided herein, (b) preserving any rights (including charging liens) of the agents against any money or property distributable to any Holder of an Allowed Claim, (c) governing the contractual rights and obligations among the agents and the lenders party thereto (including indemnification, expense reimbursement, and distribution provisions), to the extent that the relevant provision(s) survive payoff and termination in accordance with the terms of the relevant credit document or agreement, and (d) furthering any other purpose as set forth in the Restructuring Transactions Memorandum or the New Financing Documents; provided, further, however, that (1) the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable, except as expressly provided for in the Plan, and (2) except as otherwise provided in the Plan, the terms and provisions of the Plan shall not modify any existing contract or agreement that would in any way be inconsistent with distributions under the Plan.

All security agreements and other documents evidencing any security granted by the JOLCO Debtors shall be cancelled and the obligation of the JOLCO Debtors or the Reorganized JOLCO Debtors thereunder or in any way related shall be discharged and deemed satisfied in full; provided, however, such cancellation shall occur on the date of transfer of the applicable Moelis/Weil/NRF Exiting Aircraft to the applicable buyer of the Aircraft under the mortgage enforcement or on such later date as determined by the applicable JOLCO Security Trustee acting on instructions of the “Instructing Group” (as defined in the applicable JOLCO Facility) (in each case, such date will occur no earlier than the relevant Moelis/Weil/NRF Exiting Debtor Plan Effective Date).  Until such security is cancelled, all security that each JOLCO Debtor has granted in respect of the JOLCO Financing Arrangements remains in effect and extends to each JOLCO Debtor’s obligations under any relevant Interim Bailment Agreements.

For the avoidance of doubt, nothing in the Plan shall prejudice the claims of the JOLCO Finance Parties against any JOLCO Lessor under the applicable JOLCO Facilities and any security granted by any applicable JOLCO Lessor in relation thereto.

Except for the security agreement securing the Interests in certain of the Investec NAC 8 Debtors, all other security agreements securing the Investec NAC 8 Funded Debt Claims shall not be cancelled and the obligations of the Reorganized Investec NAC 8 Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall not be discharged or deemed satisfied pursuant to the Plan, and such security agreements shall be confirmed on or after the Plan Effective Date in accordance with the NAC 8 Lender Exit Term Sheet.  For the avoidance of doubt, no Reorganized Debtor that is not a Reorganized Investec NAC 8 Debtor shall have any liability whatsoever with respect to the Investec NAC 8 Funded Debt Claims.

For the avoidance of doubt, any fee or expense reimbursement to the extent validly owed to any agent under the NAC 33 Financing Arrangement or the NAC 34 Financing Arrangement shall be paid in Cash by the NAC 33/34 Debtors or the Reorganized NAC 33/34 Debtors, as applicable, in accordance with the terms of the Azorra Support Agreement.

N.	Effectuating Documents; Further Transactions

On and after the Plan Effective Date, the Reorganized Remaining Debtors and the New Board, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Restructuring Transactions, the New Ordinary Shares, the New Moelis/Weil/NRF Equity, the New Organizational Documents, the New Financing Documents (other than the New NAC 33/34 Debt Documents or the Moelis/Weil/NRF Exit Debt Documents), and the Securities issued pursuant to the Plan in the name of and on behalf of the applicable Reorganized Remaining Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

On and after the NAC 33/34 Plan Effective Date, the Reorganized NAC 33/34 Debtors and their governing bodies are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the NAC 33/34 Plan, the NAC 33/34 Transactions, the New NAC 33/34 Interests, the New NAC 33/34 Organizational Documents, the New NAC 33/34 Debt Documents, the NAC 33/34 Exit Documents, and the Securities issued pursuant to the NAC 33/34 Plan in the name of and on behalf of the Reorganized NAC 33/34 Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the NAC 33/34 Plan.

On and after a Moelis/Weil/NRF Exiting Debtor Plan Effective Date, the applicable Reorganized Moelis/Weil/NRF Exiting Debtor and its governing body are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the relevant Moelis/Weil/NRF Exiting Debtor Plan, the applicable Moelis/Weil/NRF Exiting Transactions, the New Moelis/Weil/NRF Equity, the New Profit Participating Notes, the transfer of the Reorganized JOLCO Equity, the New Moelis/Weil/NRF Organizational Documents, the Moelis/Weil/NRF Exit Debt Documents, the Moelis/Weil/NRF Exit Documents, and the Securities issued pursuant to the relevant Moelis/Weil/NRF Exiting Debtor Plan in the name of and on behalf of the Reorganized Moelis/Weil/NRF Exiting Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the relevant Moelis/Weil/NRF Exiting Debtor Plan.

O.	Exemption from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to:  (a) the issuance, reinstatement, distribution, transfer, or exchange of any debt, equity security, or other Interest in the Debtors or the Reorganized Debtors; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for any or all of the New Financing Facilities, if applicable; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, in each case shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.  All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

P.	New Organizational Documents, New Moelis/Weil/NRF Organizational Documents, and New NAC 33/34 Organizational Documents

1.	New Organizational Documents

On or immediately prior to the Plan Effective Date, the New Organizational Documents shall be amended in a manner reasonably acceptable to the Remaining Debtors and the Majority Consenting Equitizing Creditors and consistent with the Restructuring Support Agreement (and subject to the consent, approval, and consultation rights set forth therein), as may be necessary to effectuate the transactions contemplated by the Plan.  Each of the Reorganized Remaining Debtors will file the New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state, province, or country of organization in accordance with the applicable laws of the respective state, province, or country of organization.  The New Organizational Documents will prohibit the issuance of non-voting New Ordinary Shares, to the extent required under section 1123(a)(6) of the Bankruptcy Code.  After the Plan Effective Date (and subject to the consent, approval, and consultation rights set forth in the New Organizational Documents), the Reorganized Remaining Debtors may amend and restate their respective New Organizational Documents, and the Reorganized Remaining Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of organization and the New Organizational Documents.

2.	New Moelis/Weil/NRF Organizational Documents

On or immediately prior to the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date, the New Moelis/Weil/NRF Organizational Documents shall be amended in a manner reasonably acceptable to the Moelis/Weil/NRF Exiting Debtors and the Majority Moelis/Weil/NRF Consenting Exiting Creditors and consistent with the Restructuring Support Agreement (and subject to the consent, approval, and consultation rights set forth therein), as may be necessary to effectuate the transactions contemplated by the relevant Moelis/Weil/NRF Exiting Debtor Plan.  Each of the Reorganized Moelis/Weil/NRF Exiting Debtors will file the New Moelis/Weil/NRF Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state, province, or country of organization in accordance with the applicable laws of the respective state, province, or country of organization.  The New Moelis/Weil/NRF Organizational Documents will prohibit the issuance of non-voting equity interests, to the extent required under section 1123(a)(6) of the Bankruptcy Code.  After the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date (and subject to the consent, approval, and consultation rights set forth in the New Moelis/Weil/NRF Organizational Documents), the Reorganized Moelis/Weil/NRF Exiting Debtors may amend and restate their respective New Moelis/Weil/NRF Organizational Documents, and the Reorganized Moelis/Weil/NRF Exiting Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of organization and the New Moelis/Weil/NRF Organizational Documents.

3.	New NAC 33/34 Organizational Documents

On or immediately prior to the NAC 33/34 Plan Effective Date, the New NAC 33/34 Organizational Documents shall be amended in a manner reasonably acceptable to the NAC 33/34 Debtors and the Majority NAC 33/34 Consenting Creditors and consistent with the Restructuring Support Agreement (and subject to the consent, approval, and consultation rights set forth therein), as may be necessary to effectuate the transactions contemplated by the NAC 33/34 Plan.  Each of the Reorganized NAC 33/34 Debtors will file the New NAC 33/34 Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state, province, or country of organization in accordance with the applicable laws of the respective state, province, or country of organization.  The New NAC 33/34 Organizational Documents will prohibit the issuance of non-voting equity interests, to the extent required under section 1123(a)(6) of the Bankruptcy Code.  After the NAC 33/34 Plan Effective Date (and subject to the consent, approval, and consultation rights set forth in the New NAC 33/34 Organizational Documents), the Reorganized NAC 33/34 Debtors may amend and restate their respective New NAC 33/34 Organizational Documents, and the Reorganized NAC 33/34 Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of organization and the New NAC 33/34 Organizational Documents.

Q.	Directors and Officers

As of the Plan Effective Date, the terms of the current members of the boards of directors (or other relevant governing body) of the Reorganized Remaining Debtors shall expire.  As of the Plan Effective Date, the members for the initial term of the New Board and the New Reorganized TopCo Board shall be appointed in accordance with the New Organizational Documents.  The initial members of the New Board and the New Reorganized TopCo Board, to the extent known at the time of filing, will be identified in the Plan Supplement and, to the extent not known by then, shall be disclosed no later than two (2) business days prior to Confirmation to the extent known at that time.

On the NAC 33/34 Plan Effective Date and at the Moelis/Weil/NRF Exiting Creditors Completion Date, respectively, the terms of the directors and officers of the NAC 33/34 Debtors and the applicable Moelis/Weil/NRF Exiting Debtors, respectively, shall expire.  As of the Moelis/Weil/NRF Exiting Creditors Completion Date, the members for the initial term of the boards or governing bodies for the Reorganized Moelis/Weil/NRF Exiting Debtors shall be appointed in accordance with the New Moelis/Weil/NRF Organizational Documents.  As of the NAC 33/34 Plan Effective Date, the members for the initial term of the boards or governing bodies for NAC 33/34 HoldCo and each Reorganized NAC 33/34 Debtor shall be appointed in accordance with the New NAC 33/34 Organizational Documents.  The initial members of the boards or governing bodies for the Reorganized Moelis/Weil/NRF Exiting Debtors, NAC 33/34 HoldCo, and Reorganized NAC 33/34, to the extent known at the time of filing, will be identified in the Plan Supplement and, to the extent not known by then, shall be disclosed no later than two (2) business days prior to Confirmation to the extent known at that time.

R.	New Board

Prior to the Plan Effective Date, the members of the New Board shall be selected through a professional process involving a third-party executive search firm as set forth in, and approved and appointed in accordance with the terms of, the Governance and New Equity Term Sheet.

S.	New NAC 33/34 Board

At the Transition Date, all existing directors and company secretaries of the NAC 33/34 Debtors will, unless otherwise agreed between them and the applicable security trustee (if the Transition Date occurs prior to the NAC 33/34 Plan Effective Date), the New Money Investors (if the Transition Date occurs on or after the NAC 33/34 Plan Effective Date), or, solely to the extent the NAC 33/34 Transactions are implemented by way of a standalone transaction under an alternative chapter 11 plan in accordance with the NAC 33/34 Restructuring Term Sheet, the NAC 33/34 Lenders and any hedging counterparties in respect of the NAC 33 Financing Arrangement and NAC 34 Financing Arrangement (if the Transition Date occurs on or after the NAC 33/34 Plan Effective Date), resign and be replaced with new directors and a company secretary nominated by the applicable security trustee (if the Transition Date occurs prior to the NAC 33/34 Plan Effective Date), the New Money Investors (if the Transition Date occurs on or after the NAC 33/34 Plan Effective Date), or, solely to the extent the NAC 33/34 Transactions are implemented by way of a standalone transaction under an alternative chapter 11 plan in accordance with the NAC 33/34 Restructuring Term Sheet, the NAC 33/34 Lenders, and any hedging counterparties in respect of the NAC 33 Financing Arrangement and NAC 34 Financing Arrangement (if the Transition Date occurs on or after the NAC 33/34 Plan Effective Date).  The Debtors and all existing directors and company secretaries shall take all steps necessary to effect such resignation as of the Transition Date.  No changes will be made to directors/officers, constitutional documents, or governance arrangements of any NAC 33/34 Debtor prior to the Transition Date.

T.	New Moelis/Weil/NRF Exiting Debtors Boards

On the Moelis/Weil/NRF Exiting Creditors Completion Date, (a) all existing directors and company secretary of the Moelis/Weil/NRF Exiting Debtors will resign and (b) directors and a company secretary nominated in accordance with the relevant Moelis/Weil/NRF Lender Exit Term Sheet, or by the relevant Majority Creditors (as defined in the Moelis/Weil/NRF Exiting Creditors Term Sheet) will be appointed in their stead.  The Debtors and all existing directors and company secretaries shall take all steps necessary to effect such resignation as of the Moelis/Weil/NRF Exiting Creditors Completion Date.  No changes will be made to directors/officers, constitutional documents or governance arrangements of any of the Moelis/Weil/NRF Exiting Debtors prior to the Moelis/Weil/NRF Exiting Creditors Completion Date.

U.	Management Incentive Plan

Following the Plan Effective Date, the New Board and the New Reorganized TopCo Board shall adopt the terms of a new Management Incentive Plan pursuant to and subject to the approval set forth in the Governance and New Equity Term Sheet.  To the extent known, the maximum pool of equity to be allocated in connection therewith shall be disclosed in the Disclosure Statement.

V.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, each Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all Causes of Action of such Debtor, whether arising before, on, or after the Petition Date, including any actions specifically enumerated in the schedule of retained Causes of Action or other disclosure included in the Plan Supplement, other than any Causes of Action released by the Debtors pursuant to the releases and exculpation provisions contained in the Plan and the Confirmation Order and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Applicable Effective Date.  The Reorganized Remaining Debtors will consult with the Committee of Restructuring Creditors regarding the commencement, prosecution, and resolution of any such Causes of Action.

No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action of the Debtors against it.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein.  Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Final Order, the Reorganized Debtors expressly reserve all such Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

Each Reorganized Debtor reserves and shall retain the Causes of Action of such Debtor notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan.  In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action preserved pursuant to the first paragraph of this Article IV.V that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor.  Each Reorganized Debtor shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

On the Applicable Effective Date, each Reorganized Debtor shall waive and release all Avoidance Actions and Avoidance Actions shall not be retained Causes of Action.

W.	Lock-Box Payment and Moelis/Weil/NRF Buyer Completion Payment

On the date that falls thirty (30) Business Days after the Moelis/Weil/NRF Exiting Creditors Completion Date, (i) NAC DAC will pay to each Moelis/Weil/NRF Exiting Financing Arrangements Security Agent (on behalf of the relevant Moelis/Weil/NRF Exiting Creditors) (if such amount is a positive amount) an amount in cash equal to the Lock-Box Payment; or (ii) the Borrower Group (as defined in the Moelis/Weil/NRF Exiting Creditors Term Sheet) will pay to NAC DAC (if such amount is a negative amount) an amount in cash equal to the Lock‑Box Payment (the “Moelis/Weil/NRF Buyer Completion Payment”); provided, however, that the relevant Majority Creditors (as defined in the Moelis/Weil/NRF Exiting Creditors Term Sheet) will be entitled (at their option) to instead elect (such election to be made at least five (5) Business Days prior to the Moelis/Weil/NRF Exiting Creditors Completion Date) for such amount to instead (x) be secured against the relevant Moelis/Weil/NRF Exiting Aircraft, and all related collateral (without voting or consent rights on the enforcement of such security, and with the security being granted only to the relevant Moelis/Weil/NRF Exiting Financing Arrangements Security Agent (acting on behalf of all finance parties (including NAC DAC and any other relevant Debtor))) and not to NAC DAC or any other relevant Debtor directly, and (y) be entitled to the highest level of priority of payment under the applicable pre- and post-default waterfalls and the Borrower (as defined in the Moelis/Weil/NRF Exiting Creditors Term Sheet) and the relevant Moelis/Weil/NRF Exiting Financing Arrangements Security Agent will each covenant to pay (subject to customary non-petition provisions) such amounts to NAC DAC or the relevant Debtor in accordance with such waterfalls, except that such amounts will rank after:  (A) satisfaction in full of any amounts (excluding, for the avoidance of doubt, any amounts due under any parallel debt obligations) owing to the relevant Moelis/Weil/NRF Exiting Financing Arrangements Security Agent; and (B) discharging all costs and expenses incurred by any of the relevant Moelis/Weil/NRF Exiting Creditors in connection with any realization or enforcement of the security or any action taken at the request of the relevant Moelis/Weil/NRF Exiting Financing Arrangements Security Agent to the extent arising from an insolvency event of any member of the Borrower Group (as defined in the Moelis/Weil/NRF Exiting Creditors Term Sheet), (including in order to direct for any distribution of assets to be made to the relevant Moelis/Weil/NRF Exiting Financing Arrangements Security Agent, to pay any amounts received by way of set-off after commencement of the insolvency event to the relevant Moelis/Weil/NRF Exiting Financing Arrangements Security Agent or to file any claim in the insolvency), and NAC DAC’s right to payment shall, for the avoidance of doubt, have priority to any payment of interest, principal and premium under the relevant Moelis/Weil/NRF Exiting Financing Arrangement documentation (including any intercreditor agreement), and any payments under any hedging associated with the relevant Moelis/Weil/NRF Exiting Financing Arrangement, in each case as amended in connection with the Transaction, as defined in the Moelis/Weil/NRF Exiting Creditors Term Sheet.  Notwithstanding the foregoing, in the event that the Moelis/Weil/NRF Exiting Creditors Completion Date occurs prior to the Plan Effective Date, the amount of the Lock-Box Payment will be crystalized as of the date of the Moelis/Weil/NRF Exiting Creditors Completion Date and shall be entitled to superpriority administrative expense status in the Chapter 11 Cases as it pertains to NAC DAC.

X.	NAC 33/34 Lock-Box Payment and the NAC 33/34 Buyer Completion Payment

NAC DAC or Reorganized NAC DAC, as applicable, shall make the NAC 33/34 Lock-Box Payment in accordance with the NAC 33/34 Exit Term Sheet solely to the extent required thereunder, and the Reorganized NAC 33/34 Debtors shall make the NAC 33/34 Buyer Completion Payment in accordance with the NAC 33/34 Exit Term Sheet solely to the extent required thereunder.  For the avoidance of doubt, the NAC 33/34 Exit Term Sheet shall not be amended without the consent of the Majority NAC 33/34 Consenting Creditors.

Notwithstanding anything to the contrary herein, in the event that the NAC 33/34 Plan Effective Date occurs prior to the Plan Effective Date, the amount of the NAC 33/34 Lock-Box Payment will be determined and crystallized as of the NAC 33/34 Plan Effective Date in accordance with the NAC 33/34 Exit Term Sheet and shall be entitled to superpriority administrative expense status in the Chapter 11 Case of NAC DAC.

Y.	Settlement Amount

By no later than seven (7) Business Days prior to the anticipated Plan Effective Date, NAC DAC will provide the Holders of Investec NAC 27 Funded Debt Claims with the Investec NAC 27 Lock-Box Recovery Estimate.  By no later than twenty-five (25) Business Days after the end of the Investec NAC 27 Lock-Box Period, NAC DAC will provide the Holders of Investec NAC 27 Funded Debt Claims with the Investec NAC 27 Lock-Box Recovery Report.  Neither NAC DAC, nor the Holders of Investec NAC 27 Funded Debt Claims, will be required to make any payment of the Settlement Amount on the Plan Effective Date.  The Holders of Investec NAC 27 Funded Debt Claims waive any entitlement to receive their recovery on account of their NAC DAC Unsecured Funded Debt Claims under the Investec NAC 27 Facility, either in cash or in the form of NAC DAC Unsecured Funded Debt Claims New Ordinary Shares Allocation.  The Settlement Amount will instead be settled in accordance with the sections of the Moelis/Weil/NRF Amending Creditors Term Sheet titled “Servicer Advances,” “Maturity Date,” “Priority of Payment (Pre-Event of Default),” or “Priority of Payment (Post-Event of Default),” as applicable.  NAC DAC will procure that during the Investec NAC 27 Lock-Box Period, claims against a Lessee of an Aircraft (as such terms are defined in the Moelis/Weil/NRF Amending Creditors Term Sheet) shall only be set-off against liabilities to that Lessee if (i) such set-off is permitted by and in accordance with the terms of the lease for the relevant Aircraft and (ii) the relevant liability is matured and not contingent.

ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases

1.	Treatment of Executory Contracts and Unexpired Leases.

On the Plan Effective Date, except as otherwise provided in the Plan (including, for the avoidance of doubt, Article V.A.2 herein) or the Restructuring Transactions Memorandum or otherwise agreed with the Majority Consenting Equitizing Creditors, with respect to Executory Contracts and Unexpired Leases (excluding, for the avoidance of doubt, Exiting Debtor Executory Contracts and Unexpired Leases), the Debtors shall (a) reject all Leveraged Aircraft Leases, other than the ECA Leveraged Aircraft Leases (Non-Garuda), the NYL Head Leases, and those Leveraged Aircraft Leases to which a KfW Debtor is party, (b) (i) assume all ECA Leveraged Aircraft Leases (Non‑Garuda), subject to certain agreed modifications in accordance with the ECA Facilities Term Sheet appended to the Restructuring Support Agreement and as set forth in the applicable Definitive Documents, without any requirement to cure any defaults under the ECA Leveraged Aircraft Leases (Non-Garuda) existing as of such assumption (other than as a set forth in the ECA Facilities Term Sheet), and the ECA Consenting Creditors expressly consent to such assumption and modification of the ECA Leveraged Aircraft Leases (Non-Garuda) and (ii) reject or provide such other treatment for the ECA Leveraged Aircraft Leases (Garuda) as required by the ECA Facilities Term Sheet and assume and assign any subleases related to the ECA Leveraged Aircraft Leases (Garuda) and/or any rights thereunder as required by the ECA Facilities Term Sheet; (c) assume all Leveraged Aircraft Leases to which a KfW Debtor is party, subject to certain agreed modifications in accordance with the term sheets appended to the Restructuring Support Agreement and as set forth in the applicable Definitive Documents; (d) assume the NYL Head Leases, subject to certain agreed modifications in accordance with the NYL Term Sheet appended to the Restructuring Support Agreement and as set forth in the applicable Definitive Documents, without any requirement to cure any defaults under the NYL Head Leases existing as of such assumption (except to the extent otherwise agreed between the NYL Debtors and the NYL Initiator solely with respect to the “Initiator Fee” under and as defined in the NYL Financing Documents), and the NYL Consenting Creditors expressly consent to such assumption and modification of the NYL Head Leases; and (e) reject the Specified Company Contracts.  The ECA Consenting Creditors’ consent to the assumption and modification of the ECA Leveraged Aircraft Leases (Non‑Garuda) as provided herein in accordance with the ECA Facilities Term Sheet shall be deemed to satisfy any applicable notice, instruction, or direction provisions under the ECA Remaining Financing Arrangements with respect to such assumption and modification.  The NYL Consenting Creditors’ consent to the assumption and modification of the NYL Head Leases as provided herein shall be deemed to satisfy any applicable notice, instruction, or direction provisions in the NYL Financing Documents with respect to such assumption and modification.

All Executory Contracts and Unexpired Leases (other than (i) those Executory Contracts and Unexpired Leases identified in clauses (a) through (e) of the prior paragraph and (ii) the Exiting Debtor Executory Contracts and Unexpired Leases) shall, subject to the consent of the Majority Consenting Equitizing Creditors, be (a) assumed or deemed assumed or (b) assumed and assigned or deemed assumed and assigned, as applicable, by the applicable Debtor without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Applicable Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract and Unexpired Lease (i) was previously assumed, amended and assumed, assumed and assigned, or rejected by the applicable Debtor; (ii) previously expired or terminated pursuant to its own terms; (iii) is identified on the Rejected Executory Contract and Unexpired Lease List; or (iv) is the subject of a motion to reject such Executory Contract and Unexpired Lease that is pending on the Applicable Effective Date.

2.	Treatment of the Exiting Debtor Executory Contracts and Unexpired Leases.

(a)	Treatment of NAC 33/34 Executory Contracts and Unexpired Leases.

All NAC 33/34 Executory Contracts and Unexpired Leases to which any NAC 33/34 Debtor (and no other non-NAC 33/34 Debtor) is a party shall be assumed or deemed assumed, or assumed and assigned to NAC 33/34 HoldCo, as applicable, by the applicable NAC 33/34 Debtor, in each case with the consent of the Majority NAC 33/34 Consenting Creditors, as of the NAC 33/34 Plan Effective Date, unless such Executory Contract or Unexpired Lease (a) was previously assumed, amended and assumed, assumed and assigned, or rejected by the applicable NAC 33/34 Debtor with the consent of the Majority NAC 33/34 Consenting Creditors; (b) previously expired or terminated pursuant to its own terms; (c) is identified on the Rejected Executory Contract and Unexpired Lease List with the consent of the Majority NAC 33/34 Consenting Creditors; (d) is the subject of a motion to reject with the consent of the Majority NAC 33/34 Consenting Creditors that is pending on the NAC 33/34 Plan Effective Date; or (e) is an Intercompany Servicing Agreement.

Notwithstanding anything to the contrary herein, but subject to the terms of the NAC 33/34 Exit Term Sheet, all NAC 33/34 Executory Contracts and Unexpired Leases to which both (i) any NAC 33/34 Debtor and (ii) any other Debtor that is not a NAC 33/34 Debtor (to the extent such Debtor is not an Exiting Debtor) are parties shall not be assumed or rejected without the consent of both (x) the Majority NAC 33/34 Consenting Creditors and (y) the Majority Consenting Equitizing Creditors, which consent of the Majority Consenting Equitizing Creditors shall not be unreasonably withheld.

The Debtors shall use commercially reasonable efforts to provide the NAC 33/34 Consenting Creditors and their advisors with such reasonable information as is requested by the NAC 33/34 Consenting Creditors and their advisors to analyze a decision to assume or reject an Executory Contract or Unexpired Lease.

Notwithstanding anything herein to the contrary, all Executory Contracts between NAC 33/34, any direct or indirect subsidiary of NAC 33/34, and/or any Delaware trust beneficially owned by any of the foregoing, on the one hand, and NAC DAC, any direct or indirect subsidiary of NAC DAC, and/or any Delaware trust beneficially owned by any of the foregoing (other than NAC 33/34, the direct and indirect subsidiaries of NAC 33/34, or any Delaware trust beneficially owned by NAC 33/34 or the direct and indirect subsidiaries of NAC 33/34), on the other hand, including servicing agreements (each, an “Intercompany Servicing Agreement”), shall be treated in accordance with the NAC 33/34 Exit Term Sheet.

(b)	Treatment of Moelis/Weil/NRF Executory Contracts and Unexpired Leases.

All Leveraged Aircraft Leases and Operating Aircraft Leases to which a Moelis/Weil/NRF Debtor (and no other Debtor) is a party, other than the JOLCO Leveraged Aircraft Leases, shall be assumed or deemed assumed by the applicable Debtor as of the Plan Effective Date as provided herein; provided that the NYL Head Leases shall be treated as provided in Article V.A.1 herein.  The Operating Aircraft Leases to which a JOLCO Debtor is a party shall, if requested by 50.1 percent of the JOLCO Lenders under the relevant JOLCO Financing Arrangement, be assigned or transferred in accordance with Schedule 4 of the Moelis/Weil/NRF Exiting Creditors Term Sheet.

To the extent not previously rejected, all JOLCO Leveraged Aircraft Leases shall be rejected by the applicable Debtors in accordance with Schedule 4 of the Moelis/Weil/NRF Exiting Creditors Term Sheet.

All other Moelis/Weil/NRF Executory Contracts and Unexpired Leases (other than the Leveraged Aircraft Leases and Operating Aircraft Leases to which a Moelis/Weil/NRF Debtor is party, which shall be treated in accordance with the applicable previous paragraphs) shall, subject to the consent of 50.01 percent of the applicable Moelis/Weil/NRF Consenting Creditors, be assumed or deemed assumed by the applicable Debtor as of the Plan Effective Date unless such Executory Contract or Unexpired Lease, (a) was previously assumed, amended and assumed, assumed and assigned, or rejected by the applicable Debtor with the consent of 50.01 percent of the applicable Moelis/Weil/NRF Consenting Creditors; (b) previously expired or terminated pursuant to its own terms; (c) is identified on the Rejected Executory Contract and Unexpired Lease List with the consent of 50.01 percent of the applicable Moelis/Weil/NRF Consenting Creditors; (d) is the subject of a motion to reject such Executory Contract or Unexpired Lease that is pending on the Plan Effective Date with the consent of 50.01 percent of the applicable Moelis/Weil/NRF Consenting Creditors; or (e) is a Moelis/Weil/NRF Exiting Debtor Aviation Insurance Contract.  On the Applicable Effective Date, all Moelis/Weil/NRF Exiting Debtor Aviation Insurance Contracts (if any) shall be rejected or deemed rejected by the applicable Moelis/Weil/NRF Exiting Debtors.

Notwithstanding the foregoing, but subject to the terms of the Moelis/Weil/NRF Exiting Creditors Term Sheet and the Moelis/Weil/NRF Amending Creditors Term Sheet, all Moelis/Weil/NRF Executory Contracts and Unexpired Leases to which both (i) any Moelis/Weil/NRF Debtor and (ii) any other Debtor that is not a Moelis/Weil/NRF Debtor (to the extent such Debtor is not an Exiting Debtor) are parties shall not be assumed or rejected without the consent of both (x) the Majority Moelis/Weil/NRF Consenting Amending Creditors and (y) the Majority Consenting Equitizing Creditors, which consent of the Majority Consenting Equitizing Creditors shall not be unreasonably withheld.

Notwithstanding anything herein to the contrary, all Executory Contracts between a Moelis/Weil/NRF Debtor, on the one hand, and NAC DAC and/or any direct or indirect subsidiary of NAC DAC (other than the Moelis/Weil/NRF Debtors), on the other hand, including servicing agreements, shall be treated in accordance with the Restructuring Support Agreement and the applicable Moelis/Weil/NRF Exit Documents, as applicable.

The Debtors shall use commercially reasonable efforts to provide the applicable Moelis/Weil/NRF Consenting Creditor and its advisors with such reasonable information as is requested by a Moelis/Weil/NRF Consenting Creditor and its advisors to analyze a decision to assume or reject an Executory Contract or Unexpired Lease.

3.	Provisions Governing Assumption and Rejection of All Executory Contracts and Unexpired Leases.

Entry of the Confirmation Order shall constitute a Final Order approving the assumption or assumption and assignment, as applicable, of the Executory Contracts and Unexpired Leases as set forth in the Plan and the rejections of the Executory Contracts and Unexpired Leases as set forth in the Rejected Executory Contract and Unexpired Leases List, pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Unless otherwise indicated, assumptions, assumptions and assignments, and rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Applicable Effective Date.  Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Final Order but not assigned to an Affiliate of the Debtors or a third party before the Applicable Effective Date shall re‑vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law.  Any motions to assume Executory Contracts or Unexpired Leases pending on the Applicable Effective Date shall be subject to approval by the Bankruptcy Court on or after the Applicable Effective Date by a Final Order.  Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List at any time through and including forty‑five (45) days after the Applicable Effective Date, subject to the consent rights set forth in the Plan and the Restructuring Support Agreement (which consent may be provided through electronic mail and which consent shall not be unreasonably withheld); provided, that no Executory Contract or Unexpired Lease shall be added to the Rejected Executory Contract and Unexpired Lease List following Confirmation without the prior consent of the counterparty to such Executory Contract or Unexpired Lease or as otherwise ordered by the Bankruptcy Court.

To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor counterparty thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court no later than thirty (30) days after the effective date of such rejection.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, unless leave to file a late Proof of Claim is obtained, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.G of the Plan, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.

C.	Cure of Defaults and Objections to Cure and Assumption

Any Cure under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Claim on the Applicable Effective Date or in the ordinary course of business, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

Unless otherwise agreed upon in writing by the Debtors or Reorganized Debtors, as applicable, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure amount, including pursuant to the Plan, must be Filed, served, and actually received by the counsel to the Debtors on the Confirmation Objection Deadline or such other deadline that may be set by the Bankruptcy Court.  Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment, or Cure amount will be deemed to have assented to such assumption, assumption and assignment, or Cure amount.  For the avoidance of doubt, to the extent an Executory Contract or Unexpired Lease is proposed to be assumed in the Plan and is not listed as having a related Cure amount, any counterparty to such Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption will be deemed to have consented to such assumption and deemed to release any Claim or Cause of Action for any monetary defaults under such Executory Contract or Unexpired Lease.

In the event of a dispute regarding:  (a) the amount of any Cure Claim; (b) the ability of the applicable contracting Reorganized Debtor or any assignee to provide adequate assurance of future performance under the Executory Contract or Unexpired Lease to be assumed or assumed and assigned, as applicable (within the meaning of section 365 of the Bankruptcy Code); or (c) any other matter pertaining to assumption, the Cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following either (1) the entry of a Final Order or orders resolving the dispute and approving the assumption or (2) the settlement of the dispute between the parties which may be entered into without further order of the Bankruptcy Court.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.  Any Proof of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

D.	Insurance Policies

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan.  Unless otherwise provided in the Plan or the Plan Supplement, on the Applicable Effective Date, the Debtors shall be deemed to have assumed all insurance policies, including directors’ and officers’ insurance policies (including any “tail policy”), as well as any agreements, documents, and instruments relating to such insurance policies or coverage of all insured Claims.  Such insurance policies and any related agreements shall revest in the applicable contracting Reorganized Debtor(s).  Except as set forth in this Article V.D of the Plan, nothing in the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening), (a) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any of such insurance policies or (b) alters or modifies the duty, if any, that the insurers or third-party administrators pay claims covered by such insurance policies and their right to seek payment or reimbursement from the Debtors (or after the Applicable Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor.  For the avoidance of doubt, insurers and third‑party administrators shall not need to nor be required to file or serve a cure objection or a request, application, claim, Proof of Claim, or motion for payment and shall not be subject to any claims bar date or similar deadline governing cure amounts or Claims.

The Debtors or the Reorganized Debtors, as applicable, shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect or purchased as of the Petition Date and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Plan Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such policy for the full current term of such policy (without regard to any extensions provided for thereunder) regardless of whether such members, managers, directors, officers, or other individuals remain in such positions after the Plan Effective Date.  For the avoidance of doubt, the directors’ and officers’ insurance policies shall revest in the applicable contracting Reorganized Remaining Debtors.  Notwithstanding anything herein to the contrary, the Debtors shall retain the ability to supplement such directors’ and officers’ insurance policies as the Debtors deem necessary, including by purchasing any tail coverage (including a tail policy), subject to the consent of the Majority Consenting Equitizing Creditors.

The NAC 33/34 Debtors, the Reorganized NAC 33/34 Debtors, the Moelis/Weil/NRF Debtors, and the Reorganized Moelis/Weil/NRF Debtors shall have no liability for any portion of the cost of any directors’ and officers’ “tail policy” in effect or purchased as of the Petition Date or purchased after the Petition Date as a supplement to the Debtors’ directors’ and officers’ insurance policies (including any tail policy).

E.	Indemnification Obligations

On and after the Plan Effective Date, the Indemnification Provisions shall be reinstated and remain intact and irrevocable and shall survive the Plan Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors or the Reorganized Debtors, as applicable, than the Indemnification Provisions in place prior to the Plan Effective Date (taking into account any changes which may apply as a result of change in position or role of any such parties prior to the Plan Effective Date); provided that Indemnification Provisions of any Exiting Debtor shall be assumed by such Exiting Debtor and no Debtor that is not an Exiting Debtor shall have any obligation whatsoever thereunder; provided further, that Indemnification Provisions of any Debtor that is not an Exiting Debtor shall be assumed by the applicable Reorganized Remaining Debtor, and no Exiting Debtor shall have any obligation whatsoever thereunder.  Notwithstanding anything herein to the contrary, prior to the Plan Effective Date, the Debtors shall not (i) materially alter the terms of any Indemnification Provisions in effect as of the Petition Date or (ii) enter into any new Indemnification Provisions outside the ordinary course of business, in each case without the prior written consent of the Consenting Creditors of the Debtor affected by such modification or new indemnification provision.

F.	Employee and Retiree Benefits

Except as otherwise provided in the Plan, on and after the Applicable Effective Date, subject to any Final Order and, without limiting any authority provided to the New Board under the Remaining Debtors’ respective formation and constituent documents, the Reorganized Remaining Debtors shall:  (a) amend, adopt, assume, and/or honor in the ordinary course of business the Compensation and Benefit Programs; and (b) honor, in the ordinary course of business, Claims of employees employed as of the Applicable Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Bankruptcy Court order; provided that the consummation of the transactions contemplated in the Plan shall not constitute a “change in control” with respect to any of the foregoing arrangements.  Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Applicable Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

H.	Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) calendar days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including by rejecting such contract or lease nunc pro tunc to the Confirmation Date.

I.	Nonoccurrence of Applicable Effective Date

In the event that an Applicable Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

J.	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, may be performed by the applicable Debtor or the Reorganized Debtor liable thereunder in the ordinary course of their business.  Accordingly, such contracts, agreements, instruments, certificates, leases, and other documents (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by the Plan (including the release, discharge, exculpation and injunction provisions), the entry of the Confirmation Order, and any other Definitive Documents.

ARTICLE VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions on Account of Claims and Interests Allowed as of the Effective Date

Unless otherwise provided in the Plan, upon a Final Order, or as agreed by the Debtors against which a Claim is asserted or in which an Interest is held (subject to the terms of the Restructuring Support Agreement) and the Holder of the applicable Claim or Interest, on the Applicable Effective Date (or if a Claim or Interest is not an Allowed Claim or Interest on the Applicable Effective Date, on the date that such Claim becomes an Allowed Claim or Interest) or as soon as reasonably practicable thereafter, the Distribution Agent shall make initial distributions under the Plan on account of Claims and Interests Allowed on or before the Applicable Effective Date, subject to the right of the Reorganized Debtor(s) against which a Claim is asserted or in which an Interest is held to object to Claims and Interests; provided, however, that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Applicable Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice; (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.B of the Plan; (3) distributions on account of Allowed NAC DAC Unsecured Funded Debt Claims shall be made on the date falling thirty (30) Business Days after the Applicable Effective Date; (4) distributions on account of the Lock-Box Payment or the Moelis/Weil/NRF Buyer Completion Payment, as applicable, and any Exiting Silo DIP Interest Obligations of the Moelis/Weil/NRF Exiting Debtors shall be made on the date falling thirty (30) Business Days after the Moelis/Weil/NRF Exiting Creditors Completion Date; and (5) payment of the NAC 33/34 Lock-Box Payment or the NAC 33/34 Buyer Completion Payment shall be made in accordance with the terms of the NAC 33/34 Exit Term Sheet, and payment of any Exiting Silo DIP Interest Obligations of the NAC 33/34 Debtors shall be made in accordance with the terms of the NAC 33/34 Exit Term Sheet and the NAC DAC Financing Orders; and provided, further, that (1) the distribution of the Initial New Ordinary Shares Pool shall occur on the Plan Effective Date or as soon as reasonably practicable thereafter (except that no New Ordinary Shares shall be distributed on account of Allowed NAC DAC Unsecured Funded Debt Claims until the date falling thirty (30) Business Days after the Applicable Effective Date); and (2) the distribution of the Secondary New Ordinary Shares Pool shall occur on the date falling thirty (30) Business Days after the Plan Effective Date or as soon after such date as reasonably practicable.  If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.  If and to the extent that there are Disputed Claims or Interests, distributions on account of any such Disputed Claims or Interests shall be made pursuant to the provisions set forth in Article VII.

Except as otherwise provided in the Plan, Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Applicable Effective Date.  The Debtors shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date.

B.	Distributions on Account of Obligations of Multiple Debtors

Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claims, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of such Claims.  Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed 100 percent of the underlying Allowed Claim plus applicable interest, if any.

C.	Distribution Agent

Except as otherwise provided in the Plan, all distributions under the Plan shall be made by the Distribution Agent on the Applicable Effective Date or as soon as reasonably practicable thereafter.  The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

D.	Rights and Powers of Distribution Agent

1.	Powers of the Distribution Agent

The Distribution Agent shall be empowered to:  (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred On or After the Applicable Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and out‑of‑pocket expenses incurred by the Distribution Agent on or after the Applicable Effective Date (including taxes) and any reasonable compensation and out‑of‑pocket expense reimbursement claims (including reasonable, actual, and documented attorney and/or other professional fees and expenses) made by the Distribution Agent shall be paid in Cash by the applicable Reorganized Debtors.

E.	Delivery of Distributions

1.	Delivery of Distributions in General

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be made to Holders of record as of the Distribution Record Date by the Reorganized Debtor(s) against which such Claims are asserted or the Distribution Agent, as appropriate:  (a) to the signatory set forth on any Proof of Claim filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is filed or if the Debtors have not been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Distribution Agent, as appropriate, after the date of any related Proof of Claim; (c) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf; or (d) to the address for such Holder as indicated on the applicable register or in the Debtors’ (or the Distribution Agent’s) records as of the date of such distribution; provided, however, that distributions to Holders of Allowed General Unsecured Claims against the Investec NAC 8 Debtors and the NAC 33/34 Debtors shall be administered and made to Holders of such claims by NAC DAC.  Subject to this Article VI, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.  The Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.

2.	Delivery of Distributions on the NAC 29 Notes Claims

Notwithstanding any policies, practices, or procedures of DTC, DTC shall cooperate with and take all actions reasonably requested by the Debtors or the Distribution Agent to facilitate distributions to those Holders entitled to receive the New NAC 29 Notes without requiring that such distributions be characterized as repayments of principal or interest.  No Distribution Agent or Trustee shall be required to provide indemnification or other security to DTC in connection with any distributions to Holders entitled to receive New NAC 29 Notes through the facilities of DTC.

3.	Undeliverable Distributions, Unclaimed Property, and Remaining Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Distribution Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest on the next Distribution Date; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the later of (a) the Applicable Effective Date and (b) the date of the first‑attempted distribution.  After such date, all unclaimed property or interests in property shall revert to the applicable Reorganized Debtor automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be discharged and forever barred.

Cash proceeds of the NAC 33/34 General Unsecured Recovery Cash Pool Amount and the NAC 8 General Unsecured Claims Recovery Pool remaining after the satisfaction and, as applicable, reservation for payment of all Allowed General Unsecured Claims against the NAC 33/34 Debtors, or the Investec NAC 8 Debtors, as applicable, if any, shall be released to NAC DAC or Reorganized NAC DAC (as applicable), as soon as reasonably practicable.

4.	No Fractional Distributions

No fractional shares of the New Ordinary Shares, the New Equity, the New Moelis/Weil/NRF Equity, or the New NAC 33/34 HoldCo Interests shall be distributed and no Cash shall be distributed in lieu of such fractional amounts.  When any distribution pursuant to the Plan on account of an applicable Allowed Claim would otherwise result in the issuance of a number of shares of New Ordinary Shares, New Equity, New Moelis/Weil/NRF Equity, or New NAC 33/34 HoldCo Interests that is not a whole number, the actual distribution of shares of New Ordinary Shares, New Equity, New Moelis/Weil/NRF Equity, or New NAC 33/34 HoldCo Interests, shall be rounded as follows:  (a) fractions of one‑half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefor.  The total number of authorized shares of New Ordinary Shares, New Equity, New Moelis/Weil/NRF Equity, or New NAC 33/34 HoldCo Interests shall be adjusted as necessary to account for the foregoing rounding.

5.	Minimum Distributions

Notwithstanding anything herein to the contrary, the Reorganized Debtors and Distribution Agent shall not be required to make distributions or payments of less than $100 (whether by Cash or otherwise), and each Claim to which this limitation applies shall be discharged pursuant to Article VIII.B of the Plan and its Holder shall be forever barred pursuant to Article VIII.G of the Plan from asserting that Claim against the Reorganized Debtors or their property.

F.	Manner of Payment

Any Cash payment to be made under the Plan shall be made as provided in the applicable agreement giving rise to such payment.  If the relevant agreement does not specify a method of payment, such payment may be made by check or wire transfer, automated clearinghouse, or as otherwise required.

G.	Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms that are reasonable and appropriate; provided that the Reorganized Debtors and the Distribution Agent, as applicable, shall request appropriate documentation from the applicable distributees and allow such distributees a reasonable amount of time to respond.  The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

H.	Foreign Currency Exchange Rate

Except as otherwise provided in a Final Order, as of the Applicable Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Petition Date.

I.	No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in the Restructuring Support Agreement, the Plan, or any Final Order (including the Confirmation Order and NAC DAC Financing Orders), and notwithstanding any documents that govern the Debtors’ prepetition indebtedness to the contrary, (a) postpetition and/or default interest shall not accrue or be paid on any Claims and (b) no Holder of a Claim shall be entitled to:  (1) interest accruing on or after the Petition Date on any such Claim; or (2) interest at the contract default rate, as applicable.

J.	Allocation Between Principal and Accrued Interest

Except as otherwise provided in the Plan, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount (which shall include any make-whole amounts, if applicable, provided, for the avoidance of doubt, that no make-whole amounts are owed under the NAC 33 Financing Arrangement or the NAC 34 Financing Arrangement) of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, on such Allowed Claim accrued through the Petition Date.

K.	Setoffs and Recoupment

Unless otherwise provided in the Plan or the Confirmation Order, each Debtor and each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non‑bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against or recoup any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled as of the Applicable Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder.  In no event shall any Holder of Claims be entitled to set off or recoup any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff or recoupment on or before the Confirmation Date.  For the avoidance of doubt, any such right of set off or recoupment may be preserved by Filing a Proof of Claim related to such right of set off or recoupment against a Bar Date Debtor prior to the Claims Bar Date.

L.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

A Claim shall be reduced in full or in part, as applicable, and such Claim shall be disallowed in full or in part, as applicable, without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full or in part on account of such Claim from a party that is not a Debtor or Reorganized Debtor.  To the extent that a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall repay, return, or deliver any distribution held by or transferred to the Holder to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.	Claims Payable by Third Parties

The availability, if any, of insurance policy proceeds for the satisfaction of an Allowed Claim shall be determined by the terms of the insurance policies of the Debtors or Reorganized Debtors, as applicable.  To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon any such insurer’s agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Solicitation Agent without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of an applicable insurance policy.  Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained in the Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VII.
PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

A.	Allowance of Claims

Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Applicable Effective Date (including the Confirmation Order), (i) after the Applicable Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim immediately before the Applicable Effective Date, including, for the avoidance of doubt, the Causes of Action retained pursuant to Article IV.V of the Plan, and (ii) no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases Allowing such Claim.  The Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.

B.	Disputed Claims Process

Holders of Claims (other than General Unsecured Claims against the Bar Date Debtors) and Interests need not file a Proof of Claim, as applicable, with the Bankruptcy Court and shall be subject to the Bankruptcy Court process only to the extent provided in the Plan, except to the extent a Claim arises on account of rejection of an Executory Contract or Unexpired Lease in accordance with Article V.B hereof.  On and after the Applicable Effective Date, except as otherwise provided in the Plan, all Allowed Claims shall be paid pursuant to the Plan.  Other than Claims arising from the rejection of an Executory Contract or Unexpired Lease and General Unsecured Claims against the Bar Date Debtors (which Claims shall be addressed by the applicable Bar Date Debtor (including as reorganized) in the Bankruptcy Court), if the Debtors or the Reorganized Debtors dispute any Claim or Interest, such dispute shall be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Cases had not been commenced, and all parties shall retain any and all rights, claims, causes of action, defenses, and remedies that such parties had immediately prior to or arising after the Petition Date.  Solely to the extent that an Entity is required to file a Proof of Claim and the Debtors or the Reorganized Debtors, as applicable, do not determine, and without the need for notice to or action, order, or approval of the Bankruptcy Court, that the Claim subject to such Proof of Claim is Allowed, such Claim shall be Disputed unless Allowed or disallowed by a Final Order or as otherwise set forth in this Article VII of the Plan.  For the avoidance of doubt, with respect to a Claim other than General Unsecured Claims against the Bar Date Debtors or a Claim arising from the rejection of an Executory Contract or Unexpired Lease, there is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim or Allowed Interest, as applicable, under the Plan.  Notwithstanding the foregoing, Entities must file cure objections as set forth in Article V.C hereof to the extent such Entity disputes the amount of the proposed cure.  Except as otherwise provided herein or agreed to by the Reorganized Debtors, any and all Proofs of Claim required to be Filed by the Plan that are Filed after the Claims Bar Date against the Bar Date Debtors shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court, unless leave to file a late Proof of Claim is obtained.

C.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Applicable Effective Date, the applicable Reorganized Debtor shall have the sole authority to:  (a) file, withdraw, or litigate to judgment objections to Claims or Interests against such Debtor; (b) settle or compromise any Disputed Claim or Interest against such Debtor without any further notice to or action, order, or approval by the Bankruptcy Court; and (c) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.  For the avoidance of doubt, except as otherwise provided herein, from and after the Applicable Effective Date, each applicable Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Applicable Effective Date with respect to any Disputed Claim asserted against or Interest in each such Reorganized Debtor, including the relevant Causes of Action retained pursuant to Article IV.V of the Plan.

D.	Estimation of Claims and Interests

Before or after the Applicable Effective Date, the Debtor(s) or the Reorganized Debtor(s) against which a Claim is asserted or in which an Interest is held, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection.  Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

E.	Adjustment to Claims Without Objection

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, superseded, cancelled, or otherwise expunged (including pursuant to the Plan) may be adjusted or expunged on the Claims Register by the applicable Reorganized Debtor(s) against which the Claim is asserted or in which the Interest is held without such Reorganized Debtor(s) having to file an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.  The Debtors shall provide any Holder of such a Claim or Interest with fourteen (14) days’ notice prior to the Claim or Interest being adjusted or expunged from the Claims Register as the result of a Claim or Interest being paid, satisfied, amended or superseded.

F.	No Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest.

G.	Distributions After Allowance

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the Plan.  As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court Allowing any Disputed Claim or Interest becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Applicable Effective Date, without any interest to be paid on account of such Claim or Interest.

H.	No Interest

Interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Applicable Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

I.	Allowance of Claims Against Moelis/Weil/NRF Debtors

The Debtors or Reorganized Debtors (including NAC DAC or Reorganized NAC DAC), as applicable, shall use commercially reasonable efforts to cooperate with the Majority Moelis/Weil/NRF Consenting Creditors and the Reorganized Moelis/Weil/NRF Debtors, as applicable, with respect to the reconciliation and Allowance of (i) Claims against the Moelis/Weil/NRF Exiting Debtors and (ii) General Unsecured Claims against the Moelis/Weil/NRF Amending Debtors, in each case, whether prior to or following the Applicable Effective Date.

J.	Allowance of Claims Against NAC 33/34 Debtors

The Debtors and Reorganized Debtors, as applicable, shall use commercially reasonable efforts to cooperate with the Majority NAC 33/34 Consenting Creditors and the Reorganized NAC 33/34 Debtors, as applicable, with respect to the reconciliation and Allowance of Claims against the NAC 33/34 Debtors, whether prior to or following the NAC 33/34 Plan Effective Date.

ARTICLE VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable.  In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Applicable Effective Date, the applicable Reorganized Debtors may compromise and settle Claims against, and Interests in, the applicable Debtors and their Estates and Causes of Action against other Entities.

B.	Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Applicable Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Applicable Effective Date by the applicable Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the applicable Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Applicable Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the applicable Debtors before the Applicable Effective Date and that arise from a termination of employment, any contingent or noncontingent liability on account of representations or warranties issued on or before the Applicable Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not:  (a) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan.  Any default or “event of default” by the applicable Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Applicable Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the applicable Debtors subject to the Applicable Effective Date occurring.

C.	Release of Liens

Except (a) with respect to the Liens securing Other Secured Claims (depending on the treatment of such Claims), or (b) as otherwise provided in the Plan (including, for the avoidance of doubt, Article IV.M) or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, including for the avoidance of doubt the New Financing Documents or the Moelis/Weil/NRF Exit Debt Documents, on the Applicable Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and the Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents or take such action as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, in each case, at the sole cost of the Debtors or the Reorganized Debtors, as applicable, and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor(s) and their successors and assigns.

D.	Releases by the Debtors

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Applicable Effective Date, each Released Party is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their respective Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any claim, Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Causes of Action, including any derivative claims, asserted or assertable on behalf of any of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or any other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, or operation thereof), the Consenting Shareholders’ direct or indirect ownership of any company within the NAC Group or any holding company of the NAC Group, the Consenting Shareholders’ current or past positions on any board of directors of any company within the NAC Group, the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the assertion or enforcement of rights or remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an affiliate of a Debtor and another Debtor or affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement or any related prepetition transactions, the Forbearance Agreements, the Disclosure Statement, the New Organizational Documents, the New NAC 33/34 Organizational Documents, the New Moelis/Weil/NRF Organizational Documents, the NAC 33/34 Exit Documents, the Moelis/Weil/NRF Exit Documents, the Moelis/Weil/NRF Amended Documents, the Plan (including, for the avoidance of doubt, the Plan Supplement), the NAC DAC Financing Orders, the NYL DIP Orders, any Definitive Document, the New NAC 29 Notes Indenture, the New NAC 29 Term Loan Facility, the Exit Facility, the NAC 33/34 Take-Back Debt, the NAC 33/34 Liquidity Credit Facility, the NAC 33/34 Subordinated Debt, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the New Organizational Documents, the New NAC 33/34 Organizational Documents, the New Moelis/Weil/NRF Organizational Documents, the NAC 33/34 Exit Documents, the Moelis/Weil/NRF Exit Documents, the Moelis/Weil/NRF Amended Documents, the Plan, the Plan Supplement, the Definitive Documents, the New NAC 29 Notes Indenture, the New NAC 29 Term Loan Facility, the Exit Facility, the NAC 33/34 Take-Back Debt, the NAC 33/34 Liquidity Credit Facility, the NAC 33/34 Subordinated Debt, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration or implementation of the Restructuring Transactions, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence (in each case, related or relating to any of the foregoing) taking place on or before the Applicable Effective Date.  Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Applicable Effective Date obligations of any party or Entity under the Plan or any document, instrument, or agreement (including the Definitive Documents) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is:  (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

E.	Releases by Holders of Claims and Interests

Except as otherwise expressly set forth in the Plan or the Confirmation Order, on and after the Applicable Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Releasing Party (other than the Debtors and the Reorganized Debtors), in each case on behalf of itself and its respective successors, assigns, and representatives, any and all other Entities who may purport to assert any claim, Cause of Action, directly or indirectly, by, through, for, or because of the foregoing entities, is hereby deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged each Debtor, Reorganized Debtor, and each other Released Party from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, or operation thereof), the Consenting Shareholders’ direct or indirect ownership of any company within the NAC Group or any holding company of the NAC Group, the Consenting Shareholders’ current or past positions on any board of directors of any company within the NAC Group, the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an affiliate of a Debtor and another Debtor or affiliate of a Debtor, the Chapter 11 Cases, the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement or any related prepetition transactions, the Forbearance Agreements, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the NAC DAC Financing Orders, the NYL DIP Orders, the New Organizational Documents, the New NAC 33/34 Organizational Documents, the New Moelis/Weil/NRF Organizational Documents, the NAC 33/34 Exit Documents, the Moelis/Weil/NRF Exit Documents, the Moelis/Weil/NRF Amended Documents, any Definitive Document, the New NAC 29 Notes Indenture, the New NAC 29 Term Loan Facility, the Exit Facility, the NAC 33/34 Take-Back Debt, the NAC 33/34 Liquidity Credit Facility, the NAC 33/34 Subordinated Debt, or any Restructuring Transaction, contract, instrument, release, or other agreement or document relating to any of the foregoing, created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the New NAC 29 Notes Indenture, the New NAC 29 Term Loan Facility, the Exit Facility, the NAC 33/34 Take-Back Debt, the NAC 33/34 Liquidity Credit Facility, the NAC 33/34 Subordinated Debt, or any Definitive Document, before or during the Chapter 11 Cases (including, for the avoidance of doubt, any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration or implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act, omission, transaction, agreement, event, or other occurrence (in each case, related or relating to any of the foregoing) taking place on or before the Applicable Effective Date.  Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Applicable Effective Date obligations of any party or Entity under the Plan or any document, instrument, or agreement (including the Definitive Documents) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third‑Party Release is:  (a) consensual; (b) essential to the confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release.

F.	Exculpation

Notwithstanding anything contained in the Plan or the Confirmation Order to the contrary and to the extent permissible under the law, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action or any claim arising from the Petition Date through the Applicable Effective Date related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the Restructuring Support Agreement or any related prepetition transactions, the Forbearance Agreements, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the NAC DAC Financing Orders, the NYL DIP Orders, any Definitive Document, the New Organizational Documents, the New NAC 33/34 Organizational Documents, the New Moelis/Weil/NRF Organizational Documents, the NAC 33/34 Exit Documents, the Moelis/Weil/NRF Exit Documents, the Moelis/Weil/NRF Amended Documents, the New NAC 29 Notes Indenture, the New NAC 29 Term Loan Facility, the Exit Facility, the NAC 33/34 Take-Back Debt, the NAC 33/34 Liquidity Credit Facility, the NAC 33/34 Subordinated Debt, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Applicable Effective Date, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.  Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not release or exculpate any post-Applicable Effective Date obligations of any party or Entity under the Plan or any document, instrument, or agreement (including the Definitive Documents) executed to implement the Plan; provided, however, the exculpation set forth above shall apply to any Claims or Causes of Action relating to the negotiations and entry into any such documents, including the Definitive Documents.

G.	Injunction

Except as otherwise expressly provided in the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to the Plan, shall be discharged pursuant to the Plan, or are subject to exculpation pursuant to the Plan, are permanently enjoined, from and after the Applicable Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties:  (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder filed a motion explicitly requesting the right to perform such setoff on or before the Applicable Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

H.	Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been, is, or will be associated, or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been, is, or will be associated, solely because such Reorganized Debtor was a Debtor under chapter 11 of the Bankruptcy Code, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

I.	Governmental Units

For the avoidance of doubt, nothing in the Plan shall discharge, release, preclude, or enjoin:  (i) any liability to any Governmental Unit that is not a Claim; (ii) any Claim of a Governmental Unit arising on or after the Applicable Effective Date; (iii) any police or regulatory liability to a Governmental Unit on the part of any Entity as the owner or operator of property after the Applicable Effective Date; or (iv) any liability to a Governmental Unit on the part of any Person other than the Debtors.  Nor shall anything in the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence.  Nothing in the Plan shall divest any tribunal of any jurisdiction it may have to adjudicate any defense based on this paragraph.

J.	Recoupment

In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any claim, right, or Cause of Action of the Debtor(s) or the Reorganized Debtor(s) against which such Claim is asserted or in which such Interest is held, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the applicable Debtor(s) on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

K.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Applicable Effective Date, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date (a) such Claim has been adjudicated as noncontingent, or (b) the relevant Holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

L.	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Applicable Effective Date.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

M.	Document Retention

On and after the Applicable Effective Date, the applicable Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors, and applicable laws.

ARTICLE IX.
CONDITIONS PRECEDENT TO AN APPLICABLE EFFECTIVE DATE

A.	Conditions Precedent to the Plan Effective Date.

It shall be a condition to the Plan Effective Date that the following conditions, which may not be waived without the consent of the Debtors and the Majority Consenting Equitizing Creditors (with such consent not to be unreasonably withheld) shall have been satisfied or waived pursuant to Article IX.D of the Plan:

1.           the Restructuring Support Agreement shall remain in full force and effect and all conditions shall have been satisfied or waived thereunder, and there shall be no breach that would, after the expiration of any applicable notice or cure period, give rise to a right to terminate the Restructuring Support Agreement;

2.           the Rights Offering Commitment Agreement shall have been agreed and executed by the parties thereto and shall remain in full force and effect and all conditions shall have been satisfied or waived thereunder, and there shall be no breach that would, after expiration of any applicable notice or cure period, give rise to a right to terminate the Rights Offering Commitment Agreement;

3.            Reorganized TopCo shall have been incorporated with investment company status for accounting purposes under International Financial Reporting Standards;

4.            the Exit Facility Underwriting Agreement shall have been agreed and executed by the parties thereto and shall remain in full force and effect and all conditions shall have been satisfied thereunder, and there shall be no breach that would, after expiration of any applicable notice or cure period, give rise to a right to terminate the Exit Facility Underwriting Agreement;

5.            the NAC DAC Financing Orders shall remain in full force and effect in form and substance acceptable to the Debtors, the Majority Consenting Equitizing Creditors, and each of the Required DIP Lenders;

6.            the NYL DIP Orders shall remain in full force and effect in form and substance acceptable to the Debtors and the NYL DIP Lenders;

7.           the Definitive Documents and all documents contained in any Plan Supplement, including any exhibits, schedules, amendments, modifications or supplements thereto, shall have been agreed, executed and/or effectuated, in form and substance consistent in all respects with the Restructuring Support Agreement, the Rights Offering Commitment Agreement, and the Exit Facility Underwriting Agreement, in each case subject to the consent rights of the parties set forth therein;

8.           no court of competent jurisdiction or other competent governmental or regulatory authority will have issued a final and non-appealable order making illegal or otherwise restricting, limiting, preventing, or prohibiting, in a material respect, the Consummation of the Plan, the Restructuring Transactions, the Rights Offering Commitment Agreement, the Exit Facility Underwriting Agreement, or any of the Definitive Documents contemplated thereby;

9.            any and all requisite governmental, regulatory, anti-trust, and third‑party approvals and consents that are necessary, as determined by any of the Consenting Equitizing Creditors, to implement and effectuate the Restructuring Transactions shall have been obtained;

10.          all fees and expenses of retained Professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Plan Effective Date shall have been placed in the Professional Fee Escrow Account;

11.          all fees and expenses payable pursuant to the Restructuring Support Agreement shall have been paid in full by the Debtors or the Reorganized Debtors, as applicable (including, for the avoidance of doubt, the fees and expenses of the Consenting Creditor Principal Advisors and Freshfields);

12.          all fees and expenses payable pursuant to the NAC DAC DIP Facility Documents and the NYL DIP Facility Documents, respectively, shall have been paid in full by the Debtors or the Reorganized Debtors, as applicable;

13.          all fees, expenses, and premiums payable pursuant to the Rights Offering Commitment Agreement, including the Rights Offering Premiums, shall have been paid by the Debtors or the Reorganized Debtors, as applicable;

14.          all fees, expenses, and premiums payable pursuant to the NAC DAC Financing Orders shall have been paid by the Debtors or the Reorganized Debtors, as applicable;

15.          all fees, expenses, and premiums payable pursuant to the Exit Facility Underwriting Agreement, including the Exit Facility Commitment Premium, shall have been paid by NAC DAC;

16.          the tax structuring of the Restructuring Transactions shall be satisfactory to the Majority Consenting Equitizing Creditors;

17.          the Bankruptcy Court shall have entered the Confirmation Order, subject to the consent rights set forth in Section 3.02 of the Restructuring Support Agreement, and such order shall not have been stayed, modified, vacated, or reversed on appeal;

18.          the New NAC 29 Debt will have been issued by Reorganized NAC 29;

19.          arrangements for the issuance, trading, and listing (as applicable) of the New NAC 29 Debt, including the issuance of CUSIP numbers for the New NAC 29 Notes, and any waivers or approvals in connection therewith, shall have been addressed in a manner satisfactory to the Majority Consenting Equitizing Creditors;

20.          arrangements for the issuance and trading of the New Ordinary Shares, and any waivers or approvals in connection therewith, shall have been addressed in a manner satisfactory to the Majority Consenting Equitizing Creditors;

21.          NAC DAC will have entered into the Exit Facility Credit Agreement or Alternative Exit Facility Agreement (as applicable);

22.          all fees and premiums payable pursuant to the Exit Facility Credit Agreement (as applicable), including the Exit Facility Participation Premium, shall have been paid by NAC DAC or the Reorganized TopCo (as applicable) provided that no Exit Facility Participation Premium will be payable if an Alternative Exit Facility is entered into instead of the Exit Facility;

23.          the New NAC 29 Debt shall have received a rating as set forth in the Option A/D Term Sheet;

24.          the New Ordinary Shares shall have been issued by the Reorganized TopCo;

25.          the NAC CRJ Backstop Transfer shall have been consummated in respect of all NAC CRJ Aircraft for which the title has not been transferred by NAL 7 to a third-party buyer prior to the Plan Effective Date;

26.          NAC DAC shall have entered into the NAC CRJ Services Agreement, and the NAC CRJ Services Agreement shall remain in full force and effect;

27.          the Debtors shall have complied with the G6000 Lease Rejection Order in all respects and the G6000 Cooperation Agreement shall be in full force and effect unless the G6000 Cooperation Agreement is terminated on account of the transactions contemplated thereunder having been consummated;

28.        solely to the extent that a Moelis/Weil/NRF Exiting Debtor Plan Effective Date occurs later than the Plan Effective Date, NAC DAC shall have entered into the Moelis/Weil/NRF Replacement Servicing Agreement(s), and the Moelis/Weil/NRF Replacement Servicing Agreement(s) shall remain in full force and effect;

29.         solely to the extent that the NAC 33/34 Plan Effective Date occurs later than the Plan Effective Date, NAC DAC shall have entered into the Replacement Servicing Agreement (as defined in the NAC 33/34 Exit Term Sheet), and such Replacement Servicing Agreement shall remain in full force and effect;

30.          Reorganized NAC DAC shall transfer an amount equal to the Initial NYL Prepayment, the Initial NYL Special Rent Payment, the NYL Additional Cash Transfer (if applicable), and the NYL Cash True-Up Amount to the Reorganized NYL Debtors;

31.          Reorganized NAC DAC and the Reorganized NYL Debtors shall assume the Amended & Restated NYL Head Leases;

32.          the Debtors shall have implemented (save for any action which is required following satisfaction of the conditions precedent) the Restructuring Transactions in a manner consistent in all material respects with the Restructuring Support Agreement, subject to the consent rights of the parties set forth therein; and

33.          Reorganized NAC DAC shall have entered into the Investec NAC 27 Amended & Restated Debt Documents, the Amended & Restated EDC Debt Documents, and the Amended & Restated NYL Financing Documents;

provided, that, (a) solely in the event the NAC 33/34 Plan Effective Date shall be the Plan Effective Date, the NAC 33/34 Conditions Precedent shall have been satisfied or waived by the Debtors and the Majority NAC 33/34 Consenting Creditors, without the need for any waiver or consent from the Majority Consenting Equitizing Creditors to any such waiver, as a condition to the Plan Effective Date (provided that if such condition is not satisfied, the NAC 33/34 Plan Effective Date shall not occur on the Plan Effective Date (without any consent required from the NAC 33/34 Consenting Creditors) and the Plan Effective Date shall nevertheless occur), and (b) if the NAC 33/34 Debtors prosecute and seek to implement the NAC 33/34 Plan independently of the Plan, in accordance with the Restructuring Support Agreement, (i) the occurrence of the NAC 33/34 Plan Effective Date will be subject only to the NAC 33/34 Conditions Precedent (which may not be waived without the consent of the Debtors and the Majority NAC 33/34 Consenting Creditors, with such consent not to be unreasonably withheld), and (ii) solely to the extent that the NAC 33/34 Plan Effective Date is not the Plan Effective Date, notwithstanding anything to the contrary herein, the occurrence of the Plan Effective Date shall not be subject to the satisfaction of the NAC 33/34 Conditions Precedent or the occurrence of the NAC 33/34 Plan Effective Date; provided, further, that, (a) solely in the event the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date shall be the Plan Effective Date, the relevant Moelis/Weil/NRF Conditions Precedent shall have been satisfied or waived by the Debtors and the Majority Moelis/Weil/NRF Consenting Exiting Creditors, without the need for any waiver or consent from the Majority Consenting Equitizing Creditors to any such waiver, as a condition to the Plan Effective Date (provided that if such condition is not satisfied, the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date shall not be the Plan Effective Date (without any consent required from the Moelis/Weil/NRF Consenting Creditors) and the Plan Effective Date shall nevertheless occur), and (b) if any of the Moelis/Weil/NRF Exiting Debtors prosecute and seek to implement any Moelis/Weil/NRF Exiting Debtor Plan independently of the Plan, in accordance with the Restructuring Support Agreement, (i) the occurrence of the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date will be subject only to the relevant Moelis/Weil/NRF Conditions Precedent (which may not be waived without the consent of the Debtors and the Majority Moelis/Weil/NRF Consenting Exiting Creditors, with such consent not to be unreasonably withheld), and (ii) solely to the extent that the applicable Moelis/Weil/NRF Exiting Debtor Plan Effective Date is not the Plan Effective Date, notwithstanding anything to the contrary herein, the occurrence of the Plan Effective Date shall not be subject to the satisfaction of any Moelis/Weil/NRF Conditions Precedent or the occurrence of any Moelis/Weil/NRF Exiting Debtor Plan Effective Date.

B.	Conditions Precedent to the NAC 33/34 Plan Effective Date

It shall be a condition to the NAC 33/34 Plan Effective Date that the following conditions (collectively, the “NAC 33/34 Conditions Precedent”) shall have been satisfied or waived pursuant to Article IX.E of the Plan:

1.          the Restructuring Support Agreement shall remain in full force and effect as to the NAC 33/34 Consenting Creditors and the Consenting Equitizing Creditors and there shall be no continuing breach which has not been waived and that would, after the expiration of any applicable notice or cure period, give the Majority NAC 33/34 Consenting Creditors or the Majority Consenting Equitizing Creditors a right to terminate the Restructuring Support Agreement;

2.            the Bankruptcy Court shall have entered the NAC 33/34 Confirmation Order, which order shall be in full force and effect and no stay thereof shall be in effect;

3.           the conditions precedent to the consummation of the New Money Investment Transaction as set forth in the Alpha Term Sheet shall have been satisfied or waived by the party or parties entitled to waive such conditions in accordance with the terms thereof;

4.           no court of competent jurisdiction or other competent governmental or regulatory authority will have issued a final and non-appealable order making illegal or otherwise restricting, limiting, preventing, or prohibiting, in a material respect, (a) the Consummation of the NAC 33/34 Plan; (b) the New Money Investment Transaction; or (c) any of the Definitive Documents contemplated thereby;

5.            any and all requisite governmental, regulatory, antitrust, and third‑party approvals and consents that are necessary to implement and effectuate the NAC 33/34 Transactions shall have been obtained;

6.          the Definitive Documents contemplated by the NAC 33/34 Transactions, including any exhibits, schedules, amendments, modifications, or supplements thereto, shall have been agreed, executed, and/or effectuated in form and substance consistent in all respects with the Restructuring Support Agreement;

7.           the Separation Agreement, including any exhibits, schedules, amendments, modifications, or supplements thereto, shall have been agreed, executed, and/or effectuated and the conditions precedent to the effectiveness thereof shall have been satisfied or waived by the party or parties entitled to waive such conditions in accordance with the terms thereof;

8.           all conditions precedent to the effectiveness of the New NAC 33/34 Debt Documents, including, for the avoidance of doubt, the NAC 33/34 Liquidity Credit Facility and the NAC 33/34 Funding Lenders funding their commitments thereunder, shall have been satisfied or waived in accordance with the applicable Definitive Documents;

9.            the Debtors shall have implemented the NAC 33/34 Transactions in a manner consistent in all material respects with the Restructuring Support Agreement; and

10.         all professional fees and expenses of professionals retained by the NAC 33/34 Lenders, including Milbank LLP, Hunton Andrews Kurth LLP, Cleary Gottlieb Steen & Hamilton LLP, A&L Goodbody LLP, Lazard & Co., Limited, and Alton Aviation Consultancy LLC, shall have been paid in full.

C.	Conditions Precedent to a Moelis/Weil/NRF Exiting Debtor Plan Effective Date

It shall be a condition to a Moelis/Weil/NRF Exiting Debtor Plan Effective Date that the following conditions (collectively, the “Moelis/Weil/NRF Conditions Precedent”) shall have been satisfied or waived pursuant to Article IX.F of the Plan:

1.           the Restructuring Support Agreement shall remain in full force and effect and all conditions shall have been satisfied or waived thereunder with respect to the Moelis/Weil/NRF Consenting Exiting Creditors, and there shall be no continuing breach that has not been waived and that would, after the expiration of any applicable notice or cure period, give rise to a right of the Moelis/Weil/NRF Consenting Exiting Creditors to terminate the Restructuring Support Agreement;

2.           the Settlement and Transfer Agreement shall have been agreed and executed by the relevant Moelis/Weil/NRF Exiting Debtor(s) and all other parties thereto and shall remain in full force and effect and all conditions shall have been satisfied or waived thereunder, and there shall be no breach that would, after expiration of any applicable notice or cure period, give rise to a right to terminate the Settlement and Transfer Agreement;

3.           solely with respect to the Investec NAC 8 Debtors, the legal ownership of each of the aircraft currently held on trust for NAC Aviation 8 Limited by any Investec NAC 8 U.S. Debtors shall be transferred to NAC Aviation 8 Limited on or before the Plan Effective Date or the relevant Moelis/Weil/NRF Exiting Debtor Plan Effective Date, as applicable;

4.           solely with respect to the Investec NAC 8 Debtors, each of the Investec NAC 8 U.S. Debtors and any and all other entities registered in any jurisdiction in the United States that NAC Aviation 8 Limited has an Interest in shall be transferred to such member of the NAC Group as agreed between NAC DAC and the Majority Investec NAC 8 Lenders;

5.            the Debtors shall have complied with the JOLCO Lease Rejection Order in all respects and the DB JOLCO Cooperation Agreements (as applicable) and MUFG JOLCO Cooperation Agreements (as applicable) shall be in full force and effect;

6.            the NAC DAC Financing Orders shall remain in full force and effect in form and substance acceptable to the Majority Moelis/Weil/NRF Consenting Exiting Creditors;

7.          the satisfaction of all conditions to the issuance of the New Moelis/Weil/NRF Equity or the transfer of the Reorganized JOLCO Equity (as applicable) to the DB JOLCO Buyer, MUFG JOLCO Buyer, or the Investec NAC 8 Buyer (as applicable) in accordance with the Moelis/Weil/NRF Exit Documents;

8.            the satisfaction of all conditions to the issuance of the New Profit Participating Notes, as applicable, to the applicable Moelis/Weil/NRF Exiting Creditors in accordance with the Moelis/Weil/NRF Exit Documents;

9.          solely as it relates to the Restructuring Transactions contemplated by the Moelis/Weil/NRF Exiting Creditors Term Sheet, the Definitive Documents and all documents contained in any Plan Supplement, including any exhibits, schedules, amendments, modifications or supplements thereto, shall have been agreed, executed and/or effectuated, in form and substance consistent in all respects with the Restructuring Support Agreement;

10.         no court of competent jurisdiction or other competent governmental or regulatory authority will have issued a final and non-appealable order making illegal or otherwise restricting, limiting, preventing, or prohibiting, in a material respect, the Consummation of the relevant Moelis/Weil/NRF Exiting Debtor Plan, the Restructuring Transactions contemplated by the Settlement and Transfer Agreement, and the applicable Restructuring Transactions contemplated by the Moelis/Weil/NRF Exiting Creditors Term Sheet, or any other Definitive Document contemplated thereby;

11.          any and all requisite governmental, regulatory, anti-trust, and third party approvals and consents that are necessary to implement and effectuate the Restructuring Transactions contemplated by the relevant Moelis/Weil/NRF Exiting Debtor Plan shall have been obtained;

12.          all fees and expenses payable pursuant to the Restructuring Support Agreement to the advisors to the applicable Moelis/Weil/NRF Consenting Exiting Creditors shall have been paid in full by the Debtors;

13.          all fees and expenses payable pursuant to the NAC DAC Financing Orders to the applicable Moelis/Weil/NRF Consenting Exiting Creditors or their advisors shall have been paid in full by the Debtors or the Reorganized Debtors, as applicable;

14.        the Bankruptcy Court shall have entered an order confirming the applicable Moelis/Weil/NRF Exiting Debtor Plan, in form and substance reasonably acceptable to the applicable Moelis/Weil/NRF Consenting Exiting Creditors and such order shall not have been stayed, modified, vacated, or reversed on appeal;

15.          the tax structuring of the Restructuring Transactions with respect to the applicable Moelis/Weil/NRF Exiting Debtors shall be satisfactory to the Majority Moelis/Weil/NRF Consenting Exiting Creditors; and

16.        the Debtors shall have implemented the Restructuring Transactions contemplated by the applicable Moelis/Weil/NRF Exiting Debtor Plan and the applicable Moelis/Weil/NRF Exit Documents in a manner consistent in all material respects with the Restructuring Support Agreement, including the issuance of any new debt and shares contemplated by such documents, subject to the consent rights of the parties set forth therein.

D.	Waiver of Conditions Precedent to the Plan Effective Date

The Remaining Debtors, with the consent of the Majority Consenting Equitizing Creditors (not to be unreasonably withheld), may waive any of the conditions to the Plan Effective Date set forth in Article IX.A of the Plan at any time without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm and consummate the Plan; provided, that, if any proposed modification, amendment, waiver, or supplement of the conditions to the Plan Effective Date set forth in Article IX.A of the Plan that directly relates to the NAC 29 Facilities Group Consenting Creditor Reserved Matters, then the consent of the Majority NAC 29 Facilities Group Consenting Creditors shall be required to effectuate such modification, amendment, waiver or supplement; provided further, that, any proposed modification, amendment, waiver, or supplement of the condition with respect to the Moelis/Weil/NRF Replacement Servicing Agreement(s) or the Replacement Servicing Agreement to the Plan Effective Date set forth in Article IX.A.28 or Article IX.A.29, respectively, of the Plan requires the consent of the applicable Majority Moelis/Weil/NRF Consenting Exiting Creditors or the Majority NAC 33/34 Consenting Creditors, respectively.

If the waiver of any condition to the Plan Effective Date (i) relates to the Moelis/Weil/NRF Amended Documents or (ii) has a material and adverse effect on the Investec NAC 27 Debtor, the EDC Debtors, or any Moelis/Weil/NRF Consenting Amending Creditor, such waiver will be subject to the consent of the Majority Moelis/Weil/NRF Consenting Amending Creditors; provided that the Consenting Debt of any Moelis/Weil/NRF Consenting Amending Creditor under a Moelis/Weil/NRF Amended Financing Arrangement that is not affected by such modification, amendment, waiver, or supplement shall not be solicited or considered for the purposes of any vote to determine whether any such modification, amendment, waiver or supplement is acceptable.  If the waiver of any condition to the Plan Effective Date relates to the releases provided in the Plan with respect to the Consenting Shareholders, such waiver will also be subject to the consent of the Consenting Shareholders.

E.	Waiver of Conditions Precedent to NAC 33/34 Plan Effective Date

The NAC 33/34 Debtors, with the consent of the Majority NAC 33/34 Consenting Creditors (not to be unreasonably withheld), may waive any of the NAC 33/34 Conditions Precedent set forth in Article IX.B of the Plan at any time without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm and consummate the NAC 33/34 Plan.

F.	Waiver of Conditions Precedent to a Moelis/Weil/NRF Exiting Debtor Plan Effective Date

The Moelis/Weil/NRF Exiting Debtors, with the consent of the Majority Moelis/Weil/NRF Consenting Exiting Creditors (not to be unreasonably withheld), may waive any of the Moelis/Weil/NRF Conditions Precedent set forth in Article IX.C of the Plan at any time without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm and consummate the relevant Moelis/Weil/NRF Exiting Debtor Plan.

G.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Applicable Effective Date.

H.	Effect of Non-Occurrence of Conditions to Consummation

If the Applicable Effective Date does not occur with respect to any of the applicable Debtors, the Plan shall be null and void in all respects with respect to such Debtor(s), and nothing contained in the Plan or the Disclosure Statement shall:  (a) constitute a waiver or release of any Claims by or Claims against or Interests in such Debtor(s); (b) prejudice in any manner the rights of such Debtor(s), any Holders of a Claim or Interest, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by such Debtor(s), any Holders, or any other Entity in any respect.

ARTICLE X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification of Plan

Subject to the limitations and terms contained in the Plan and the Restructuring Support Agreement, the Debtors, with the consent of the Majority Consenting Equitizing Creditors and, with respect to the NAC 33/34 Plan, the Majority NAC 33/34 Consenting Creditors, and with respect to the Moelis/Weil/NRF Exiting Debtor Plan, the Majority Moelis/Weil/NRF Consenting Exiting Creditors, and with respect to the releases provided in the Plan related to the Consenting Shareholders, each Consenting Shareholder, reserve the right to modify or amend the Plan prior to Confirmation and seek Confirmation consistent with the terms set forth herein, in accordance with the Bankruptcy Code and the Bankruptcy Rules and, as appropriate, not resolicit votes on such modified or amended Plan.  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, those restrictions on modifications set forth in the Plan, and the Restructuring Support Agreement, and consistent with the consent and approval rights under the Restructuring Support Agreement, the Debtors expressly reserve their rights to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan

Subject to the terms of and the consent rights set forth in the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to file subsequent chapter 11 plans.  If the Debtors revoke or withdraw the Plan, or if the Confirmation Date or the Applicable Effective Date does not occur, then:  (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (c) nothing contained in the Plan shall (1) constitute a waiver or release of any Claims, Interests, or Causes of Action, (2) prejudice in any manner the rights of any Debtor or any other Entity, or (3) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE XI.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Applicable Effective Dates, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.           allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2.            decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.           resolve any matters related to Executory Contracts or Unexpired Leases, including:  (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4.           ensure that distributions to Holders of Allowed Claims and Interests (as applicable) are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5.            adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Applicable Effective Date;

6.           enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, except as otherwise provided in such documents;

7.            enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8.            grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9.           adjudicate, decide, or resolve any and all matters related to the consummation of the Restructuring Transactions (unless a different jurisdiction is separately agreed to in the applicable documents), including, for the avoidance of doubt, matters relating to the (a) issuance of the New Ordinary Shares, the Rights Offering Shares, New Equity, the New Moelis/Weil/NRF Equity, the New Profit Participating Notes, and the New NAC 33/34 Interests; (b) transfer of the Reorganized JOLCO Equity, (c) execution of the New Financing Documents and the Separation Agreement; and (d) entry into the New Financing Facilities;

10.          adjudicate, decide, or resolve any and all disputes related to the abandonment of Interests in any of the Debtors (including as contemplated by Article IV.C of the Plan and the Restructuring Support Agreement);

11.          adjudicate, decide, or resolve any and all matters related to enforcement of the Restructuring Support Agreement;

12.          issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

13.          hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including:  (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or an Interest for amounts not timely repaid pursuant to Article VI.L.1 of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Disclosure Statement, the Confirmation Order; or (d) related to section 1141 of the Bankruptcy Code;

14.          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15.          consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

16.          hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

17.          enter an order or Final Decree concluding or closing the Chapter 11 Cases;

18.          enforce all orders previously entered by the Bankruptcy Court; and

19.          hear any other matter not inconsistent with the Bankruptcy Code;

provided, however, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement or any Definitive Documents, in each case, that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court or allow Entities to bring disputes to a different court, and any disputes concerning documents contained in the Plan Supplement or any other Definitive Document that contain such clauses shall be governed in accordance with the provisions of such documents.

ARTICLE XII.
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Article IX.A, Article IX.B, and Article IX.C hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Applicable Effective Date, the terms of the Plan and Definitive Documents shall be immediately effective and enforceable and deemed binding upon the applicable Debtors, the applicable Reorganized Debtors, and any and all Holders of Claims against or Interests in such Debtors and Reorganized Debtors (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, exculpations, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.  All Claims against and Interests in the Debtors shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any holder of a Claim or Interest has voted on the Plan.

B.	Additional Documents

On or before the Applicable Effective Date, the applicable Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the Restructuring Support Agreement; provided, however, that such agreements and other documents shall be consistent in all respects with the terms and conditions of the Restructuring Support Agreement, including the condition that such agreements and other documents shall be in form and substance reasonably acceptable to the parties with consent rights over such agreements and documents pursuant to the Restructuring Support Agreement.  The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.	Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930(a), including fees and expenses payable to the U.S. Trustee, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, will be paid by each applicable Reorganized Debtor for each quarter (including any fraction thereof) until the Chapter 11 Case of such Reorganized Debtor is converted, dismissed, or closed, whichever occurs first.

The applicable Debtors shall continue complying with monthly reporting requirements through the Applicable Effective Date as required under the Local Bankruptcy Rules.  After the Applicable Effective Date, the applicable Reorganized Debtors and/or the Distribution Agent shall file quarterly reports consistent with Local Bankruptcy Rule 2015-(a)-1.  The applicable Reorganized Debtors and/or the Distribution Agent shall no longer have the obligation to file quarterly reports with respect to an applicable Debtor once such Debtor’s Chapter 11 Case is converted, dismissed, or closed.

D.	Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court has entered the Confirmation Order.  None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Applicable Effective Date.

E.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

F.	Service of Documents

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission or email) and, unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, or, in the case of notice by email, when received, addressed as follows:

If to the Debtors or Reorganized Debtors:

Nordic Aviation Capital Designated Activity Company
Gardens International,
Henry Street,
Limerick City, Ireland
Attention:  Edward J. Sheard
Email: esh@nac.dk

With copies to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York, 10022
Facsimile:  (212) 446-4900
Attention:  Edward O. Sassower, P.C., Emily Geier, and Anne G. Wallice
Email:  edward.sassower@kirkland.com
emily.geier@kirkland.com
anne.wallice@kirkland.com

-and-

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention:  David R. Seligman, P.C., Chad J. Husnick, P.C., and Jaimie Fedell
Email:  david.seligman@kirkland.com
chad.husnick@kirkland.com
jaimie.fedell@kirkland.com

-and-

Kirkland & Ellis International LLP
30 St. Mary Axe
London EC3A 8AF, United Kingdom
Attention:  Sean Lacey and Karim Kassam
Email:  sean.lacey@kirkland.com
karim.kassam@kirkland.com

-and-

Kutak Rock LLP
901 East Byrd Street, Suite 1000
Richmond, Virginia 23219
Telephone: (804) 644-1700
Facsimile:  (804) 783-6192
Attention:  Michael A. Condyles, Peter J. Barrett, and Jeremy S. Williams
Email:  michael.condyles@kutakrock.com
peter.barrett@kutakrock.com
jeremy.williams@kutakrock.com

-and-

Clifford Chance LLP
10 Upper Bank Street
London, E14 5JJ
United Kingdom
Attention:  William J. Glaister and Richard Evans
Email:  ccprojectburgundy@cliffordchance.com

If to the Majority Consenting Equitizing Creditors:

Akin Gump LLP
Eighth Floor
Ten Bishops Square
E1 6EG
London, United Kingdom
Attention:  Barry Russell and Emma Simmonds
Email:  barry.russell@akingump.com
emma.simmonds@akingump.com

-and-

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Telephone:  (212) 872-1000
Facsimile:  (212) 872-1002
Attention:  David Botter; Abid Qureshi; Brad Kahn
Email: dbotter@akingump.com; aqureshi@akingump.com; bkahn@akingump.com

-and-

Linklaters LLP
1290 Avenue of the Americas
New York, New York 10104
Attention:  Robert Trust and Christopher Hunker
Email:  robert.trust@linklaters.com
christopher.hunker@linklaters.com
llprojectburgundy@linklaters.com

-and-

Linklaters LLP
One Silk Street
London EC2Y 8HQ, United Kingdom
Attention:  Rebecca Jarvis; Sam Kennerley; and Dionne Brown
Email:  rebecca.jarvis@linklaters.com
sam.kennerley@linklaters.com
dionne.brown@linklaters.com

-and-

Milbank LLP
55 Hudson Yards
New York, New York 10001
Attention:  Dennis F. Dunne, Esq., Tyson M. Lomazow, Esq., and Brian Kinney, Esq.
Email:  ddunne@milbank.com
tlomazow@milbank.com
bkinney@milbank.com

If to the Moelis/Weil/NRF Consenting Creditors:

Weil, Gotshal & Manges (London) LLP
110 Fetter Lane
London EC4A 1AY
Attention:  Andrew Wilkinson, Neil Devaney, and Jenny Davidson
Email:  andrew.wilkinson@weil.com
neil.devaney@weil.com
jenny.davidson@weil.com

-and-

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:  Matthew S. Barr, Kelly DiBlasi, and David J. Cohen
Email:  matt.barr@weil.com
kelly.diblasi@weil.com
davidj.cohen@weil.com

-and-

Norton Rose Fulbright LLP
3 More London Riverside
London SE1 2AQ
Attention: Duncan Batchlor, Alex Wass, and Alex Blaney
Email: duncan.batchelor@nortonrosefulbright.com
alex.wass@nortonrosefulbright.com
alex.blaney@nortonrosefulbright.com

If to the Majority NAC 33/34 Consenting Creditors:

Milbank LLP
55 Hudson Yards
New York, New York 10001
Attention:  Gerard Uzzi, Nelly Almeida, and Andrew Harmeyer
Email:  guzzi@milbank.com
nalmeida@milbank.com
aharmeyer@milbank.com

If to the New Money Investors:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:  Brian S. Hermann, Jacob A. Adlerstein, Joseph M. Graham, and Grace Hotz
Email:  bhermann@paulweiss.com
jadlerstein@paulweiss.com
jgraham@paulweiss.com
ghotz@paulweiss.com

If to the NYL Consenting Creditors:

Brown Rudnick LLP
Seven Times Square
New York, New York 10036
Attention:  Jeffrey L. Jonas and Bennett S. Silverberg
Email:    jjonas@brownrudnick.com
bsilverberg@brownrudnick.com

If to the ECA Consenting Creditors:

Allen & Overy LLP
1221 Avenue of the Americas
New York, New York 10020
Attention:  Emanuel C. Grillo and Chris Newcomb
Email:    Emanuel.Grillo@allenovery.com
Chris.Newcomb@allenovery.com

After the Applicable Effective Date, the applicable Reorganized Debtors shall have the authority to send a notice requiring Entities receiving documents pursuant to Bankruptcy Rule 2002 to file a renewed request to receive documents pursuant to Bankruptcy Rule 2002.  After the Applicable Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

G.	Entire Agreement

Except as otherwise indicated, and without limiting the effectiveness of the Restructuring Support Agreement, the Plan (including, for the avoidance of doubt, the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

H.	Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.  After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website http://dm.epiq11.com/nac or the Bankruptcy Court’s website at http://www.vaeb.uscourts.gov/bankruptcy.  Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such exhibit or document in the Plan Supplement shall control.  The documents in the Plan Supplement are an integral part of the Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order.

I.	Non-Severability

The provisions of the Plan, including its release, injunction, exculpation, and compromise provisions, and the Definitive Documents, are mutually dependent and non-severable.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan and the Definitive Documents are:  (1) valid and enforceable pursuant to their terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors and the applicable Consenting Stakeholders entitled to consent to or approve any such changes in accordance with the Plan and the Restructuring Support Agreement, consistent with the terms set forth herein and subject to the Restructuring Support Agreement; and (3) non-severable and mutually dependent.

J.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, the Consenting Creditors, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, no such parties, individuals, or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

K.	Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the Restructuring Support Agreement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

L.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

Dated: April 18, 2022

Respectfully submitted,

	By:	/s/ Justin Bickle
	Name:	Justin Bickle
	Title:	Non-Executive Vice-Chair of the Board,
Restructuring Committee Chairman
Nordic Aviation Capital Designated Activity Company
Chief Executive Officer and Managing Director
Nordic Aviation Capital A/S

ANNEX A
JOLCO Leveraged Aircraft Leases

JOLCO Aircraft Leases:  consisting of the following leases, in each case, as amended, supplemented, or otherwise modified from time to time:

1.
that certain aircraft lease agreement, dated September 3, 2018, between Flip No. 202 Co., Ltd., as lessor, and NAC Aviation 31 Limited, as lessee, relating to one Embraer E190‑100AR aircraft with MSN 19000478;

2.
that certain aircraft lease agreement, dated September 3, 2018, between Flip No. 202 Co., Ltd., as lessor, and NAC Aviation 31 Limited, as lessee, relating to one Embraer E190‑100AR aircraft with MSN 19000544;

3.
that certain aircraft lease agreement, dated September 13, 2018, between Flip No. 205 Co., Ltd., as lessor, and NAC Aviation 32 Limited, as lessee, relating to one Embraer E190‑100LR aircraft with MSN 19000538;

4.
that certain aircraft lease agreement, dated September 13, 2018, between Flip No. 205 Co., Ltd., as lessor, and NAC Aviation 32 Limited, as lessee, relating to one Embraer E190‑100LR aircraft with MSN 19000554;

5.
that certain aircraft lease agreement, dated September 11, 2018, between Flip No. 204 Co., Ltd., as lessor, and Nordic Aviation Leasing Twenty Eight Pte. Ltd., as lessee, relating to one Embraer E190-200LR aircraft with MSN 19000401;

6.
that certain aircraft lease agreement, dated September 11, 2018, between Flip No. 204 Co., Ltd., as lessor, and Nordic Aviation Leasing Twenty Eight Pte. Ltd., as lessee, relating to one Embraer E190-200LR aircraft with MSN 19000425;

7.
that certain aircraft lease agreement, dated September 11, 2018, between Flip No. 204 Co., Ltd., as lessor, and Nordic Aviation Leasing Twenty Eight Pte. Ltd., as lessee, relating to one Embraer E190-200LR aircraft with MSN 19000437;

8.
that certain aircraft lease agreement, dated September 11, 2018, between Flip No. 204 Co., Ltd., as lessor, and Nordic Aviation Leasing Twenty Eight Pte. Ltd., as lessee, relating to one Embraer E190-200LR aircraft with MSN 19000452;

9.
that certain aircraft lease agreement, dated September 10, 2018, between Flip No. 203 Co., Ltd., as lessor, and Nordic Aviation Leasing Twenty Seven Pte. Ltd., as lessee, relating to one Embraer E190-200LR aircraft with MSN 19000303;

10.
that certain aircraft lease agreement, dated September 10, 2018, between Flip No. 203 Co., Ltd., as lessor, and Nordic Aviation Leasing Twenty Seven Pte. Ltd., as lessee, relating to one Embraer E190-200LR aircraft with MSN 19000344;

11.
that certain aircraft lease agreement, dated September 10, 2018, between Flip No. 203 Co., Ltd., as lessor, and Nordic Aviation Leasing Twenty Seven Pte. Ltd., as lessee, relating to one Embraer E190-200LR aircraft with MSN 19000357;

12.
that certain aircraft lease agreement, dated May 10, 2016, between Flip No. 106 Co., Ltd., as lessor, and Nordic Aviation Leasing Eighteen Pte. Ltd., as lessee, relating to one ATR 72-600 aircraft with MSN 1321;

13.
that certain aircraft lease agreement, dated June 14, 2018, between Flip No. 150 Co., Ltd., as lessor, and Nordic Aviation Leasing Twenty Four Pte. Ltd., as lessee, relating to one Bombardier Dash 8-Q400 aircraft with MSN 4582;

14.
that certain aircraft lease agreement, dated August 25, 2016, between Flip No. 108 Co., Ltd., as lessor, and Nordic Aviation Leasing Twenty One Pte. Ltd., as lessee, relating to one ATR 72-600 aircraft with MSN 1340;

15.
that certain aircraft lease agreement, dated June 22, 2016, between Flip No. 107 Co., Ltd., as lessor, and Nordic Aviation Leasing Twenty Pte. Ltd., as lessee, relating to one ATR 72‑600 aircraft with MSN 1329;

16.
that certain aircraft lease agreement, dated May 22, 2018, between Flip No. 121 Co., Ltd., as lessor, and Nordic Aviation Leasing Twenty Three Pte. Ltd., as lessee, relating to one Bombardier Dash 8-Q400 aircraft with MSN 4580; and

17.
that certain aircraft lease agreement, dated March 16, 2017, between Flip No. 120 Co., Ltd., as lessor, and Nordic Aviation Leasing Twenty Two Pte. Ltd., as lessee, relating to one ATR 72-600 aircraft with MSN 1398.

KfW Aircraft Leases:  consisting of the following leases, in each case, as amended, supplemented, or otherwise modified from time to time:

1.
that certain aircraft lease agreement, dated December 19, 2016, between Billund Leasing XIII Limited, as lessor, and NAC Aviation 26 Limited, as lessee, relating to one ATR 72‑212A aircraft with MSN 1148, as amended, supplemented, or otherwise modified from time to time;

2.
that certain aircraft lease agreement, dated December 19, 2016, between Billund Leasing XIII Limited, as lessor, and NAC Aviation 26 Limited, as lessee, relating to one ATR 72‑212A aircraft with MSN 1156, as amended, supplemented, or otherwise modified from time to time;

3.
that certain aircraft lease agreement, dated December 19, 2016, between Billund Leasing XI Limited, as lessor, and NAC Aviation 26 Limited, as lessee, relating to one ATR 72‑212A aircraft with MSN 1229, as amended, supplemented, or otherwise modified from time to time;

4.
that certain aircraft lease agreement, dated December 19, 2016, between Billund Leasing X Limited, as lessor, and NAC Aviation 26 Limited, as lessee, relating to one ATR 72‑212A aircraft with MSN 1324, as amended, supplemented, or otherwise modified from time to time;

5.
that certain aircraft lease agreement, dated August 5, 2016, between Billund Leasing X Limited, as lessor, and NAC Aviation 26 Limited, as lessee, relating to one ATR 72-212A aircraft with MSN 1334, as amended, supplemented, or otherwise modified from time to time;

6.
that certain aircraft lease agreement, dated November 21, 2016, between Billund Leasing XII Limited, as lessor, and NAC Aviation 26 Limited, as lessee, relating to one ATR 72‑212A aircraft with MSN 1366, as amended, supplemented, or otherwise modified from time to time;

7.
that certain aircraft lease agreement, dated September 30, 2014, between Billund Leasing VI Limited, as lessor, and Nordic Aviation Leasing Eight Pte. Ltd., as lessee, relating to one ATR 72-212A aircraft with MSN 1085, as amended, supplemented, or otherwise modified from time to time;

8.
that certain aircraft lease agreement, dated August 1, 2016, between Billund Leasing VI Limited, as lessor, and Nordic Aviation Leasing Nineteen Pte. Ltd., as lessee, relating to one ATR 72-212A aircraft with MSN 1333, as amended, supplemented, or otherwise modified from time to time; and

2

9.
that certain aircraft lease agreement dated December 16, 2015, between Billund Leasing VI Limited, as lessor, and Nordic Aviation Leasing Seventeen Pte. Ltd., as lessee, relating to one ATR 72-212A aircraft with MSN 1162, as amended, supplemented, or otherwise modified from time to time.

New York Life Aircraft Leases:  consisting of the following leases, in each case, as amended, supplemented, or otherwise modified from time to time:

1.
that certain head lease agreement, dated March 5, 2015, between SAFE Capital 2015-1 LLC, as lessor, and NAC Aviation 17 Limited, as lessee, relating to the aircraft specified therein, as amended, supplemented, or otherwise modified from time to time; and

2.
that certain head lease agreement, dated March 30, 2015, between SAFE Capital 2015-1 LLC, as lessor, and NAC Aviation 20 Limited, as lessee, relating to the aircraft specified therein, as amended, supplemented, or otherwise modified from time to time.

Kirk Kapital Aircraft Leases:  consisting of the following leases, in each case, as amended, supplemented, or otherwise modified from time to time:

1.
that certain aircraft lease agreement, dated December 13, 2010, between KA1 P/S, as lessor, and NK Leasing Limited, as lessee, relating to one Bombardier DHC 8-Q400 aircraft with MSN 4256, as amended, supplemented, or otherwise modified from time to time;

2.
that certain aircraft lease agreement, dated December 19, 2011, between KA1 P/S, as lessor, and NK Leasing Limited, as lessee, relating to one ATR 72-212A aircraft with MSN 555, as amended, supplemented, or otherwise modified from time to time;

3.
that certain aircraft lease agreement, dated December 19, 2011, between KA1 P/S, as lessor, and NK Leasing Limited, as lessee, relating to one DASH8 Q300 aircraft with MSN 592, as amended, supplemented, or otherwise modified from time to time;

4.
that certain aircraft lease agreement, dated December 5, 2017, between KA1 P/S, as lessor, and Nordic Aviation Contractor (Ireland) Limited, as lessee, relating to one ATR 72-500 aircraft with MSN 884, as amended, supplemented, or otherwise modified from time to time; and

5.
that certain aircraft lease agreement, dated June 14, 2019, between KA1 P/S, as lessor, and Nordic Aviation Contractor (Ireland) Limited, as lessee, relating to one ATR 72-500 aircraft with MSN 664, as amended, supplemented, or otherwise modified from time to time.

3

ANNEX B
ECA Financing Arrangements

Financing Arrangement	Description of Financing Arrangement	Financing Arrangement Type	Primary obligor other than NAC DAC (jurisdiction of Incorporation)	Designation
Crédit Agricole Corporate and Investment Bank (ECA) – MSN 921
Financing in respect of one (1) ATR 72-500 Aircraft with MSN 921 for the benefit of Billund Leasing 2 Limited as Borrower and with Crédit Agricole Corporate and Investment Bank as Agent, pursuant to (i) a Secured Export Credit Loan Agreement dated 15 December 2010 and as most recently amended and/or restated on 21 December 2018 and entered into between Billund Leasing 2 Limited as Borrower, Nordic Aviation Capital Designated Activity Company as Guarantor and Crédit Agricole Corporate and Investment Bank as Agent and Security Trustee (as amended from time to time), (ii) a finance lease between Billund Leasing 2 Limited as Lessor and NAC Aviation Cyprus 1 Limited as Lessee dated 15 December 2010 and as most recently amended and/or restated on 21 December 2018, and (iii) any other Transaction Document (as defined therein).
		Finance Lease Financing Arrangement	NAC Aviation Cyprus 1 Ltd (Cyprus)	ECA Remaining Financing Arrangement
Crédit Agricole Corporate and Investment Bank (ECA) – MSN 1004
Financing in respect of one (1) ATR 42-600 Aircraft with MSN 1004 for the benefit of Billund Mauritius IV Limited as Borrower and with Crédit Agricole Corporate and Investment Bank as Agent, pursuant to (i) a Secured Export Credit Loan Agreement dated 12 July 2013 and as most recently amended and/or restated on 21 December 2018 and entered into between Billund Mauritius IV Limited as Borrower, Nordic Aviation Capital Designated Activity Company as Guarantor and Crédit Agricole Corporate and Investment Bank as Agent and Security Trustee (as amended from time to time), (ii) a finance lease between Billund Mauritius IV Limited as Lessor and Nordic Aviation Leasing Six Pte., Ltd. as Lessee dated 12 July 2013 and as most recently amended and/or restated on 21 December 2018, and (iii) any other Transaction Document (as defined therein).
		Finance Lease Financing Arrangement	Nordic Aviation Leasing Six Pte. Ltd. (Singapore)	ECA Remaining Financing Arrangement
Citibank (ECA) – MSN 1119
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1119 for the benefit of Billund Leasing V Limited as Borrower and with Citibank Europe PLC, UK Branch as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 6 June 2014 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing V Limited as Borrower and Lessor, Nordic Aviation Leasing Eleven Pte. Ltd. as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Pte. Ltd as Servicer, Citibank Europe PLC, UK branch as ECA Facility Agent, Citibank, N.A., London Branch as Security Trustee and the Financial Institutions listed therein as Original ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing V Limited as Lessor and Nordic Aviation Leasing Eleven Pte. Ltd. as Lessee dated 6 June 2014 and as most recently amended and/or restated on 28 June 2019 and (iii) any other Transaction Document (as defined therein).
		Finance Lease Financing Arrangement	Nordic Aviation Leasing Eleven Pte. Ltd. (Singapore)	ECA Exiting Financing Arrangement

Financing Arrangement	Description of Financing Arrangement	Financing Arrangement Type	Primary obligor other than NAC DAC (jurisdiction of Incorporation)	Designation
Citibank (ECA) – MSN 1132
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1132 for the benefit of Billund Leasing V Limited as Borrower and with Citibank Europe PLC, UK Branch as ECA Facility Agent, pursuant to (i)an All Parties Agreement dated 6 June 2014 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing V Limited as Borrower and Lessor, Nordic Aviation Leasing Eleven Pte. Ltd. as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Pte. Ltd. as Servicer, Citibank Europe PLC, UK Branch as ECA Facility Agent, Citibank, N.A., London Branch as Security Trustee and the Financial Institutions listed therein as Original ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing V Limited as Lessor and Nordic Aviation Leasing Eleven Pte. Ltd. as Lessee dated 6 June 2014 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	Nordic Aviation Leasing Eleven Pte. Ltd. (Singapore)	ECA Exiting Financing Arrangement
Citibank (ECA) – MSN 1140
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1140 for the benefit of Billund Leasing V Limited as Borrower and with Citibank Europe PLC, UK Branch as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 6 June 2014 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing V Limited as Borrower and Lessor, Nordic Aviation Leasing Eleven Pte. Ltd. as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Pte. Ltd. as Servicer, Citibank Europe PLC, UK Branch as ECA Facility Agent, Citibank, N.A., London Branch as Security Trustee and the Financial Institutions listed therein as Original ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing V Limited as Lessor and Nordic Aviation Leasing Eleven Pte. Ltd. as Lessee dated 6 June 2014 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	Nordic Aviation Leasing Eleven Pte. Ltd. (Singapore)	ECA Exiting Financing Arrangement
Citibank (ECA) – MSN 1149
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1149 for the benefit of Billund Leasing V Limited as Borrower and with Citibank Europe PLC, UK Branch as ECA Facility Agent, pursuant to (i)an All Parties Agreement dated 6 June 2014 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing V Limited as Borrower and Lessor, Nordic Aviation Leasing Eleven Pte. Ltd. as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Pte. Ltd. as Servicer, Citibank Europe PLC, UK Branch as ECA Facility Agent, Citibank, N.A., London Branch as Security Trustee and the Financial Institutions listed therein as Original ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing V Limited as Lessor and Nordic Aviation Leasing Eleven Pte. Ltd. as Lessee dated 6 June 2014 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	Nordic Aviation Leasing Eleven Pte. Ltd. (Singapore)	ECA Exiting Financing Arrangement

Financing Arrangement	Description of Financing Arrangement	Financing Arrangement Type	Primary obligor other than NAC DAC (jurisdiction of Incorporation)	Designation
Citibank (ECA) – MSN 1152
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1152 for the benefit of Billund Leasing V Limited as Borrower and with Citibank Europe PLC, UK Branch as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 3 June 2014 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing V Limited as Borrower and Lessor, Nordic Aviation Leasing Eleven Pte. Ltd. as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Pte. Ltd. as Servicer, Citibank Europe PLC, UK Branch as ECA Facility Agent, Citibank, N.A., London Branch as Security Trustee and the Financial Institutions listed therein as Original ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing V Limited as Lessor and Nordic Aviation Leasing Eleven Pte. Ltd. as Lessee dated 3 June 2014 and as most recently amended and/or restated on 28 June 2019, (iii) and any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	Nordic Aviation Leasing Eleven Pte. Ltd. (Singapore)	ECA Exiting Financing Arrangement
Citibank (ECA) – MSN 1181
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1181 for the benefit of Billund Leasing V Limited as Borrower and with Citibank Europe PLC, UK Branch as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 9 October 2014 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing V Limited as Borrower and Lessor, Nordic Aviation Leasing Eleven Pte. Ltd. as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Pte. Ltd. as Servicer, Citibank Europe PLC, UK Branch as ECA Facility Agent, Citibank, N.A., London Branch as Security Trustee and the Financial Institutions listed therein as Original ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing V Limited as Lessor and Nordic Aviation Leasing Eleven Pte. Ltd. as Lessee dated 9 October 2014 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	Nordic Aviation Leasing Eleven Pte. Ltd. (Singapore)	ECA Exiting Financing Arrangement
Citibank (ECA) – MSN 1191
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1191 for the benefit of Billund Leasing V Limited as Borrower and with Citibank Europe PLC, UK Branch as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 12 November 2014 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing V Limited as Borrower and Lessor, Nordic Aviation Leasing Eleven Pte. Ltd. as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Pte. Ltd. as Servicer, Citibank Europe PLC, UK Branch as ECA Facility Agent, Citibank, N.A., London Branch as Security Trustee and the Financial Institutions listed therein as Original ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing V Limited as Lessor and Nordic Aviation Leasing Eleven Pte. Ltd. as Lessee dated 12 November 2014 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	Nordic Aviation Leasing Eleven Pte. Ltd. (Singapore)	ECA Exiting Financing Arrangement

Financing Arrangement	Description of Financing Arrangement	Financing Arrangement Type	Primary obligor other than NAC DAC (jurisdiction of Incorporation)	Designation
Deutsche Bank (ECA) – MSNs 785, 846 and 891
Financing in respect of three (3) ATR 72-500 Aircraft with MSNs 785, 846 and 891 for the benefit of Billund Leasing I Limited as Borrower and with Deutsche Bank AG, Paris Branch as Agent, pursuant to an Export Credit Loan Agreement dated 3 February 2010 and as most recently amended and/or restated on 21 December 2018 and entered into between Billund Leasing I Limited as Borrower, Deutsche Bank AG, Paris Branch as Agent, Deutsche Bank AG, Paris Branch as Security Trustee, Deutsche Bank AG, Paris Branch as Arranger and the Financial Institutions listed therein as Lenders (as amended from time to time), and any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	NAC Aviation 3 Limited (Ireland)	ECA Remaining Financing Arrangement
Deutsche Bank (ECA) – MSNs 995, 999, 1023, 1032 and 1041
Financing in respect of five (5) ATR 72-600 Aircraft with MSNs 995, 999, 1023, 1032 and 1041 for the benefit of Billund Mauritius Leasing 2 Limited as Borrower and with Deutsche Bank AG, Paris Branch as Agent, pursuant to an Export Credit Loan Agreement dated 25 April 2012 and as most recently amended and/or restated on 28 May 2019 and entered into between Billund Mauritius Leasing 2 Limited as Borrower, Deutsche Bank AG, Paris Branch as Agent, Deutsche Bank AG, Paris Branch as Security Trustee, Deutsche Bank AG, Paris Branch as Arranger and the Financial Institutions listed therein as Lenders (as amended from time to time), and any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	Nordic Aviation Leasing Two Pte. Ltd. (Singapore)	ECA Remaining Financing Arrangement
KfW (ECA) – MSN 1100
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1100 for the benefit of Billund Leasing IV Limited as Borrower and with KfW IPEX-Bank GmbH as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 26 March 2014 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing IV Limited as Borrower and Lessor, NAC Aviation 10 Limited as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Designated Activity Company as Servicer, KfW IPEX-Bank GmbH as ECA Facility Agent, KfW IPEXBank GmbH as Security Trustee and the Various Financial Institutions listed therein as ECA Lenders (as amended from time to time), (ii) finance lease between Billund Leasing IV Limited as Lessor and NAC Aviation 10 Limited as Lessee dated 26 March 2014 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	NAC Aviation 10 Limited (Ireland)	ECA Remaining Financing Arrangement
KfW (ECA) – MSN 1113
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1113 for the benefit of Billund Leasing IV Limited as Borrower and with KfW IPEX-Bank GmbH as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 26 March 2014 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing IV Limited as Borrower and Lessor, NAC Aviation 10 Limited as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Designated Activity Company as Servicer, KfW IPEX-Bank GmbH as ECA Facility Agent, KfW IPEXBank GmbH as Security Trustee and the Various Financial Institutions listed therein as ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing IV Limited as Lessor and NAC Aviation 10 Limited as Lessee dated 26 March 2014 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	NAC Aviation 10 Limited (Ireland)	ECA Remaining Financing Arrangement

Financing Arrangement	Description of Financing Arrangement	Financing Arrangement Type	Primary obligor other than NAC DAC (jurisdiction of Incorporation)	Designation
KfW (ECA) – MSN 1115
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1115 for the benefit of Billund Leasing IV Limited as Borrower and with KfW IPEX-Bank GmbH as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 26 March 2014 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing IV Limited as Borrower and Lessor, NAC Aviation 10 Limited as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Designated Activity Company as Servicer, KfW IPEX-Bank GmbH as ECA Facility Agent, KfW IPEXBank GmbH as Security Trustee and the Various Financial Institutions listed therein as ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing IV Limited as Lessor and NAC Aviation 10 Limited as Lessee dated 26 March 2014 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	NAC Aviation 10 Limited (Ireland)	ECA Remaining Financing Arrangement
KfW (ECA) – MSN 1138
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1138 for the benefit of Billund Leasing IV Limited as Borrower and with KfW IPEX-Bank GmbH as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 19 March 2014 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing IV Limited as Borrower and Lessor, NAC Aviation 10 Limited as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Designated Activity Company as Servicer, KfW IPEX-Bank GmbH as ECA Facility Agent, KfW IPEXBank GmbH as Security Trustee and the Various Financial Institutions listed therein as ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing IV Limited as Lessor and NAC Aviation 10 Limited as Lessee dated 19 March 2014 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	NAC Aviation 10 Limited (Ireland)	ECA Remaining Financing Arrangement
KfW (ECA) – MSN 1144
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1144 for the benefit of Billund Leasing IV Limited as Borrower and with KfW IPEX-Bank GmbH as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 7 April 2014 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing IV Limited as Borrower and Lessor, NAC Aviation 10 Limited as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Designated Activity Company as Servicer, KfW IPEX-Bank GmbH as ECA Facility Agent, KfW IPEXBank GmbH as Security Trustee and the Various Financial Institutions listed therein as ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing IV Limited as Lessor and NAC Aviation 10 Limited as Lessee dated 7 April 2014 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	NAC Aviation 10 Limited (Ireland)	ECA Remaining Financing Arrangement

Financing Arrangement	Description of Financing Arrangement	Financing Arrangement Type	Primary obligor other than NAC DAC (jurisdiction of Incorporation)	Designation
KfW and CACIB (ECA) – MSN 1016
Financing in respect of one (1) ATR 42-600 Aircraft with MSN 1016 for the benefit of Billund Leasing VII Limited as Borrower and with KfW IPEX-Bank GmbH as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 24 November 2014 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing VII Limited as Borrower and Lessor, NAC Aviation 11 Limited as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Designated Activity Company as Servicer, KfW IPEX-Bank GmbH as ECA Facility Agent, Credit Agricole Corporate & Investment Bank as Security Trustee and the Various Financial Institutions listed therein as ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing VII Limited as Lessor and NAC Aviation 11 Limited as Lessee dated 24 November 2014 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	NAC Aviation 11 Limited (Ireland)	ECA Remaining Financing Arrangement
KfW and CACIB (ECA) – MSN 1011
Financing in respect of one (1) ATR 42-600 Aircraft with MSN 1011 for the benefit of Billund Leasing VII Limited as Borrower and with KfW IPEX-Bank GmbH as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 17 September 2014 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing VII Limited as Borrower and Lessor, NAC Aviation 11 Limited as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Designated Activity Company as Servicer, KfW IPEX-Bank GmbH as ECA Facility Agent, Credit Agricole Corporate & Investment Bank as Security Trustee and the Various Financial Institutions listed therein as ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing VII Limited as Lessor and NAC Aviation 11 Limited as Lessee dated 17 September 2014 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	NAC Aviation 11 Limited (Ireland)	ECA Remaining Financing Arrangement
KfW and CACIB (ECA) – MSN 1201
Financing in respect of one (1) ATR 42-600 Aircraft with MSN 1201 for the benefit of Billund Leasing VIII Limited as Borrower and with KfW IPEX-Bank GmbH as ECA Facility Agent, pursuant to(i) an All Parties Agreement dated 17 September 2015 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing VIII Limited as Borrower and Lessor, NAC Aviation 18 Limited as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Designated Activity Company as Servicer, KfW IPEX-Bank GmbH as ECA Facility Agent, Credit Agricole Corporate & Investment Bank as Security Trustee and the Various Financial Institutions listed therein as ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing VIII Limited as Lessor and NAC Aviation 18 Limited as Lessee dated 17 September 2015 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	NAC Aviation 18 Limited (Ireland)	ECA Remaining Financing Arrangement

Financing Arrangement	Description of Financing Arrangement	Financing Arrangement Type	Primary obligor other than NAC DAC (jurisdiction of Incorporation)	Designation
KfW and CACIB (ECA) – MSN 1203
Financing in respect of one (1) ATR 42-600 Aircraft with MSN 1203 for the benefit of Billund Leasing VIII Limited as Borrower and with KfW IPEX-Bank GmbH as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 27 October 2015 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing VIII Limited as Borrower and Lessor, NAC Aviation 18 Limited as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Designated Activity Company as Servicer, KfW IPEX-Bank GmbH as ECA Facility Agent, Credit Agricole Corporate & Investment Bank as Security Trustee and the Various Financial Institutions listed therein as ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing VIII Limited as Lessor and NAC Aviation 18 Limited as Lessee dated 27 October 2015 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	NAC Aviation 18 Limited (Ireland)	ECA Remaining Financing Arrangement
KfW and CACIB (ECA) – MSN 1204
Financing in respect of one (1) ATR 42-600 Aircraft with MSN 1204 for the benefit of Billund Leasing VIII Limited as Borrower and with KfW IPEX-Bank GmbH as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 2 December 2015 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing VIII Limited as Borrower and Lessor, NAC Aviation 18 Limited as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Designated Activity Company as Servicer, KfW IPEX-Bank GmbH as ECA Facility Agent, Credit Agricole Corporate & Investment Bank as Security Trustee and the Various Financial Institutions listed therein as ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing VIII Limited as Lessor and NAC Aviation 18 Limited as Lessee dated 2 December 2015 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	NAC Aviation 18 Limited (Ireland)	ECA Remaining Financing Arrangement
KfW and CACIB (ECA) – MSN 1019
Financing in respect of one (1) ATR 42-600 Aircraft with MSN 1019 for the benefit of Billund Leasing VIII Limited as Borrower and with KfW IPEX-Bank GmbH as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 11 June 2015 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing VIII Limited as Borrower and Lessor, NAC Aviation 18 Limited as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Designated Activity Company as Servicer, KfW IPEX-Bank GmbH as ECA Facility Agent, Credit Agricole Corporate & Investment Bank as Security Trustee and the Various Financial Institutions listed therein as ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing VIII Limited as Lessor and NAC Aviation 18 Limited as Lessee dated 11 June 2015 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	NAC Aviation 18 Limited (Ireland)	ECA Remaining Financing Arrangement

Financing Arrangement	Description of Financing Arrangement	Financing Arrangement Type	Primary obligor other than NAC DAC (jurisdiction of Incorporation)	Designation
KfW and CACIB (ECA) – MSN 1243
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1243 for the benefit of Billund Leasing IX Limited as Borrower and with KfW IPEX-Bank GmbH as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 8 April 2015 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing IX Limited as Borrower and Lessor, Nordic Aviation Leasing Sixteen Pte. Ltd. as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Pte. Ltd. as Servicer, KfW IPEX-Bank GmbH as ECA Facility Agent, Credit Agricole Corporate & Investment Bank as Security Trustee and the Various Financial Institutions listed therein as ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing IX Limited as Lessor and Nordic Aviation Leasing Sixteen Pte. Ltd. as Lessee dated 8 April 2015 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	Nordic Aviation Leasing Sixteen Pte. Ltd. (Singapore)	ECA Exiting Financing Arrangement
KfW and CACIB (ECA) – MSN 1249
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1249 for the benefit of Billund Leasing IX Limited as Borrower and with KfW IPEX-Bank GmbH as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 11 June 2015 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing IX Limited as Borrower and Lessor, Nordic Aviation Leasing Sixteen Pte. Ltd. as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Pte. Ltd. as Servicer, KfW IPEX-Bank GmbH as ECA Facility Agent, Credit Agricole Corporate & Investment Bank as Security Trustee and the Various Financial Institutions listed therein as ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing IX Limited as Lessor and Nordic Aviation Leasing Sixteen Pte. Ltd. as Lessee dated 11 June 2015 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	Nordic Aviation Leasing Sixteen Pte. Ltd. (Singapore)	ECA Exiting Financing Arrangement
KfW and CACIB (ECA) – MSN 1254
Financing in respect of one (1) ATR 72-212A Aircraft with MSN 1254 for the benefit of Billund Leasing IX Limited as Borrower and with KfW IPEX-Bank GmbH as ECA Facility Agent, pursuant to (i) an All Parties Agreement dated 1 October 2015 and as most recently amended and/or restated on 28 June 2019 and entered into between Billund Leasing IX Limited as Borrower and Lessor, Nordic Aviation Leasing Sixteen Pte. Ltd. as Lessee, Nordic Aviation Capital Designated Activity Company as Guarantor, Nordic Aviation Capital Pte. Ltd. as Servicer, KfW IPEX-Bank GmbH as ECA Facility Agent, Credit Agricole Corporate & Investment Bank as Security Trustee and the Various Financial Institutions listed therein as ECA Lenders (as amended from time to time), (ii) a finance lease between Billund Leasing IX Limited as Lessor and Nordic Aviation Leasing Sixteen Pte. Ltd. as Lessee dated 1 October 2015 and as most recently amended and/or restated on 28 June 2019, and (iii) any other Transaction Document (as defined therein).
	Finance Lease Financing Arrangement	Nordic Aviation Leasing Sixteen Pte. Ltd. (Singapore)	ECA Exiting Financing Arrangement